FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226123-10

October 12, 2020	Benchmark 2020-B20

Free Writing Prospectus Structural and Collateral Term Sheet
BENCHMARK 2020-B20
$903,488,876 (Approximate Mortgage Pool Balance)

$746,733,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

BENCHMARK 2020-B20 mORTGAGE TRUST, Commercial Mortgage Pass-Through Certificates Series 2020-B20

JPMorgan Chase Bank, National Association Citi Real Estate Funding Inc. German American Capital Corporation Goldman Sachs Mortgage Company Sponsors and Mortgage Loan Sellers
J.P. Morgan	Goldman Sachs & Co. LLC	Deutsche Bank Securities	Citigroup
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	Co-Managers		Academy Securities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

October 12, 2020	Benchmark 2020-B20

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Deutsche Bank Securities Inc. (“DBSI”), Citigroup Global Markets Inc. (“CGMI”), Goldman Sachs & Co. LLC (“GS’), Drexel Hamilton, LLC (“Drexel”) or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-226123) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE. Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG, acting through its New York Branch.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$13,046,000	30.000%	2.48	11/2020 – 3/2025	39.2%	15.6%
A-2	AAA(sf) / AAAsf / AAA(sf)	$69,728,000	30.000%	4.65	3/2025 – 10/2025	39.2%	15.6%
A-3	AAA(sf) / AAAsf / AAA(sf)	$68,875,000	30.000%	6.96	10/2027 – 10/2027	39.2%	15.6%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.2%	15.6%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	39.2%	15.6%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$18,529,000	30.000%	7.25	10/2025 – 3/2030	39.2%	15.6%
X-A	AA-(sf) / AAAsf / AAA(sf)	$667,339,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$79,394,000(7)	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf) / AAAsf / AAA(sf)	$66,519,000	22.250%	9.96	10/2030 – 10/2030	43.5%	14.0%
B	NR / AA-sf / AA(sf)	$38,624,000	17.750%	9.96	10/2030 – 10/2030	46.1%	13.3%
C	NR / A-sf / A(sf)	$40,770,000	13.000%	9.96	10/2030 – 10/2030	48.7%	12.5%

Privately Offered Certificates(8)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / BBB-(sf)	$50,426,000(7)	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB+sf / BB+(sf)	$12,875,000(7)	N/A	N/A	N/A	N/A	N/A
X-G	NR / BB-sf / BB-(sf)	$10,729,000(7)	N/A	N/A	N/A	N/A	N/A
X-H	NR / B-sf / B-(sf)	$8,583,000(7)	N/A	N/A	N/A	N/A	N/A
X-NR	NR / NR / NR	$28,968,432(7)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+(sf)	$28,968,000	9.625%	9.96	10/2030 – 10/2030	50.6%	12.1%
E	NR / BBB-sf / BBB-(sf)	$21,458,000	7.125%	9.96	10/2030 – 10/2030	52.0%	11.7%
F	NR / BB+sf / BB+(sf)	$12,875,000	5.625%	9.96	10/2030 – 10/2030	52.8%	11.5%
G	NR / BB-sf / BB-(sf)	$10,729,000	4.375%	9.96	10/2030 – 10/2030	53.5%	11.4%
H	NR / B-sf / B-(sf)	$8,583,000	3.375%	9.96	10/2030 – 10/2030	54.1%	11.3%
NR	NR / NR / NR	$28,968,432	0.000%	9.96	10/2030 – 10/2030	56.0%	10.9%

Non-Offered Vertical Risk Retention Interest(8)

Non-Offered Vertical Risk Retention Interest	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial VRR Interest Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(9)	Expected Principal Window(3)(9)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class RR Certificates(10)(11)	NR / NR / NR	$35,420,444	N/A	8.87	11/2020 – 10/2030	N/A	N/A
RR Interest(10)(11)	NR / NR / NR	$9,754,000	N/A	8.87	11/2020 – 10/2030	N/A	N/A
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. The interest balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the VRR Interest is not offered by this Term Sheet. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-NR Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-NR Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3 Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X and Class R certificates), on the other hand, pro rata in accordance with their respective outstanding certificate balances or interest balances.

(3)	Assumes 0% CPR / 0% CDR and October 30, 2020 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated October 13, 2020 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI DY for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Indicative Capital Structure

Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $430,642,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial certificate balance of $430,642,000, the Class A-4 certificates will not be issued and the Class A-5 certificates will be renamed Class A-4.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs.)	Expected Range of Principal Window
A-4	$0 – $170,000,000	N/A – 9.00	N/A / 9/2028-3/2030
A-5	$260,642,000 – $430,642,000	9.79 – 9.48	3/2030-10/2030 / 9/2028-10/2030
(7)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-NR Notional Amounts are defined in the Preliminary Prospectus.

(8)	The Classes of Certificates set forth under “Privately Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” in the tables above are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

(9)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(10)	JPMorgan Chase Bank, National Association, as the retaining sponsor for this securitization, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) comprised of the Class RR Certificates and the RR Interest (collectively, the “VRR Interest”), which is expected to represent approximately 5.00% of all Principal Balance Certificates and the VRR Interest. A portion of the VRR Interest will be acquired by each of Goldman Sachs Bank USA and Citi Real Estate Funding Inc. in accordance with the U.S. credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Summary of Transaction Terms

Securities Offered:	$746,733,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Goldman Sachs & CO. LLC.
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	Citi Real Estate Funding Inc. (“CREFI”) (37.0%), German American Capital Corporation (“GACC”) (24.0%), Goldman Sachs Mortgage Company (“GSMC”) (21.6%) and JPMorgan Chase Bank, National Association (“JPMCB”) (17.4%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard and Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:

JPMCB is expected to act as the “retaining sponsor” for this securitization, and intends to satisfy the U.S. credit risk retention requirement by acquiring (either through itself or through one or more of its “majority owned affiliates” (as defined in Regulation RR)) from the depositor, on the Closing Date, an “eligible vertical interest” which will be comprised of the VRR Interest and a portion of which will be transferred by JPMCB to each of CREFI and Goldman Sachs Bank USA.

The restrictions on hedging and transfer under the U.S. credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

Notwithstanding any references in this term sheet to the credit risk retention rules, Regulation RR, the retaining sponsor and other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor or any other party will be required to comply with or act in accordance with the U.S. credit risk retention rules and/or Regulation RR (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Pricing Date:	On or about October 16, 2020.
Closing Date:	On or about October 30, 2020.
Cut-off Date:	With respect to each mortgage loan, the related due date in October 2020 or with respect to any mortgage loan that has its first due date in November 2020, the date that would otherwise have been the related due date in October 2020.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in November 2020.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in November 2020.
Assumed Final Distribution Date:	The Distribution Date in October 2030, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in October 2053.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Summary of Transaction Terms

Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class X-G, Class X-H, Class X-NR, Class D, Class E, Class F, Class G, Class H, Class NR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date solely for the purposes of this calculation, if such right is being exercised after the distribution date in October 2030 and the MGM Grand & Mandalay Bay mortgage loan or the USAA Plano mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the Cut-off Date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT, KBRA Analytics, Inc., Thomson Reuters Corporation and DealView Technologies Ltd.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO “RISK FACTORS” IN THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$903,488,876
Number of Mortgage Loans:	34
Number of Mortgaged Properties:	89
Average Cut-off Date Balance per Mortgage Loan:	$26,573,202
Weighted Average Current Mortgage Rate:	3.56841%
10 Largest Mortgage Loans as % of IPB:	55.7%
Weighted Average Remaining Term to Maturity(1):	109 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	2.71x
Weighted Average UW NOI DY(2)(3):	10.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3)(4):	56.0%
Weighted Average Maturity Date LTV(1)(2)(3)(4):	53.5%

Other Statistics
% of Mortgage Loans with Additional Debt:	22.7%
% of Mortgaged Properties with Single Tenants:	36.9%

Amortization
Weighted Average Original Amortization Term(5):	349 months
Weighted Average Remaining Amortization Term(5):	349 months
% of Mortgage Loans with Interest-Only:	65.4%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	12.1%
% of Mortgage Loans with Amortizing Balloon:	12.0%
% of Mortgage Loans with ARD-Interest Only:	10.5%

Lockbox / Cash Management(6)
% of Mortgage Loans with In-Place, Hard Lockboxes:	81.8%
% of Mortgage Loans with Springing Lockboxes:	17.4%
% of Mortgage Loans with In-Place, Soft Lockboxes:	0.8%
% of Mortgage Loans with Springing Cash Management:	85.1%
% of Mortgage Loans with In-Place Cash Management:	14.9%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	70.2%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	31.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	50.3%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	54.8%

(1)	In the case of Loan Nos. 3 and 16, with an anticipated repayment date, Remaining Term to Maturity and Maturity Date LTV are calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 9, 11, 12, 16, 17, 18, 19 and 23, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 9, and 17, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(3)	In the case of Loan No. 21, UW NOI DY, Cut-off Date LTV and Maturity Date LTV are calculated net of a holdback reserve of $2,070,000. In the case of Loan No. 3, UW NCF DSCR and UW NOI DY are calculated based on the master lease annual rent of $292,000,000.

(4)	In the case of Loan Nos. 1, 3, 6, 7, 16, 18, and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	Excludes 24 mortgage loans that are interest-only for the entire term.

(6)	For a more detailed description of Lockbox / Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(7)	CapEx Reserves include FF&E reserves for hotel properties.

(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
CREFI	12	18	$252,572,750	28.0%
GSMC(1)(2)	10	11	195,080,000	21.6
GACC(3)(4)	7	9	193,336,126	21.4
JPMCB	3	48	122,500,000	13.6
CREFI/GACC(3)(5)	1	2	70,000,000	7.7
JPMCB/CREFI(6)	1	1	70,000,000	7.7
Total	34	89	$903,488,876	100.0%
(1)	Each mortgage loan being sold by Goldman Sachs Mortgage Company (“GSMC”) was originated or co-originated by an affiliate thereof, Goldman Sachs Bank USA, and will be transferred to GSMC on or prior to the Closing Date.

(2)	In the case of Loan No. 11, the whole loan was co-originated by Goldman Sachs Bank USA (“GSBI”), American General Life Insurance Company, The Variable Annuity Life Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA. and American Home Assurance Company. In the case of Loan No. 23, the whole loan was co-originated by GSBI and Bank of America, N.A.

(3)	Each mortgage loan being sold by German American Capital Corporation (“GACC”) was originated or co-originated by either DBR Investments Co. Limited or Deutsche Bank AG, New York Branch, each an affiliate of GACC, and will be transferred to GACC on or prior to the Closing Date.

(4)	In the case of Loan No. 1, the whole loan was co-originated by DBR Investments Co. Limited and JPMCB.

(5)	In the case of Loan No. 3, the whole loan was co-originated by CREFI, Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation. Loan No. 3 is evidenced by two promissory notes: (i) Note A-13-4, with a principal balance of $46,666,667 as of the Cut-off Date, as to which CREFI is acting as mortgage loan seller, and (ii) Note A-15-4, with a principal balance of $23,333,333 as of the Cut-off Date, as to which GACC is acting as mortgage loan seller.

(6)	In the case of Loan No. 2, the whole loan was co-originated by Wells Fargo Bank, National Association, JPMCB and CREFI. Loan No. 2 is evidenced by four promissory notes: (i) Note A-4 and Note A-5, with an aggregate principal balance of $35,000,000 as of the Cut-off Date, as to which JPMCB is acting as mortgage loan seller, and (ii) Note A-6 and Note A-7, with an aggregate principal balance of $35,000,000 as of the Cut-off Date, as to which CREFI is acting as mortgage loan seller.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Units	Property Type	UW NCF DSCR(1)(2)	UW NOI DY(1)(2)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)(4)
1	Moffett Place - Building 6	GACC	1	$74,850,000	8.3%	314,352	Office	3.50x	12.2%	37.1%	37.1%
2	120 Wall Street	JPMCB/CREFI	1	$70,000,000	7.7%	668,276	Office	2.74x	9.3%	57.9%	57.9%
3	MGM Grand & Mandalay Bay	CREFI/GACC	2	$70,000,000	7.7%	9,748	Hotel	4.95x	17.9%	35.5%	35.5%
4	4 West 58th Street	JPMCB	1	$62,500,000	6.9%	83,537	Mixed Use	1.94x	7.4%	69.4%	69.4%
5	Northern Trust Office	CREFI	1	$40,400,000	4.5%	149,371	Office	2.58x	9.4%	62.6%	62.6%
6	Coleman Highline	GACC	1	$40,000,000	4.4%	380,951	Office	3.64x	10.3%	50.8%	50.8%
7	Point West Portfolio	GACC	3	$39,500,000	4.4%	346,227	Office	3.30x	11.7%	59.4%	59.4%
8	Skywater Technology HQ	CREFI	1	$39,000,000	4.3%	393,765	Industrial	1.80x	11.5%	49.5%	34.8%
9	Agellan Portfolio	JPMCB	46	$35,000,000	3.9%	6,094,177	Various	3.03x	15.7%	41.9%	41.9%
10	2010 South Lamar	CREFI	1	$32,100,000	3.6%	80,067	Office	2.17x	9.5%	59.9%	59.9%

	Top 3 Total/Weighted Average		4	$214,850,000	23.8%			3.72x	13.1%	43.4%	43.4%
	Top 5 Total/Weighted Average		6	$317,750,000	35.2%			3.23x	11.5%	50.9%	50.9%
	Top 10 Total/Weighted Average		58	$503,350,000	55.7%			3.07x	11.6%	51.4%	50.3%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 9, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3 and 9, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or related mezzanine loan(s).

(2)	In the case of Loan No. 3, UW NCF DSCR and UW NOI DY are calculated based on the master lease annual rent of $292,000,000.

(3)	In the case of Loan Nos. 1, 3, 6 and 7, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan No. 3, with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	Moffett Place - Building 6	A-1-S, A-2-S	$500,000	$500,000	MOFT 2020-B6	No
		A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C6	$74,850,000	$74,850,000	BMARK 2020-B20	No
		A-1-C5, A-2-C	$57,750,000	$57,750,000	BMARK 2020-B19	No
		B-1, B-2(1)	$66,900,000	$66,900,000	MOFT 2020-B6	Yes(2)	KeyBank	KeyBank
		Total	$200,000,000	$200,000,000
2	120 Wall Street	A-1, A-2, A-3	$95,000,000	$95,000,000	WFB	Yes	(3)	(3)
		A-4, A-5, A-6, A-7	$70,000,000	$70,000,000	BMARK 2020-B20	No(3)
		Total	$165,000,000	$165,000,000
3	MGM Grand & Mandalay Bay	A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
		A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
		A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
		A-13-1, A-15-1	$65,000,000	$65,000,000	BMARK 2020-B18	No
		A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
		A-13-2, A-15-3	$80,000,000	$80,000,000	BMARK 2020-B19	No
		A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
		A-16-2	$301,347,000	$301,347,000	SocGen	No
		A-13-4, A-15-4	$70,000,000	$70,000,000	BMARK 2020-B20	No
		A-14-2, A-14-3	$281,847,000	$281,847,000	Barclays	No
		A-13-3	$509,360,667	$509,360,667	CREFI	No
		A-15-5	$204,680,333	$204,680,333	DBRI	No
		B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(1)	$329,861	$329,861	BX 2020-VIVA	No
		B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(1)	$374,355,139	$374,355,139	BX 2020-VIV2	No
		B-9-A, B-10-A, B-11-A, B-12-A(1)	$429,715,000	$429,715,000	BX 2020-VIV3	No
		C-1, C-2, C-3, C-4(1)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(4)	KeyBank	Situs
		Total	$3,000,000,000	$3,000,000,000
4	4 West 58th Street	A-1	$62,500,000	$62,500,000	BMARK 2020-B20	Yes	Midland	Midland
		A-2	$30,000,000	$30,000,000	JPMCB	No
		A-3	$20,000,000	$20,000,000	JPMCB
		A-4	$12,500,000	$12,500,000	JPMCB
		Total	$125,000,000	$125,000,000
6	Coleman Highline	A-1, A-3, A-5	$85,000,000	$85,000,000	BMARK 2020-B19	Yes	Midland	Rialto
		A-2	$30,000,000	$30,000,000	DBJPM 2020-C9	No
		A-4, A-6	$40,000,000	$40,000,000	BMARK 2020-B20	No
		Total	$155,000,000	$155,000,000
(1)	Each note represents a subordinate companion loan.
(2)	In the case of Loan No. 1, the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Place – Building 6 Whole Loan” in the Preliminary Prospectus.
(3)	In the case of Loan No. 2, the whole loan is expected to be serviced under the Benchmark 2020-B20 pooling and servicing agreement until such time as the controlling note has been securitized, at which point the whole loan will be serviced under the pooling and servicing agreement related to such securitization.
(4)	In the case of Loan No. 3, the initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
9	Agellan Portfolio	A-1	$75,000,000	$75,000,000	BMARK 2020-B18	No
		A-2, A-6	$61,000,000	$61,000,000	DBJPM 2020-C9	No
		A-3, A-4	$60,000,000	$60,000,000	BMARK 2020-B19	No
		A-5, A-7	$35,000,000	$35,000,000	BMARK 2020-B20	No
		B Note(1)	$172,000,000	$172,000,000	BMARK 2020-B18	Yes(2)	Midland	Midland
		Total	$403,000,000	$403,000,000
11	333 South Wabash	AGL, AGL-Fortitude	$91,000,000	$91,000,000	AGL
		VALIC	$35,000,000	$35,000,000	VALIC
		Tranche A-2-A	$30,000,000	$30,000,000	BMARK 2020-B20
		Tranche A-2-B	$50,000,000	$50,000,000	BMARK 2020-B19	Yes(3)	Midland	Rialto
		Tranche A-2-C	$20,000,000	$20,000,000	DBJPM 2020-C9
		AHAC, AHAC-Fortitude	$11,200,000	$11,200,000	AHAC
		NUFI-Fortitude	$2,800,000	$2,800,000	NUFI
		Total	$240,000,000	$240,000,000
12	Redmond Town Center	A-1-1, A-2	$30,000,000	$30,000,000	BMARK 2020-B19	Yes	Midland	Rialto
		A-1-2-1, A-1-2-2, A-3-2	$41,500,000	$41,500,000	CREFI	No
		A-3-1, A-4	$30,000,000	$30,000,000	BMARK 2020-B20	No
		Total	$101,500,000	$101,500,000
16	USAA Plano	A-1	$38,600,000	$38,600,000	BMARK 2020-B19	Yes	Midland	Rialto
		A-2	$25,000,000	$25,000,000	BMARK 2020-B20	No
		Total	$63,600,000	$63,600,000
17	The Hub	A-1	$25,000,000	$25,000,000	BMARK 2020-B20	Yes	Midland	Midland
		A-2	$19,205,881	$19,205,881	GSBI	No
		Total	$44,205,881	$44,205,881
18	Troy Technology Park	A-1	$25,000,000	$25,000,000	BMARK 2020-B20	Yes	Midland	Midland
		A-2	$20,000,000	$20,000,000	JPMCB	No
		Total	$45,000,000	$45,000,000
19	Amazon Industrial Portfolio	A-1	$80,000,000	$80,000,000	BMARK 2020-B19	Yes	Midland	Rialto
		A-2	$35,000,000	$35,000,000	DBJPM 2020-C9	No
		A-3	$24,100,000	$24,100,000	BMARK 2020-B20	No
		Total	$139,100,000	$139,100,000
23	711 Fifth Avenue	A-1-1, A-1-10	$62,500,000	$62,500,000	GSMS 2020-GC47	Yes	Wells Fargo	KeyBank
		A-1-2, A-1-3, A-1-4, A-1-5-A, A-1-5-C, A-1-16, A-1-17	$184,000,000	$184,000,000	GSBI	No
		A-1-5-B	$15,000,000	$15,000,000	BMARK 2020-B20	No
		A-1-6, A-1-7	$40,000,000	$40,000,000	JPMDB 2020-COR7	No
		A-1-8, A-1-9, A-1-13	$45,000,000	$45,000,000	BMARK 2020-B18	No
		A-1-11, A-1-12, A-1-14	$25,000,000	$25,000,000	DBJPM 2020-C9	No
		A-1-15	$10,000,000	$10,000,000	BMARK 2020-B19	No
		A-2-1	$60,000,000	$60,000,000	BANK 2020-BNK28	No
		A-2-2	$43,000,000	$43,000,000	BANK 2020-BNK27	No
		A-2-3	$40,500,000	$40,500,000	BANA	No
		A-2-4	$20,000,000	$20,000,000	BBCMS 2020-C8	No
		Total	$545,000,000	$545,000,000
(1)	Each note represents a subordinate companion loan.
(2)	In the case of Loan No. 9, the initial controlling note is Note B, for so long as no control appraisal period with respect to Note B is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Agellan Portfolio Whole Loan” in the Preliminary Prospectus. The Agellan Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2020-B18 transaction.
(3)	In the case of Loan No. 11, The controlling note is Tranche A-2-B; however, so long as AGL, VALIC, AHAC and NUFI (collectively, the “Life Company Lenders”) hold at least $75,000,000 in outstanding principal balance of the 333 South Wabash whole loan, Asset Management (U.S.), LLC (“AIG”) is irrevocably appointed as the controlling note holder representative with the ability to exercise all rights of the Controlling Note holder. Accordingly, for purposes of discussing the rights of the directing holder and related matters in this Term Sheet, the notes evidencing the portion of the 333 South Wabash whole loan held by the Life Company Lenders will be deemed to collectively constitute the related Controlling Note.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)(3)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(2)(4)	Total Debt Cut-off Date LTV(4)	Mortgage Loan UW NOI DY(2)(3)	Total Debt UW NOI DY(3)
1	Moffett Place - Building 6	$74,850,000	$115,900,000	$249,000,000	3.50x	1.59x	37.1%	69.3%	12.2%	6.5%
3	MGM Grand & Mandalay Bay	$70,000,000	$1,365,800,000	$3,000,000,000	4.95x	2.70x	35.5%	65.2%	17.9%	9.7%
9	Agellan Portfolio	$35,000,000	$203,000,000	$434,000,000	3.03x	1.54x	41.9%	78.8%	15.7%	8.3%
17	The Hub	$25,000,000	$2,560,000	$46,765,881	3.04x	2.76x	54.7%	57.9%	11.1%	10.5%
(1)	In the case of Loan No. 3, Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loans. In the case of Loan Nos. 1 and 9, Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loans and one or more mezzanine loans. In the case of Loan No. 17, Subordinate Debt Cut-off Date Balance represents an additional secured subordinate loan which is not a Subordinate Companion Loan.

(2)	In the case of Loan Nos. 1, 3, 9 and 17, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI DY and Mortgage Loan Cut-off Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 9 and 17, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI DY and Mortgage Loan Cut-off Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate loan.

(3)	In the case of Loan No. 3, Mortgage Loan UW NCF DSCR, Total Debt UW NCF DSCR, Mortgage Loan UW NOI DY and Total Debt UW NOI DY are calculated based on the master lease annual rent of $292,000,000.

(4)	In the case of Loan Nos. 1 and 3, Mortgage Loan Cut-off Date LTV and Total Debt Cut-Off Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV (2)(3)(4)(5)
Office	CBD	9	$279,342,804	30.9%	95.7%	2.86	x	10.4%	53.8%	53.8%
	Suburban	9	173,980,645	19.3	95.6%	2.78	x	11.0%	57.9%	54.1%
	Medical	1	9,500,000	1.1	100.0%	2.36	x	9.3%	60.1%	60.1%
	Subtotal:	19	$462,823,449	51.2%	95.7%	2.82	x	10.6%	55.5%	54.0%

Mixed Use	Office/Retail	2	$77,500,000	8.6%	95.5%	2.13	x	7.8%	66.5%	66.5%
	Retail/Office	2	55,000,000	6.1	96.1%	2.36	x	10.9%	61.5%	59.5%
	Industrial/Office	1	25,000,000	2.8	85.8%	1.66	x	9.2%	72.9%	60.9%
	Medical/Retail	1	20,400,000	2.3	83.6%	2.06	x	9.1%	58.2%	58.2%
	Multifamily/Retail	1	5,700,000	0.6	100.0%	2.08	x	8.6%	48.7%	48.7%
	Multifamily/Office	1	2,300,000	0.3	100.0%	1.90	x	8.0%	50.0%	50.0%
	Subtotal:	8	$185,900,000	20.6%	93.2%	2.12	x	9.1%	64.2%	62.0%

Industrial	Flex/R&D	3	$64,130,250	7.1%	98.3%	1.77	x	11.0%	56.0%	42.3%
	Warehouse/Distribution	20	38,437,841	4.3	98.2%	2.62	x	10.9%	56.2%	56.2%
	Flex	23	13,120,223	1.5	89.9%	3.03	x	15.7%	41.9%	41.9%
	Manufacturing	1	6,186,126	0.7	100.0%	2.11	x	11.3%	59.5%	48.9%
	Warehouse	1	168,486	0.0	100.0%	3.03	x	15.7%	41.9%	41.9%
	Subtotal:	48	$122,042,927	13.5%	97.4%	2.19	x	11.5%	54.7%	47.0%

Hotel	Full Service	2	$70,000,000	7.7%	87.5%	4.95	x	17.9%	35.5%	35.5%
	Subtotal:	2	$70,000,000	7.7%	87.5%	4.95	x	17.9%	35.5%	35.5%

Self Storage	Self Storage	8	$36,722,500	4.1%	85.4%	2.00	x	9.3%	62.4%	55.3%
	Subtotal:	8	$36,722,500	4.1%	85.4%	2.00	x	9.3%	62.4%	55.3%

Retail	Anchored	1	$7,800,000	0.9%	98.9%	1.81	x	11.5%	65.0%	59.0%
	Other	1	7,250,000	0.8	100.0%	2.97	x	10.7%	54.1%	54.1%
	Subtotal:	2	$15,050,000	1.7%	99.4%	2.37	x	11.1%	59.7%	56.6%

Multifamily	Mid-Rise	1	$5,800,000	0.6%	100.0%	1.85	x	7.5%	63.7%	63.7%
	Garden	1	5,150,000	0.6	100.0%	2.48	x	9.8%	55.1%	55.1%
	Subtotal:	2	$10,950,000	1.2%	100.0%	2.15	x	8.6%	59.7%	59.7%

	Total / Weighted Average:	89	$903,488,876	100.0%	94.5%	2.71	x	10.9%	56.0%	53.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 9, 11, 12, 16, 17, 18, 19 and 23, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 9 and 17, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate loan.

(3)	In the case of Loan No. 21, UW NOI DY, Cut-off Date LTV and Maturity Date LTV are calculated net of a holdback reserve of $2,070,000. In the case of Loan No. 3, the UW NCF DSCR and UW NOI DY are calculated based on the master lease annual rent of $292,000,000.

(4)	In the case of Loan Nos. 1, 3, 6, 7, 16, 18, and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan Nos. 3 and 16, with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV (2)(3)(4)(5)
California	10	$241,580,250	26.7%	94.0%	3.00	x	10.9%	51.7%	50.0%
New York	7	186,300,000	20.6	96.3%	2.47	x	8.8%	60.9%	60.9%
Texas	24	95,050,993	10.5	97.9%	2.50	x	11.5%	56.4%	53.5%
Nevada	2	70,000,000	7.7	87.5%	4.95	x	17.9%	35.5%	35.5%
Michigan	3	56,194,169	6.2	91.2%	1.79	x	10.2%	66.7%	58.0%
Minnesota	2	49,300,000	5.5	97.8%	1.83	x	11.6%	53.3%	39.8%
Illinois	11	43,553,474	4.8	92.2%	2.83	x	11.0%	58.3%	58.3%
Arizona	1	40,400,000	4.5	100.0%	2.58	x	9.4%	62.6%	62.6%
Washington	3	40,290,000	4.5	92.2%	1.83	x	10.3%	65.7%	61.2%
Florida	2	16,551,136	1.8	100.0%	2.55	x	10.1%	58.6%	58.6%
Kansas	1	11,959,907	1.3	100.0%	2.38	x	8.0%	64.7%	64.7%
Idaho	3	11,887,500	1.3	84.6%	1.41	x	8.6%	67.5%	54.2%
Alabama	1	7,800,000	0.9	98.9%	1.81	x	11.5%	65.0%	59.0%
Louisiana	1	7,080,000	0.8	91.7%	2.87	x	10.2%	58.8%	58.8%
Wisconsin	1	6,186,126	0.7	100.0%	2.11	x	11.3%	59.5%	48.9%
New Jersey	1	5,200,000	0.6	86.6%	2.55	x	10.1%	54.9%	54.9%
Pennsylvania	1	4,800,000	0.5	85.7%	2.55	x	10.1%	54.9%	54.9%
Georgia	9	3,944,665	0.4	95.2%	3.03	x	15.7%	41.9%	41.9%
Oregon	1	2,615,000	0.3	78.9%	1.41	x	8.6%	67.5%	54.2%
Indiana	1	1,534,615	0.2	100.0%	3.03	x	15.7%	41.9%	41.9%
Ohio	2	582,754	0.1	55.2%	3.03	x	15.7%	41.9%	41.9%
Maryland	1	464,640	0.1	92.2%	3.03	x	15.7%	41.9%	41.9%
Kentucky	1	213,648	0.0	100.0%	3.03	x	15.7%	41.9%	41.9%
Total / Weighted Average:	89	$903,488,876	100.0%	94.5%	2.71	x	10.9%	56.0%	53.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 9, 11, 12, 16, 17, 18, 19 and 23, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 9 and 17, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate loan.

(3)	In the case of Loan No. 21, UW NOI DY, Cut-off Date LTV and Maturity Date LTV are calculated net of a holdback reserve of $2,070,000. In the case of Loan No. 3, UW NCF DSCR and UW NOI DY are calculated based on the master lease annual rent of $292,000,000.

(4)	In the case of Loan Nos. 1, 3, 6, 7, 16, 18, and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan Nos. 3 and 16, with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
$2,300,000	-	$9,999,999	9	$56,766,126	6.3%	3.71571%	110	2.31x	9.8%	58.1%	56.2%
$10,000,000	-	$19,999,999	4	54,942,500	6.1	3.83999%	118	2.12x	9.7%	61.7%	55.2%
$20,000,000	-	$24,999,999	3	66,100,000	7.3	3.55261%	111	2.22x	9.7%	63.2%	59.0%
$25,000,000	-	$49,999,999	14	448,330,250	49.6	3.59549%	103	2.52x	10.8%	58.2%	54.7%
$50,000,000	-	$74,850,000	4	277,350,000	30.7	3.44446%	116	3.32x	11.8%	49.2%	49.2%
Total / Wtd. Avg:			34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
2.80000%	-	3.00000%	1	$40,000,000	4.4%	2.80000%	119	3.64x	10.3%	50.8%	50.8%
3.00001%	-	3.50000%	10	307,966,126	34.1	3.29246%	118	2.88x	10.7%	52.0%	50.0%
3.50001%	-	4.00000%	17	450,480,250	49.9	3.65316%	108	2.61x	10.9%	59.4%	56.4%
4.00001%	-	4.50000%	5	70,042,500	7.8	4.14594%	97	1.91x	9.5%	61.9%	56.9%
4.50001%	-	4.62820%	1	35,000,000	3.9	4.62820%	58	3.03x	15.7%	41.9%	41.9%
Total / Wtd. Avg:			34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
60	4	$73,000,000	8.1%	4.24284%	56	2.41x	12.8%	53.1%	51.6%
84	2	72,500,000	8.0	3.81237%	84	2.40x	9.4%	61.4%	61.4%
96	1	30,000,000	3.3	3.53000%	95	2.75x	10.1%	62.8%	62.8%
107	1	24,100,000	2.7	3.25000%	105	2.38x	8.0%	64.7%	64.7%
110	1	21,600,000	2.4	3.71800%	110	2.19x	12.3%	66.3%	53.5%
120	25	682,288,876	75.5	3.47853%	118	2.80x	11.0%	54.8%	52.0%
Total / Wtd. Avg:	34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
53	-	60	4	$73,000,000	8.1%	4.24284%	56	2.41x	12.8%	53.1%	51.6%
61	-	84	2	72,500,000	8.0	3.81237%	84	2.40x	9.4%	61.4%	61.4%
85	-	119	10	370,850,000	41.0	3.44319%	113	3.21x	11.6%	51.7%	50.8%
120	-	120	18	387,138,876	42.8	3.51551%	120	2.34x	10.2%	59.7%	54.9%
Total / Wtd. Avg:			34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%
(1)	In the case of Loan Nos. 3 and 16, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 9, 11, 12, 16, 17, 18, 19 and 23, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 9 and 17, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate loan.
(3)	In the case of Loan No. 21, UW NOI DY, Cut-off Date LTV and Maturity Date LTV are calculated net of a holdback reserve of $2,070,000. In the case of loan No. 3, UW NCF DSCR and UW NOI DY are calculated based on the master lease annual rent of $292,000,000.
(4)	In the case of Loan Nos. 1, 3, 6, 7, 16, 18 and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Original Amortization Term in Months

						Weighted Average
Original Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Interest Only			24	$685,630,000	75.9%	3.52361%	109	3.00x	11.0%	53.7%	53.7%
300	-	300	1	39,000,000	4.3	3.44000%	120	1.80x	11.5%	49.5%	34.8%
360	-	360	9	178,858,876	19.8	3.76816%	107	1.77x	10.3%	66.4%	56.7%
Total / Wtd. Avg:			34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Interest Only			24	$685,630,000	75.9%	3.52361%	109	3.00x	11.0%	53.7%	53.7%
300	-	300	1	39,000,000	4.3	3.44000%	120	1.80x	11.5%	49.5%	34.8%
360	-	360	9	178,858,876	19.8	3.76816%	107	1.77x	10.3%	66.4%	56.7%
Total / Wtd. Avg:			34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Interest Only	22	$590,630,000	65.4%	3.51528%	108	2.78x	10.2%	55.8%	55.8%
IO-Balloon	6	109,286,126	12.1	3.72708%	101	1.81x	10.6%	66.6%	59.3%
Balloon	4	108,572,750	12.0	3.69163%	118	1.75x	10.5%	60.1%	46.2%
ARD-Interest Only	2	95,000,000	10.5	3.57537%	115	4.39x	16.0%	40.1%	40.1%
Total / Wtd. Avg:	34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
1.41x	-	1.49x	1	$19,642,500	2.2%	4.28000%	120	1.41x	8.6%	67.5%	54.2%
1.50x	-	1.74x	2	53,330,250	5.9	3.64750%	120	1.61x	9.1%	68.7%	55.6%
1.75x	-	1.99x	8	187,700,000	20.8	3.68445%	106	1.86x	9.8%	63.1%	57.7%
2.00x	-	2.24x	5	85,986,126	9.5	3.85904%	100	2.14x	10.2%	60.3%	56.4%
2.25x	-	4.95x	18	556,830,000	61.6	3.45174%	110	3.23x	11.7%	51.3%	51.3%
Total / Wtd. Avg:			34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%
(1)	In the case of Loan Nos. 3 and 16, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 9, 11, 12, 16, 17, 18, 19 and 23, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 9 and 17, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate loan.
(3)	In the case of Loan No. 21, UW NOI DY, Cut-off Date LTV and Maturity Date LTV are calculated net of a holdback reserve of $2,070,000. In the case of loan No. 3, UW NCF DSCR and UW NOI DY are calculated based on the master lease annual rent of $292,000,000.
(4)	In the case of Loan Nos. 1, 3, 6, 7, 16, 18 and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
35.5%	-	39.9%	2	$144,850,000	16.0%	3.46048%	116	4.20x	15.0%	36.3%	36.3%
40.0%	-	49.9%	3	79,700,000	8.8	4.00399%	88	2.36x	13.1%	46.1%	38.9%
50.0%	-	59.9%	15	333,966,126	37.0	3.39208%	116	2.83x	10.2%	56.6%	56.4%
60.0%	-	69.9%	13	319,972,750	35.4	3.68332%	103	2.07x	9.4%	65.5%	61.2%
70.0%	-	72.9%	1	25,000,000	2.8	3.69000%	120	1.66x	9.2%	72.9%	60.9%
Total / Wtd. Avg:			34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%

LTV Ratios as of the Maturity Date(1)(2)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
34.8%	-	39.9%	3	$183,850,000	20.3%	3.45614%	117	3.69x	14.2%	39.1%	36.0%
40.0%	-	44.9%	1	35,000,000	3.9	4.62820%	58	3.03x	15.7%	41.9%	41.9%
45.0%	-	49.9%	2	11,886,126	1.3	3.59647%	91	2.10x	10.0%	54.3%	48.8%
50.0%	-	54.9%	10	194,122,750	21.5	3.48373%	117	2.61x	10.2%	57.7%	52.9%
55.0%	-	69.4%	18	478,630,000	53.0	3.56769%	107	2.36x	9.6%	62.9%	61.4%
Total / Wtd. Avg:			34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Defeasance	25	$565,252,750	62.6%	3.59919%	106	2.38x	10.2%	60.1%	56.6%
Defeasance or Yield Maintenance	4	221,036,126	24.5	3.37093%	117	3.68x	13.1%	43.8%	43.5%
Yield Maintenance	5	117,200,000	13.0	3.79242%	108	2.47x	10.5%	59.6%	57.2%
Total / Wtd. Avg:	34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(3)(4)
Refinance	22	$527,658,626	58.4%	3.53664%	109	2.78x	10.7%	54.5%	53.4%
Acquisition	8	222,730,250	24.7	3.58243%	113	3.09x	12.2%	54.6%	51.0%
Recapitalization	4	153,100,000	16.9	3.65754%	103	1.91x	9.8%	63.5%	57.2%
Total / Wtd. Avg:	34	$903,488,876	100.0%	3.56841%	109	2.71x	10.9%	56.0%	53.5%
(1)	In the case of Loan Nos. 3 and 16, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 9, 11, 12, 16, 17, 18, 19 and 23, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 9 and 17, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate loan.
(3)	In the case of Loan No. 21, UW NOI DY, Cut-off Date LTV and Maturity Date LTV are calculated net of a holdback reserve of $2,070,000. In the case of loan No. 3, the UW NCF DSCR and UW NOI DY are calculated based on the master lease annual rent of $292,000,000.
(4)	In the case of Loan Nos. 1, 3, 6, 7, 16, 18 and 20, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgaged Property	Cut-off Date Principal Balance	% of IPB	Location	Property Type	Previous Securitization
2	120 Wall Street	$70,000,000	7.7%	New York, NY	Office	MSBAM 2014-C14
7	Point West Portfolio	$39,500,000	4.4%	Sacramento, CA	Office	PFP 2017-4
9	Agellan Portfolio	$35,000,000	3.9%	Various, Various	Various	MSC 2019-AGLN
14	2665 North First	$29,000,000	3.2%	San Jose, CA	Office	PFP 2015-2
25.01	Storage at Atlas(2)	$5,200,000	0.6%	Ocean Township, NJ	Self Storage	CGCMT 2016-P3
25.02	Storage at Mont Mini(2)	$4,800,000	0.5%	Montgomeryville, PA	Self Storage	GSMS 2015-GC34
29	Storage Post – Jefferson, LA	$7,080,000	0.8%	Jefferson, LA	Self Storage	UBSCM 2012-C1
(1)	The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	Cut-off Date Principal Balance represents the allocated loan amount for each respective mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

COVID Update*

No.	Property Name	Mortgage Loan Seller	Information as of Date	Property Type	September Debt Service Payment Received (Yes/No)	October Debt Service Payment Received (Yes/No)	Forbearance or Other Debt Service Relief Requested (Yes/No)	Other Loan Modification Requested (Yes/No)	Lease Modification or Rent Relief Requested (Yes/No)	Occupied SF or Unit Count Making Full August Rent Payment (%)	UW August Base Rent Paid (%)	Occupied SF or Unit Count Making Full September Rent Payment (%)	UW September Base Rent Paid (%)
1	Moffett Place - Building 6(1)	GACC	10/1/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
2	120 Wall Street(2)	JPMCB/CREFI	10/1/2020	Office	NAP	NAP	No	No	Yes	90.1%	92.9%	91.5%	95.8%
3	MGM Grand & Mandalay Bay	CREFI/GACC	10/6/2020	Hotel	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
4	4 West 58th Street(3)	JPMCB	10/1/2020	Mixed Use	Yes	Yes	No	Yes	Yes	NAV	NAV	NAV	NAV
5	Northern Trust Office	CREFI	10/6/2020	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
6	Coleman Highline(4)	GACC	10/1/2020	Office	NAP	Yes	No	No	No	NAP	NAP	NAP	NAP
7	Point West Portfolio(5)	GACC	10/6/2020	Office	NAP	NAP	No	No	Yes	97.2%	99.0%	99.7%	99.9%
8	Skywater Technology HQ	CREFI	10/6/2020	Industrial	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
9	Agellan Portfolio(6)	JPMCB	10/1/2020	Various	Yes	Yes	No	No	Yes	100.0%	98.0%	96.8%	97.8%
10	2010 South Lamar	CREFI	10/6/2020	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
11	333 South Wabash	GSMC	9/30/2020	Office	NAP	Yes	No	No	Yes(7)	98.3%	97.8%	89.8%	87.4%
12	Redmond Town Center(8)	CREFI	10/2/2020	Mixed Use	Yes	Yes	No	No	No	55.1%	60.7%	59.5%	64.4%
13	Earhart Corporate Center	GSMC	10/2/2020	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
14	2665 North First	CREFI	10/2/2020	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
15	KW Portfolio	CREFI	10/2/2020	Various	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
16	USAA Plano(9)	GSMC	8/31/2020	Office	NAP	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
17	The Hub(10)	GSMC	9/25/2020	Mixed Use	NAP	NAP	No	No	Yes	96.1%	97.6%	98.3%	99.2%
18	Troy Technology Park	JPMCB	10/1/2020	Mixed Use	NAP	NAP	NAP	NAP	NAP	100.0%	100.0%	100.0%	100.0%
19	Amazon Industrial Portfolio	GSMC	9/1/2020	Industrial	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
20	Westlake Center	GSMC	9/28/2020	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
21	Home Ranch Health Center(11)	GACC	10/1/2020	Mixed Use	NAP	NAP	No	No	Yes	98.2%	98.3%	98.2%	98.3%
22	Keylock Storage Portfolio	CREFI	10/2/2020	Self Storage	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
23	711 Fifth Avenue	GSMC	9/25/2020	Mixed Use	Yes	Yes	No	No	Yes	100.0%	100.0%	100.0%	100.0%
24	6655 Wedgwood	CREFI	9/30/2020	Industrial	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
25	Mid Atlantic Storage Portfolio	CREFI	9/30/2020	Self Storage	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
26	3861 Sepulveda Boulevard	GSMC	9/22/2020	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
27	Pell City Shopping Center	GSMC	9/26/2020	Retail	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
28	Tesla Service Center of Chicago	GACC	10/1/2020	Retail	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
29	Storage Post – Jefferson, LA	GSMC	9/6/2020	Self Storage	NAP	NAP	No	No	No	NAP	NAP	NAP	NAP
30	Diversey	GACC	10/1/2020	Industrial	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
31	167 North 6th Street	CREFI	10/6/2020	Multifamily	NAP	NAP	No	No	No	90.3%	96.5%	90.0%	95.2%
32	47 Ann	CREFI	10/6/2020	Mixed Use	NAP	NAP	No	No	No	74.7%	70.7%	(12)	77.3%
33	Rosencrans Apartment Homes	GACC	10/1/2020	Multifamily	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
34	71 Leonard	CREFI	11/6/2020	Mixed Use	NAP	NAP	No	No	No	100.0%	100.0%	(13)	100.0%

* The information in this chart is as of the date indicated and is based on information provided by the related borrowers. The information was based on reports and data aggregated from the related borrower’s existing financial and operational reporting systems and in certain circumstances was produced on an interim or ad hoc basis or was provided by the related borrower verbally. While we have no reason to believe the information presented is not accurate, we cannot assure you that it will not change or be updated in the future.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Collateral Characteristics

(1)	With respect Moffett Place – Building 6, the sole tenant is in a free rent period through May 2021. As a result, the rent payment has been drawn from the upfront free rent reserve.
(2)	With respect to 120 Wall Street, as of September 11, 2020, the third largest tenant at the 120 Wall Street property, AFS, which accounts for 5.9% of UW Base Rent, has requested a rent reduction or a reduction in its square footage on the fourth floor by approximately 18,000 square feet. Two additional tenants at the property, Geourgoulis / Cohen and The New Press, 2.2% of UW Base Rent, have each missed one payment but are expected to make such payment in full by the end of 2020.
(3)	With respect to 4 West 58th Street, the mortgaged property is fully open and operational. The largest tenant, Neiman Marcus, is current with respect to all outstanding contractual rent obligations. The second largest tenant, Netflix, took possession of its space in September 2020. Due to a delay in construction caused by NYC's stop construction order, the tenant’s rent commencement date was pushed back from January 2021 to March 2021. Of the remaining tenants (with no individual tenant representing greater than 4.2% of UW Base Rent), several are in free rent and/or abatement periods, in some instances related to delayed rent commencement dates as a function of the COVID-19 pandemic. Please see the 4 West 58th Street “Tenant Specific - COVID Update” table on page 83 herein for additional details.
(4)	With respect to Coleman Highline, the sole tenant received six months of free rent with a rent commencement date of October 1, 2020. As of March 2020, Roku began moving employees into the space at Building 3. The borrower indicated that Roku intends to move roughly 30% of its workforce back into Building 3 by the end of 2020. The work remaining on Building 4 is expected to be completed and furnished by the end of 2020, with Roku taking occupancy by the end of the first quarter of 2021. The sole tenant completed its October rent payment.
(5)	With respect to Point West Portfolio, three tenants totaling 4.9% of the UW Base Rent and 2.8% of the occupied square feet have requested rent relief. One tenant representing 0.0% of the UW Base Rent and 0.3% of the Occupied SF was granted a rent abatement from May 2020 to December 2020. One tenant representing 2.8% of the UW Base Rent and 2.6% of the Occupied SF was granted a 50% rent abatement in May, June and July 2020 in exchange for one additional year in its lease term. One tenant representing 2.1% of the UW Base Rent and 0.0% of the Occupied SF was granted a 50% rent deferral in April, May and June 2020 to be paid in three equal installments from January to March 2021. One tenant representing 1.8% of the UW Base Rent and 1.8% of the Occupied SF has yet to take occupancy of its space due to the delay in its buildout caused by the COVID-19 pandemic. The rent commencement date is expected to be in December 2020.
(6)	With respect to Agellan Portfolio, as of September 2020, one of the tenants representing 0.1% of UW Base Rent has been granted a two month rent deferral agreement to be paid back in six installments from September 2020 to February 2021. In addition, 24 tenants (totaling 5.3% of NRA) are in discussions with the Borrowers for rent relief.
(7)	With respect to 333 South Wabash, one tenant, representing approximately 2.4% of UW Base Rent has requested a lease modification, which is not yet finalized.
(8)	With respect to Redmond Town Center, information above represents the amount of borrower collections.
(9)	Information above refers only to USAA and not nThrive, due to seller credits reserved for at origination (remaining USAA free rent, gap rent and USAA TI allowance) and a letter of credit in the amount of remaining nThrive payments (which may be drawn upon in the event the tenant fails to make a rent payment). nThrive is current on rent payments but has requested and received a deferral of some of its termination payment (such payment being made to the seller of the property, not the sponsor).
(10)	With respect to The Hub, six tenants, representing approximately 28.4% of the UW Base Rent have requested rent relief.
(11)	With respect to Home Ranch Health Center, four tenants totaling 12.1% of the UW Base Rent and 13.2% of the Occupied SF have requested rent relief. One tenant representing 3.1% of the UW Base Rent and 4.7% of the Occupied SF was granted a rent deferral for April and May 2020, in exchange for two months added to its lease term. One tenant representing 3.3% of the UW Base Rent and 3.5% of the Occupied SF was granted a rent deferral for April and May 2020 and the tenant has since fully paid the deferred rent and is current on all rent payments. One tenant representing 3.8% of the UW Base Rent and 3.3% of the Occupied SF was granted a rent deferral for March, April and May 2020 with the deferred rent to be amortized and paid over six months from June to November 2020. One tenant representing 1.7% of the UW Base Rent and 1.8% of the Occupied SF has made a partial rent payment from June to September 2020 with the deferred rent terms still being discussed, but expected to be paid in 2020 with additional months added to its lease term.
(12)	With respect to 47 Ann, the borrower reported that 100.0% of multifamily tenants at the mortgaged property have paid rent for the month of September 2020. The borrower reported that the retail tenant at the 47 Ann mortgaged property has not made its September rent payment. The borrower is in discussions with the tenant.
(13)	With respect to 71 Leonard, the borrower reported that 69.0% of the multifamily tenants and 100.0% of the commercial tenants at the mortgaged property have paid rent for the month of September 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date LTV(3)
9	Agellan Portfolio	Various, Various	$35,000,000	3.9%	$35,000,000	50.2%	60	58	3.03x	15.7%	41.9%	41.9%
12	Redmond Town Center	Redmond, WA	$30,000,000	3.3%	$28,362,230	40.7%	60	53	1.79x	10.7%	67.2%	63.5%
32	47 Ann	New York, NY	$5,700,000	0.6%	$5,700,000	8.2%	60	60	2.08x	8.6%	48.7%	48.7%
34	71 Leonard	New York, NY	$2,300,000	0.3%	$2,300,000	3.3%	60	60	1.90x	8.0%	50.0%	50.0%
Total / Weighted Average:			$73,000,000	8.1%	$71,362,230	102.3%	60	56	2.41x	12.8%	53.1%	51.6%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

(3)	In the case of Loan Nos. 9 and 12 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loans. In the case of Loan No. 9 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
5	Northern Trust Office	Tempe, AZ	$40,400,000	4.5%	$40,400,000	58.7%	84	84	2.58x	9.4%	62.6%	62.6%
10	2010 South Lamar	Austin, TX	$32,100,000	3.6%	$32,100,000	46.6%	84	84	2.17x	9.5%	59.9%	59.9%
Total / Weighted Average:			$72,500,000	8.0%	$72,500,000	105.3%	84	84	2.40x	9.4%	61.4%	61.4%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.

■ Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the Certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining Certificates other than the Class R certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial interest balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates (the “Non-VRR Available Funds”) will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority to the extent of the Non-VRR Available Funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-NR Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class B and Class C Certificates for the related Distribution Date weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date weighted based on their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Structural Overview

consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The pass-through rate for the Class X-H Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class H Certificates for the related Distribution Date.

The pass-through rate for the Class X-NR Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class NR Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Non-VRR Available Funds:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex H to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates until the Certificate Balance of such Class is reduced to zero, and seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Non-VRR Available Funds, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class NR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-NR Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates, the notional amount of the Class X-G Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates, the notional

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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amount of the Class X-H Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class H Certificates and the notional amount of the Class X-NR Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class NR Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, the Non-VRR Percentage of any Yield Maintenance Charges collected in respect of the mortgage loans will be allocated pro rata among certain groups (based on the aggregate amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class X-A Certificates (“YM Group A”), (b) the Class X-B, Class B and Class C Certificates (“YM Group B”) and (c) the Class X-D, Class D and Class E Certificates (“YM Group D”), As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge	X	Principal Paid to Class	X	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid to the related YM Group		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-F, Class X-G, Class X-H, Class X-NR, Class F, Class G, Class H, Class NR, Class R or Class S Certificates.

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class NR, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-NR Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-NR Certificates, respectively.

Losses on each Whole Loan will be allocated first, to any related subordinate companion loan(s) until reduced to zero and then to the related mortgage loan and any related pari passu companion loans, pro rata, based on their respective principal balances.

See “Description of the Certificates—Priority of Distributions” in the Preliminary Prospectus.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:	With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or serviced whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amount that is allocated to a mortgage loan is notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights, the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

Except as described in the Preliminary Prospectus, no event, circumstance or action that has occurred or will occur with respect to a COVID modified loan or the entry into of a COVID modification agreement will constitute an appraisal reduction event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID modification agreement. See “Pooling and Servicing Agreement—Appraisal Reduction Amounts” in the Preliminary Prospectus.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan, as applicable, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■ Whole Loans:

Thirteen mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of all of the Whole Loans, referred to as the “Moffett Place Building - 6 Whole Loan”, the “120 Wall Street Whole Loan”, the “MGM Grand & Mandalay Bay Whole Loan”, the “4 West 58th Street Whole Loan”, the “Coleman Highline Whole Loan”, the “Agellan Portfolio Whole Loan”, the “333 South Wabash Whole Loan”, the “Redmond Town Center Whole Loan”, the “USAA Plano Whole Loan”, “The Hub Whole Loan”, the “Troy Technology Park Whole Loan”, the “Amazon Industrial Portfolio Whole Loan” and the “711 Fifth Avenue Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of each of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Moffett Place – Building 6 Whole Loan, the MGM Grand & Mandalay Bay Whole Loan and the Agellan Portfolio Whole Loan, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and any related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The Moffett Place Building - 6 Whole Loan, the MGM Grand & Mandalay Bay Whole Loan, the Coleman Highline Whole Loan, the Agellan Portfolio Whole Loan, the 333 South Wabash Whole Loan, the Redmond Town Center Whole Loan, the USAA Plano Whole Loan and the Amazon Industrial Portfolio Whole Loan (each, a “Non-Serviced Whole Loan”) are being serviced and administered pursuant to the applicable trust and servicing agreement or pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The 120 Wall Street Whole Loan (a “Servicing Shift Whole Loan”, and the related mortgage loan, a “Servicing Shift Mortgage Loan”) will initially be serviced pursuant to the Pooling and Servicing Agreement. After the securitization of the related controlling companion loan, the related Servicing Shift Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement relating to the securitization of such controlling companion loan as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Highlighted Servicing Provisions:

The following are certain servicing provisions of note:

A mortgage loan may become a specially serviced loan as a result of an imminent or reasonably foreseeable default only if the Master Servicer or, if Midland is not both the Special Servicer and the Master Servicer, the Special Servicer determines such default is not likely to be cured by the related borrower within 60 days.

A mortgage loan will not become a specially serviced loan for up to 120 days in circumstances where the related borrower does not make its balloon payment at maturity upon satisfaction of certain conditions, including that the borrower has, prior to such maturity date, provided documentation from an acceptable lender, including, without limitation, an executed term sheet or refinancing commitment or an executed purchase and sale agreement, in each case, that is consistent with CMBS market practices and is reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer evidencing an expected refinancing of the mortgage loan or sale of the related mortgaged property.

The Special Servicer will not be entitled to any fees from the securitization trust or the related borrower during a fee restricted period, other than a special servicing fee, and, in certain circumstances described in the succeeding paragraph, a liquidation fee, if the Special Servicer elects to cause a mortgage loan to be transferred to special servicing as a result of an imminent or reasonably foreseeable default when the Master Servicer has not independently transferred the mortgage loan to special servicing for that reason.

Notwithstanding the foregoing, the special servicer may be entitled to a liquidation fee if it transfers a mortgage loan into special servicing as described above and a default occurs that leads to a liquidation of the applicable mortgage loan.

In order to streamline the servicing and administration of the mortgage loans with the goal of reducing the amount of time a CMBS borrower has to wait for certain approvals from the lender, “major decisions” will be administered solely by the Special Servicer, thereby reducing the number of parties involved in the approval process. Under these updated terms, the Special Servicer will be directly responsible for obtaining the consent of the Directing Certificateholder for “major decisions” involving all mortgage loans, rather than requiring the Master Servicer’s involvement in the approval process for Non-Specially Serviced Loans. In prior CMBS transactions, the master servicer would commonly prepare a recommendation related to a particular approval and be required to obtain the consent of the special servicer (who, in turn, would commonly be required to obtain the consent of the Directing Certificateholder before providing its consent to the master servicer) prior to taking any action with respect to that “major decision”.

In addition, certain revisions have been incorporated in the scope of the “major decisions” in the Preliminary Prospectus, that limit the involvement of the Directing Certificateholder in (1) the replacement of the related property management company, (2) the approval of releases of certain performance escrows and earnouts, and (3) the consent to modifications of any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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mezzanine intercreditor agreement in circumstances when the Directing Certificateholder is affiliated with the mezzanine lender.

The Certificate Administrator will be required to identify the then-current Directing Certificateholder as part of its monthly distribution date statement.

See “Description of the Certificates” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class R Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class R Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to solicit offers for any defaulted loan (other than a non-serviced mortgage loan) in such a manner as will be reasonably likely to maximize the value of the defaulted loan on a net present value basis, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the Certificateholders and the RR Interest Owner (or, in the case of any Serviced Whole Loan, the Certificateholders, the RR Interest Owner and any holders of the related serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of such serviced Companion Loans), on a net present value basis. Additionally, the Special Servicer may offer to sell any REO property if, and when, the Special Servicer determines that such a sale would be in the best economic interest of the issuing entity and the holders of any related Companion Loans, on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with respect to any mortgage loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner.

The Special Servicer is required to accept a cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include any related Companion Loans, if any, and the prices will be adjusted accordingly.

Within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced loan) for such defaulted loan or REO property, if the highest offeror is a person other than an Interested Person. If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. An “Interested Person” is any person that is (i) a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the Special Servicer, any holder of a mezzanine loan (but only with respect to the related mortgage loan) or any known affiliate of any such person or, (ii) with respect to a defaulted whole loan, the depositor, the master servicer, the special servicer (or independent contractor engaged by such special servicer) or the trustee for any securitization that includes a related Companion Loan and each holder of any related Companion Loan, or any known affiliate of any such person.

The Special Servicer is not required to accept the highest offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders, the RR Interest Owner and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and may accept a lower offer (so long as such lower offer was not made by the Special Servicer or any of its affiliates) if it determines that acceptance of such lower offer would be in the best interests of the Certificateholders, the RR Interest Owner and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the Benchmark 2020-B20 trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes H and NR.

■ Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (a) with respect to each serviced mortgage loan (other than any Servicing Shift Mortgage Loans) the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement and (b) with respect to any Servicing Shift Mortgage Loan, the “controlling holder” or any analogous concept under the related intercreditor agreement, which prior to the securitization of the related controlling companion loan will be the holder of such companion loan. With respect to any mortgage loan (other than any Servicing Shift Mortgage Loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any Servicing Shift Mortgage Loan, non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holders of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement or the holder of the related controlling Companion Loan, as applicable.

With respect to any Servicing Shift Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the related controlling noteholder and, after the securitization of the related controlling note, the applicable directing holder pursuant to the applicable pooling and servicing agreement and related intercreditor agreement.

■ Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans and any Servicing Shift Mortgage Loan).

■ Controlling Class:	The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the Certificate Balances of the certificates (other than the Control Eligible Certificates and the Class RR Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any serviced Mortgage Loan, when the Class H Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class provided that prior to the applicable securitization of the controlling Companion Loan with respect to a Servicing Shift Whole Loan, no Control Termination Event may occur with respect to the Directing Certificateholder related to such Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the Directing Certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of the certificates (other than the Control Eligible Certificates and the Class RR Certificates) have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any mortgage loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights and the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:	A “Consultation Termination Event” will occur with respect to any serviced Mortgage Loan, when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that prior to the applicable securitization of the controlling Companion Loan with respect to a Servicing Shift Whole Loan, no Consultation Termination Event may occur with respect to with respect to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Directing Certificateholder related to such Servicing Shift Whole Loan, and the term “Consultation Termination Event” will not be applicable to the Directing Certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of the certificates (other than the Control Eligible Certificates and the Class RR Certificates) have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Operating Advisor Consultation Event	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class H and Class NR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

■ Risk Retention Consultation Parties:	The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. The owners of the VRR Interest, which is expected to be transferred by the depositor on the Closing Date to JPMCB, CREFI and Goldman Sachs Bank USA, an originator and an affiliate of GSMC, will each be entitled to appoint a risk retention consultation party. JPMCB, CREFI and GSMC are expected to be appointed as the initial risk retention consultation parties.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Master Servicer will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Final Asset Status Report;

●    recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any non-serviced mortgage loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to Major Decisions processed by the Special Servicer or for which the consent of the Special Servicer is required.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and Class RR Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the Class RR Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates and Class RR Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated or risk retention affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to any securitization that includes a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any delinquent mortgage loan until an additional mortgage loan becomes a Delinquent Loan, an Asset Review Trigger occurs as a result or is otherwise in effect, another Asset Review Vote Election is made and a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of such Asset Review Vote Election.

Delinquent Loan means a mortgage loan that is delinquent at least 60 days in respect of its periodic payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a COVID modification will not constitute a delinquency for so long as the related borrower is complying with the terms of such COVID modification.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders, the RR Interest Owner and the Asset Representations Reviewer. Upon the written direction of holders of Principal Balance Certificates and Class RR Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time, with or without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the controlling class certificateholders or the Directing Certificateholder on their behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “—Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates and/or Class RR Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates and/or Class RR Certificates) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post notice of such direction on its website and by mail, and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and/or Class RR Certificates evidencing at least 50% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates and the Class RR Certificates on an aggregate basis.

With respect to each of the Serviced Whole Loan, subject to the related intercreditor agreement, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, subject to the related intercreditor agreement, the Benchmark 2020-B20 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – Benchmark 2020-B20

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees, processing fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 18 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan (except with respect to a corrected loan that was a fee restricted specially serviced loan and became a corrected loan while it was a fee restricted specially serviced loan) (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related serviced Companion Loan, unless prohibited under the related intercreditor agreement) and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior 18 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to (i) each specially serviced loan (except, under certain circumstances, with respect to any fee restricted specially serviced loan) or REO property (except with respect to any non-serviced mortgage loan), (ii) each Mortgage Loan repurchased by a Mortgage Loan Seller or (iii) each defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the Pooling and Servicing Agreement, in each case, as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a serviced Companion Loan) or REO property as additional compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices;

■    summaries of any final asset status reports;

■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered;

■    an “Investor Q&A Forum”;

■    a voluntary investor registry;

■    SEC EDGAR filings; and

■    risk retention.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Moffett Place - Building 6

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Moffett Place - Building 6

Moffett Place - Building 6
1195 Borregas Avenue
Sunnyvale, CA 94089
San Francisco Bay
Lucile Packard Children's Hospital
FAIR MEADOW
Intuit
Shoreline Golf Links
Google Headquarters
Microsoft
NASA
MOFFETT FEDERAL AIRFIELD
MOFFETT PARK
Yahoo!
Net App
Sunnyvale Baylands County Park
Dell Marvel
ALVISO
CHARLESTON GARDENS
CALTRAIN
CENTRAL EXPY
San Antonio Center
Whisman Park
Symantec
WHISMAN STATION
VTA
Citrix
Santa Clara Golf Club
Levi's Stadium
Ulistac Natural Area
Ericsson
Mountain View
Lakewood Park
Columbia Park
Mission College
California's Great America
Broadcom
Oracle
AMTRAK
ACE
Fair Oaks Park
Trimble Navigation
AMD
Intel
Walmart.com
Applied Materials
Northrup Grumman
SCOTT BLVD
Broadcom KPMG
Nvidia HQ
Renasas Roche
Sunnyvale Town Center
W EL CAMINO REAL
Sunnyvale
El Camino Hospital
Santa Clara
Los Altos
Heritage Oaks Park
W FREMONT AVE
EL CAMINO REAL
Los Altos Golf & Country Club
E HOMESTEAD RD
Apple Park
Kaiser Permanente-Santa Clara
Apple Infinite Loop
Cupertino
Vallco Shopping Mall
Agilent Technologies Headquarters
STEVENS CREEK BLVD
De Anza College
Seagate Technologies
Villa Shopping Center
Saratoga Square
WEST SAN JOSE
BOLLINGER RD
WILLIAMS RD
San Francisco
Oakland
San Jose
Palo Alto
Mountain View
Sunnyvale
Santa Clara
Cupertino
PACIFIC OCEAN
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Moffett Place - Building 6

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessments		Title:	Fee
(Fitch/KBRA/S&P)(6) :	BBB-(sf) / BBB(sf) / N/A	Property Type - Subtype:	Office – CBD
Original Principal Balance(1):	$74,850,000	Net Rentable Area (SF):	314,352
Cut-off Date Principal Balance(1):	$74,850,000	Location:	Sunnyvale, CA
% of Pool by IPB:	8.3%	Year Built / Renovated:	2020 / N/A
Loan Purpose:	Refinance	Occupancy:	100.0%
Borrower:	MP B6 LLC	Occupancy Date:	10/6/2020
Loan Sponsor:	Jay Paul	Number of Tenants:	1
Interest Rate:	3.369279%	2017 NOI:	N/A
Note Date:	8/6/2020	2018 NOI:	N/A
Maturity Date:	8/6/2030	2019 NOI:	N/A
Interest-only Period:	120 months	TTM NOI:	N/A
Original Term:	120 months	UW Economic Occupancy(2):	95.0%
Original Amortization:	None	UW Revenues:	$18,990,159
Amortization Type:	Interest Only	UW Expenses:	$2,692,414
Call Protection:	L(24),Grtr1%orYM(2),	UW NOI(2):	$16,297,746
	DeforGrtr1%orYM(87),O(7)	UW NCF(2):	$15,910,023
Lockbox / Cash Management:	Hard / In Place	Appraised Value / Per SF(2)(3):	$359,200,000 / $1,143
Additional Debt(1):	Yes	Appraisal Date:	5/1/2021
Additional Debt Balance(1):	$58,250,000 / $66,900,000 /
	$49,000,000
Additional Debt Type(1):	Pari Passu / Subordinate /
	Mezzanine

Escrows and Reserves(4)				Financial Information(1)(2)
Initial		Monthly	Initial Cap		Senior Notes	Whole Loan/Total Debt
Taxes:	$0	$85,000	N/A	Cut-off Date Loan / SF:	$423	$636 / $792
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$423	$636 / $792
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(3):	37.1%	55.7% / 69.3%
TI/LC:	$2,728,059	$0	N/A	Maturity Date LTV(3):	37.1%	55.7% / 69.3%
Other(5):	$14,559,592	Springing	N/A	UW NCF DSCR:	3.50x	2.33x / 1.59x
				UW NOI Debt Yield:	12.2%	8.1% / 6.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$133,100,000	53.5%	Payoff Existing Debt	$164,454,172	66.0%
Junior Notes	66,900,000	26.9	Return of Equity	57,161,746	23.0
Mezzanine Loan	49,000,000	19.7	Upfront Reserves	17,287,652	6.9
			Closing Costs	10,096,430	4.1
Total Sources	$249,000,000	100.0%	Total Uses	$249,000,000	100.0%

(1)	The Cut-off Date Balance of $74,850,000 represents the non-controlling Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, and Note A-1-C6, and is part of the Moffett Place - Building 6 Whole Loan (as defined below), which is evidenced by nine pari passu senior notes and two junior notes, and has an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000. For additional information, see “The Loan” herein.

(2)	While the Moffett Place – Building 6 Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Moffett Place – Building 6 Whole Loan more severely than assumed in the underwriting of the Moffett Place – Building 6 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	The appraised value represents the “Prospective Market Value Upon Stabilization” as of May 1, 2021. The appraiser also concluded an “As-Is” appraised value of $333,000,000 as of August 1, 2020, which results in a Cut-off Date LTV and Maturity Date LTV of 40.0% for the Moffett Place - Building 6 Senior Notes (as defined below), 60.1% for the Moffett Place - Building 6 Whole Loan (as defined below) and 74.8% for the Moffett Place - Building 6 Total Debt (as defined below). In addition, the appraisal concluded to a “Hypothetical As If Vacant” appraised value (“Go Dark” Value) equal to $289,100,000 as of August 1, 2020. Based on the “Hypothetical Go Dark” appraised value, the Cut-off Date LTV and Maturity Date LTV are 46.0 % for the Moffett Place - Building 6 Senior Notes, 69.2% for the Moffett Place - Building 6 Whole Loan and 86.1% for the Moffett Place - Building 6 Total Debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Moffett Place - Building 6

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	The Other reserve is comprised of a $2,496,716 debt service reserve, a $12,062,876 free rent reserve and a springing lease sweep reserve. The lease sweep reserve is subject to the Lease Sweep Reserve Cap (as defined below).

(6)	Fitch, KBRA and S&P have confirmed that the Moffett Place – Building 6 Loan, in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

The Loan. The Moffett Place - Building 6 mortgage loan (the “Moffett Place - Building 6 Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million (the “Moffett Place - Building 6 Whole Loan”), evidenced by nine pari passu senior notes with an aggregate initial principal balance of $133,100,000 (collectively the “Moffett Place - Building 6 Senior Notes”) and two junior notes with an aggregate initial principal balance of $66,900,000 (collectively the “Moffett Place - Building 6 Junior Notes”). The loan is secured by the borrower’s fee interest in a 314,352 square foot, newly constructed Class A office building located in Sunnyvale, California. The non-controlling Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, and Note A-1-C6, with an outstanding principal balance as of the Cut-off Date of $74.85 million, will be included in the Benchmark 2020-B20 trust. The remaining notes have been contributed to one or more securitization trusts. The relationship between the holders of the Moffett Place - Building 6 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Moffett Place – Building 6 Whole Loan will be serviced under the trust and servicing agreement for the MOFT 2020-B6 transaction. The Moffett Place - Building 6 Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S, A-2-S	$500,000	$500,000	MOFT 2020-B6	No
A-1-C5, A-2-C	$57,750,000	$57,750,000	Benchmark 2020-B19	No(1)
A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C6	$74,850,000	$74,850,000	Benchmark 2020-B20	No
B-1, B-2	$66,900,000	$66,900,000	MOFT 2020-B6	Yes(1)
Whole Loan	$200,000,000	$200,000,000
(1)	The initial controlling notes are Note B-1 and Note B-2, so long as no Moffett Place - Building 6 control appraisal period has occurred and is continuing. If and for so long as a Moffett Place - Building 6 control appraisal period has occurred and is continuing, then the controlling note will be the Note A-1-C5. See “Description of the Mortgage Pool—The Whole Loans—The Moffett Place - Building 6 Whole Loan” in the Preliminary Prospectus. The Moffett Place - Building 6 Whole Loan is being serviced pursuant to the MOFT 2020-B6 trust and servicing agreement. For so long as no Moffett Place - Building 6 control appraisal period has occurred and is continuing, the control rights of the Moffett Place - Building 6 Junior Notes will be exercisable by the controlling class under the MOFT 2020-B6 trust and servicing agreement.

The Borrower. The borrower is MP B6 LLC. The borrower is structured to be a single purpose entity with two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor is Joseph K. Paul, also known as Jay Paul, and the non-recourse carveout guarantor is Paul Guarantor LLC. Jay Paul is the founder of Jay Paul Company, which is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed over 13.0 million square feet of institutional quality space including projects for Apple, Amazon, Facebook, Google, Microsoft, HP, Rambus, Nokia, Tencent and DreamWorks. Jay Paul Company owns over 25 office buildings in Moffett Park, totaling nearly 7.2 million square feet including Moffett Place, Moffett Gateway, Technology Corner, Moffett Towers, Moffett Towers II and Moffett Towers Buildings A, B & C.

The Property. The Moffett Place - Building 6 property is a newly-constructed eight-story, Class A LEED Gold Certified, office building totaling 314,352 square feet located in Sunnyvale, California. The Moffett Place - Building 6 property is part of a larger six building, 55 acre campus known as Moffett Place (the “Moffett Campus”), which in the aggregate (including the Moffett Place - Building 6 property) includes approximately 1.9 million square feet of Class A office space that is 100.0% leased to Google, an approximately 52,500 square feet amenities building including a conference center, a swimming pool, an outdoor common area space, a café and three separate parking structures and surface parking. The overall parking ratio is 3.3 spaces per 1,000 square feet of net rentable area. The rooftop level (level 3) on one of the parking structures is improved with the landlord's "High Garden" concept as a project amenity. The "High Garden" features walking and running trails, outdoor volleyball, bocce ball courts and other recreational features.

To govern access to the non-collateral common areas, conference facility and parking structures (the “Common Area Spaces”), the Moffett Place - Building 6 property is subject to a declaration of covenants, conditions and restrictions (the “Moffett Place CCR”) with Moffett Place LLC (an affiliate of the loan sponsor and an affiliate of the owner of the non-collateral buildings at the Moffett Campus). The Moffett Place CCR grants the borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces governed by the Moffett Place CCR is held by Moffett Place Association LLC (the “Association”).

The Moffett Place - Building 6 property is 100.0% leased to Google (Google’s parent company, Alphabet Inc. (NASDAQ: GOOG) is rated Aa2/AA+ by Moody’s/S&P) pursuant to a new 8.7-year triple net lease through January 2029, with two, seven-year extension options and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Moffett Place - Building 6

no early termination rights. Google has an in place base rent of $49.56 per square foot with approximately 2.2% annual rent escalations. The Google lease commenced on May 21, 2020 and Google has fully accepted its space with no outs or remaining landlord work. Google is in the process of building out its space with an expected occupancy date by September/October of 2021. Google was provided $55.10 per square foot in tenant improvements and approximately 12 months of free rent. At loan origination, approximately $2.7 million was reserved for the remaining outstanding tenant obligations and approximately $12.1 million for free rent.

Under the Google lease, so long as the landlord owns the Moffett Place - Building 6 property, Google has a right of first offer to purchase all or any portion of the six building Moffett Campus which the landlord has determined in its sole discretion to sell. Such right excludes an offer to sell one or more buildings in the Moffett Campus to an affiliate of the landlord or to an entity or person that becomes the owner of the Moffett Place - Building 6 property or the Moffett Campus through a foreclosure by trustee’s power of sale, judicially or otherwise, or as a purchaser at a foreclosure sale.

COVID-19 Update. On July 27, 2020, due to the COVID-19 pandemic, Google announced that it would extend its global voluntary work-from-home option through June of 2021 for roles of employees that are not needed in the office. Google had originally told employees to expect to return to the office in January of 2021. As of October 1, 2020, Google has not made any requests for rent relief. Google is in a free rent period through May 2021. As of October 1, 2020, the Moffett Place – Building 6 Whole Loan is not subject to any modification or forbearance requests related to the COVID-19 pandemic. The Moffett Place – Building 6 Whole Loan is current as of the October 2020 payment date. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The Moffett Place - Building 6 property is located in Moffett Park, a submarket of Sunnyvale in Silicon Valley, California. Moffett Park comprises 519 acres which has undergone significant redevelopment over the past 15 years. The area has grown into one of the San Francisco Bay Area’s technology hubs, with firms such as Amazon, Google, Facebook, Comcast, and Verizon (Yahoo!) leasing significant space. Moffett Park is located adjacent to State Highway 237, Interstate 680, Interstate 280, and U.S. Highway 101 and has access from both the northern peninsula and areas in San Jose and the East Bay, making it a convenient location for corporate users.

Regional commuter service is indirectly provided for Moffett Park. Shuttles from Downtown Sunnyvale Caltrain station and the Altamont Commuter Express Great America station provide morning and evening services to the park. Future indirect regional access may be provided by the Bay Area Rapid Transit (“BART”) to San Jose extension. The BART extension would provide service potential from East Bay cities to downtown San Jose where additional shuttle or VTA light rail connections would be necessary to serve Moffett Park.

The VTA light rail Borregas Station is located within a half mile of the Moffett Place - Building 6 property along Java Drive, while the Java / Borregas bus stop is a five minute walk away. Access to major highways 101 and 237 is within a mile of the Moffett Place - Building 6 property and the downtown Sunnyvale Caltrain station is approximately three miles to the south. The San Jose International Airport is located about nine miles from the Moffett Place - Building 6 property.

According to the appraisal, the Moffett Park office submarket had a vacancy rate of 0.6% with an average asking rent of $69.60 per square foot. The following chart summarizes comparable office leases that range in base rent from $50.40 to $60.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Moffett Place - Building 6

	Summary of Comparable Office Leases(1)
Property	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Moffett Place -Building 6	Google	May-20	105	NNN	314,352(2)	$49.56(2)	12	$55.10
Moffett Towers II -Building III	Facebook	Jan-20	180	NNN	1,087,689	$52.20	7	$60.00
520 Almanor Avenue	Nokia, Inc	Apr-19	150	NNN	231,000	$50.40	6	$80.00
Grove 221	23 and Me	May-19	144	NNN	154,987	$60.00	9	$83.71
1001 North Shoreline	Google	Apr-18	144	NNN	132,960	$60.00	3	$50.00
Pathline Park	Synopsys	Nov-19	144	NNN	360,100	$51.00	0	$70.00
620 National View	Google	Dec-18	120	NNN	151,065	$59.40	0	$80.00
Total / Wtd. Avg.(3)			161		2,117,801	$53.37	5	$66.42
(1)	Source: Appraisal.

(2)	Based on the rent roll as of October 6, 2020.

(3)	Total / Wtd. Avg. excludes the Moffett Place - Building 6 property.

		Summary of Comparable Office Sales(1)
Property	City, State	NRA	Year Built/Renovated	Occupancy	Transaction Date	Sales Price	Sales Price PSF	Cap Rate
Moffett Place - Building 6	Sunnyvale, CA	314,352	2020	100.0%	NAP	NAP	NAP	NAP
620 National View	Mountain View, CA	151,065	2017	100.0%	Sep-19	$190,000,000	$1,258	4.8%
Grove 221	Sunnyvale, CA	154,987	2018	100.0%	Mar-19	$183,000,000	$1,181	5.1%
Shoreline Technology	Mountain View, CA	795,663	1985 / 2000	92.0%	Nov-18	$1,000,000,000	$1,257	3.5%
1001 North Shoreline	Mountain View, CA	132,960	2017	100.0%	Mar-18	$169,000,000	$1,158	4.4%
Menlo Gateway	Menlo Park, CA	772,983	2019	100.0%	Nov-17	$850,000,000	$1,100	5.0%
Total / Wtd. Avg.(2)		2,007,658		96.8%		$763,194,608	$1,184	4.4%

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Moffett Place - Building 6 property.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical information is not available due to the recent construction of the Moffett Place - Building 6 property.

(2)	Based on the rent roll as of October 6, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Google	Aa2 / NR / AA+	314,352	100.0%	$49.56	100.0%	1/31/2029
Total		314,352	100.0%	$49.56	100.0%
Other Occupied		0	0.0	$0.00	0.0
Total Occupied		314,352	100.0%	$49.56	100.0%
Vacant		0	0.0
Total		314,352	100.0%

(1)	Based on the rent roll as of October 6, 2020.

(2)	Credit Ratings are those of the parent company. The tenant is the sole obligor with respect to the lease obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Moffett Place - Building 6

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	1	314,352	100.0	15,579,285	100.0	314,352	100.0%	$15,579,285	100.0%
2030	0	0	0.0	0	0.0	314,352	100.0%	$15,579,285	100.0%
2031 and Thereafter	0	0	0.0	0	0.0	314,352	100.0%	$15,579,285	100.0%
Total	1	314,352	100.0%	$15,579,285	100.0%

(1)	Based on the rent roll as of October 6, 2020.

Underwritten Net Cash Flow(1)
	Underwritten	Underwritten $ Per Square Foot	%(2)
Base Rent	$15,579,285	$49.56	77.9%
Straight Line Rent Credit(3)	1,297,970	4.13	6.5%
Amenities Rent	469,779	1.49	2.4%
Reimbursements	2,642,608	8.41	13.2%
Net Rental Income	$19,989,641	$63.59	100.0%
Vacancy & Credit Loss(4)	(999,482)	(3.18)	(5.0%)
Effective Gross Income	$18,990,159	$60.41	95.0%

Real Estate Taxes	$592,541	$1.88	3.1%
Insurance	221,528	0.70	1.2%
Management Fee	168,773	0.54	0.9%
Other Operating Expenses	1,709,572	5.44	9.0%
Total Operating Expenses	$2,692,414	$8.56	14.2%

Net Operating Income	$16,297,746	$51.85	85.8%
TI/LC	323,102	1.03	1.7%
Capital Expenditures	64,620	0.21	0.3%
Net Cash Flow	$15,910,023	$50.61	83.8%

(1)	Historical cash flow information is not available due to the recent construction of the Moffett Place – Building 6 property.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Straight Line Rent Credit is given to Google through the lease term.

(4)	Represents an underwritten economic vacancy of 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Moffett Place - Building 6

Property Management. The Moffett Place - Building 6 property is managed by Paul Holdings, Inc., an affiliate of the borrower.

Escrows and Reserves. At loan origination, the borrower was required to deposit the following into upfront reserves: (i) $2,728,059 into a TI/LC reserve for outstanding tenant obligations, (ii) $2,496,716 into a debt service reserve (equal to three months of Moffett Place - Building 6 Total Debt service payments) and (iii) $12,062,876 into a free rent reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $85,000 per month).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses is required to be transferred to a lease sweep reserve until amounts on deposit equal the Lease Sweep Reserve Cap (as defined below). In the event that excess cash flow is not sufficient to meet the Required Minimum Monthly Lease Sweep Deposit Amount (as defined below), the borrower is required to deposit the Required Monthly Lease Sweep Deposit Amount into the lease sweep reserve.

A “Lease Sweep Period” will commence upon the earliest to occur of any of the following: (i) Google or a Lease Sweep Tenant Party (as defined below) fails to give notice of its intent to renew or extend the Google lease by May 31, 2027, which is 20 months prior to the lease expiration date until Google has exercised a renewal or an extension under the Lease Sweep Lease (as defined below) or a replacement tenant acceptable to lender executes a replacement lease covering the Requisite Lease Sweep Space (as defined below) or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap; (ii) the date on which (a) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or at least 41,000 square feet of the Lease Sweep Space (as defined below) prior to the then current expiration date or (b) a Lease Sweep Tenant Party delivers to borrower or manager a notice to terminate its Lease Sweep Lease with respect to all or at least 41,000 square feet of the Lease Sweep Space until either a renewal or retenanting occurs or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap; (iii) the Lease Sweep Tenant Party ceases operating its business in 20.0% or more of the space in a building subject to its leases (the “Dark Space”) (unless such tenant ceasing to operate is (a) Google, or (b) one or more investment grade entities, until a replacement tenant acceptable to lender executes a replacement lease covering the Requisite Lease Sweep Space or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap (clauses (i) through (iv) collectively, a “Lease Sweep Trigger”); (iv) a default under the lease by the Lease Sweep Tenant Party, until either such default is cured and no other default occurs for three consecutive months or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap; (v) a bankruptcy of Google or any parent entity under the applicable lease, until the related bankruptcy proceedings have terminated and the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (vi) with respect to the Google lease, the date on which neither Google nor its parent company is an investment grade entity (a “Google Downgrade Event”), until one of (a) such tenant (or its parent company) becomes an investment grade entity again, (b) a renewal or re-tenanting occurs or (c) the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap.

A “Lease Sweep Tenant Party” means any tenant under a Lease Sweep Lease or its direct or indirect parent company.

A “Lease Sweep Lease” means (i) the Google lease or (ii) any lease which is entered into by the borrower in replacement of any Google lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such replacement lease, demises Lease Sweep Space equal to or greater than the Requisite Lease Sweep Space.

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

The “Requisite Lease Sweep Space” means 75% or more of the rentable square feet demised under the applicable Lease Sweep Lease.

A “Required Minimum Monthly Lease Sweep Deposit Amount” means on each monthly payment date during the continuance of a Lease Sweep Period, an amount equal to: (i) from the payment date in September 2020 through October 2021, $475,000, (ii) from the payment date in November 2021 through October 2022, $505,000, (iii) from the payment date in November 2022 through October 2023, $535,000, (iv) from the payment date in November 2023 through October 2024, $555,000, (v) from the payment date in November 2024 through October 2025, $585,000, (vi) from the payment date in November 2025 through October 2026, $615,000 and (vii) from the payment date in November 2026 and thereafter, $628,700; provided that with respect to a Lease Sweep Period pursuant to clause (v) of the definition of Lease Sweep Period, such amount will be $0.00 on the date that funds then on deposit in the lease sweep reserve equal or exceed $15,717,600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Moffett Place - Building 6

A “Lease Sweep Reserve Cap” means: (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) of the defined term “Lease Sweep Period”, an amount equal to $40.00 per rentable square foot that is leased pursuant to the Lease Sweep Lease in question; (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (iv) of the defined term “Lease Sweep Period”, $35.00 per rentable square foot that is leased pursuant to the Lease Sweep Lease in question; (iii) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) of the defined term “Lease Sweep Period”, $40.00 per rentable square foot of the terminated space; (iv) with respect to a Lease Sweep Period continuing pursuant to a Dark Period Event (clause (iii) of the defined term “Lease Sweep Period”), whether or not a Lease Sweep Trigger pursuant to clauses (i), (ii) and/or (iv) of the defined term “Lease Sweep Period” is concurrently continuing, $50.00 per rentable square foot of Dark Space; (v) with respect to a Lease Sweep Period continuing pursuant to a Google Downgrade Event (clause (vi) of the defined term “Lease Sweep Period”), whether or not a Lease Sweep Trigger pursuant to clauses (i), (ii), (iii) and/or (iv) of the defined term “Lease Sweep Period” is concurrently continuing, $15,717,600 (i.e., $50.00 per rentable square foot that is leased pursuant to the Lease Sweep Lease in question).

Lockbox / Cash Management. The Moffett Place - Building 6 Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to direct all existing tenants of the Moffett Place - Building 6 property to directly deposit all rents into a deposit account controlled by the lender. Funds in the deposit account are required to be applied and disbursed in accordance with the Moffett Place - Building 6 Whole Loan documents. During a Trigger Period (as defined below), all excess cash after payment of the monthly debt service on the Moffett Place - Building 6 Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the Moffett Place - Building 6 Whole Loan documents will be reserved (i) if a Lease Sweep Period is continuing, into the lease sweep reserve until the aggregate amount of funds transferred into such reserve during the Lease Sweep Period in question equals the applicable Lease Sweep Reserve Cap, if any, (ii) if a DS Reimbursement Period (as defined below) is continuing, into the debt service reserve account, and (iii) if no DS Reimbursement Period is continuing, into a cash collateral account as additional collateral for the Moffett Place - Building 6 Whole Loan.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the Moffett Place - Building 6 Whole Loan until cured, (ii) (A) the Moffett Place - Building 6 property not fully being leased to either Google or an investment grade entity and (B) the debt service coverage ratio being less than (a) 2.19x based on the Moffett Place - Building 6 Whole Loan and (b) 1.50x based on the Moffett Place - Building 6 Total Debt (a “Low DSCR Period”) until (x) the debt service coverage ratio based on the Moffett Place - Building 6 Whole Loan is equal to or greater than 2.19x and the debt service coverage ratio based on the Moffett Place - Building 6 Total Debt is equal to or greater than 1.50x, in each case, for one calendar quarter or (y) funds on deposit in the cash collateral account equal $15,717,600, (iii) the commencement of a Lease Sweep Period until such Lease Sweep Period is cured, (iv) the occurrence of a mezzanine loan default until the mezzanine lender notifies the lender that such mezzanine loan default has been cured or waived or (v) the commencement of a DS Reimbursement Period until such DS Reimbursement Period has ended.

A “DS Reimbursement Period” will commence upon (i) the allocation of any debt service reserve funds to any required debt service amounts pursuant to the Moffett Place - Building 6 Whole Loan documents and will end upon the earlier to occur of (a) the satisfaction of all DS Reserve Release Conditions (as defined below) and (b) the satisfaction of all DS Reimbursement Obligations (as defined below).

The “DS Reserve Release Conditions” means each of the following requirements has been satisfied: (i) no Trigger Period has occurred and is continuing (unless the Trigger Period is solely ongoing in connection with an ongoing DS Reimbursement Period) and (ii) with respect to the Google lease, the borrower has delivered evidence reasonably satisfactory to the lender that all contingencies under the Google lease have been satisfied and Google has actually commenced the payment of full contractual rent and any initial free rent period or period of partial rent abatements has expired.

The “DS Reimbursement Obligations” means the obligation of the borrower to reimburse to the lender all amounts disbursed from the lender-controlled debt service reserve.

Current Mezzanine or Subordinate Indebtedness. The Moffett Place - Building 6 Whole Loan consists of nine pari passu senior notes with an aggregate initial principal balance of $133,100,000 and two junior notes, with an aggregate initial principal balance of $66,900,000. In conjunction with the Moffett Place - Building 6 Whole Loan, on August 6, 2020, Security Benefit Life Insurance Company funded a $49.0 million mezzanine loan (and together with the Moffett Place - Building 6 Whole Loan, the “Moffett Place - Building 6 Total Debt”). The mezzanine loan has a fixed interest rate per annum of 6.35000% and maturity date of August 6, 2030. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI for the Moffett Place - Building 6 Total Debt are set forth below:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Moffett Place - Building 6

Financial Information
	Senior Notes	Whole Loan	Total Debt
Cut-off Date Balance	$133,100,000	$200,000,000	$249,000,000
Cut-off Date LTV Ratio	37.1%	55.7%	69.3%
Maturity Date LTV Ratio	37.1%	55.7%	69.3%
DSCR Based on Underwritten NCF	3.50x	2.33x	1.59x
Debt Yield Based on Underwritten NOI	12.2%	8.1%	6.5%

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

Common Area Subdivision: The borrower, together with certain affiliates, may seek to reconfigure and reduce the Common Area Spaces and transfer a portion of the Common Area Spaces to an affiliate of the borrower or the Association to allow for the construction of one or more office buildings and associated common area improvements, to be owned in fee by an affiliate of borrower or of the Association (the “Common Area Subdivision and Release”). In connection with such transfer, the borrower and other members of the Association intend to amend the terms of the Moffett Place CCR to allow such Common Area Subdivision and Release. The Moffett Place - Building 6 Whole Loan documents permit the borrower to effectuate a Common Area Subdivision and Release subject to the satisfaction of certain terms and conditions, including, among others: (a) such subdivision and release (i) will not materially adversely interfere with any tenant’s use of its leased premises upon the Moffett Place - Building 6 property pursuant to the terms of its lease, (ii) will not materially adversely affect the Moffett Place - Building 6 property or its use or operation, (iii) does not violate the terms of any document or instrument relating to the Moffett Place - Building 6 property or Common Area Spaces, including any lease, reciprocal easement agreement or the Moffett Place CCR, (iv) will not cause any portion of the Moffett Place - Building 6 property and/or the reduced common area to be in violation of any legal requirements (including with respect to zoning and parking), and (v) does not create any liens on the Moffett Place - Building 6 property or Common Area Spaces and (b) not less than 20 days prior to the date of the commencement of such Common Area Subdivision and Release, the borrower submits to the lender copies of all plans, specifications, permits and approvals (as well as drafts of any shared facilities, access, infrastructure or parking easements to be entered into in connection with such Common Area Subdivision and Release), each as reasonably requested by the lender. Notwithstanding the foregoing, no such Common Area Subdivision and Release will be permitted if at the time of the effectuation of such Common Area Subdivision and Release, and after giving effect thereto, in the lender’s good faith discretion, the ratio of the unpaid principal balance of the Moffett Place - Building 6 Whole Loan to the value of the remaining Moffett Place - Building 6 property is greater than 125%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

34 Droga5, LLC 4,054 SF 9/2029
33 Droga5, LLC 6,529 SF 9/2029
32 Lavazza Premium Coffees Corp. 6,612 SF 10/2027
31 The New Press 8,149 SF 6/2029
30 Vacant 7,885 SF
29 Center for Appellate Litigation 8,788 SF 11/2021
28 Center for Appellate Litigation 11,747 SF 1/2025
27 Lavazza Premium Coffees Corp. 11,747 SF 10/2027
26 Nathan Cummings Foundation, Inc 13,751 SF 12/2032
25 Gusrae, Kaplan, & Nusbaum PLLC 14,476 SF 12/2023
24 Excess Line Association of New York 14,476 SF 4/2029
23 American Institute of Chemical Engineers 16,506 SF 4/2029
22 Leahey & Johnson P.C. 9,526 SF 3/2021
Foundation for AIDS Research 4,062 SF 8/2027
21 Public Relations Society of America 19,448 SF 2/2027
20 Urban Homesteading Assistance 6,160 SF 2/2022
Jewish Child Care Association 6,466 SF 9/2023
Urban Homesteading Assistance 4,545 SF 2/2022
Urban Homesteading Assistance 4,545 SF 2/2022
19 Lambda Legal Defense & Education Fund 20,321 SF 7/2027
18 Network for Teaching Entrepreneurs 14,292 SF 3/2025
Girls Incorporated 4,300 SF 9/2028
Georgoulis / Cohen 1,190 SF 4/2021
Georgoulis / Cohen 4,947 SF 4/2021
17 Illuminating Engineering Society 11,149 SF 1/2033
Odyssey House, Inc. 13,870 SF 6/2027
16 Pico Quantitative Trading 10,418 SF 3/2021
Vacant 9,384 SF
Vacant 5,305 SF
Vacant 1,845 SF
15 Catalyst, Inc. 18,176 SF 7/2027
Television Bureau of Advertising 9,287 SF 9/2025
14 Droga5, LLC 25,910 SF 9/2029
13 Foundation for AIDS Research 26,615 SF 8/2027
12 Droga5, LLC 26,953 SF 9/2029
11 Droga5, LLC 26,953 SF 9/2029
10 Droga5, LLC 26,953 SF 9/2029
9 Concepts of Independence, Inc. 14,567 SF 12/2029
Droga5, LLC 4,728 SF 9/2029
Asian American Federation 8,024 SF 12/2026
8 Droga5, LLC 26,953 SF 9/2029
7 Droga5, LLC 26,953 SF 9/2029
6 Success Academy Charter School 26,954 SF 6/2029
5 Success Academy Charter School 26,954 SF 6/2029
4 AFS-USA, Inc. 26,953 SF 6/2029
3 The Eye-Bank for Sight Restoration 7,793 SF 5/2027
AFS-USA, Inc. 13,076 SF 6/2029
The Eye-Bank for Sight Restoration 4,666 SF 5/2027
2 Droga5, LLC 26,410 SF 9/2029
Mezz/1 Hydra 4,220 SF 4/2032
Management Office 2,253 SF
Derive Technologies, LLC 3,061 SF 8/2024
Vacant 327 SF
Vacant 5,359 SF
XO Communication Services 6 SF 1/2023
Cablevision Lightpath 6 SF 4/2021
AT&T Corp. 6 SF 6/2022
Time Warner Cable 6 SF 4/2020
Bsmt Gusrae, Kaplan, & Nusbaum PLLC 382 SF 12/2023
Lavazza Premium Coffees Corp. 814 SF 10/2027
Success Academy Charter School 750 SF 6/2029
Jewish Child Care Association 313 SF 9/2023
Jax Media 851 SF 12/2024
Vacant 2,500 SF
Girls Incorporated 57 SF 9/2028
Foundation for AIDS Research 145 SF 8/2027
American Institute of Chemical Engineers 200 SF 3/2029
Verizon 300 SF 2/2022
Vacant
Building
MTM
2020 – 2021
2022 – 2023
2024 – 2025
2026+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

120 Wall Street
120 Wall Street
New York, NY 10005
FINANCIAL DISTRICT
East River
FDR / SOUTH STREET VIADUCT
Southbridge Towers
Peck Clip School
Best Western
237 Front
Aloft Manhattan
161 William
The Downtown Medical Bldg
ANN STREET
129 Fulton
101 Fulton
Royal Insurance Building
FULTON ST
GOLD STREET
PECK SLIP
Fulton Market
St Margaret's House
Pearl St Playground
Titanic Memorial Park
WATER STREET
BEEKMAN STREET
FRONT STREET
140
123 William
130 William
110 William
40 Fulton
JOHN STREET
85
99 John Deco Lofts
Smorgasburg
Tin Building
Pier 17
Home Insurance Plaza
33
100 William
Insurance Building
200 Water
Renaissance Apts
101 John
Seaport Plaza
90 William
Gild Hall
Aka Wall St
Federal Reserve Bank of New York
75
83
LIBERTY ST
180 Water
BURLING SLIP
2 Gold
101 Maiden
160 Water
175 Water
Pier 16
One Chase Manhattan Plaza
10 Maiden Lane
125 Maiden
Fairfield Inn
NASSAU ST
The Collection
80 Maiden
90
100 Maiden
155 Water
1 Seaport
South Street Seaport
WILLIAM ST
62
MAIDEN LANE
PINE STREET
70 Pine
Lyric Hotel
1 Wall Street Plaza
88 Pine Street Plaza
Pier 15
Federal Hall
The Trump Building
30
Club Quarters
180 Maiden Lane
60 Wall
44
48 Wall
72 Wall
PEARL STREET
Holiday Inn Express
WATER STREET
WALL STREET
Eurostars
80
82
100 Wall
FRONT ST
110 Wall
NY Stock Exchange
37
45
Downtown by Starck
Regent Wall Street
63 Wall
67 Wall
Andaz Hotel
EXCHANGE PLACE
101 Wall
111 Wall
25 Broad
40 Exchange
20 Exchange Place
11
5 Hanover Square
GOUVERNEUR LN
SOUTH STREET
41 Broad
William Beaver House
3 Hanover Square
10 Hanover Square
77 Water
Old Slip Financial Square
Pier 11
BROAD STREET
50
55 Broad
BEAVER STREET
1 William
60 Broad
44 Beaver
Wall St Inn
HANOVER SQUARE
7 Hanover Square
54
75 Broad
70
74
Pier 11 Wall St
46
55 Water
80 Broad
85 Broad
2 Broadway
90 Broad
36 Water
STONE ST
Double Tree
Fraunces Tavern Museum
Vietnam Veterans Plaza
1 Whitehall
BRIDGE ST
WHITEHALL ST
Broad Financial Center
Public Utility
4 New York Plaza
125 Broad
Hampton Inn
3 NY Plaza
Downtown Manhattan Heliport
Pier 6
1 State Street Plaza
17 State
ONE New York Plaza
Our Lady of the Rosary
Peter Minuit Plaza
UPPER WEST SIDE
Central Park
UPPER EAST SIDE
QUEENS
Carnegie Hall
MIDTOWN
Times Square
United Nations
Madison Square Garden
Empire State Building
Hudson Yards
MANHATTAN
CHELSEA
New York
Hudson River
East River
HOBOKEN
NYU
EAST VILLAGE
SOHO
FINANCIAL DISTRICT
NY Stock Exchange
JERSEY CITY
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

Mortgage Loan Information
Mortgage Loan Sellers(1):	JPMCB/CREFI
Original Principal Balance(2):	$70,000,000
Cut-off Date Principal Balance(2):	$70,000,000
% of Pool by IPB:	7.7%
Loan Purpose:	Refinance
Borrower:	120 Wall Property Owner, LLC
Loan Sponsor:	Silverstein Holdco I LLC
Interest Rate:	3.20100%
Note Date:	10/1/2020
Maturity Date:	10/11/2030
Interest-only Period:	120 months
Original Term:	120 months
Original Amortization:	None
Amortization Type:	Interest Only
Call Protection(3):	YM(24),DeforYM(92),O(4)
Lockbox / Cash Management:	Hard / Springing
Additional Debt(2):	Yes
Additional Debt Balance(2):	$95,000,000
Additional Debt Type:	Pari Passu

Escrows and Reserves(6)
Initial		Monthly	Initial Cap
Taxes:	$1,306,557	$326,640	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$0	Springing	$501,207
TI/LC:	$3,472,525	$111,379	$4,009,656
Other:	$1,759,579	$0	N/A

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee
Property Type – Subtype:	Office – CBD
Net Rentable Area (SF):	668,276
Location:	New York, NY
Year Built / Renovated:	1929 / 2013
Occupancy:	95.1%
Occupancy Date:	8/31/2020
Number of Tenants:	37
2017 NOI(4):	$12,487,548
2018 NOI(4):	$10,046,537
2019 NOI(4):	$12,952,334
TTM NOI (as of 7/2020)(5):	$13,190,289
UW Economic Occupancy:	94.0%
UW Revenues:	$28,608,590
UW Expenses:	$13,183,745
UW NOI(5)(7):	$15,424,845
UW NCF(7):	$14,656,328
Appraised Value / Per SF(7):	$285,000,000 / $426
Appraisal Date:	8/25/2020

Financial Information(2)(7)
Cut-off Date Loan / SF:	$247
Maturity Date Loan / SF:	$247
Cut-off Date LTV:	57.9%
Maturity Date LTV:	57.9%
UW NCF DSCR:	2.74x
UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$165,000,000	100.0%	Payoff Existing Debt	$135,478,875	82.1%
			Return of Equity	20,796,123	12.6
			Upfront Reserves	6,538,661	4.0
			Closing Costs	2,186,341	1.3
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%
(1)	The 120 Wall Street Whole Loan (as defined below) was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association. (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”) on October 1, 2020. JPMCB will be contributing $35,000,000 (Notes A-4 and A-5) and CREFI will be contributing $35,000,000 (Notes A-6 and A-7) to the Benchmark 2020-B20 transaction.

(2)	The 120 Wall Street Loan (as defined below) is part of the 120 Wall Street Whole Loan evidenced by seven pari passu notes with an aggregate original principal balance as of the Cut-off Date of $165.0 million. Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $165.0 million 120 Wall Street Whole Loan.
(3)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date of November 2020. Defeasance of the 120 Wall Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 120 Wall Street Whole Loan to be securitized and (b) the payment date occurring in November 2023. The assumed defeasance lockout period of 24 months is based on the expected closing date of the Benchmark 2020-B20 securitization in October 2020. The actual defeasance lockout period may be longer. Additionally, the borrower may prepay the 120 Wall Street Whole Loan at any time during the term of the 120 Wall Street Whole Loan with a 15-day prior notice and, if such prepayment date occurs before July 11, 2030, upon payment of the yield maintenance premium.
(4)	The decrease from 2017 NOI to 2018 NOI and subsequent increase from 2018 NOI to 2019 NOI is primarily attributable to new leases executed in 2018 accounting for 11.4% of net rentable area and 12.9% of underwritten base rent. In connection with executing such leases, the Borrower (as defined below) provided new tenants with free rent periods accounting for an adjustment of approximately $2,427,673 in 2018 base rent.
(5)	The increase from TTM NOI (as of 7/2020) to UW NOI at the 120 Wall Street property is primarily attributable to (i) new leases commencing in 2020 and 2021 accounting for an increase of approximately $1.9 million in underwritten base rent and (ii) approximately $298,037 in contractual rent steps through November 2021.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

(7)	While the 120 Wall Street Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 120 Wall Street Whole Loan more severely than assumed in the underwriting of the 120 Wall Street Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The 120 Wall Street loan is part of a whole loan evidenced by seven pari passu promissory notes, each as described below, with an aggregate original principal balance as of the Cut-off Date of $165.0 million (the “120 Wall Street Whole Loan”), secured by the ESD’s (as defined below) fee simple interest and the borrower’s leasehold interest in a 668,276 square foot, Class B, CBD office building located in New York, New York. The non-controlling notes A-4, A-5, A-6 and A-7, with an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million, will be included in the Benchmark 2020-B20 Trust. The remaining notes, which are currently held by WFB, are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the 120 Wall Street Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 120 Wall Street Whole Loan has a 10-year term and is interest only for the full term of the loan.

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1(1)	$70,000,000	$70,000,000	WFB	Yes
Note A-2(1)	$10,000,000	$10,000,000	WFB	No
Note A-3(1)	$15,000,000	$15,000,000	WFB	No
Note A-4, A-5, A-6, A-7(2)	$70,000,000	$70,000,000	Benchmark 2020-B20	No(3)
Whole Loan	$165,000,000	$165,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	JPMCB will be contributing Note A-4 and Note A-5, which have an aggregate outstanding principal balance of approximately $35,000,000, to the Benchmark 2020-B20 mortgage trust. CREFI will be contributing Note A-6 and Note A-7, which have an aggregate outstanding principal balance of approximately $35,000,000, to the Benchmark 2020-B20 mortgage trust.

(3)	The 120 Wall Street Whole Loan is expected to be serviced under the Benchmark 2020-B20 pooling and servicing agreement until such time as the controlling note has been securitized, at which point the 120 Wall Street Whole Loan will be serviced under the pooling and servicing agreement related to such securitization.

The Borrower. The borrower is 120 Wall Property Owner, LLC (the “Borrower”), a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsor is Silverstein Properties, Inc. (“Silverstein Properties”) and the non-recourse carveout guarantor is Silverstein Holdco I LLC. Silverstein Properties is a privately held, full-service real estate development, investment and management firm based in New York. Founded in 1957, Silverstein has developed, owned and managed more than 40 million square feet of office, residential, hotel, retail and mixed-use properties. Silverstein Properties is widely recognized for their role in rebuilding the World Trade Center following the tragic events of September 11, 2001. Silverstein Properties’ commercial and residential portfolio, includes over 12 million square feet of office and residential properties in Midtown and Lower Manhattan.

The Property. The 120 Wall Street property is a 35-story, 668,276 square foot, Class B, LEED Gold certified office building located in the Financial District of Manhattan in New York City. The property was constructed in 1929 and most recently renovated in 2013. The borrower sponsor purchased the 120 Wall Street property in 1980 and has invested significant capital to reposition and modernize the building. In 2005, the borrower sponsor restored the façade of the building, entrance and distinctive art deco lobby enhancing the building’s appeal. Since 2012, the borrower sponsor has invested $11.0 million in capital improvements ($16.47 per square foot) including a $4.5 million lobby renovation that includes the expansion and widening of the lobby footprint, new revolving doors, installing turnstiles, new flooring, new lighting, new security desks and restoration of interior lobby walls, as well as an approximately $3.4 million elevator modernization. The 120 Wall Street property is designated a historic landmark by the New York City Landmark’s Preservation Commission. Amenities at the 120 Wall Street property include unobstructed views across the East River, private terraces and around the clock security. As of August 31, 2020, the 120 Wall Street property was 95.1% occupied by 35 distinct tenants including 28 office tenants, five telecom tenants and two retail tenants.

The borrower sponsor has owned the 120 Wall Street property since 1980 and facilitated its designation as New York City's first association center in 1992, which allows for not-for-profit ("NFP") tenancy to receive financial incentives for leasing space at the 120 Wall Street property. On September 12, 2012, the 120 Wall Street property entered into a real estate tax program with the New York State Urban Development Corporation d/b/a Empire State Development ("ESD"), where the building was deeded to the ESD and leased back by the Borrower. Under the agreement, the Borrower makes a payment in lieu of real estate taxes ("PILOT"). The PILOT amount is reduced (a) proportionately to the extent that NFP tenants lease space at the 120 Wall Street property (such proportionate reduction, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

"NFP Benefit") and (b) for certain other tax benefits that the 120 Wall Street property would otherwise be eligible for if the 120 Wall Street property was owned by the Borrower, resulting in expense savings. A proportionate amount of the NFP Benefit is then required to be passed back to each NFP tenant in the form of a rent credit. The ground lease expires on December 31, 2032 at which time the Borrower would obtain the fee ownership, repurchasing the deed for $1. There is no ground rent associated with the lease structure other than the PILOT tax payments for any for-profit tenants at the 120 Wall Street property. Under the program, any NFP tenant that executes a new lease or renews a current lease is eligible to participate in the program. Currently, 12 NFP tenants representing approximately 31.6% of net rentable area at the 120 Wall Street property participate in the program, resulting in an expected tax savings of approximately $1.6 million in 2020. 120 Wall Street is the only office building in Manhattan to offer this incentive for NFP tenants. The average NFP benefit is approximately $6.17 per square foot. See "Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds" in the Preliminary Prospectus.

The largest tenant, Droga5, LLC (202,396 square feet; 30.3% of net rentable area; 32.6% of underwritten base rent) (“Droga5”), is an international creative and strategic advertising agency that was founded in 2006. Droga5 was acquired by Accenture (NYSE: ACN) Interactive in May 2019. Droga5 has worked on advertising campaigns for some of the largest corporation in the world including Coca- Cola, Motorola, Mondelez International, Kraft Heinz Company, LVMH, Unilever and the United Nations. Droga5 executed its lease at the 120 Wall Street property in October 2013 for 91,442 square feet and expanded its space at the property in 2016 and 2018 for 52,320 square feet and 58,634 square feet, respectively. The 120 Wall Street property serves as the company’s global headquarters. Droga5 has a lease expiration of September 2029 with one, ten-year renewal option for the entire premises or at least two full contiguous floors exercisable with at least 15 months’ notice but no more than 24 months prior to expiration. Droga5 has no termination options.

The second largest tenant, Success Academy Charter School (54,658 square feet; 8.2% of net rentable area; 8.1% of underwritten base rent), was founded in 2006 and is the largest and highest-performing free, public charter school network in New York City. Admission is open to all New York State children in grades K-12, including those with special needs and English language learners. Success Academy operates 47 schools serving 20,000 students in Manhattan, Brooklyn, Queens and the Bronx. The non-profit organization ranks in the top 1% among all schools in the state in math and English for 2019. Success Academy Charter School utilizes its space at 120 Wall Street for office and administrative space. Success Academy Charter School has a lease expiration of June 2029 with no renewal options. Success Academy Charter School has a one-time right to terminate its lease for the entire premises effective August 31, 2024, with 12 months’ notice and a termination fee of $3,497,468. According to the appraisal, Success Academy Charter School currently receives an NFP benefit in the form of a rent credit amounting to approximately $244,937.

The third largest tenant, AFS-USA, Inc. (40,029 square feet; 6.0% of net rentable area; 5.9% of underwritten base rent) (“AFS”) is an international youth exchange organization consisting of over 50 independent non-profit organizations. AFS provides young people with immersive, international or intercultural experiences, supports them with structured and facilitated learning and gives them real world social-impact and change making exposure. In 2018 alone, AFS served over 66,000 students across nine countries, raised over $36 million in scholarships and had more than 12,000 study-abroad participants. AFS has a lease expiration of June 2029 with one, 10-year renewable option exercisable with notice provided no later than 12 months, but no earlier than 18 months, prior to the expiration date. AFS has a one-time right to terminate its lease for the entire premises effective June 30, 2024, with 18 months’ prior notice, subject to a termination fee equal to $2,593,000. According to the appraisal, AFS-USA, Inc. currently receives an NFP benefit in the form of a rent credit amounting to approximately $181,879.

COVID-19 Update. As of October 1, 2020, the 120 Wall Street property is open for operations. As of September 11, 2020, four tenants accounting for approximately 12.7% of net rentable area and 12.1% of underwritten base rent in aggregate have requested tenant relief in the form of rent modifications and deferral. The borrower sponsor has not formally agreed to any such agreement. For April, May, June, July and August, the borrower sponsor collected approximately 99%, 100% 100%, 95% and 92% of base rent, respectively. As of September 11, 2020, the third largest tenant at the 120 Wall Street property, AFS, which accounts for 6.0% of net rentable area and 5.9% of underwritten base rent, has requested a rent reduction or a reduction in its square footage on the fourth floor by approximately 18,000 square feet. Two additional tenants at the property, Geourgoulis / Cohen and The New Press, accounting for 2.1% of net rentable area and 2.2% of underwritten base rent, have missed a payment but are expected to make such payment in full by the end of 2020. As of October 1, 2020 the 120 Wall Street Whole Loan is not subject to any modification or forbearance requests. The first payment date is scheduled for November 11, 2020. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Market. The 120 Wall Street property is situated in the Downtown East Office submarket of the Manhattan Office market. The 120 Wall Street Property is a short walk from the PATH, 4, 5, A, C, E, J, M, Z, W, R, 1, 2, 3 and the new Fulton Street Transit Center which provides access to New Jersey, Brooklyn and residential neighborhoods in Lower Manhattan. The FDR Drive, Brooklyn Bridge and Manhattan Bridge are accessible from the subject property and are located on the westernmost sections of Manhattan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

The Downtown East Office submarket had approximately 49.9 million square feet of inventory as of the second quarter of 2020. According to the appraisal, the Downtown East Office submarket had a vacancy rate as of second quarter 2020 of 7.0% and an average asking rent of $56.27 per square foot. The appraisal identified 12 comparable office leases with rents ranging from $52.00 to $70.79 per square foot with a weighted average rent of approximately $59.97 per square foot. The 120 Wall Street property’s underwritten weighted average rent for occupied office space is approximately $40.41 per square foot, approximately 22.0% below the appraisal’s concluded market rent of $51.80 per square foot for the same spaces.

The traditional office tenant within the Downtown East office submarket primarily consisted of financial institutions, insurance companies, and real estate corporations, which are commonly referred to as “FIRE” tenants. However, based on the discounted rents when compared to many other submarkets throughout Manhattan, the Downtown East office submarket has redefined its typical tenancy base, signing large anchor leases to companies within the technology, advertising, media and information technology sector, which are commonly referred to as “TAMI” tenants. Due to the recalibration of the tenancy base throughout New York City, there is no longer one definitive corridor or office market that is centralized around one specific tenancy base.

According to the appraisal, the estimated 2020 population within a 0.25, 0.5, and 1-mile radius of the 120 Wall Street property is 9,835, 33,707, and 94,136, respectively. In addition, the appraisal states that the estimated 2020 average household income within a 0.25, 0.5, and 1-mile radius is $268,181, $247,402, and $196,812, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 120 Wall Street property:

Summary of Appraisal’s Concluded Office and Retail Market Rent(1)
	Office
Storage	Floor (2)	Floors (3-9)	Floors (10-16)	Floors (17-25)	Floors (26-34)	Retail (Grade)
$25.00	$44.00	$48.00	$52.00	$56.00	$60.00	$65.00
(1)	Source: Appraisal.

Historical Occupancy(1)
2017	2018	2019	Current(2)
96.0%	95.0%	92.0%	95.1%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is based on the August 31, 2020 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Droga5, LLC(4)	Aa3 / A+ / A+	202,396	30.3%	$41.56	32.6%	9/30/2029
Success Academy Charter School(5)	NR / NR / NR	54,658	8.2	$38.35	8.1	6/30/2029
AFS-USA, Inc.(6)(7)	NR / NR / NR	40,029	6.0	$37.95	5.9	6/30/2029
Foundation for AIDS Research	NR / NR / NR	30,822	4.6	$33.97	4.1	8/31/2027
Center for Appellate Litigation(8)	NR / NR / NR	20,535	3.1	$40.88	3.2	1/31/2025
Lambda Legal Defense & Education Fund	NR / NR / NR	20,321	3.0	$34.00	2.7	7/31/2027
Public Relations Society of America(9)	NR / NR / NR	19,448	2.9	$48.00	3.6	2/28/2027
Lavazza Premium Coffees Corp.	NR / NR / NR	19,173	2.9	$43.14	3.2	10/31/2027
Catalyst, Inc.	NR / NR / NR	18,176	2.7	$41.00	2.9	7/31/2027
American Institute of Chemical Engineers	NR / NR / NR	16,706	2.5	$38.33	2.5	3/31/2029
Total Major Office		442,264	66.2%	$40.14	68.7%
Other Occupied(10)(11)(12)		193,407	28.9	$41.79	31.3
Total Occupied		635,671	95.1%	$40.64	100.0%
Vacant		32,605	4.9
Total / Wtd. Avg.		668,276	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2020.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Base Rent PSF is inclusive of rent steps through November 2021 totaling $298,037.
(4)	Jax Media is currently subleasing an additional 25,910 square feet from Droga5 through June 2029 at a base rental rate of $52.15 per square foot.
(5)	Success Academy Charter School has a one-time right to terminate its lease for the entire premises effective August 2024, with 12 months’ notice and a termination fee of $3,497,468.
(6)	AFS-USA, Inc. is currently subleasing an additional 13,076 square feet to Success Academy Charter School through June 2029 at a base rental rate of $39.00 per square foot.
(7)	AFS-USA, Inc. has a one-time right to terminate its lease for the entire premises effective June 2024, with 18 months’ prior notice and a termination fee equal to $2,593,000.
(8)	Center for Appellate Litigation is currently subleasing an additional 8,788 square feet from American Suicide Foundation through November 2021 at which point Center for Appellate Litigation will pay $58.00 per square foot pursuant to a direct lease thereafter.
(9)	Kelley Jasons McGowan Spinelli Hanna & Reber, L.L.P (“KJMSHR”) is subleasing 2,442 square feet to Public Relations Society of America at a base rental rate of $46.00 per square foot through February 2027. KJMSHR leases no additional space at the 120 Wall Street property.
(10)	Other Occupied is inclusive of 7,281 square feet of retail space.
(11)	Other Occupied is inclusive of Pico Quantitative Trading which is currently dark. The tenant continues to pay rent in full at the 120 Wall Street property.
(12)	Other Occupied includes a 2,253 square feet management office with no attributable base rent.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	32,605	4.9%	NAP	NAP	32,605	4.9%	NAP	NAP
MTM & 2020	1	6	0.0	$0	0.0%	32,611	4.9%	$0	0.0%
2021	5	34,869	5.2	1,406,534	5.4%	67,480	10.1%	$1,406,534	5.4%
2022	3	12,950	1.9	404,608	1.6%	80,430	12.0%	$1,811,142	7.0%
2023	3	21,624	3.2	812,918	3.1%	102,054	15.3%	$2,624,060	10.2%
2024	2	3,912	0.6	195,440	0.8%	105,966	15.9%	$2,819,500	10.9%
2025	3	35,306	5.3	1,441,320	5.6%	141,272	21.1%	$4,260,820	16.5%
2026	1	6,024	0.9	219,876	0.9%	147,296	22.0%	$4,480,696	17.3%
2027	7	134,269	20.1	5,166,723	20.0%	281,565	42.1%	$9,647,419	37.3%
2028	1	4,357	0.7	157,515	0.6%	285,922	42.8%	$9,804,934	38.0%
2029	6	336,505	50.4	13,546,996	52.4%	622,427	93.1%	$23,351,930	90.4%
2030 and Thereafter(4)	4	45,849	6.9	2,481,934	9.6%	668,276	100.0%	$25,833,864	100.0%
Total	36	668,276	100.0%	$25,833,864	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2020.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring and % of Base Rent Expiring is inclusive of rent steps through November 2021 totaling $298,037.

(4)	2030 & Thereafter includes 2,253 square feet of management office with no attributable underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$21,819,923	$20,742,361	$23,378,989	$23,582,233	$25,833,864	$38.66	85.7%
Vacant Income	0	0	0	0	1,821,818	2.73	6.0
NFP Rent Credit(4)	(875,867)	(910,278)	(947,348)	(922,477)	(967,163)	(1.45)	(3.2)
Gross Potential Rent	$20,944,056	$19,832,083	$22,431,641	$22,659,756	$26,688,519	$39.94	88.5%
Total Reimbursements	3,108,126	3,395,970	3,502,179	3,321,088	3,467,820	5.19	11.5
Gross Rental Income	$24,052,182	$23,228,053	$25,933,820	$25,980,844	$30,156,339	$45.13	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,821,818)	(2.73)	(6.0)
Total Other Income(5)	88,120	71,433	259,483	274,069	274,069	0.41	0.9
Effective Gross Income	$24,140,302	$23,299,486	$26,193,303	$26,254,913	$28,608,590	$42.81	94.9%
Total Expenses	11,652,754	13,252,949	13,240,969	13,064,624	13,183,745	19.73	46.1
Net Operating Income(6)(7)	$12,487,548	$10,046,537	$12,952,334	$13,190,289	$15,424,845	$23.08	53.9%
TI/LC	0	0	0	0	668,276	1.00	2.3
Capital Expenditures	0	0	0	0	100,241	0.15	0.4
Net Cash Flow	$12,487,548	$10,046,537	$12,952,334	$13,190,289	$14,656,328	$21.93	51.2%
(1)	TTM represents the trailing 12-month period ending July 31, 2020.
(2)	% column represents percent of Gross Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Base Rent is inclusive of rent steps through November 2021 totaling $298,037.
(4)	NFP Rent Credit is based on contractual rent credits for 12 NFP tenants representing approximately 32.9% of net rentable area at the 120 Wall Street property
(5)	Total Other Income includes telecom income, license income, miscellaneous event income, lease cancellation fees and construction management fees.
(6)	The increase from TTM NOI (as of 7/2020) to UW NOI at the 120 Wall Street property is primarily attributable to (i) new leases commencing in 2020 and 2021 accounting for an increase of approximately $1.9 million in underwritten base rent and (ii) contractual rent steps through November 2021.
(7)	The decrease from 2017 NOI to 2018 NOI and subsequent increase from 2018 NOI to 2019 NOI is primarily attributable to new leases executed in 2018 accounting for 11.4% of net rentable area and 12.9% of underwritten base rent. In connection with executing such leases, the Borrower provided new tenants with free rent periods accounting for an adjustment of approximately $2,427,673 in 2018 base rent.

Property Management. The 120 Wall Street property is managed by Silverstein Properties, LLC, a Delaware limited liability company and an affiliate of the Borrower.

Escrows and Reserves. At loan origination, the Borrower deposited (i) $1,306,557 into a real estate tax reserve, (ii) $3,472,525 into an outstanding TI/LC reserve, including $415,000 for Hydra tenant improvements and (iii) $1,759,579 into a rent concession reserve funds consisting of (a) approximately $434,099 for Hydra, (b) approximately $176,067 for Droga5, LLC, (c) approximately $45,721 for Illuminating Engineers Society, (d) approximately $67,555 for Excess Line Association of New York, (e) approximately $908,712 for the Nathan Cummins Foundation, Inc and (f) approximately $127,426 for Center for Appellate Litigation.

Tax Reserve – On a monthly basis, the Borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into the tax reserve account (initially $326,640).

Insurance Reserve – On a monthly basis, the Borrower is required to deposit into an insurance reserve an amount equal to 1/12 of estimated insurance premiums. So long as a blanket policy acceptable to the lender is in effect, the Borrower provides the lender evidence of timely payment of insurance premiums, and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve is waived.

Replacement Reserve – On a monthly basis, during the continuance of a Cash Trap Event Period, the Borrower is required to deposit approximately $13,922 into a replacement reserve, subject to a cap of $501,207.

TI/LC Reserve – On a monthly basis, the Borrower is required to deposit approximately $111,379 into a TI/LC reserve, subject to a cap of $4,009,656.

Lockbox / Cash Management. The 120 Wall Street Whole Loan is structured with a hard lockbox and springing cash management. The Borrower is required to direct tenants to pay rent directly into the lender-controlled lockbox account and all rents received directly by the Borrower or the property manager are required to be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to the Borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 120 Wall Street Whole Loan documents. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional collateral for the 120 Wall Street Whole Loan during the continuance of the Cash Trap Event Period. Provided

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

120 Wall Street

no event of default is continuing, any excess cash flow funds remaining in the excess cash flow account will be disbursed to the Borrower upon the expiration of any Cash Trap Event Period provided that such funds are used for, among other things, preapproved capital expenditures, preapproved leasing expenses, operating expenses, and approved extraordinary expenses (other than material tenant sweep funds, which will be disbursed to the Borrower for reimbursement of permitted leasing expenses in accordance with the 120 Wall Street Whole Loan documents). Upon an event of default under the 120 Wall Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) an event of default, (ii) the debt yield being less than 6.25% (as calculated in the 120 Wall Street Whole Loan documents) as of any Calculation Date (as defined below) and (iii) Droga5, LLC failing to renew or extend its lease by June 30, 2028.

A Cash Trap Event Period may be cured upon, with respect to a Cash Trap Event Period caused solely by (a) clause (i) above, the cure (if applicable) of the related event of default, (b) clause (ii) above, the earliest to occur of the date on which (A) the debt yield is at least 6.25% for two consecutive Calculation Dates or (B) the Borrower delivers a letter of credit reasonably satisfactory to the lender in an amount sufficient such that the debt yield would not be less than 6.25%, (c) clause (iii) above, the Borrower having deposited with the lender an amount equal to $50.00 per square foot of leased space under Droga5’s lease.

A “Calculation Date” means the last day of each calendar quarter during the 120 Wall Street Whole Loan term.

Future Mezzanine or Subordinate Indebtedness Permitted. The holder of 100% of the indirect equity interests in the Borrower is permitted to obtain mezzanine financing secured by 100% of the indirect ownership interests in the Borrower so long as, among other things: (a) no event of default has occurred and is continuing, (b) the lender and such mezzanine lender have entered into an intercreditor agreement reasonably satisfactory to the lender, (c) the aggregate loan-to-value ratio (as calculated in the 120 Wall Street Whole Loan documents) is no greater than 57.9%, (d) the aggregate debt service coverage ratio (as calculated in the 120 Wall Street Whole Loan documents) is equal to or greater than 2.37x, (e) the aggregate debt yield (as calculated in the 120 Wall Street Whole Loan documents) is equal to or greater than 7.7%, (f) the maturity date of the mezzanine loan is not earlier than the maturity date of the 120 Wall Street Whole Loan and (g) the mezzanine lender is a qualified mezzanine lender (as defined in the 120 Wall Street Whole Loan documents).

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

MGM
MGM GRAND

MGM GRAND
CONFERENCE CENTER

DELANO
MANDALAY BAY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

Mortgage Loan Information		Property Information
Mortgage Loan Sellers(1):	CREFI/GACC	Single Asset / Portfolio:	Portfolio
Credit Assessments		Title:	Fee
(Fitch/KBRA/S&P)(12) :	BBB+(sf) / AA-(sf) / N/A	Property Type - Subtype:	Hotel – Full Service
Original Principal Balance(2):	$70,000,000	Net Rentable Area (Rooms)(6):	9,748
Cut-off Date Principal Balance(2):	$70,000,000	Location:	Las Vegas, NV
% of Pool by IPB:	7.7%	Year Built / Renovated(7):	Various / N/A
Loan Purpose:	Acquisition	Occupancy/ADR/RevPAR(6):	87.5% / $197.27 / $172.60
Borrowers(3):	MGM Grand PropCo, LLC, Mandalay	Occupancy/ADR/RevPAR Date:	6/30/2020
	PropCo, LLC
Sponsors(3):	BREIT Operating Partnership L.P.,
	MGM Growth Properties Operating	Number of Tenants:	N/A
	Partnership LP	2017 NOI:	$605,037,208
Interest Rate:	3.55800%	2018 NOI:	$617,369,266
Note Date:	2/14/2020	2019 NOI:	$520,080,353
Anticipated Repayment Date(4):	3/5/2030	TTM NOI (as of 6/2020)(3):	$381,156,903
Final Maturity Date(4):	3/5/2032	UW Occupancy/ADR/RevPAR(11):	92.1% / $196.52 / $180.94
Interest-only Period(4):	120 months	UW Revenues:	$2,106,295,488
Original Term(4):	120 months	UW Expenses:	$1,586,215,135
Original Amortization:	None	UW NOI(11):	$520,080,353
Amortization Type(4):	ARD-Interest Only	UW NCF(11):	$487,305,761
Call Protection(5):	Grtr0.5%orYM(31),DeforGrtr0.5%or	Appraised Value / Per Room(8)(11):	$4,600,000,000 / $471,892
	YM(82),O(7)	Appraisal Date:	1/10/2020
Lockbox / Cash Management:	Hard / Springing
Additional Debt(2):	Yes
Additional Debt Balance(2):	$1,564,200,000 / $804,400,000 / $561,400,000
Additional Debt Type(2):	Pari Passu / B Notes / C Notes

Escrows and Reserves(9)				Financial Information(11)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room(2):	$167,645	$307,755
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room(2):	$167,645	$307,755
FF&E Reserves:	$0	Springing	N/A	Cut-off Date LTV(2)(8):	35.5%	65.2%
Other:	$0	$0	N/A	Maturity Date LTV(2)(8):	35.5%	65.2%
				UW DSCR Master Lease Rent(3):	4.95x	2.70x
				UW Debt Yield Master Lease Rent(3):	17.9%	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Junior Notes	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Sponsor Equity(10)	1,617,792,163	35.0
Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	The MGM Grand & Mandalay Bay Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”). CREFI will be contributing Note A-13-4 with an outstanding principal balance of approximately $46,666,667 and GACC will be contributing Note A-15-4 with an outstanding principal balance of approximately $23,333,333 to the Benchmark 2020-B20 mortgage trust.

(2)	The MGM Grand & Mandalay Bay Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan (as defined below), which is comprised of (i) 26 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000.

(3)

On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion ($471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly owned subsidiary of MGM Resorts International (“MGM”). For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The UW DSCR Master Lease Rent and UW Debt Yield Master Lease Rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The UW EBITDAR Debt Yield and the UW NCF DSCR for the MGM Grand & Mandalay Bay A Notes (based on the UW EBITDAR of $520.1 million and UW NCF of $487.3 million) are 31.8% and 8.27x, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted June 2020 TTM EBITDAR of $381.2 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the June 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The lender underwriting is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Operating History and Underwritten Net Cash Flow” and “Historical Performance” tables herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(4)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate (as defined below), the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented above are calculated based on the ARD.

(5)	The lockout period will be at least 31 payment dates beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release or a Default Release (as defined in the Preliminary Prospectus)). The assumed lockout period of 31 payment dates is based on the expected Benchmark 2020–B20 securitization closing date in October 2020. The actual lockout period may be longer.

(6)	Net Rentable Area (Rooms) and Occupancy/ADR/RevPAR are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending June 30, 2020, approximately 29.5% of revenues were generated by rooms, 19.7% of revenues were from gaming, 28.4% from food & beverage and 22.4% from other sources.

(7)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms’ renovation from 2010 to 2013. Additionally, approximately $118.9 million was recently spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(8)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an (“As Leased-Sale-Leaseback Appraised Value,”), which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV and Maturity Date LTV based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. The Cut-off Date LTV and Maturity Date LTV based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan.

(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

(11)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the MGM Grand & Mandalay Bay Whole loan was underwritten, based on such prior information See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(12)	Fitch, KBRA and S&P have confirmed that the MGM Grand & Mandalay bay Loan, in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

The Loan. The MGM Grand & Mandalay Bay mortgage loan (the “MGM Grand & Mandalay Bay Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee simple interest in two full service luxury resort and casinos located in Las Vegas, Nevada (the “MGM Grand Property,” and the “Mandalay Bay Property,” and collectively “The MGM Grand & Mandalay Bay Properties”). The MGM Grand & Mandalay Bay Loan is evidenced by the non-controlling Notes A-13-4 and A-15-4 with an outstanding principal balance as of the Cut-off Date of $70.0 million. The MGM Grand & Mandalay Bay Loan is part of a $3.00 billion whole loan (the MGM Grand & Mandalay Bay Whole Loan”) that is evidenced by (i) 26 MGM Grand & Mandalay Bay Senior Notes with an aggregate principal balance of $1,634,200,000 and (ii) the MGM Grand & Mandalay Bay Junior Notes comprised of 24 notes of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Loan with an aggregate principal balance of $1,365,800,000. Only the MGM Grand & Mandalay Bay Loan will be included in the mortgage pool for the Benchmark 2020-B20 mortgage trust. The relationship between the holders of the MGM Grand & Mandalay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

Bay Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus. The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term. The MGM Grand & Mandalay Bay Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2020-VIVA transaction.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with loan sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20(1)	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-13-3	$509,360,667	$509,360,667	CREFI(2)	No
A-14-2, A-14-3	$281,847,000	$281,847,000	Barclays Bank PLC(2)	No
A-15-5	$204,680,333	$204,680,333	DBRI(2)	No
A-16-2	$301,347,000	$301,347,000	SGFC(2)	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(4)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(4)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(4)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(4)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(3)
Whole Loan	$3,000,000,000	$3,000,000,000
(1)	CREFI will be contributing Note A-13-4, which has an outstanding principal balance of approximately $46,666,667 to the Benchmark 2020-B20 mortgage trust. GACC will be contributing Note A-15-4, which has an outstanding principal balance of approximately $23,333,333 to the Benchmark 2020-B20 mortgage trust.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

(4)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

The Borrowers. On January 14, 2020, MGM Growth Properties Operating Partnership LP, an affiliate of BREIT Operating Partnership L.P. (the “Sponsors”, more particularly referred to as the “Loan Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion ($471,892 per room). The borrowers under the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (individually, a “MGM Grand & Mandalay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

Bay Borrower” and, collectively, the “MGM Grand & Mandalay Bay Borrowers” or the “Borrowers”), which are subsidiaries of the Joint Venture. The MGM Grand & Mandalay Bay Borrowers are Delaware limited liability companies and single purpose entities with two independent directors. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than one hundred percent (100%). For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a twenty-five percent (25%) indirect equity interest in Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a ten percent (10%) indirect equity interest in Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP's Liability Percentage and (ii) an increase of 10 percentage points to MGP OP's Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

The Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 square feet of meeting space, 18 restaurants, an approximately 22,858 square foot spa, four swimming pools and approximately 41,800 square feet of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

Room sizes range from 346 square feet to 11,517 square feet and the MGM Grand Property offers one to four bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 square feet per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 square feet per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million square feet of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which was substantially completed on July 31, 2020 and began being utilized in September 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 square feet of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 square foot spa, ten swimming pools and approximately 54,000 square feet of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, the Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 square feet and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort's 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 square feet.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties have been suspended until further notice due to COVID-19. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a SISP supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues were derived from casinos) and offer nearly 2.8 million square feet of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

departments at the MGM Grand Property (including rooms, F&B, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

Historical Performance
EBITDAR ($ Millions)(1)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	1.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the June 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The lender underwriting presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Operating History and Underwritten Net Cash Flow” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172	$161
Net Revenue ($ bns)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186
Net Revenue ($ bns)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%
(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender underwriting presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

Master Lease.  The MGM Grand & Mandalay Bay Properties are master leased to MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, ten-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (“Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (“Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a MGM/Mandalay Operating sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each a “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of the MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then the MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations). Based on the adjusted June 2020 TTM EBITDAR of approximately $381.2 million and the initial Master Lease rent of $292.0 million, the MGM Grand & Mandalay Bay Whole Loan results in a June 2020 TTM EBITDAR-to-rent coverage ratio of 1.31x.

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, the MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the MGM Grand & Mandalay Bay Properties.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, the “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of the mortgage lenders for the MGM Grand & Mandalay Bay Loan, pursuant to which MGM has guaranteed to the mortgage lenders the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of any unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Loan documents so long as such person does not control the Borrowers. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Loan, neither MGM nor MGM Tenant controlled the Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019, which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2).

The MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. The MGM Tenant has managed the MGM Grand Property and Mandalay Bay Property for more than 27 and 18 years, respectively.

(1)	Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York, New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2)	Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management's estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties which are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021, and it indicated that when it is able to re-open its domestic properties, it expects weakened demand in light of continued domestic and international travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID-19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. As of October 6, 2020, the MGM Grand & Mandalay Bay Properties continue to operate subject to the restrictions described above. The MGM Grand & Mandalay Bay Whole Loan is current through the October 2020 payment date and as of October 6, 2020, no loan modification or forbearance requests have been made. Additionally, August and September master lease payments have been made and there have been no lease modification requests. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and visitation returned to near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

Since 2010, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% CAGR). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity has increased steadily since the 2009 trough. In Clark County, gaming revenue has increased approximately 17.2% through 2019 since the gaming revenue trough in 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy has been approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Historical Occupancy, ADR, RevPAR – Competitive Set
	MGM Grand Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
December 31, 2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
December 31, 2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.
(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Mandalay Bay Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
December 31, 2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
December 31, 2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property) which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Loan Sponsor provided information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

			Operating History and Underwritten Net Cash Flow(1)
	2015	2016	2017	2018	2019	TTM(2)	Underwritten	Per Room	% of Total Revenue(3)
Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	87.5%	92.1%
ADR	$179.08	$187.27	$193.58	$192.62	$196.52	$197.27	$196.52
RevPAR	$165.56	$172.97	$176.24	$176.18	$180.94	$172.60	$180.94

Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$454,847,334	$635,408,160	$65,183	30.2%
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	304,523,632	379,532,959	$38,934	18.0%
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	438,092,332	629,566,379	$64,584	29.9%
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	345,071,444	461,787,990(4)	$47,373	21.9%
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$1,542,534,742	$2,106,295,488	$216,075	100.0%
Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	205,510,281	265,201,312	$27,206	41.7%
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	189,641,029	223,320,361	$22,909	58.8%
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	329,402,047	449,487,794	$46,111	71.4%
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	225,847,118	304,747,043	$31,263	66.0%
Total Departmental	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$950,400,475	$1,242,756,510	$127,488	59.0%
Gross Operating Income	$833,385,180	$913,496,079	$927,071,771	$956,128,302	$863,538,978	$592,134,267	$863,538,978	$88,586	41.0%
Total Undistributed Expenses	278,305,919	261,847,999	247,318,999	257,487,307	258,119,417	215,257,835	258,119,417	$26,479	12.3%
Gross Operating Profit	$555,079,261	$651,648,080	$679,752,772	$698,640,995	$605,419,561	$376,876,432	$605,419,561	$62,107	28.7%
Management Fee	46,463,959	59,835,056	53,171,104	56,764,258	57,698,013	48,582,051	57,698,013	$5,919	2.7%
Taxes	16,605,853	16,929,584	15,852,622	17,309,478	18,451,931	19,072,787	18,451,931	$1,893	0.9%
Insurance	6,711,471	6,110,026	5,691,838	7,197,993	9,189,264	10,442,121	9,189,264	$943	0.4%
Net Extraordinary Loss Add-back	0	0	0	0	0	82,377,430	0	$0	0.0%
Total Operating Expenses	$1,611,421,445	$1,545,902,657	$1,556,922,957	$1,574,171,264	$1,586,215,135	$1,161,377,839	$1,586,215,135	$162,722	75.3%
EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(6)	$520,080,353	$53,353	24.7%
Capital Expenditures(5)	0	0	0	0	0	0	32,774,592	$3,362	1.6%
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(6)	$487,305,761	$49,990	23.1%
(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	TTM column represents the trailing 12-month period ending June 30, 2020.

(3)	% of Total Revenue for Hotel Expense, Casino Expense, F&B Expense and Other Expenses are based on their corresponding aggregate revenue line item.

(4)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(5)	Underwritten Capital Expenditures is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the closing date Four Seasons Management Agreement.

(6)	The TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The TTM June 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees related thereto are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

Escrows and Reserves. At loan origination, the Borrowers were not required to deposit any upfront reserves.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Tax Reserve – For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve – For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the MGM Grand & Mandalay Bay Whole Loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the MGM Grand & Mandalay Bay Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

FF&E Reserve – For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each payment date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual MGM Grand & Mandalay Bay Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

A “Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve during such calendar year to date; provided that, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

A “Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

A “Replacement Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

Lockbox / Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (“Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (“DSCR Threshold”) for two consecutive quarters (“DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (“OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (“EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will a MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

A “Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

Current Mezzanine or Subordinate Indebtedness. In addition to the MGM Grand & Mandalay Bay Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B20 mortgage trust, which have an aggregate Cut-off Date principal balance of $1,564,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B20 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Loan. The MGM Grand & Mandalay Bay Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B20 mortgage trust. The MGM Grand & Mandalay Bay Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B20 mortgage trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

Future Mezzanine or Subordinate Indebtedness Permitted. The MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (“Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the Borrowers or mezzanine borrower (“Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Mezzanine Loan, funds sufficient to pay any other amounts then due under the Mezzanine Loan and the Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Mezzanine Loan on the maturity date of the Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

Partial Release. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual MGM Grand & Mandalay Bay Property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the property is subject to the Master Lease, the Borrowers removing the released individual property from the Master Lease and entering into a new triple-net

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

MGM Grand & Mandalay Bay

lease with respect to the remaining individual property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

A “Release Percentage” means, with respect to any individual MGM Grand & Mandalay Bay Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be one hundred and five percent (105%) until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be one hundred and ten percent (110%).

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the subject property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) one hundred percent (100.0%) of the net sales proceeds for the sale of such individual property (net of reasonable and customary closing costs associated with the sale of such individual property) and (y) an amount necessary to, after giving effect to such release of the individual property, achieve the DSCR requirement in the preceding paragraph.

The Borrowers may release any defaulting individual property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, Release Conditions (other than clause (i)) (“Default Release”). In addition, the Borrowers may release an individual property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its ALA, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual property (“Special Release”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

4 West 58th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

4 West 58th Street

PP North America US Inc.
3,125 SF EXP 9/2023
Navaderm Partners
3,974 SF EXP 11/2029
Neistein Plastic Surgery PLLC
3,974 SF EXP 7/2030
EBS Enterprises
5,174 SF EXP 1/2030
Union Sq. Dermatology
5,174 SF EXP 3/2035
Northwell Health 5,174 SF EXP 5/2030
The Neiman Marcus Group LLC.
40,170 SF EXP 2/2033
Netflix Inc.
10,651 SF EXP 12/2030
J2 Enterprises LTD.
6,121 SF EXP 7/2028
2023
2028 – 2029
2030 – 2031
2032+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

4 West 58th Street

4 West 58th Street
4 West 58th Street
New York, NY 10019
New York
MANHATTAN
QUEENS
BROOKLYN
UPPER WEST SIDE
UPPER EAST SIDE
ASTORIA
MIDTOWN
CHELSEA
EAST VILLAGE
SOHO
FINANCIAL DISTRICT
HOBOKEN
JERSEY CITY
Central Park
Central Park Zoo
The Pond
MIDTOWN
E 64TH STREET
E 63RD STREET
E 62ND STREET
E 61ST STREET
E 60TH STREET
W 58TH STREET
E 58TH STREET
W 57TH STREET
E 57TH STREET
W 56TH STREET
E 56TH STREET
W 55TH STREET
E 55TH STREET
W 54TH STREET
E 54TH STREET
W 53RD STREET
E 53RD STREET
W 52ND STREET
E 52ND STREET
W 51ST STREET
E 51ST STREET
SIXTH AVENUE
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
The Plaza
Solow Building
Bergdorf Goodman
Apple
General Motors Bldg
The Ritz Carlton
24 Central Park South
40 Central Park South
Essex House Apartment Hotel
Westin Hotel
Parc Apts
1 Hotel Central Park
Aka Central Park Hotel
Vogel Building
Wilshire House
Windsor-Helmsley Hotel
Salisbury Hotel
The Quin Hotel
745 Fifth
600 Madison
Four Seasons
470 Park
Fuller Bldg
460 Park
Library
Ritz Tower
135E 57th
Tiffany
Nike
Trump Tower
590 Madison
432 Park
575 Madison
Squibb Building
Hemisphere Tower
Chambers Hotel
Crown Bldg
Metropolitan Tower
Le Parker Meridien Hotel
Carnegie House
Renaissance Hotel
Lombardy Hotel
Sony Building
717 Fifth
Coca-Cola Building
Continental Tower
Fifth Avenue Presbyterian
NY City Center
Claridge's Apartments
Park Ave Tower
Howard Hotel
St. Regis
540 Madison
Peninsula Hotel
University Club
MGM Building
1345 Sixth
Ziegfield Theater
Central Synagogue
Brook Club
Lex 54
Museum of Modern Art (MOMA)
Saint Thomas Church
New York Hilton Hotel
Gucci
520 Madison
Hotel Elysee
Lever House
399 Park
CBS Building
666 Fifth
The Paley Center For Media
Calyon Building
510 Madison
Omni Berkshire Place Hotel
Park Ave Plaza
Racquet & Tennis Club
Seagram Bldg
Sperry Rand Building
Time Warner Building
Equitable Life Assurance Society
787 Seventh
Cartier
Versace
Olympic Tower
488 Madison
350 Park
345 Park
The Jewel
Plaza Athenee
Central Presbyterian
Gurdjieff Foundation
Lowell
Colony Club
Beekman Hotel
Knickerbocker Club
Links Club
Browning School
Loews Regency Hotel
Carlton House
535 Park
The Pierre
Barney's
Metropolitan Club
Christ Church
Hitchcock Center
Harmonie Club
650 Madison
The Revlon Building
480 Park
Amro Bank Building
Aramco Building
Plaza Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

4 West 58th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$62,500,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$62,500,000	Property Type - Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	6.9%	Net Rentable Area (SF):	83,537
Loan Purpose:	Recapitalization	Location:	New York, NY
Borrowers:	Ulysses Co. II, L.L.C.,	Year Built / Renovated:	1948 / 2016-2019
	Solow Building Company III, L.L.C.	Occupancy(3):	100.0%
Loan Sponsor:	Sheldon H. Solow	Occupancy Date:	10/1/2020
Interest Rate:	3.68000%	Number of Tenants:	9
Note Date:	2/28/2020	2017 NOI:	$2,908,139
Maturity Date:	3/1/2030	2018 NOI(2):	$2,974,304
Interest-only Period:	120 months	2019 NOI(2):	$3,570,977
Original Term:	120 months	TTM NOI (as of 6/2020):	$4,519,138
Original Amortization:	None	UW Economic Occupancy(6):	95.0%
Amortization Type:	Interest Only	UW Revenues(4):	$11,943,386
Call Protection:	L(31),Def(83),O(6)	UW Expenses(4):	$2,701,328
Lockbox / Cash Management:	Hard / Springing	UW NOI(2)(4)(6):	$9,242,058
Additional Debt(1):	Yes	UW NCF(3)(4)(6):	$9,059,948
Additional Debt Balance(1):	$62,500,000	Appraised Value / Per SF(6):	$180,000,000 / $2,155
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/1/2020

Escrows and Reserves(5)				Financial Information(1)(6)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,496
Taxes:	$91,175	$91,175	N/A	Maturity Date Loan / SF:	$1,496
Insurance:	$4,669	$4,669	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	$1,392	$33,408	Maturity Date LTV:	69.4%
TI/LC:	$7,811,435	$13,932	$835,920	UW NCF DSCR:	1.94x
Other:	$5,799,156	$0	N/A	UW NOI Debt Yield:	7.4%
Excess Cash Flow Reserve(6):	$1,341,385	NAP	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$125,000,000	100.0%	Return of Equity	$107,093,482	85.7%
			Upfront Reserves	13,706,435	11.0_
			Closing Costs	4,200,083	3.4_
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%
(1)	The 4 West 58th Street loan is part of a whole loan evidenced by four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $125.0 million. Financial Information presented in the chart above reflects the Cut-off Date balance of the $125.0 million 4 West 58th Street Whole Loan (as defined below). For additional information, see “The Loan” herein.
(2)	The increase in UW NOI from 2018 NOI is primarily attributable to six of the nine tenants accounting for 40.8% of net rentable area and 65.8% of underwritten base rent executing leases between 2018 and July 2020.
(3)	Occupancy and UW NCF are inclusive of Netflix Inc., J2 Enterprises LTD., Northwell Health, Neistein Plastic Surgery PLLC and PP North America US Inc., all of which have executed their respective leases and/or taken possession of their space but are not yet in occupancy and/or paying rent. Netflix Inc. has taken possession of its space, is in the process of building out its space and is scheduled to commence paying rent in March 2021. J2 Enterprises LTD. is expected to complete its renovation in December 2020. Northwell Health and Neistein Plastic Surgery PLLC have taken possession of their space and are scheduled to begin paying rent in December 2020.
(4)	UW figures are based on the underwritten rent roll dated as of October 1, 2020 which accounts for all executed leases (whether or not tenants are in occupancy and/or have commenced paying rent with rent steps underwritten through July 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated into the lender underwriting.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. The Excess Cash Flow Reserve is described in the “Lockbox/Cash Management” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

4 West 58th Street

(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 4 West 58th Street loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The 4 West 58th Street mortgage loan (the “4 West 58th Street Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $125.0 million (the “4 West 58th Street Whole Loan”), secured by the borrowers’ fee simple and leasehold interests in an approximately 83,537 square foot Class A, multi-tenant, office and retail building located in New York, New York. The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $62.5 million, will be included in the Benchmark 2020-B20 trust. The remaining notes are expected to be, contributed to one or more future securitization trusts. The relationship between the holders of the 4 West 58th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 4 West 58th Street Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$62,500,000	$62,500,000	Benchmark 2020-B20	Yes
Note A-2	$30,000,000	$30,000,000	JPMCB(1)	No
Note A-3	$20,000,000	$20,000,000	JPMCB(1)	No
Note A-4	$12,500,000	$12,500,000	JPMCB(1)	No
Whole Loan	$125,000,000	$125,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers. The borrowers are Ulysses Co. II, L.L.C., and Solow Building Company III, L.L.C., each a Delaware limited liability company (collectively, the “Borrowers”), with two independent directors in their organizational structures.

The Loan Sponsor. Sheldon H. Solow is the loan sponsor and non-recourse carveout guarantor. Sheldon H. Solow, who is the founder and CEO of Solow Building Company L.L.C. (“Solow Building Company”), has been an owner and developer of residential and commercial properties in New York for over 50 years. Solow Building Company is a Manhattan-based real estate company specializing in design, construction and property management for commercial and residential properties. Founded in 1965, Solow Building Company has a real estate portfolio comprised of buildings throughout Manhattan. Sheldon Solow’s holdings include 9 West 57th Street, a 50-story black glass office tower with views of Central Park, which is located adjacent to the 4 West 58th Street property. Mr. Solow’s residential portfolio includes One and Two Sutton Place North and the Solow Townhouses in the Upper East Side.

The Property. The 4 West 58th Street property is a 14-story, 83,537 square foot mixed-use building located in New York, New York. The property is located on 58th Street between 5th Avenue and 6th Avenue and is situated across from the Plaza, on the southwest corner of the Grand Army Plaza with unobstructed views of Central Park. The property is divided between 14 stories of office, retail and theater space located on the ground-floor. As of October 1, 2020 the 4 West 58th Street property is 100.0% leased. The property benefits from various nearby attractions and amenities, including Central Park, Rockefeller Center, Radio Music Hall, Columbus Circle, and the Museum of Modern Art. Additionally, the property is known for its desirable location in the Plaza District, as it is located on “Billionaire’s Row” and is adjacent to Bergdorf Goodman’s flagship store. The 4 West 58th Street property was originally constructed in 1948 and was home to the Paris Theater for over 70 years until August 2019. Since 2016, the property has undergone approximately $16.9 million in renovations and upgrades between landlord work and tenant improvements, of which approximately $11.6 million was invested in the build-out of the Neiman Marcus space. In March of 2020, the Borrowers began a comprehensive base building renovation of the space previously occupied by the Paris Theater. During this time, $1.5 million of base building improvements were made by the Borrowers for various improvements to HVAC systems, electrical equipment, sprinklers and safety equipment. The Borrowers delivered the space to Netflix in September of 2020, at which point Netflix began tenant specific buildout of its space. Netflix is expected to re-open in July 2021.

As of October 1, 2020, the 4 West 58th Street property is 100.0% leased to a diverse roster of nine tenants. There are three designated retail tenants inclusive of the Netflix theater space and six office tenants. The tenants have a weighted average remaining lease term of approximately 10.94 years. Despite occupying approximately 23.8% of net rentable area, retail tenants will account for approximately 52.9% of underwritten base rent which is largely driven by the Netflix rent. Since November of 2019, the Borrowers have completed 34,121 square feet of new leases at the 4 West 58th Street property, of which 10,651 square feet is attributable to retail space and 23,470 square feet is attributable to office space. Each medical office tenant at the 4 West 58th Street property occupies their own floor with views of Central Park.

The largest tenant, The Neiman Marcus Group LLC. (“Neiman Marcus”), (40,170 square feet; 48.1% of net rentable area; 28.6% of underwritten base rent), is an American chain of luxury department stores owned by the Neiman Marcus Group, headquartered in Dallas,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

4 West 58th Street

Texas. Founded in 1907, the retail company offers women's and men's apparel, handbags, shoes, cosmetics, jewelry, and home decoration products, serving customers worldwide. Neiman Marcus occupies space across six floors and has been at the property for almost four years. The property serves as an extension of its flagship Bergdorf Goodman store located on 5th Avenue and is interconnected to the store on five floors. Employees can walk seamlessly between the two buildings. Neiman Marcus utilizes the space for offices tailoring/alteration and excess inventory storage. Neiman Marcus executed a lease in September of 2016, which expires in February of 2033. Neiman Marcus filed for bankruptcy under chapter 11 of the Bankruptcy Code on May 7, 2020, and subsequently emerged from bankruptcy on September 25, 2020. As part of the bankruptcy filing, Neiman Marcus assumed its lease at the 4 West 58th Street property and is current with respect to all contractual rent obligations. When Neiman Marcus filed bankruptcy, this caused a Tenant Trigger Event (as defined below) pursuant to the terms set forth in the loan agreement and excess cash flow since May has been deposited in an excess cash flow reserve. The excess cash flow reserve account has a current balance as of October 1, 2020 of $1,341,385.

The second largest tenant, Netflix Inc. (“Netflix”) (10,651 square feet, 12.8% of net rentable area, 47.3% of underwritten base rent), is an internet subscription service company, providing movies and television episodes via the internet and mail. Founded in 1997, Netflix has become a leading internet streaming company, distributing movies and TV shows in a variety of genres and languages to over 167 million monthly paid subscribers in more than 190 countries as of January 2020. Netflix will keep the name Paris Theater and will utilize the space as an entertainment venue for movie screenings, grand openings and “red-carpet” events as well as media launches and theatrical releases of its movies. The Netflix space was delivered to the tenant in September 2020 with a rent commencement date in March 2021. The Netflix lease expires in December 2030 and has four, five-year renewal options.

The third largest tenant, J2 Enterprises LTD. (“J2 Enterprises”) (6,121 square feet; 7.3% of net rentable area; 3.3% of underwritten base rent), is an American restaurant business. J2 Enterprises will be opening a 6,121 square foot restaurant at the 4 West 58th Street property upon the completion of renovations. 604 square feet of storage space is in the basement and the remaining 5,517 square feet is on the mezzanine level. The J2 Enterprises lease expires in July 2028.

COVID-19 Update. As of October 1, 2020, the 4 West 58th Street property is open for operations. As of October 1 2020, the 4 West 58th Street Loan is not subject to any modification or forbearance requests. The table below outlines the current status with respect to all tenants at the property according to communications from the borrower sponsor as of October 6, 2020. The 4 West 58th Street Whole Loan is current as of the October 2020 payment date. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant Specific - COVID Update
Tenant	NRA	% of NRA	% of UW Base Rent	Commentary
Neiman Marcus	40,170	48.1%	28.6%	Current.
Netflix	10,651	12.8%	47.3%	New Lease executed; Netflix took possession of the space in September 2020, rather than the anticipated date in July 2020 due to COVID; Rent commencement date delayed from January 2021 to March 2021.
J2 Enterprises	6,121	7.3%	3.3%	Restaurant renovation delayed due to COVID expected to be completed in December 2020; Tenant is not currently paying rent and has requested rent forgiveness.
Northwell Health	5,174	6.2%	4.2%	Tenant is currently in occupancy with an expected rent commencement date in December 2020.
Union Sq. Dermatology	5,174	6.2%	4.1%	Current.
EBS Enterprises	5,174	6.2%	4.0%	Current.
Neistein Plastic Surgery PLLC	3,974	4.8%	3.1%	New lease, Tenant in occupancy; rent commencement date in December 2020.
Navaderm Partners	3,974	4.8%	3.1%	Current.
PP North America US Inc.	3,125	3.7%	2.4%	Tenant in occupancy; Tenant is not currently paying rent and has requested rent forgiveness.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Market. The 4 West 58th Street property is located in the heart of the Plaza District in Manhattan, New York in the Plaza District office submarket within the New York office market. The boundaries of the 4 West 58th Street property’s immediate area are the Plaza Hotel and Central Park to the north, Midtown Manhattan to the south, Bergdorf Goodman to the east and 9 West 57th Street to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Forty-six of the nation’s Fortune 500 corporations are headquartered in New York City including Verizon, J.P. Morgan Chase, Citigroup, MetLife, American International Group, Morgan Stanley, New York Life Insurance,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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4 West 58th Street

Goldman Sachs Group, TIAA, American Express and Time Warner. According to CoStar, the estimated 2020 population within a one-, three- and five-mile radius of the 4 West 58th Street property was 194,480, 1,311,499 and 2,780,233, respectively. Additionally, according to CoStar, the estimated 2020 median household income within a one-, three- and five-mile radius of the 4 West 58th Street property was $129,370, $100,187 and $83,691, respectively.

According to CoStar, as of the third quarter of 2020, the New York office market consisted of approximately 945.7 million square feet of office space with an overall market vacancy of 9.5% and average market rents of approximately $58.32 per square foot. Tech tenants are a major driver of leasing activity as one of the few sectors still adding headcounts, as witnessed by notable expansions from companies in 2019. Approximately 66.6 million people visited New York City in 2019, while Central Park draws approximately 37.5 million visitors annually. The 4 West 58th Street property also benefits from its proximity to the many transportation alternatives. There are 12 different subway lines that have stops in the area encompassed by Eighth Avenue, Fifth Avenue, 57th Street and Central Park South, including a shuttle train that provides access to Grand Central Terminal. Additionally, Penn Station is located approximately 1.6 miles away from the 4 West 58th Street property and LaGuardia Airport is approximately 6.7 miles away.

The 4 West 58th Street property is located in the Plaza District office submarket in the New York office market. The Plaza District office submarket is the largest office submarket in the nation. According to CoStar, as of the third quarter of 2020, the Plaza District office submarket included over 89.5 million square feet of office space with a total vacancy rate of 11.3% and average market rents of $92.06 per square foot. The 4 West 58th Street property is located adjacent to 9 West 57th Street, a 50-story black glass office tower owned by the borrower sponsor and has convenient access to Central Park. The submarket benefits from its geographically central location, highway access, proximity to LaGuardia Airport, John F. Kennedy Airport and Newark Airport, as well as various trains and highways.

The appraisal identified six comparable office leases across the Plaza District office submarket. Base rents at the comparable properties ranged from $87.38 to $97.40 per square foot with an average rent of approximately $92.40 per square foot. The appraisal identified six comparable medical office leases across the Plaza District office submarket. Base rents at the comparable properties ranged from $88.06 to $98.01 per square foot with an average rent of approximately $93.49 per square foot. The concluded market rent for the six office tenants at the 4 West 58th Street property is $90.00 for office tenants and ranges from $95.00 to $105.00 for medical office tenants as detailed below, which is higher than the 4 West 58th Street property’s underwritten in-place weighted average office rent of $86.81 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 4 West 58th Street property:

Appraisal Concluded Market Rent PSF(1)
Tenant Type	Retail/Theater	Floors 3-8	Floors 9-13	PH
Office	NAP	$90.00	$95.00	$105.00
Theater	$473.00	NAP	NAP	NAP
Retail	$75.00	NAP	NAP	NAP
(1)	Based on the Appraisal.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
79.6%	73.2%	76.7%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 1, 2020. Current Occupancy is inclusive of Netflix Inc., J2 Enterprises LTD., Northwell Health, Neistein Plastic Surgery PLLC and PP North America US Inc. all of which have executed their respective leases and/or taken possession of their space but are not yet in occupancy and/or paying rent. Netflix Inc. has taken possession of its space, is in the process of building out its space and is scheduled to commence paying rent in March 2021. J2 Enterprises LTD. is expected to complete renovations in December 2020. Northwell Health and Neistein Plastic Surgery PLLC have taken possession of their space and are scheduled to begin paying rent in December 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

4 West 58th Street

Tenant Summary(1)
Tenant	Tenant Type	Ratings Fitch/S&P/Moody’s(2)	Net Rentable Area (SF)		Base Rent PSF(3)		Lease Expiration
				% of Total NRA		% of Total Base Rent(3)
Neiman Marcus	Office	NR / NR / NR	40,170	48.1%	$83.50	28.6%	2/28/2033
Netflix	Theater	NR / BB / Ba3	10,651	12.8	$521.08	47.3%	12/31/2030
J2 Enterprises	Retail	NR / NR / NR	6,121	7.3	$62.69	3.3%	7/31/2028
Northwell Health	Office	NR / NR / NR	5,174	6.2	$95.00	4.2%	5/31/2030
Union Sq. Dermatology	Office	NR / NR / NR	5,174	6.2	$92.25	4.1%	3/31/2035
EBS Enterprises	Office	NR / NR / NR	5,174	6.2	$90.00	4.0%	1/31/2030
Neistein Plastic Surgery PLLC	Office	NR / NR / NR	3,974	4.8	$93.00	3.1%	7/30/2030
Navaderm Partners(4)	Office	NR / NR / NR	3,974	4.8	$92.25	3.1%	11/30/2029
PP North America US Inc.	Retail(5)	NR / NR / NR	3,125	3.7	$88.50	2.4%	9/30/2023
Total Occupied Space			83,537	100.0%	$140.48	100.0%
Vacant			0	0.0
Total / Wtd. Avg.			83,537	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Base Rent PSF and % of Total Base Rent is inclusive of contractual rent steps through July 2021.
(4)	Navaderm Partners has the right to terminate its lease on November 1, 2026, with nine months’ prior written notice and a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space.
(5)	PP North America is located on the 14th floor and would typically be utilized as office space but is currently utilized as retail/showroom space.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	1	3,125	3.7%	276,563	2.4%	3,125	3.7%	$276,563	2.4%
2024	0	0	0.0%	0	0.0%	3,125	3.7%	$276,563	2.4%
2025	0	0	0.0%	0	0.0%	3,125	3.7%	$276,563	2.4%
2026	0	0	0.0%	0	0.0%	3,125	3.7%	$276,563	2.4%
2027	0	0	0.0%	0	0.0%	3,125	3.7%	$276,563	2.4%
2028	1	6,121	7.3%	383,721	3.3%	9,246	11.1%	$660,283	5.6%
2029	1	3,974	4.8%	366,602	3.1%	13,220	15.8%	$1,026,885	8.8%
2030	4	24,973	29.9%	6,876,795	58.6%	38,193	45.7%	$7,903,680	67.4%
2031 and Thereafter	2	45,344	54.3%	3,831,497	32.6%	83,537	100.0%	$11,735,176	100.0%
Total	9	83,537	100.0%	$11,735,176	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2020.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Base Rent Expiring and % of Base Rent Expiring is inclusive of contractual rent steps through July 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

4 West 58th Street

Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$4,427,725	$4,152,921	$5,462,283	$6,926,217	$11,735,176	$140.48	93.8%
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$4,427,725	$4,152,921	$5,462,283	$6,926,217	$11,735,176	$140.48	93.8%
Total Reimbursements	656,091	$702,970	707,741	582,227	769,704	9.21	6.2
Net Rental Income	$5,083,816	$4,855,891	$6,170,024	$7,508,445	$12,504,880	$149.69	100.0%
(Vacancy / Credit Loss)	0	0	0	0	(625,244)	(7.48)	(5.0)
Other Income	(178,738)	21,606	(541,760)	389,250	63,750	0.76	0.5
Effective Gross Income	$4,905,078	$4,877,497	$5,628,265	$7,897,694	$11,943,386	$142.97	95.5%
Total Expenses	$1,996,939	$1,903,193	$2,057,287	$3,378,556	$2,701,328	$32.34	22.6%
Net Operating Income(4)	$2,908,139	$2,974,304	$3,570,977	$4,519,138	$9,242,058	$110.63	77.4%
Total TI/LC, CapEx	0	0	0	0	182,111	2.18	1.5
Net Cash Flow	$2,908,139	$2,974,304	$3,570,977	$4,519,138	$9,059,948	$108.45	75.9%
(1)	TTM column represents the trailing 12-month period ending June 30, 2020.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is inclusive of contractual rent steps through July 2021.
(4)	The increase in Underwritten NOI from 2018 NOI is primarily attributable to six of the nine tenants accounting for 40.8% of net rentable area and 65.8% of underwritten base rent executing leases between 2018 and July 2020.

Property Management. The 4 West 58th Street property is managed by Solow Management Corp., a New York corporation, and an affiliate of the Borrowers.

Escrows and Reserves. At loan origination, the Borrowers deposited (i) approximately $91,175 into a real estate tax reserve, (ii) $4,669 into an insurance reserve, (iii) $7,811,435 into an outstanding TI/LC reserve, and (iv) $5,799,156 into an outstanding free rent reserve in connection with six leases.

Tax Reserve. The Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (which currently equates to $91,175).

Insurance Reserve. The Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (which currently equates to $4,669).

TI/LC Reserve. The Borrowers are required to deposit into the TI/LC reserve, on a monthly basis, $13,932 ($2.00 per square foot per annum), subject to a cap of $835,920.

Replacement Reserve. The Borrowers are required to deposit into the replacement reserve, on a monthly basis, $1,392 (which is based on $0.20 per rentable square foot per annum), subject to a cap of $33,408.

Lockbox / Cash Management. The 4 West 58th Street Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lender controlled lockbox account. So long as no Trigger Period (as defined below) then exists, all funds deposited into the lockbox account are required to be transferred on a daily basis to or at the direction of the Borrowers. During the continuance of a Trigger Period, all funds on deposit in the lockbox account are required to be transferred to the cash management account on a daily basis, at which point, following payment of taxes and insurance, debt service, required reserves and operating expenses, all funds are required to be deposited into the excess cash flow reserve, to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account. As a result of the bankruptcy action of Neiman Marcus in May 2020, the 4 West 58th Street Whole Loan is currently in a Trigger Period as detailed below. The excess cash flow reserve account has a current balance as of October 1, 2020 of $1,341,385.

Pursuant to a letter that the lender received on October 7, 2020, the Borrowers challenged the Trigger Period remaining in effect, and expressed their view that Neiman Marcus effectuated a corporate restructuring by, inter alia, (i) filing new organizational documents, (ii) dissolving Neiman Marcus’ ownership interests, (iii) appointing new board members, and (iv) assuming the lease, resulting in the estate of Neiman Marcus being dissolved and Neiman Marcus emerging as a reorganized debtor. The Borrowers further asserted that it has satisfied the Trigger Event Cure (as defined below) conditions, given that the reorganized entity (a) has a creditworthiness and financial standing superior to that of the pre-bankruptcy Neiman Marcus, (b) assumed the lease, and (c) is in occupancy of the premises, open for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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business, and paying full contractual rent, and, therefore, the Trigger Event is cured and amounts held in the excess cash flow reserve should be released to the Borrowers.  The lender disagrees with the Borrowers’ position and has not terminated the Trigger Period or released amounts held in the excess cash flow reserve. However, we cannot assure you that the master servicer or the special servicer will not come to a different view and elect to discontinue the Trigger Event and release the funds currently held in the excess cash flow reserve account, or otherwise amend terms of the 4 West 58th Street Whole Loan documents in connection with any related action. In addition, we cannot assure you that the continued imposition of the cash flow sweep will not result in further actions by the Borrowers, including litigation, to terminate the cash sweep and/or obtain the release of the funds held in the excess cash flow reserve. See “Description of the Mortgage Pool—Litigation and Other Considerations” for additional information.

“Trigger Period” means each period commencing on the occurrence of a Trigger Event and continuing until the earlier of (i) the payment date next occurring following the related Trigger Event Cure, or (ii) payment in full of all principal and interest on the 4 West 58th Street Whole Loan and all other amounts payable under the loan documents.

A “Trigger Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the Borrowers or property manager, (iii) a DSCR Trigger Event (as defined below) or (iv) a Tenant Trigger Event (as defined below).

A “DSCR Trigger Event” means the debt service coverage ratio of the 4 West 58th Street Whole Loan (as calculated in accordance with the loan documents) based on underwritten net cash flow on a trailing three-month basis as of the date of determination is less than 1.50x.

A “Tenant Trigger Event” means that (i) Neiman Marcus or Netflix goes dark or sublets, vacates or abandons 50% or more of the premises demised to Neiman Marcus or the premises demised to Netflix, as applicable, (ii) Neiman Marcus or Netflix defaults under their respective leases, beyond any notice and cure periods, (iii) a bankruptcy action of Neiman Marcus or Netflix occurs, or (iv) Netflix gives notice of non-renewal, notice of termination, or does not renew the Netflix lease prior to 18 months prior to the expiration date or renewal period required under the Netflix lease.

A “Trigger Event Cure” means if the Trigger Event is caused solely by (a) the occurrence of a DSCR Trigger Event, the achievement of the a debt service coverage ratio, as reasonably determined by the lender based on underwritten net cash flow on a trailing three-month basis, of at least 1.50x for two consecutive calendar quarters, (b) an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender may reject or accept in its sole discretion), (c) the bankruptcy or insolvency of the property manager, the Borrowers replacing such manager with a qualified manager (as fully described in the 4 West 58th Street Whole Loan documents) under a replacement management agreement in accordance with the terms under the 4 West 58th Street Whole Loan documents within 60 days or (d) a Tenant Trigger Event, the replacement of Neiman Marcus or Netflix, as applicable, with one or more replacement tenant(s) pursuant to one or more lease(s) entered into in accordance with the 4 West 58th Street Whole Loan documents; provided, however, that such Trigger Event Cure set forth in this definition will be subject to the following conditions, (i) all other Trigger Events that have occurred have been cured, (ii) the Borrowers have paid all of the lender’s reasonable expenses incurred in connection with such Trigger Event Cure including reasonable attorneys’ fees and expenses and (iii) the Borrowers have the right two (2) times in the aggregate to effect such Trigger Event Cure in any 12-month period. In no event will a Trigger Event Cure occur with respect to any Trigger Event caused in whole or in part by the bankruptcy or insolvency of the Borrowers.

Future Mezzanine or Subordinate Indebtedness Permitted. Certain direct and indirect owners of the Borrowers have the right to obtain a future mezzanine loan provided, among other conditions listed in the 4 West 58th Street Whole Loan documents, (a) the loan-to-value ratio for the total debt stack inclusive of the 4 West 58th Street mezzanine loan is no greater than a 69.4% combined loan-to-value ratio and (b) the debt service coverage ratio for the total debt stack inclusive of the 4 West 58th Street Whole Loan, is no less than 1.50x.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Northern Trust Office

DISCOVERY
BUSINESS CAMPUS
NORTHERN TRUST

DISCOVERY
BUSINESS CAMPUS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Northern Trust Office

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Northern Trust Office
2160 East Elliot Road
Tempe, AZ 85283
Tempe
Chandler
Phoenix
Valley Fair Shopping Center
W SOUTHERN AVE
Banner Desert Medical Center
Mesa Community College
DOBSON RANCH
Lake Country Village Center
E BASELINE RD
W BASELINE RD
N RURAL RD
Optimist Park
Dobson Ranch Golf Course
Kiwanis Park
W GUADALUPE RD
Tempe Square Center
Pueblo Anozira Center
Dobbs Plaza
Carriage Lane Park
S DOBSON RD
S ALMA SCHOOL RD
Ken McDonald Golf Course
E ELLIOT RD
W ELLIOT RD
Southwind Plaza
S MCCLINTOCK DR
Royal Palm Plaza
Shawnee Park
Dobson Park Plaza
E WARNER RD
W WARNER RD
Cobblestone Village
S RURAL RD
Warner Park
Hanger Park
Laguna Village Shopping Center
W RAY RD
Raintree Ranch Center
Desert Breeze Park
Chandler Gateway
Chandler Festival
Intel
NXP
W CHANDLER BLVD
Sun City
Peoria
Glendale
El Mirage
Scottsdale
Tolleson
Mesa
Gilbert

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Northern Trust Office

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,400,000	Title:	Fee
Cut-off Date Principal Balance:	$40,400,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.5%	Net Rentable Area (SF):	149,371
Loan Purpose(1):	Refinance	Location:	Tempe, AZ
Borrower:	Cello Property Arizona, L.L.C.	Year Built / Renovated:	2015 / N/A
Loan Sponsor:	The Richard L. Adams, Jr. Trust	Occupancy:	100.0%
Interest Rate:	3.56000%	Occupancy Date:	10/1/2020
Note Date:	9/30/2020	Number of Tenants:	1
Maturity Date:	10/1/2027	2017 NOI(3):	N/A
Interest-only Period:	84 months	2018 NOI(3):	$2,802,816
Original Term:	84 months	2019 NOI(3):	$3,452,425
Original Amortization:	None	TTM NOI (as of 4/2020):	$3,640,318
Amortization Type:	Interest Only	UW Economic Occupancy(4):	97.8%
Call Protection:	L(24),Def(55),O(5)	UW Revenues:	$5,497,638
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$1,709,554
Additional Debt:	N/A	UW NOI(4):	$3,788,084
Additional Debt Balance:	N/A	UW NCF(4):	$3,758,210
Additional Debt Type:	N/A	Appraised Value / Per SF(4):	$64,500,000 / $432
		Appraisal Date:	5/12/2020

Escrows and Reserves(2)				Financial Information(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF	$270
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$270
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	62.6%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.58x
				UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,400,000	100.0%	Payoff Existing Debt	$38,076,000	94.2%
			Return of Equity	2,180,972	5.4
			Closing Costs	143,028	0.4
Total Sources	$40,400,000	100.0%	Total Uses	$40,400,000	100.0%
(1)	The Northern Trust Office Loan (as defined below) is being used to refinance existing debt on the Northern Trust Office Property (as defined below), which was purchased by the loan sponsor in May 2020 for $64,500,000.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.

(3)	Northern Trust Corporation’s lease at the Northern Trust Office Property commenced in 2015. Northern Trust Corporation later expanded its space in 2016, 2017 and 2019 at the Northern Trust Property. 2017 NOI information is not applicable because Northern Trust Corporation took 100.0% occupancy of the Northern Trust Office Property in October 2017. The increase in 2018 NOI to 2019 NOI can be attributable to Northern Trust Corporation executing a lease amendment to include additional parking garage space.

(4)	While the Northern Trust Office Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Northern Trust Office Loan more severely than assumed in the underwriting of the Northern Trust Office Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Northern Trust Office

The Loan. The Northern Trust Office mortgage loan is a $40.4 million loan (“Northern Trust Office Loan”) secured by the borrower’s fee simple interest in a 149,371 square foot office building in Tempe, Arizona (the “Northern Trust Office Property”). The Northern Trust Office Loan has a seven-year term and will be interest-only for its entire term. The Northern Trust Office Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on September 30, 2020.

The Borrower. The borrower is Cello Property Arizona, L.L.C. (“Northern Trust Office Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Northern Trust Office Loan.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is The Richard L. Adams, Jr. Trust, which was established by Richard Adams for the benefit of his family. Mr. Adams is the founder of UUNET Technologies, which was one of the first commercial internet service provider in the United States. Mr. Adams has been involved in real estate acquisitions since the late 1990s. The carve out guarantor under the loan is The Richard L. Adams, Jr. Trust, which holds substantially all of the sponsor’s assets.

The Property. The Northern Trust Office Property is a three-story, Class A, 149,371 square foot office building located within the Discovery Business Campus in Tempe, Arizona. The improvements are situated on a 7.22-acre site. The single-tenant building was built in 2015 and is currently 100% leased to Northern Trust Corporation.

Northern Trust Corporation (“Northern Trust”) is the 3rd largest manager of defined benefit assets and sovereign wealth assets and has been in business for more than 130 years. They are a leader in core services such as wealth management, asset servicing, asset management, and banking. The firm has a total of $1.3 trillion assets under management (as of June 30, 2020) and a presence in 22 states in the U.S. and 22 international locations. While the property was built-to-suit for the Northern Trust Corporation, the floor plan was designed to service both single and multi-tenant configurations. Northern Trust Corporation is expected to occupy 450,000 square feet across three new buildings at Discovery Business Campus. Northern Trust Corporation has already extended its lease since originally signing in 2015 and has invested significant capital into the space, building out their 24/7 operations infrastructure. Northern Trust has two, five-year extension options and a one-time right to terminate their lease effective after October 31, 2031.

The Northern Trust Office Property is located within Tempe, Arizona, in Maricopa County. It is part of the Phoenix-Mesa-Scottsdale metro area (“Phoenix MSA”). The Northern Trust Office Property is located within Discover Business Campus. Other major uses within the neighborhood include the Arizona State University Research Park, the Tempe Sports Complex, the Tempe Autoplex, and the Stellar Airpark (an airstrip combined with a residential community and business uses). Arizona State University is located in Tempe, with enrollment of over 100,000 students across 5 campuses (more than 50,000 students at the Tempe campus).

The Northern Trust Office Property is located within the South Tempe-Ahwatukee office submarket, which has an average vacancy rate of 12.2% with gross rents at $24.81 per square foot. The Northern Trust Office Property’s rent of $23.40 per square foot is below the average office rents in the submarket. Among similar properties in the submarket, the Northern Trust Office Property ranks at the top tier in terms of occupancy at 100.0% occupancy as of October 1, 2020.

The appraisal offers six comparable lease transactions to the Northern Trust Office Property. All but one of the comparable properties are triple net leases and all comparable properties are 100% occupied. The comparable properties range in size between 149,208 and 358,800 square feet, compared to the subject’s 149,371 square feet. Adjusted rental rates at the comparable properties range from $21.89 to $26.78 per square foot per year with an average of $24.02 per square foot, compared to the subject’s rental rate of $23.40 per square foot.

COVID-19 Update. The Northern Trust Office Property fully reopened on May 18, 2020 and employees have been going into the office since. There has been no rent relief requested and Northern Trust has paid rent each month. As of October 6, 2020, no loan modification or forbearance requests have been made on the Northern Trust Office Loan. The first payment date of the Northern Trust Office Loan is November 2020. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Northern Trust Office

Historical and Current Occupancy(1)
2017(2)	2018	2019	Current(3)
N/A	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Northern Trust Corporation’s lease at the Northern Trust Office Property commenced in 2015. Northern Trust Corporation later expanded its space in 2016, 2017, and 2019 to take 100.0% occupancy of the Northern Trust Property. 2017 NOI information is unavailable because Northern Trust Corporation took 100.0% occupancy of the Northern Trust Office Property in October 2017.

(3)	Current Occupancy is as of October 1, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Northern Trust Corporation(3)	A2/A+/A+	149,371	100.0%	$23.40	100.0%	3/31/2032
Total Occupied		149,371	100.0%	$23.40	100.0%
Vacant		0	0.0
Total		149,371	100.0%
(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Northern Trust has two, five-year extension options and a one-time right to terminate their lease effective after October 31, 2031.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031 and Thereafter	1	149,371	100.0	3,495,281	100.0	149,371	100.0%	$3,495,281	100.0%
Total	1	149,371	100.0%	$3,495,281	100.0%
(1)	Based on the underwritten rent roll.

(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Northern Trust Office

Operating History and Underwritten Net Cash Flow
	2018(1)	2019(1)	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$2,831,327	$3,406,662	$3,587,891	$3,495,281	$23.40	62.1%
Contractual Rent Steps(4)	0	0	0	426,846	2.86	7.6
Gross Potential Rent	$2,831,327	$3,406,662	$3,587,891	$3,922,128	$26.26	69.7%
Total Reimbursements	1,327,337	1,527,807	1,582,764	1,702,054	11.39	30.3
Total Other Income	0	0	0	0	0.00	0.0
Net Rental Income	$4,158,664	$4,934,469	$5,170,655	$5,624,182	$37.65	100.0%
(Vacancy/Credit Loss)	0	0	0	(126,544)	(0.85)	(2.3)
Effective Gross Income	$4,158,664	$4,934,469	$5,170,655	$5,497,638	$36.81	97.8%
Total Expenses	1,355,848	1,482,044	1,530,337	1,709,554	11.45	31.1
Net Operating Income	$2,802,816	$3,452,425	$3,640,318	$3,788,084	$25.36	68.9%
Total TI/LC, CapEx/RR	0	0	0	29,874	0.20	0.5
Net Cash Flow	$2,802,816	$3,452,425	$3,640,318	$3,758,210	$25.16	68.4%
(1)	Northern Trust Corporation’s lease at the Northern Trust Office Property commenced in 2015. Northern Trust Corporation later expanded its space in 2016, 2017 and 2019 to take 100.0% occupancy of the Northern Trust Property. 2017 NOI information is unavailable because Northern Trust Corporation took 100.0% occupancy of the Northern Trust Office Property in October 2017. The increase in 2018 NOI to 2019 NOI is due to Northern Trust Corporation executing a lease amendment to include additional parking garage space.

(2)	TTM column represents the trailing 12-month period ending April 30, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Contractual Rent Steps are taken as a present value of the rent steps through the end of the loan term.

Property Management. The Northern Trust Office Property is managed by Wentworth Property Management, LLC.

Escrows and Reserves. At loan origination, the Northern Trust Office Borrower was not required to deposit any upfront reserves.

Tax Reserve – On each payment date, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account. The monthly tax reserve requirement will be waived if (i) no event of default is continuing (ii) the Specified Tenant’s (as defined below) lease is in full force and effect with no monetary defaults thereunder, (iii) the Specified Tenant continues to make the applicable payments for which the reserve was established directly (or reimburse the Northern Trust Office Borrower for such payments) and delivers evidence of the same, and (iv) the Specified Tenant is not bankrupt or insolvent (“Reserve Waiver Conditions”).

Insurance Reserve – On each payment date, the borrower is required to deposit an amount equal to 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage into an insurance reserve account. The monthly insurance reserve requirement will be waived if the Reserve Waiver Conditions are satisfied on such payment date.

Replacement Reserve – On each payment date during the continuance of a Trigger Period (as defined below), the borrower is required to deposit $2,490 into a replacement reserve account.

TI/LC Reserve – On each payment date during the continuance of a Trigger Period, the borrower is required to deposit $18,671 into a tenant improvement and leasing commissions reserve account.

Lockbox / Cash Management. The Northern Trust Office Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to Northern Trust Corporation, the sole tenant at the Northern Trust Office Property directing it to remit its rent directly into the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Northern Trust Office Property to be deposited into such lockbox within one business day of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Northern Trust Office Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Northern Trust Office Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Northern Trust Office Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Northern Trust Office Loan documents, the lender will apply funds to the debt in such priority as it may determine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Northern Trust Office

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default beyond applicable notice and/or cure periods, and (ii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Northern Trust Corporation, (ii) any other tenants of the Specified Tenant space (or any portion thereof), and (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the Specified Tenant being in monetary or material non-monetary default, or not paying full unabated rent, beyond applicable notice and/or cure periods, (ii) the Specified Tenant providing written notice that it is terminating its lease or subleasing more than 33% of the Specified Tenant space, (iii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and/or any Specified Tenant lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of the Specified Tenant, (v) the senior unsecured credit rating of the applicable Specified Tenant failing two notches below its level as of the origination date of the Northern Trust Office Loan, and (vi) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to lender of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below), or (2) the Northern Trust Office Borrower leasing the entire Specified Tenant space in accordance with the Northern Trust Office Loan documents and such tenant being in actual, physical occupancy of such space and paying the full amount of the rent due under such lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (a) with respect to clause (i) of the definition of Specified Tenant Trigger Period , the cure of such event of default, (b) with respect to clause (ii) or (iii) of the definition of Specified Tenant Trigger Period, the Specified Tenant having revoked or rescinded all termination or cancellation notices and has re-affirmed the Specified Tenant lease or lender having approved the sublease, as applicable, (c) with respect to clause (v) of the definition of Specified Tenant Trigger Period, the applicable rating rising to at least the level it was as of the origination date of the Northern Trust Office Loan, (d) with respect to any applicable bankruptcy or insolvency proceeding involving the Specified Tenant, the applicable Specified Tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings, (e) the applicable Specified Tenant paying full, unabated rent, and (f) the applicable Specified Tenant being in actual, physical possession of Specified Tenant space.

Current Mezzanine or Subordinate Indebtedness. None.

Partial Release. None.

Future Permitted Mezzanine Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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95 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Coleman Highline

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Coleman Highline

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Coleman Highline
1161, 1167 & 1173 Coleman Avenue
San Jose, CA 95110
SAN JOSE INTERNATIONAL AIRPORT (SJC)
ALVISO
Milpitas
BERRYESSA
NORTH VALLEY
NORTH SAN JOSE
Santa Clara
San Jose
ROSE GARDEN
BURBANK
Cupertino
WEST SAN JOSE
WILLOW GLEN
Campbell
CALTRAIN
AMTRAK
ACE
VTA
VTA LIGHT RAIL
FUTURE BART RAIL
JDSU
Calaveras Plaza Shopping Center
McCarthy Ranch
Milpitas Square
SanDisk
Cisco
Samsung
Great Mall
Fireeye
Ericsson
Dell
Marvel
Net App
Google Campus
Citrix
Levi's Stadium
California's Great America
Mission College
Broadcom
Intel
AMD
Trimble Navigation
Applied Materials
Broadcom KPMG
Cisco Campus
Altera
BAE Systems
Riveroaks Plaza
Netgear
Oracle
Qualcomm
Verizon
Apple (Future)
Paypal
Conway
Epson
Buck Shaw Stadium
Santa Clara University
Stephen Schott Stadium
PG&E
Adobe
PWC
SJSU
O'Connor Hospital
Westfield Valley Fair
Santana Row
Grokker
Vocera
Santa Clara Valley Medical Center
San Jose City College
Apple HQ
Kaiser Permanente-Santa Clara
Agilent Technologies Headquarters
Vallco Shopping Mall
Villa Shopping Center
Saratoga Square
Ebay
Skyhigh Networks
Ameriprise Financial
Kaiser Permanente
Spartan Stadium
San Jose Municipal Stadium
EL CAMINO REAL
SCOTT BLVD
STEVENS CREEK BLVD
W SAN CARLOS ST
E HAMILTON AVE
Oakland
San Francisco
San Jose

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Coleman Highline

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	380,951
Loan Purpose:	Refinance	Location:	San Jose, CA
Borrower:	CAP OZ 34, LLC	Year Built / Renovated:	2020 / N/A
Loan Sponsors:	LDH, LLC, Sansome Guarantor LLC	Occupancy:	100.0%
Interest Rate:	2.80000%	Occupancy Date:	10/6/2020
Note Date:	8/7/2020	Number of Tenants:	1
Maturity Date:	9/6/2030	2017 NOI:	N/A
Interest-only Period:	120 months	2018 NOI:	N/A
Original Term:	120 months	2019 NOI:	N/A
Original Amortization:	None	TTM NOI:	N/A
Amortization Type:	Interest Only	UW / Economic Occupancy(5):	95.0%
Call Protection:	L(25),Def(88),O(7)	UW Revenues:	$21,806,104
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$5,806,707
Additional Debt(1):	Yes	UW NOI(5):	$15,999,397
Additional Debt Balance(1):	$115,000,000	UW NCF(5):	$15,999,397
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(2)(5):	$305,100,000 / $801
		Appraisal Date:	10/1/2020

Escrows and Reserves(3)				Financial Information(1)(5)
	Initial	Monthly	Initial Cap
Taxes:	$814,077	$203,519	N/A	Cut-off Date Loan / SF:	$407
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$407
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(2):	50.8%
TI/LC:	$0	Springing	N/A	Maturity Date LTV(2):	50.8%
Other(4):	$6,871,099	$0	N/A	UW NCF DSCR:	3.64x
				UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$155,000,000	100.0%	Payoff Existing Debt	$140,528,275	90.7%
			Upfront Reserves	7,685,176	5.0
			Closing Costs	4,456,905	2.9
			Return of Equity	2,329,643	1.5
Total Sources	$155,000,000	100.0%	Total Uses	$155,000,000	100.0%

(1)	The Coleman Highline Loan (as defined below) consists of the non-controlling Note A-4 and Note A-6 and is part of the Coleman Highline Whole Loan (as defined below) evidenced by six pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $155.0 million. For additional information, see “The Loan” herein.

(2)	Based on the “As Stabilized” appraised value, which assumes free rent has burned off and rent commencement has begun. The sole tenant, Roku, Inc. has begun the buildout of its space and approximately $1.9 million was reserved upfront for tenant improvements and free rent. Based on the “As-Is” appraised value as of July 13, 2020 equal to $301.1 million, the Cut-off Date LTV and Maturity Date LTV are 51.5%. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $242.9 million as of July 13, 2020. Based on the “Hypothetical Go Dark” appraised value, the Cut-off Date LTV and Maturity Date LTV are 63.8%.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	The other reserve is comprised of a $5,000,000 debt service reserve and a $1,871,099 unfunded obligations reserve.

(5)	While the Coleman Highline Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Coleman Highline Loan more severely than assumed in the underwriting of the Coleman Highline Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Coleman Highline

The Loan. The Coleman Highline mortgage loan (the “Coleman Highline Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $155.0 million (the “Coleman Highline Whole Loan”), secured by the borrower’s fee interest in a 380,951 square foot office building located in San Jose, California (the “Coleman Highline Property”). The non-controlling Notes A-4 and A-6, with an outstanding principal balance as of the Cut-off Date of $40.0 million, will be included in the Benchmark 2020-B20 trust. The remaining notes have been contributed to one or more securitization trusts. The relationship between the holders of the Coleman Highline Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Coleman Highline Whole Loan will be serviced pursuant to the Benchmark 2020-B19 pooling and servicing agreement. The Coleman Highline Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1, A-3, A-5	$85,000,000	$85,000,000	Benchmark 2020-B19	Yes
Note A-4, A-6	$40,000,000	$40,000,000	Benchmark 2020-B20	No
Note A-2	$30,000,000	$30,000,000	DBJPM 2020-C9	No
Whole Loan	$155,000,000	$155,000,000

The Borrower. The borrower is CAP OZ 34, LLC, a Delaware limited liability company. The company is structured to be a single purpose entity with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Sansome Guarantor LLC (an affiliate of Sansome Partners) and LDH, LLC (an affiliate of Hunter Properties), which are liable on a several basis, at 95% and 5%, respectively. Along with the borrower and related lender, Sansome Guarantor LLC and LDH, LLC entered into an environmental indemnity agreement upon loan origination; pursuant to such agreement, the indemnitee will not seek recourse for any indemnified matters against Sansome Guarantor LLC and LDH, LLC to the extent the applicable matters (the “Indemnified Obligations”) are either covered pursuant to the environmental insurance policy required pursuant to the Coleman Highline Whole Loan documents (the “PLL Insurance”) or are the obligation of the former occupant at the Coleman Highline Property, and such former occupant is in compliance with the operative documents requiring its adherence to certain environmental covenants, obligations and restrictions applicable to the Coleman Highline Property (said covenants, obligations, and restrictions, the “Prior Owner Documents”). Notwithstanding the foregoing, Sansome Guarantor LLC and LDH, LLC will become fully liable for the foregoing Indemnified Obligations in the event that either: (a) Sansome Guarantor LLC and LDH, LLC fail to diligently pursue payment and satisfaction of the Indemnified Obligations under the PLL Insurance and/or the Prior Owner Documents (as applicable) or (b) the Indemnified Obligations are not paid and satisfied by the insurance company providing the PLL Insurance or the applicable party pursuant to the Prior Owner Documents, in either case for any reason whatsoever, within 180 days of the indemnitee making demand of Sansome Guarantor LLC and LDH, LLC for the applicable Indemnified Obligation(s).

Founded in 1997 by Sandy Dean, Sansome Partners is a San Francisco-based investment firm, with offices in Seattle, Boston, and New York, that makes long-term investments in businesses and assets. Sansome Partners is one of the main investment vehicles for the Fisher Family, the founders of both GAP and Banana Republic, and has deployed over $3.0 billion of private equity capital since inception. Additionally, Sansome Partners manages an over $1.0 billion long-only fund, targeting 10 positions in publicly-traded companies. Over the last 20 years, Hunter Properties, through the development arm Hunter Storm, LLC, has leveraged its multiple product-type development experience with its entitlement experience to complete several real estate projects. More recently, the firm has focused on transit-oriented development (TOD) and mixed-use development.

The Property. The Coleman Highline Property is a newly developed three-building, 380,951 square foot Class A office complex situated on an 8.82-acre site in San Jose, California. The Coleman Highline Property is the second phase of the greater Coleman Highline mixed-use development, which is expected to include on-site retail, a mix of restaurants, a public market, and a collection of food trucks and caterers. Built in 2020, the Coleman Highline Property features architecture with expansive glass line, large 32,000 square foot floorplates and 14’ slab-to-slab heights. The Coleman Highline Property is comprised of Building 3 (194,790 square feet; the “Building 3 Space”), Building 4 (163,272 square feet; the “Building 4 Space”), and Building A2 (22,889 square feet; the “Building A2 Space”), all of which are fully leased to Roku (as defined below). Buildings 3 and 4 are office buildings, and Building A2 is an amenities building which is expected to feature dining options, conference rooms and an auditorium. The Coleman Highline Property also includes a parking garage (the “Collateral Parking Structure”) with 1,219 parking spaces, for a parking ratio of approximately 3.2 parking spaces per 1,000 square feet of net rentable area. The Collateral Parking Structure is subject to a Declaration of Covenants, Conditions and Restrictions (the “CCR”), pursuant to which: (i) all parking structures on the Coleman Highline Property and the neighboring phase of the development (“Phase I”) are to be utilized for shared parking among the Coleman Highline Property and Phase I and (ii) all parking structures throughout the Coleman Highline development are subject to various control rights of a “Declarant” which is an affiliate of the loan sponsors. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Declarant has agreed that, notwithstanding anything to the contrary contained in the CCR: (i) the parking structure on the Coleman Highline Property will be insured in accordance with the terms of the Coleman Highline Whole Loan documents, (ii) any proceeds of the foregoing insurance will be held by the lender and made available for restoration, (iii) the Coleman Highline Property will always have access to sufficient parking to satisfy all legal requirements (including zoning requirements) as well as all requirements relating to parking set forth in the Roku lease at the Coleman Highline Property, and (iv) the Coleman Highline Property will always have access to no less than (x) 65 parking spaces in the parking structures and surface parking located on the Coleman Highline Property on an exclusive basis and (y) 1,116 parking spaces in the parking structures and surface parking located on the Coleman Highline Property and Phase I on a non-exclusive basis. As of October 6, 2020, the Coleman Highline Property was 100.0% leased to Roku as its United States headquarters location.

Roku, Inc. (“Roku”) (380,951 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent) was founded in 2002 and is a leading television streaming platform in the United States by base installed, representing 39% of the market share. Roku operates in two segments: Player and Platform, the first of which is a hardware-based purchase, the second of which is an ongoing paid subscription to platform access. Roku engages in “over the top” (OTT) television streaming with approximately 40 million global users as of March 2020. The platform offers approximately 5,000 domestic streaming channels and approximately 3,000 international streaming channels. Roku has expanded as a result of the increase in demand for streaming services and as of 2019, had 1,650 employees, doubling its employee count over the prior two years. The Coleman Highline Property is expected to serve as Roku’s United States headquarters, spread between the Coleman Highline Property and Coleman Highline Phase I, which includes two additional office buildings and an amenities building 100% leased to Roku. As of March 31, 2020, Roku had 39.8 million active accounts and streaming hours of 13.2 billion, increases over the prior year quarter of 37% and 49%, respectively, which helped increase revenues by 55% in the same quarter. Roku expects its new account growth, streaming hours, and employee headcount to accelerate as a result of the COVID-19 pandemic as demand for streaming content from home increases. As of December 31, 2019, Roku reported a net loss of $59.9 million and total revenue of $1.1 billion, representing an increase of 52.0% from December 31, 2018, with $515.5 million of cash and cash equivalents. In the second quarter of 2020, Roku reported a net loss of $43.1 million and added 3.2 million incremental active accounts to reach 43.0 million total accounts.

Roku recently signed a 10-year, seven-month NNN lease that will expire on September 30, 2030, with an initial annual base rent of $44.50 per square foot. In addition, Roku received six months of free rent and rent commenced on October 1, 2020. Roku has a one-time option to extend its lease for seven years at 97.5% of fair market value with 15-18 months’ notice. Roku does not have any termination or contraction options.

As of March 2020, Building 3 is fully built out and Roku began moving employees into the space prior to the start of the COVID-19 pandemic. Building 4 is fully built out except for floor coverings and cubicles, which Roku is expected to hold off on installing in the near term as they evaluate the post-COVID work environment. The landlord has satisfied all of its tenant improvement obligations and provided Roku an $82.50 per square foot tenant improvement allowance of which approximately $458,533 remained outstanding as of the origination date of the Coleman Highline Whole Loan. The borrower indicated that Roku intends to move roughly 30% of its workforce back into Building 3 by the end of 2020. The work remaining on Building 4 is expected to be completed and furnished by the end of 2020, with Roku taking occupancy by the end of the first quarter of 2021. We cannot assure you that Roku will take occupancy as expected or at all.

COVID-19 Update. As of the October 6, 2020 underwritten rent roll, the Coleman Highline Property is 100.0% leased. The sole tenant’s rent commenced October 1, 2020 and the sole tenant has not requested any lease modifications. The Coleman Highline Whole Loan is current as of the October 2020 payment date. As of October 5, 2020, the Coleman Highline Whole Loan is not subject to any modification or forbearance requests. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Coleman Highline

The Market. The Coleman Highline Property is located within the San Jose Airport submarket, which is adjacent to the Mineta San Jose International Airport, and a 15-minute drive north of Downtown San Jose. The Coleman Highline Property is positioned across a pedestrian bridge from the Santa Clara Caltrain station, the most widely used mode of public transit between San Francisco and San Jose. The Santa Clara station also serves as a “Baby Bullet” stop with transit times of roughly 60 and 15 minutes to San Francisco and Palo Alto, respectively. The Coleman Highline Property is the second phase of the greater Coleman Highline mixed-use development. Phase I includes two additional office buildings, both fully leased to Roku, with a total Roku square footage at the Coleman Highline mixed-use development of 738,057 square feet. A fourth phase of the greater Coleman Highline mixed-use development is scheduled to be completed by 2021 and is expected to feature additional office space that is 100% leased to Verizon. The Coleman Highline Property is located in an area with a concentration of major technology companies including Google, Apple, Netflix and Facebook. According to a third-party market research report, the estimated 2020 population within a one-, three-, and five-mile radius was projected to be 10,205, 176,399, and 642,978, respectively. The population within the same radii is expected to grow 0.37%, 2.31%, and 2.14%, respectively, over the next five years. The 2020 average household income within a one-, three-, and five-mile radius was $130,114, $135,262, and $140,271.

According to the appraisal, as of the first quarter of 2020, the San Jose Airport submarket consisted of approximately 5.5 million square feet of office space with an overall market vacancy of 8.6% and average asking rents of approximately $3.69 per square feet.

The appraisal identified six lease comparables for the Coleman Highline Property. Comparable buildings were built between 1984 and 2021 and range in size from 42,188 square feet to 643,990 square feet. Initial asking rents at the comparable properties ranged between $42.00 and $49.20 per square foot (net leases) with a weighted average of approximately $46.71 per square foot. The appraisal concluded a market rent at the Coleman Highline Property of $46.20 per square foot. The Coleman Highline Property has an in-place rent of $44.50 per square foot.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
N/A	N/A	N/A	100.0%
(1)	The historical occupancy is not available since the Coleman Highline Property was recently constructed.
(2)	Current Occupancy is as of October 6, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration Date
Roku, Inc.(2)(3)	NR / NR / NR	380,951	100.0%	$44.50	100.0%	9/30/2030
Total		380,951	100.0%	$44.50	100.0%
Other Occupied		0	0.0	$0.00	0.0
Total Occupied		380,951	100.0%	$44.50	100.0%
Vacant		0	0.0
Total		380,951	100.0%

(1)	Based on the underwritten rent roll.

(2)	Roku has no termination or contraction options.

(3)	Roku is expected to take occupancy of Building 4 (163,272 square feet) of the Coleman Highline Property in the first quarter of 2021. We cannot assure you that Roku will take occupancy as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Coleman Highline

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2020	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	1	380,951	100.0	16,950,792	100.0	380,951	100.0%	$16,950,792	100.0%
2031 and Thereafter	0	0	0.0	0	0.0	380,951	100.0%	$16,950,792	100.0%
Total	1	380,951	100.0%	$16,950,792	100.0%

(1)	Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$16,950,792	$44.50	73.8%
Rent Steps(3)	512,002	1.34	2.2
Gross Potential Rent	$17,462,794	$45.84	76.1%
Total Reimbursements	5,491,000	14.41	23.9
Total Other Income	0	0.00	0.0
Net Rental Income	$22,953,794	$60.25	100.0%
(Vacancy/Credit Loss)	(1,147,690)	(3.01)	(5.0)
Effective Gross Income	$21,806,104	$57.24	95.0%
Total Expenses	$5,806,707	$15.24	26.6%
Net Operating Income	$15,999,397	$42.00	73.4%
Total TI/LC, Capex/RR	0	0.00	0.0
Net Cash Flow	$15,999,397	$42.00	73.4%
(1)	Historical financial information is not available because the Coleman Highline Property was recently built in 2020 with the sole tenant commencing to take occupancy in March 2020.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Represents 12 months of rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Coleman Highline

Property Management. The Coleman Highline Property is managed by Hunter Properties, Inc., an affiliate of the borrower.

Escrows and Reserves. At loan origination of the Coleman Highline Whole Loan, the borrower funded reserves of (i) approximately $814,077 for real estate taxes (equivalent to 48 months of tax payments), (ii) approximately $5,000,000 for a debt service reserve, and (iii) approximately $1,871,099 related to the remaining free rent (in the amount of $1,412,566) and tenant improvement allowance (in the amount of $458,533) pursuant to the Roku lease.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $203,519).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in effect.

Replacement Reserve – Solely to the extent the Single Tenant Condition (as defined below) fails to be satisfied as of the applicable due date, the borrower is required to deposit approximately $6,350 into a replacement reserve account for annual capital expenditures.

Rollover Reserve – Solely to the extent the Single Tenant Condition fails to be satisfied as of the applicable due date, the borrower is required to deposit $47,620 into a rollover reserve account for tenant improvements and leasing commissions that may be incurred.

A “Single Tenant Condition” is satisfied when a single tenant lease is in full force and effect and no Trigger Period (as defined below) has occurred and is then continuing.

Lockbox / Cash Management. The Coleman Highline Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause the tenants to deposit rents directly into a lender-approved lockbox account (the “Clearing Account”). In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Coleman Highline Property into the Clearing Account within one business day of receipt. Provided no Trigger Period exists, funds deposited into the Clearing Account are required to be swept on a daily basis into the borrower’s operating account. If a Trigger Period exists, such funds are required to be swept on a daily basis into the deposit account and applied and disbursed in accordance with the loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Coleman Highline Whole Loan (ii) the debt yield being less than 8.0% on the last day of any calendar quarter, (iii) the commencement of a Lease Sweep Period (as defined below), or (iv) the disbursement of funds from the debt service reserve account; and will end if, (A) with respect to clause (i), the event of default under the Coleman Highline Whole Loan has been cured and such cure has been accepted by the lender (and no other event of default under the Coleman Highline Whole Loan is then continuing), (B) with respect to clause (ii), the debt yield is at least 8.0% on the last day of any calendar quarter, (C) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms thereof (and no other Lease Sweep Period is then continuing), or (D) with respect to clause (iv), the earliest to occur of (x) the satisfaction of all Debt Service Reserve Release Conditions (as defined below) and (y) the reimbursement of any portion of the debt service reserve funds that have been allocated to the monthly debt service payment.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) the earliest of (i) the date that is 12 months prior to the stated maturity date of the Coleman Highline Whole Loan, (ii) the date that is 15 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Roku lease (or a replacement lease that covers all or any portion of the Roku premises) (a “Lease Sweep Lease”), provided, however, if the entirety of any “dark” portion is demised to a subtenant that is reasonably approved by the lender (which subtenant must be open and operating in the entirety of said space and must either (x) be of a credit quality and reputation that is not materially less as compared with the tenant pursuant to the applicable Lease Sweep Lease (as determined by the lender in its reasonable discretion) or (y) have an investment grade rating) pursuant to a sublease that is coterminous with the applicable Lease Sweep Lease (the “Sublease Conditions”), the foregoing 15 month period will be extended to 24 months or (iii) the date under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (c) the occurrence of a Go Dark Trigger (as defined below); (d) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (e) the occurrence of an insolvency proceeding in connection with a Lease Sweep Tenant (as defined below). A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clauses (a), (b), and (c) above, (I) either (x) the entirety of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases or (y) a portion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Coleman Highline

of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Coleman Highline Property to achieve a debt yield of 8.0% and (II) sufficient funds have been accumulated (or otherwise deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods with respect to such qualified leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (B) in the case of clause (a) above, the date on which the applicable tenant (I) irrevocably exercises its renewal or extension option with respect to either (x) all of its premises or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Coleman Highline Property to achieve a debt yield of 8.0%, and (II) sufficient funds have been accumulated (or deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods with respect to such renewal or extension; (C) in the case of clause (d) above, the date on which the subject default has been cured, and no other monetary or material non-monetary default under the Lease Sweep Lease occurs for a period of six consecutive months following such cure; (D) in the case of clause (c) above, (x) Roku (or a replacement tenant that occupies all or any portion of the Roku premises) resumes operation of its business in the entirely of the applicable premises and continuously operates for at least 30 days or (y) the date on which the lease sweep funds in the lease sweep account in connection with the Go Dark Trigger (as defined below) pursuant to clause (c) above equals or exceeds the Lease Sweep Go Dark Deposit Amount (as defined below) or the borrower delivers a letter of credit (which satisfies the requirements set forth in the loan documents) in an amount equal to the Lease Sweep Go Dark Deposit Amount or (z) the date on which either the Sublease Conditions are satisfied, or the tenant achieves an investment grade rating; (E) in the case of clause (e) above, either (a) the applicable Lease Sweep Tenant’s insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (F) in the case of clauses (a), (b), (d), and (e) above, the date on which (x) the funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such space, (y) the borrower delivers to the lender a letter of credit in the foregoing amount or (z) the borrower deposits an amount equal to the deficient amount for deposit into the lease sweep account, unless, in any such case, the applicable premises has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the Lease Sweep Deposit Amount applicable to such premises (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (A) above).

A “Lease Sweep Go Dark Deposit Amount” means (x) solely with respect to a Lease Sweep Period commencing upon the occurrence of a Go Dark Trigger prior to August 7, 2026, an amount equal to the portion of the rentable square feet of the applicable Lease Sweep Lease in which the applicable tenant has “gone dark” multiplied by $60.00 and (y) for the period from and after August 7, 2026, an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00.

A “Lease Sweep Tenant” means a tenant under a Lease Sweep Lease or, if such tenant’s obligations are guaranteed by its direct or indirect parent company (if any), such parent company.

A “Go Dark Trigger” will be deemed to occur on the date on which any Lease Sweep Tenant discontinues its business (i.e., “goes dark”) in more than 50% of its space at the Coleman Highline Property, not including the Building A2 Space, or gives notice that it intends to discontinue its business in greater than 50% of its applicable premises at the Coleman Highline Property, not including the Building A2 Space, provided, however, that for so long as any such discontinuation of operations by a Lease Sweep Tenant satisfies any of the following conditions, no Go Dark Trigger will be deemed to occur in connection with any of the following (each a “Go Dark Exception”): (i) either: (A) such discontinuation is effectuated in order to comply with governmental restrictions which restrict the use or occupancy of the Coleman Highline Property in connection with the COVID-19 pandemic or any other pandemic or epidemic (a “SIP Order”), and the applicable Lease Sweep Tenant resumes operations in its space within 90 days after such SIP Order is lifted or (B) such discontinuation occurs prior to August 7, 2022 in connection with such Lease Sweep Tenant’s commercially reasonable safety protocols relating to the COVID-19 pandemic; provided further that the applicable Lease Sweep Tenant resumes operations in its applicable premises no later than August 7, 2022; (ii) such discontinuation is related to upgrades or renovations to the premises pursuant to the Lease Sweep Lease and lasts for a period of no longer than 180 days; (iii) such discontinuation is in connection with an ongoing restoration of the Coleman Highline Property following a casualty and lasts for a period of no longer than 12 months after receipt of all applicable governmental permits and approvals necessary to complete the applicable restoration; (iv) any cessation by the Lease Sweep Tenant of all or some of the applicable premises so long as during the period that such discontinuation of operations continues, such Lease Sweep Tenant (or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Coleman Highline

any parent entity that has guaranteed all of such Lease Sweep Tenant’s obligations pursuant to the Lease Sweep Lease) maintains an investment grade rating; or (v) the Sublease Conditions are satisfied with respect to the applicable Lease Sweep Lease. In addition to the Go Dark Exceptions identified in the above, no Go Dark Trigger will have occurred with respect to Roku not yet having commenced operating in the Building B4 Space in connection with Roku performing the initial buildout and occupancy of its space (provided that the initial buildout and occupancy have completed and operations commence on or before the earlier to occur of (x) August 7, 2022 and (y) one year after the termination of any SIP Order in place as of the origination date).

A “Debt Service Reserve Release Conditions” will be met so long as each of the following conditions is satisfied after July 7, 2021: (i) no Trigger Period is then continuing (other than pursuant to clause (iv) in the definition of Trigger Period set forth above); (ii) each tenant under a Lease Sweep Lease has timely made all rental payments (including, without limitation, any payments of additional rent, common area maintenance expenses, tax assessments) due under any Lease Sweep Lease for the immediately preceding three full calendar month period; (iii) the debt service coverage ratio is equal to or exceeds 3.42x; and (iv) no portion of the debt service reserve funds has been allocated to the monthly debt service payment during the immediately preceding 11 full calendar month period.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Point West Portfolio

1601 Response Road

POINT • WEST • CORPORATE • CENTER

1610 & 1620 Arden Way

1545 River Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Point West Portfolio

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DATA © OSM CONTRIBUTORS
SACRAMENTO INTERNATIONAL AIRPORT
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Santa Cruz

Point West Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	1610 & 1620 Arden Way	1610 & 1620 Arden Way	Sacramento, CA	95815
2	1545 River Park	1545 River Park Drive	Sacramento, CA	95815
3	1601 Response Road	1601 Response Road	Sacramento, CA	95815

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Point West Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$39,500,000	Title:	Fee
Cut-off Date Principal Balance:	$39,500,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	346,227
Loan Purpose:	Refinance	Location:	Sacramento, CA
Borrowers:	Point West Investors LLC, Nelson	Year Built / Renovated:	Various / N/A
	Point West LLC, BW Point West	Occupancy:	84.7%
	Property LLC	Occupancy Date:	8/31/2020
Loan Sponsor:	Matthew T. White	Number of Tenants:	52
Interest Rate:	3.06700%	2017 NOI:	$2,751,306
Note Date:	9/30/2020	2018 NOI:	$2,684,723
Maturity Date:	10/6/2030	2019 NOI:	$3,611,256
Interest-only Period:	120 months	TTM NOI (as of 8/2020)(1):	$3,908,173
Original Term:	120 months	UW / Economic Occupancy(4)	84.7%
Original Amortization:	None	UW Revenues:	$7,772,716
Amortization Type:	Interest Only	UW Expenses:	$3,137,294
Call Protection:	L(24),Def(91),O(5)	UW NOI(1)(4):	$4,635,422
Lockbox / Cash Management:	Springing / Springing	UW NCF(4):	$4,048,730
Additional Debt:	N/A	Appraised Value / Per SF(2)(4):	$66,500,000 / $192
Additional Debt Balance:	N/A	Appraisal Date:	7/23/2020
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information(4)
	Initial	Monthly	Initial Cap
Taxes:	$331,747	$47,392	N/A	Cut-off Date Loan / SF:	$114
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$114
Replacement Reserves:	$0	$5,870	$140,891	Cut-off Date LTV(2):	59.4%
TI/LC:	$1,300,000	$58,705	$2,250,000	Maturity Date LTV(2):	59.4%
Immediate Repairs:	$33,370	$0	N/A	UW NCF DSCR:	3.30x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$39,500,000	100.0%	Payoff Existing Debt	$34,168,289	86.5%
			Return of Equity	3,064,113	7.8
			Upfront Reserves	1,665,117	4.2
			Closing Costs	602,481	1.5
Total Sources	$39,500,000	100.0%	Total Uses	$39,500,000	100.0%
(1)	The increase in NOI from TTM to UW is attributed to (i) $145,795 of rent steps through August 31, 2021 and straight line rent for investment grade tenants and (ii) five new leases signed since March 2020, which represent 38,687 square feet of the total net rentable area and $919,522 of the underwritten base rent at the Point West Portfolio.
(2)	Based on the “As-Portfolio” value of $66,500,000. The “As-Portfolio” value applies a 20% discount to the “As-Is” appraised value of the retail pad located at 1620 Arden Way. The individual appraisals concluded an aggregate “As-Is” appraised value of $66,910,000, which results in a Cut-off Date LTV and Maturity Date LTV of 59.0%.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	While the Point West Portfolio Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Point West Portfolio Loan more severely than assumed in the underwriting of the Point West Portfolio Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Point West Portfolio

The Loan. The Point West Portfolio mortgage loan is a $39.5 million loan (the “Point West Portfolio Loan”) secured by the borrowers’ fee interest in three office buildings totaling 346,227 square feet and one retail pad site in Sacramento, California (the “Point West Portfolio Properties”). The Point West Portfolio Loan has a ten-year term and will be interest-only for its entire term. The Point West Portfolio Loan was originated by Deutsche Bank AG, New York Branch on September 30, 2020.

The Borrowers. The borrowers are three tenants-in-common, Point West Investors LLC (73.38% tenant-in-common interest), BW Point West Property LLC (18.65% tenant-in-common interest) and Nelson Point West LLC (7.97% tenant-in-common interest). Each tenant-in-common borrower is a Delaware limited liability company structured to be a single purpose entity, with the borrowers having one independent director in their organizational structure.

The Loan Sponsor. The loan sponsor is Matthew T. White and the non-recourse carveout guarantors are Matthew T. White, Deborah Dedomenico and Gary D. Nelson. Matthew T. White is the current Chief Executive Officer of Basin Street Properties, has been with the company since 2000, and owns an interest in the managing member of the Point West Investors LLC borrower. A family trust and other entities owned by Deborah Dedomenico own all of the BW Point West Property LLC borrower and a family trust related to Gary D. Nelson owns all of the Nelson Point West LLC borrower. The non-recourse carveout guaranties and environmental indemnities executed by each of Deborah Dedomenico and Gary D. Nelson are limited to certain events caused by such guarantor’s related tenant-in-common borrower, or, in certain cases, by such guarantor or its affiliates. Basin Street Properties was founded in 1974 and is a developer, owner and operator of commercial real estate. Basin Street Properties has a portfolio of approximately 5.2 million square feet which includes office, retail, residential and hospitality properties of which approximately 1.5 million square feet is in Sacramento, California.

The Properties. The Point West Portfolio Properties consist of three buildings totaling 346,227 square feet of Class A and B office space, and one retail pad site, located in Sacramento, California. The three office properties are located at 1545 River Park Drive, 1601 Response Road, and 1610 Arden Way and the retail pad is a leased fee interest located at 1620 Arden Way. The Point West Portfolio Properties are located approximately five miles northeast of downtown Sacramento in the Point West district of Sacramento, California. Point West is a well-established commercial and residential district offering shopping, dining, and office destinations for the greater Sacramento region, including Cal Exposition and Arden Fair Mall. The Point West Portfolio Properties are 84.7% leased to 52 tenants across numerous sectors, with no single tenant occupying more than 7.8% of the square feet in the portfolio.

The 1610 & 1620 Arden Way property includes (i) 1610 Arden Way, a two-story Class B building built in 1983 totaling 150,188 square feet (43.4% of portfolio net rentable area) with a parking ratio of 2.42 spaces per 1,000 square feet and (ii) 1620 Arden Way, a freestanding retail pad site that is ground leased to a Jared’s Jewelry store through November 2025. The 1610 & 1620 Arden Way property represents 43.0% of portfolio underwritten base rent (inclusive of the 1620 Arden Way ground lease). The 1610 Arden Way building is 82.5% occupied by 19 tenants across multiple industries. The largest tenants are the Social Security Administration, UBS Financial Services and Covered California.

The 1545 River Park Drive property is a five-story Class A building built in 1982 totaling 121,606 square feet (35.1% of portfolio net rentable area), represents 36.9% of portfolio underwritten base rent, and has a parking ratio of 3.82 spaces per 1,000 square feet. The 1545 River Park Drive property is 89.3% occupied by 21 tenants. The largest tenants are Clear Channel Broadcasting, Umpqua Bank and American Cancer Society.

The 1601 Response Road property is a three-story Class B building built in 1984 totaling 74,433 square feet (21.5% of portfolio net rentable area), represents 20.1% of portfolio underwritten base rent and has a parking ratio of 3.76 spaces per 1,000 square feet. The 1601 Response Road property is 81.4% occupied by 11 tenants. The largest tenants are CA Health Benefit Exchange and Insurance Company of the West. The three properties are summarized below.

Portfolio Summary
Property Name	City, State	Year Built	NRA	Property Occupancy	Allocated Cut- Off Date Balance	% Allocated Cut-off Date Balance	Appraised Value(1)
1610 & 1620 Arden Way	Sacramento, CA	1983, 2000	150,188	82.5%	$18,129,502	45.9%	$30,710,000
1545 River Park Drive	Sacramento, CA	1982	121,606	89.3%	13,636,975	34.5	23,100,000
1601 Response Road	Sacramento, CA	1984	74,433	81.4%	7,733,523	19.6	13,100,000
Total / Weighted Average			346,227	84.7%	$39,500,000	100.0%	$66,910,000
(1)	Represents the aggregate of the individual “As – Is” appraised values. The Appraised Value of the Point West Portfolio Properties is the “As Portfolio” value of $66,500,000, which applies a 20% discount to the “As-Is” appraised value of the retail pad located at 1620 Arden Way.

The largest tenant of the Point West Portfolio Properties, Social Security Administration (7.8% of portfolio net rentable area; 9.6% of portfolio underwritten base rent) leases 26,966 square feet at the 1610 & 1620 Arden Way property through January 2, 2026. The Sacramento Office of Adjudication and Review (GSA) provides California citizens the ability to appeal on issues related to Social Security

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Point West Portfolio

Disability hearings and Social Security Income hearings. This office handles the adjudication procedures for all of Northern California, with 15 different administrative judges, processing an average of 30 total cases per day. The tenant may terminate its lease in whole or in part effective any time after January 2, 2024 by giving at least 90 days’ written notice. The tenant does not have any renewal options.

The second largest tenant of the Point West Portfolio Properties, Clear Channel Broadcasting (4.8% of portfolio net rentable area; 5.8% of portfolio underwritten base rent) leases 16,792 square feet at the 1545 River Park Drive property through April 30, 2023. Clear Channel Broadcasting, now part of iHeartMedia, is a radio broadcaster. With over 850 stations nationwide, Clear Channel Broadcasting provides listeners with music, news, talk, sports and other content across multiple platforms including on-air and online. Clear Channel Broadcasting has two alternative sets of renewal options (a short term option and a long term option); (i) a six month renewal option at 115% of the base rent of the final term of the lease with at least 12 months' written notice or (ii) two five-year renewal options at fair market value upon 12 months' written notice.

The third largest tenant of the Point West Portfolio Properties, CA Health Benefit Exchange (4.5% of portfolio net rentable area; 4.7% of portfolio underwritten base rent) leases 15,533 square feet at the 1601 Response Road property through April 30, 2026. CA Health Benefit Exchange is where Californians can get health insurance under the Patient Protection and Affordable Care Act from brand-name insurance with federal premium assistance. The CA Health Benefit Exchange was renamed Covered California in October 2012. Covered California is supported by the State of California as well as the California Department of Health Care Services. With the help of Covered California, nearly 35 million Californians have access to care options from providers including Anthem Blue Cross, Blue Shield of California, Health Net, and Kaiser Permanente. CA Health Benefit Exchange may terminate its lease at the 1601 Response Road property at any time effective on or after April 30, 2022, by giving the landlord at least 60 days' written notice. The tenant has no extension options at the 1601 Response Road property. Covered California also leases 10,796 square feet at the 1610 & 1620 Arden Way property (3.1% of portfolio net rentable area; 3.5% of portfolio underwritten base rent) through April 30, 2023. Covered California may terminate its lease at the 1610 & 1620 Arden Way property at any time effective on or after May 31, 2022, by giving the landlord at least 90 days' written notice. The tenant has no extension options at the 1610 & 1620 Arden Way property.

COVID-19 Update. As of October 1, 2020, the Point West Portfolio is open, however most tenants have implemented a work from home policy for their employees. For August and September 2020, tenants occupying 97.2% and 99.7%, respectively of the occupied square feet paid their rent, and 99.2% and 99.9%, of the underwritten base rent, respectively, were collected. Three tenants totaling 4.9% of the underwritten base rent and 2.8% of the occupied square feet have requested rent relief. One tenant representing 0.0% of the underwritten base rent and 0.3% of the occupied square feet was granted a rent abatement from May to December 2020. One tenant representing 2.8% of the underwritten base rent and 2.6% of the occupied square feet was granted a 50% rent abatement in May, June and July in exchange for one additional year in its lease term. One tenant representing 2.1% of the underwritten base rent and 0.0% of the occupied square feet was granted a 50% rent deferral in April, May and June to be paid in three equal installments from January to March 2021. One tenant representing 1.8% of the underwritten base rent and 1.8% of the occupied square feet has yet to take occupancy of its space due to the delay in its buildout caused by the COVID-19 pandemic. The rent commencement date is expected to be in December 2020. As of October 1, 2020, the Point West Portfolio Loan was not subject to any modification or forbearance requests. The first payment date is scheduled for November 6, 2020. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The Point West Portfolio Properties are located in the Point West submarket, in Sacramento, California. According to the appraisal, the Point West office submarket contains approximately 3.0 million square feet and recorded an average asking rent of $24.96 per square foot as of the second quarter of 2020. The submarket’s vacancy rate was noted at 11.88% which has consistently declined from 27.06% in 2012. Over the past decade, the submarket absorbed an annual average of 19,000 square feet on a net basis and reported an average vacancy rate of 20.86% during this period. As of the second quarter of 2020, the submarket saw a net absorption of approximately 31,000 square feet and posted a vacancy rate of 11.88%, down 42 basis points year-over-year.

The appraisal referenced four comparable office leases that range in base rent from approximately $22.20 - $25.80 per square foot. The appraiser concluded to a market rent of (i) $24.60 per square foot at the 1610 Arden Way building, (ii) $30.00 per square foot at the 1620 Arden Way building, (iii) $25.80 per square foot at the 1545 River Park property and (iv) $24.60 per square foot at the 1601 Response Road property.

Historical and Current Occupancy
2017(1)	2018(1)	2019(1)	Current(2)
75.1%	76.4%	74.3%	84.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is the occupancy as of August 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Point West Portfolio

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total Portfolio NRA	Base Rent PSF(3)	% of Total Portfolio Base Rent(3)	Lease Expiration Date
Social Security Administration(4)	Aaa / AAA / AA+	26,966	7.8%	$26.00	9.6%	1/2/2026
Clear Channel Broadcasting	NR / NR / NR	16,792	4.8	$25.50	5.8	4/30/2023
CA Health Benefit Exchange(5)	Aa2 / AA / AA-	15,533	4.5	$22.04	4.7	4/30/2026
UBS Financial Services	Aa3 / AA- / A+	15,074	4.4	$24.83	5.1	8/31/2023
Insurance Company of the West	NR / NR / NR	14,335	4.1	$25.90	5.1	3/31/2023
Covered California(6)	Aa2 / AA / AA-	10,796	3.1	$23.62	3.5	4/30/2023
Res Systems 3(7)	NR / NR / NR	10,258	3.0	$24.24	3.4	7/30/2026
Umpqua Bank	NR / NR / NR	10,179	2.9	$25.85	3.6	4/30/2023
American Cancer Society	NR / NR / NR	8,978	2.6	$25.20	3.1	9/30/2021
Valassis Sales & Marketing	NR / NR / NR	8,580	2.5	$24.00	2.8	8/31/2021
Total		137,491	39.7%	$24.85	46.5%
Other Occupied(8)		155,595	44.9	$25.21	53.5
Total Occupied	293,086		84.7%	$25.04	100.0%
Vacant		53,141	15.3
Total	346,227		100.0%
(1)	Based on the underwritten rent roll dated August 31, 2020.

(2)	Certain ratings are those of the parent or government entity whether or not the parent or government entity guarantees the lease.

(3)	The Base Rent PSF and % of Total Base Rent is inclusive of the retail pad site that is ground leased to a Jared’s jewelry store through November 2025.

(4)	The Social Security Administration may terminate its lease in whole or in part effective any time after January 2, 2024 by giving at least 90 days’ written notice.

(5)	The CA Health Benefit Exchange may terminate its lease at any time effective on or after April 30, 2022, by giving at least 60 days’ written notice.

(6)	Covered California may terminate its lease at any time effective on or after May 31, 2022 by giving at least 90 days’ written notice.

(7)	RES Systems 3 has a one-time right to terminate its lease on or after July 31, 2024 by giving at least 180 days’ written notice.

(8)	Other Occupied Net Rentable Area (SF) and Base Rent PSF includes DGS Speech Pathology which has signed a lease commencing February 1, 2021 and is currently building out its space and is expected to take occupancy in February 2021. Gap rent was not reserved for.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	53,141	15.3%	NAP	NAP	53,141	15.3%	NAP	NAP
MTM & 2020	0	0	0.0	$0	0.0%	53,141	15.3%	$0	0.0%
2021	11	42,564	12.3	1,052,184	14.3	95,705	27.6%	$1,052,184	14.3%
2022	12	41,064	11.9	1,057,711	14.4	136,769	39.5%	$2,109,895	28.7%
2023	10	95,687	27.6	2,408,801	32.8	232,456	67.1%	$4,518,696	61.6%
2024	5	15,582	4.5	369,880	5.0	248,038	71.6%	$4,888,576	66.6%
2025	5	17,232	5.0	550,829	7.5	265,270	76.6%	$5,439,405	74.1%
2026	5	61,409	17.7	1,536,730	20.9	326,679	94.4%	$6,976,135	95.0%
2027	0	0	0.0	0	0.0	326,679	94.4%	$6,976,135	95.0%
2028	1	5,497	1.6	127,300	1.7	332,176	95.9%	$7,103,435	96.8%
2029	2	7,309	2.1	181,816	2.5	339,485	98.1%	$7,285,251	99.3%
2030	0	0	0.0	0	0.0	339,485	98.1%	$7,285,251	99.3%
2031 and Thereafter(4)	1	6,742	1.9	54,219	0.7	346,227	100.0%	$7,339,470	100.0%
Total	52	346,227	100.0%	$7,339,470	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	The 2025 Base Rent Expiring is inclusive of revenue generated by the retail pad site that is ground leased to a Jared’s jewelry store. The improvements are not part of the collateral and as such no square footage is allocated to this space.

(4)	2031 and Thereafter square footage is inclusive of the Health Club/Conference Room space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Point West Portfolio

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM 8/31/2020	Underwritten	Per Square Foot	%(1)
Base Rent	$6,071,509	$5,928,015	$6,323,264	$6,631,281	$7,339,470	$21.20	80.0%
Rent Steps	0	0	0	0	145,795	0.42	1.6
Vacant Income	0	0	0	0	1,399,088	4.04	15.3
Gross Potential Rent	$6,071,509	$5,928,015	$6,323,264	$6,631,281	$8,884,352	$25.66	96.9%
Total Reimbursements	0	145,794	199,896	193,137	198,931	0.57	2.2
Total Other Income	79,658	77,205	81,481	88,520	88,520	0.26	1.0
Net Rental Income	$6,151,167	$6,151,014	$6,604,641	$6,912,938	$9,171,804	$26.49	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,399,088)	(4.04)	(15.3)
Effective Gross Income	$6,151,167	$6,151,014	$6,604,641	$6,912,938	$7,772,716	$22.45	84.7%
Total Expenses	$3,399,861	$3,466,291	$2,993,385	$3,004,765	$3,137,294	$9.06	40.4%
Net Operating Income(2)	$2,751,306	$2,684,723	$3,611,256	$3,908,173	$4,635,422	$13.39	59.6%
Total TI/LC, Capex/RR	0	0	0	0	586,692	1.69	7.5
Net Cash Flow	$2,751,306	$2,684,723	$3,611,256	$3,908,173	$4,048,730	$11.69	52.1%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	The increase in Net Operating Income from TTM to Underwritten is attributed to (i) $145,795 of rent steps through August 31, 2021 and straight line rent for investment grade tenants and (ii) five new leases signed since March 2020, which represent 38,687 square feet of the total net rentable area and $919,522 of the underwritten base rent at the Point West Portfolio.

Property Management. The Point West Portfolio Properties are managed by Basin Street Properties, an affiliate of the loan sponsor.

Escrows and Reserves. At loan origination, the borrowers deposited (i) $1,300,000 into a tenant improvement allowances and leasing commissions reserve, (ii) $331,747 into a real estate tax reserve and (iii) $33,370 into an immediate repairs reserve.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $47,392).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in place. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $5,870, provided that the borrowers are not required to make such deposits at any time the funds in such reserve equal or exceed $140,891.

Rollover Reserve – The borrowers are required to deposit into a rollover reserve, on a monthly basis through the monthly payment date in December 2025, an amount equal to approximately $58,705. Starting on the monthly payment date in January 2026, the borrowers are required to deposit into a rollover reserve on a monthly basis approximately $73,381. The borrowers are not required to make deposits into the rollover reserve at any time that funds in such reserve equal or exceed $2,250,000.

Lockbox / Cash Management. The Point West Portfolio Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Management Trigger Event (as defined below) the borrowers are required to establish a lender-controlled lockbox account and the borrowers are required to cause all tenants under leases at the Point West Portfolio Properties to pay all rents directly into such lockbox account, and, if despite such direction, the borrowers or manager receive any rents, they are required to deposit such rent into such lockbox account within one business day of receipt. Provided that no Trigger Period (as defined below) is continuing, funds in the lockbox account will be transferred to or at the direction of the borrowers. During the continuance of a Trigger Period, all funds in the lockbox account are required to be transferred to the cash management account daily and, provided no event of default is continuing, disbursed in accordance with the Point West Portfolio Loan documents to make deposits into the tax and insurance reserves as described above, to pay debt service on the Point West Portfolio Loan, to make deposits into the replacement reserve and rollover

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

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reserve as described above, to pay the lesser of actual monthly operating expenses and monthly budgeted operating expenses as set forth in the borrowers’ annual budget (which during a Trigger Period is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and to deposit any remainder into a cash collateral account to be held as additional security for the Point West Portfolio Loan during the continuance of such Trigger Period.

A “Trigger Period” will be continuing upon (i) an event of default under the Point West Portfolio Loan until cured or (ii) the debt service coverage ratio as calculated in the Point West Portfolio Loan documents being less than 1.20x (assuming a 30-year amortization schedule) until the date the Point West Portfolio Properties achieves a debt service coverage ratio of at least 1.25x (assuming 30-year amortization) for two consecutive calendar quarters.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Point West Portfolio Loan or (ii) the debt service coverage ratio as calculated in the Point West Portfolio Loan documents being less than 1.25x (assuming a 30-year amortization schedule).

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Skywater Technology HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Skywater Technology HQ

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Skywater Technology HQ

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,000,000	Title:	Fee
Cut-off Date Principal Balance:	$39,000,000	Property Type - Subtype:	Industrial – Flex/R&D
% of Pool by IPB:	4.3%	Net Rentable Area (SF):	393,765
Loan Purpose(1):	Recapitalization	Location:	Bloomington, MN
Borrower:	Oxbow Realty Partners, LLC	Year Built / Renovated:	1985, 1994, 2000, 2020 / N/A
Loan Sponsor:	Loren Unterseher	Occupancy:	100.0%
Interest Rate:	3.44000%	Occupancy Date:	10/6/2020
Note Date:	9/30/2020	Number of Tenants:	1
Maturity Date:	10/6/2030	2017 NOI(2):	N/A
Interest-only Period:	None	2018 NOI(2):	N/A
Original Term:	120 months	2019 NOI(2):	N/A
Original Amortization:	300 months	TTM NOI(2):	N/A
Amortization Type:	Balloon	UW Economic Occupancy(3):	95.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$6,300,718
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$1,812,651
Additional Debt:	N/A	UW NOI(3):	$4,488,067
Additional Debt Balance:	N/A	UW NCF(3):	$4,195,911
Additional Debt Type:	N/A	Appraised Value / Per SF(3):	$78,800,000 / $200
		Appraisal Date:	7/22/2020

Escrows and Reserves(4)				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$99
Taxes:	$26,659	$26,659	N/A	Maturity Date Loan / SF:	$70
Insurance:	$252,800	Springing	N/A	Cut-off Date LTV:	49.5%
Replacement Reserves:	$0	$6,563	$393,765	Maturity Date LTV:	34.8%
TI/LC:	$0	$17,784	N/A	UW NCF DSCR:	1.80x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,000,000	100.0%	Purchase Price(1)	$37,914,756	97.2%
			Closing Costs	805,786	2.1
			Upfront Reserves	279,459	0.7
Total Sources	$39,000,000	100.0%	Total Uses	$39,000,000	100.0%
(1)	The purpose of the loan was to facilitate the recapitalization of existing debt via a sale-leaseback between related parties. Oxbow Industries is the majority owner of the tenant, Skywater Technology Foundry, Inc., who sold the property and then subsequently executed a 20-year absolute net lease of the facility. Skywater Technology Foundry, Inc. utilized the loan proceeds to recapitalize existing debt against the property and existing balance sheet debt.
(2)	Historical NOI is not available given the nature of the subject’s sale-leaseback transaction.
(3)	While the Skywater Technology HQ Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Skywater Technology HQ Loan more severely than assumed in the underwriting of the Skywater Technology HQ Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Skywater Technology HQ

The Loan. The Skywater Technology HQ mortgage loan is a $39.0 million loan (“Skywater Technology HQ Loan”) secured by the borrower’s fee simple interest in a 393,765 square foot industrial flex and R&D building in Bloomington, Minnesota (the “Skywater Technology HQ Property”). The Skywater Technology HQ Loan has a ten-year term and will amortize on a 25-year amortization schedule. The Skywater Technology HQ Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on September 30, 2020.

The Borrower. The borrower is Oxbow Realty Partners, LLC, a Delaware limited liability company (“Skywater Technology HQ Borrower”). The Skywater Technology HQ Borrower is a newly-formed Delaware limited liability company with a non-consolidation opinion and one independent director.

The Loan Sponsor. The loan sponsor is Loren Unterseher. Mr. Unterseher is the Managing Partner of Oxbow Industries, LLC and has completed over $2.5 billion in corporate finance transactions over the course of his career. Prior to Oxbow Industries, he was a Principal/Shareholder and Director of Mergers & Acquisitions for CraigHallum Capital Group, and prior to that he was Managing Director of Private Equity at Lazard.

The Property. The Skywater Technology HQ Property consists of a 393,765 square foot industrial flex and R&D building in Bloomington, Minnesota. It is 100% occupied by Skywater Technology Foundry, Inc. (“Skywater Technology”) operating under a recently executed 20-year absolute net lease running through 2040. The Skywater Technology HQ Property was originally constructed in 1985 with an initial buildout of 190,000 square feet and currently serves as the headquarters for Skywater Technology Foundry, Inc. In 1994, the west side of the building was expanded by 100,000 square feet as operations continued to grow and the space was needed to service the growing demand. The next expansion occurred in 2000 with a 41,000 square foot second-story office component above the original building section. Most recently, another major expansion was announced as Skywater Technology Foundry, Inc. was awarded a $170 million investment from the United States Department of Defense for a multi-phase project to enhance its microelectronic capabilities. Approximately $50 million of the investment consists of a 63,000 square foot expansion of the building, which is in its final stages of completion. Skywater Technology Foundry, Inc. has also invested $8 million in R&D equipment upgrades for its manufacturing operation over the last two years. In total, the building is comprised of 84,457 square feet of office space (21.4% of net rentable area), with the other 78.6% utilized for R&D and manufacturing business components consisting of 107,763 square feet of cleanroom and fabrication space (27.4% of net rentable area), 56,786 square feet in sub fabrication space (14.4% of net rentable area), and 113,955 square feet of energy, make up air, and storage space (28.9% of net rentable area). The Skywater Technology HQ Property is the collateral for a sale-leaseback transaction in which Oxbow Realty Partners is acquiring the property from Skywater Technology Foundry, Inc., subject to a 20-year absolute net lease for 100% of the space, which was executed by Skywater Technology Foundry, Inc. at origination.

As of October 6, 2020, the Skywater Technology HQ Property was 100.0% leased to one tenant.

Skywater Technology Foundry, Inc. is the only domestically owned, production scaled semiconductor foundry in the United States. The company and its 400+ employees focus on the production of high-margin analog chips. The facility is the company’s only location for wafer production and possesses high volume manufacturing capabilities of approximately 12,000 wafers per month. Skywater Technology Foundry, Inc. was founded in 2017 when its predecessor company, Cypress Semiconductor Corp, sold its Minnesota wafer fabrication facility business unit to Oxbow Industries. Skywater Technology Foundry, Inc. works primarily with large, technologically advanced companies and organizations of which many carry investment grade credits. Major customers include the U.S. Department of Defense, along with multiple other aerospace and defense companies.

The Market. The Skywater Technology HQ Property is located in Bloomington, Minnesota, in Hennepin County, which is part of the Minneapolis-St. Paul MSA. According to Moody’s, the Minneapolis-St. Paul MSA had a 2019 population of 3.6 million and is expected to increase by approximately 5% over the next five years. The MSA’s unemployment rate was 2.9% at YE 2019, down from 3.9% in 2014. Median household income was $81,800 for the same time period, which represents an approximately 18% increase from its 2014 level, and is expected to further increase to $94,200 by 2025. There are 16 Minnesota-based companies on the Fortune 500 list, including UnitedHealth Group Inc. (7), Target Corp. (37), Best Buy (75), 3M Co. (103), and CHS (105).

The Skywater Technology HQ Property possesses access to multiple interstate and highway systems. I-494, I-35W, I-35E, and I-94 are all in close proximity, enabling the Skywater Technology HQ Property to draw from multiple labor pools throughout the Twin Cities. The Skywater Technology HQ Property is approximately 10.6 miles from the Minneapolis/St. Paul International airport, which enables customers and suppliers to access the facility.

According to a third party report, the Skywater Technology HQ Property is located in the I-494 corridor office submarket of Minneapolis. As of second quarter 2020, the submarket contained approximately 33.9MM square feet of existing supply, with 64,000 square feet of new supply coming online in the last 12 months. Vacancy in the submarket as of second quarter 2020 was 9.0%, which is consistent with the submarket’s historical trailing 10-year average vacancy rate of 9.4%. Asking rental rates in the submarket as of second quarter 2020 were $25.66 per square foot. Per the appraisal, the Skywater Technology HQ Property is located in the Minneapolis office market, which

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Skywater Technology HQ

reports average asking rents of $26.07 per square foot for office properties. The appraiser identified six comparable office properties within 26 miles of the Skywater Technology HQ Property. Rental rates for the comparable properties ranged from $12.75 per square foot to $15.95 per square foot, as compared to the $12.00 per square foot in place rents at the Skywater Technology HQ Property.

COVID-19 Update. Skywater Technology Foundry, Inc. was deemed an essential business by the State of Minnesota as a result of its critical role in U.S. defense infrastructure via the Department of Defense, and is also working to provide semiconductors utilized in COVID-19 detection devices. The property has been operating at full capacity and utilization throughout the pandemic. As of October 6, 2020, there have been no loan modification or forbearance requests on the Skywater Technology HQ Loan. The first payment date of the Skywater Technology HQ Loan is November 2020. See “Risk Factors—Risks Related to Market Conditions and Other External Factors— The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
N/A	N/A	N/A	100.0%
(1)	Historical occupancies are not available given the nature of the subject’s sale-leaseback transaction.
(2)	Current Occupancy is as of October 6, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Skywater Technology Foundry, Inc.	NR/NR/NR	393,765	100.0%	$12.00	100.0%	8/31/2040
Total Occupied		393,765	100.0%	$12.00	100.0%
Vacant		0	0.0
Total		393,765	100.0%

(1)	Based on the underwritten rent roll.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031 and Thereafter	1	393,765	100.0	4,725,180	100.0	393,765	100.0%	$4,725,180	100.0%
Total	1	393,765	100.0%	$4,725,180	100.0%
(1)	Based on the underwritten rent roll.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Skywater Technology HQ

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$4,725,180	$12.00	71.2%
Rent Steps(3)	94,504	0.24	1.4
Gross Potential Rent	$4,819,684	$12.24	72.7%
Total Reimbursements	1,812,651	4.60	27.3
Total Other Income	0	0.00	0.0
Net Rental Income	$6,632,335	$16.84	100.0%
(Vacancy/Credit Loss)	(331,617)	(0.84)	(5.0)
Effective Gross Income	$6,300,718	$16.00	95.0%
Total Expenses	1,812,651	4.60	28.8
Net Operating Income	$4,488,067	$11.40	71.2%
Total TI/LC, Capex/RR	292,156	0.74	4.6
Net Cash Flow	$4,195,911	$10.66	66.6%
(1)	Operating history is not available given the nature of the subject’s sale-leaseback transaction.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Rent Steps taken through September 1, 2021.

Property Management. The Skywater Technology HQ Property is self-managed by the Skywater Technology HQ Borrower.

Escrows and Reserves. At loan origination, the Skywater Technology HQ Borrower deposited (i) approximately $26,659 into the real estate tax reserve and (ii) approximately $252,800 into the insurance reserve.

Tax Reserve – The Skywater Technology HQ Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $26,659).

Insurance Reserve – On each payment date, the Skywater Technology HQ Borrower is required to deposit an amount equal to 1/12 of estimated insurance premiums unless the following conditions are satisfied: (i) the Skywater Technology HQ Borrower (or Skywater Technology) finances the insurance premiums through a third-party premium finance company pursuant to a blanket premium finance agreement pursuant to which the Skywater Technology HQ Borrower (or Skywater Technology) makes payments on a monthly basis, (ii) the Skywater Technology HQ Borrower submits to the lender proof of payment of each and every installment due, on or prior to the date each such payment is due and payable, under such premium financing agreement or installment arrangement directly to the insurance company, and (iii) the amount of funds on deposit in the insurance account is equal to or greater than an amount equal to 115% of the next two (2) months’ required monthly payments under such blanket premium finance agreement (it being agreed that if such amount is not on deposit in the insurance account, the Skywater Technology HQ Borrower shall be required to make a true up payment with respect to the amount of the deficiency in order for the monthly Insurance reserve deposits to continue to be waived).

Replacement Reserve – The Skywater Technology HQ Borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $6,562.75 for replacement reserves. The Skywater Technology HQ Borrower will have no obligation to make the replacement reserve monthly deposit on any monthly payment date to the extent that the amount of the replacement reserve funds then on deposit in the replacement reserve account equals or exceeds an amount equal to 60 months of replacement reserve monthly deposits.

TI/LC Reserve – The Skywater Technology HQ Borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $17,784 for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Skywater Technology HQ Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to Skywater Technology Foundry, Inc., the existing tenant at the Skywater Technology HQ Property, directing it to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Skywater Technology HQ Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Skywater Technology HQ Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Skywater Technology HQ Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Skywater Technology HQ Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Skywater Technology HQ Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x as of any applicable calculation date, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Skywater Technology Foundry, Inc., together with any parent or affiliate thereof providing credit support or a guaranty, or (ii) any replacement tenant of Skywater Technology Foundry, Inc. approved in accordance with the Skywater Technology HQ Loan documents.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) the Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable grace, notice and/or cure period under such Specified Tenant lease, (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof) failing to conduct business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) the Specified Tenant giving notice that it is terminating its lease for 10% or more of the Specified Tenant space, (iv) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the Specified Tenant, and (vi) the Specified Tenant’s EBITDAR Ratio (as defined below) being less than 5.00x (the “EBITDAR Trigger”) and (B) expire upon the first to occur of (x) the satisfaction of the Specified Tenant Cure Conditions (as defined below), or (y) the Specified Tenant space (or applicable portion thereof) being re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Skywater Technology HQ Loan documents and the tenants thereunder are in actual physical occupancy of, and conducting business in, the Skywater Technology HQ Property and are paying the full amount of the rent due.

“Specified Tenant Cure Conditions” shall mean each of the following, as applicable (i) the Specified Tenant has cured all defaults under the Specified Tenant lease, (ii) the Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), conducting business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the Specified Tenant lease and has re-affirmed the Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the Specified Tenant and/or the Specified Tenant lease, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (v) the Specified Tenant is paying full, unabated rent under the Specified Tenant lease, and (vi) in the event the Specified Tenant Trigger Period is due to an EBITDAR Trigger, Specified Tenant’s EBITDAR Ratio being equal to or greater than 5.10x.

An “EBITDAR Ratio” means the quotient (calculated based on a trailing twelve (12) month basis) of (i) the Specified Tenant’s annual earnings before interest, taxes, depreciation, amortization and restructuring or rent costs, divided by (ii) the amount of gross rents at the Skywater Technology HQ Property attributable to the Specified Tenant.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Agellan Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Agellan Portfolio

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
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San Antonio
Houston
Baton Rouge
New Orleans
Tallahassee
Jacksonville
Savannah
Orlando
Tampa
St. Petersburg
Gulf of Mexico
Atlantic Ocean

Agellan Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE
1	Sarasota Distribution Hub	6100 McIntosh Road	Sarasota, FL
2	Southpark Business Park FOP	2130, 2150 & 2170 Woodward Street	Austin, TX
3	Supervalu	1201 John Burgess Drive	Fort Worth, TX
4	Plainfield Business Center IV	2151 Airwest Boulevard	Plainfield, IN
5	4405 Continental Dr	4405 Continental Drive	Flint, MI
6	Sandy Plains Business Park	1800 Sandy Plains Industrial Parkway	Marietta, GA
7	Silber Industrial Park	2055, 2105 & 2155 Silber Road	Houston, TX
8	Southpark Business Park M	4120 Freidrich Lane	Austin, TX
9	Coliseum Distribution Center #1	1143 AT&T Center Parkway	San Antonio, TX
10	West by Northwest Business Blvd	6100 & 6120 West by Northwest Boulevard	Houston, TX
11	Norcross Center	2100 & 2200 Norcross Parkway	Norcross, GA
12	Goshen Springs	5801 & 5901 Goshen Springs Road	Norcross, GA
13	Long Point Center	6500 & 6600 Long Point Road	Houston, TX
14	Corridor Park D	100 Michael Angelo Way	Austin, TX
15	Jameel	9001 & 9101 Jameel Road	Houston, TX
16	Southport 1-4	5975-6049 South Loop East	Houston, TX
17	Braker Center 4	2120 West Braker Lane	Austin, TX
18	Northgreen 1-4	1400-1412 North Sam Houston Parkway East	Houston, TX
19	Minimax	2301 Minimax Drive	Houston, TX
20	Southpark Business Park E	2100 East Saint Elmo Road	Austin, TX
21	9385 Washington Blvd	9385 Washington Boulevard	Laurel, MD
22	Rothway	6300, 6310 & 6320 Rothway Street	Houston, TX
23	2730 Pinnacle	2730 Pinnacle Drive	Elgin, IL
24	Columbus West - Interchange Rd	3671-3701 & 3707-3743 Interchange Road	Columbus, OH
25	1346 Oakbrook Drive	1346 Oakbrook Drive	Norcross, GA
26	1230-1236 Hardt Circle	1230-1236 Hardt Circle	Bartlett, IL
27	Pine Forest Business Park	232 & 302-350 West 38th Street	Houston, TX
28	1351 Oakbrook Drive	1351 Oakbrook Drive	Norcross, GA
29	1325 Oakbrook Drive	1325 Oakbrook Drive	Norcross, GA
30	490 Heartland Drive	490 North Heartland Drive	Sugar Grove, IL
31	1265 Oakbrook Drive	1265 Oakbrook Drive	Norcross, GA
32	Columbus West - Business Park	3949 Business Park Drive	Columbus, OH
33	1155 Bowes Road	1155 Bowes Road	Elgin, IL
34	1280 Oakbrook Drive	1280 Oakbrook Drive	Norcross, GA
35	Rittiman East Industrial Park #23 & 24	5032-5042 & 5100-5128 Service Center Drive	San Antonio, TX
36	2002 Bloomingdale	2002 Bloomingdale Road	Glendale Heights, IL
37	333 Charles Court	333 Charles Court	West Chicago, IL
38	483 Heartland Drive	483 North Heartland Drive	Sugar Grove, IL
39	Cox Business Center	1300, 1310, 1320 & 1330 Cox Avenue	Erlanger, KY
40	1256 Oakbrook Drive	1256 Oakbrook Drive	Norcross, GA
41	550 Heartland	550 North Heartland Drive	Sugar Grove, IL
42	Rittiman East Industrial Park #22	5008-5030 Service Center Drive	San Antonio, TX

Agellan Office Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE
1	Naperville Woods Office Center	1000 & 1100 East Warrenville Road	Naperville, IL
2	Beltway III	10900 Corporate Centre Drive	Houston, TX
3	Beltway IV	4920 Westway Park Boulevard	Houston, TX
4	Beltway II	11000 Corporate Centre Drive	Houston, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information
Mortgage Loan Seller:	JPMCB
Credit Assessment
(Fitch/KBRA/S&P)(12) :	A-(sf) / BBB+(sf) / N/A
Original Principal Balance(1):	$35,000,000
Cut-off Date Principal Balance(1):	$35,000,000
% of Pool by IPB:	3.9%
Loan Purpose:	Refinance
Borrowers(2):	Various
Loan Sponsor(2):	Elad Canada Realty Inc.
Interest Rate(3):	4.62820%
Note Date:	7/15/2020
Maturity Date:	8/7/2025
Interest-only Period:	60 months
Original Term:	60 months
Original Amortization:	None
Amortization Type:	Interest Only
Call Protection:	L(26),Def(30),O(4)
Lockbox / Cash Management:	Hard / In Place
Additional Debt(4):	Yes
Additional Debt Balance(4):	$196,000,000 / $172,000,000 /
	$31,000,000
Additional Debt Type(4):	Pari Passu / Subordinate Debt /
	Mezzanine Debt

Escrows and Reserves(5)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$0	$101,570	$3,656,506
TI/LC:	$6,410,963	$431,671	$15,540,151
Required Repairs:	$2,985,266	$0	N/A
Other:	$2,172,050	Springing	N/A

Property Information
Single Asset / Portfolio:	Portfolio
Title:	Fee
Property Type - Subtype:	Various
Net Rentable Area (SF)(6):	6,094,177
Location:	Various
Year Built / Renovated:	Various / Various
Occupancy:	90.4%
Occupancy Date:	Various
Number of Tenants:	250
2017 NOI(7):	$33,762,598
2018 NOI(7):	$38,961,287
2019 NOI:	$40,473,151
TTM NOI(8):	N/A
UW Economic Occupancy(10):	89.4%
UW Revenues:	$60,350,250
UW Expenses:	$24,159,826
UW NOI(9)(10):	$36,190,424
UW NCF(9)(10):	$32,872,429
Appraised Value / Per SF(10):	$551,000,000 / $90
Appraisal Date:	Various

Financial Information(1)(10)
	Senior Notes	Whole Loan	Total Debt
Cut-off Date Loan / SF:	$38	$66	$71
Maturity Date Loan / SF:	$38	$66	$71
Cut-off Date LTV:	41.9%	73.1%	78.8%
Maturity Date LTV:	41.9%	73.1%	78.8%
UW NCF DSCR:	3.03x	1.78x	1.54x
UW NOI Debt Yield:	15.7%	9.0%	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$231,000,000	53.0%	Payoff Existing Debt(11)	$418,924,922	96.0%
Subordinate Debt	172,000,000	39.4	Upfront Reserves	11,568,279	2.7
Mezzanine Loan	31,000,000	7.1	Closing Costs	5,670,436	1.3
Sponsor Equity	2,163,638	0.5
Total Sources	$436,163,638	100.0%	Total Uses	$436,163,638	100.0%

(1)	The Agellan Portfolio loan is part of a whole loan evidenced by seven pari passu notes and one subordinate note with an aggregate outstanding principal balance as of the Cut-off Date of $403.0 million. Financial Information presented in the chart above reflects the Cut-off Date balance of the $231.0 million Agellan Portfolio Senior Notes as defined below), the $403.0 million Agellan Portfolio Whole Loan (as defined below) and the $434.0 million Agellan Portfolio Total Debt (as defined below). For additional information, see “The Loan” herein.

(2)	For a description of the Borrowers (as defined below) see “The Borrowers” below. For a description of the Borrower Sponsor (as defined below), see “The Loan Sponsor” below.

(3)	Represents the interest rate of the Agellan Senior Notes (as defined below). The interest rate for Agellan Portfolio Subordinate Note (as defined below) is 4.4000%.

(4)	See “Current Mezzanine or Subordinate Indebtedness" below.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. Initial Other reserves consist of (i) $2,000,000 for a working capital reserve and (ii) $172,050 for free rent.

(6)	Net Rentable Area (SF) is exclusive of 344 square feet associated with re-measurements.

(7)	The increase in 2018 NOI and 2017 NOI is due to the increase of assets in the Agellan Portfolio from 41 to 46 properties.

(8)	TTM NOI is not available as the Borrowers are only required to report financials on an annual basis.

(9)	UW NOI and UW NCF are inclusive of contractual rent steps taken through June 1, 2021 and include the ALDI, Inc. expansion of approximately 24,597 square feet and HCSC (as defined below) relocation at the Naperville Woods Office Center property. Underwritten base rent and reimbursements have been further adjusted to account for a 10.0% stress to tenants that missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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stress to underwritten base rent and reimbursements is $223,074 and $79,032, respectively. All underwritten base rent figures herein are exclusive of rent attributable to vacant space.

(10)	While the Agellan Portfolio Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Agellan Portfolio Whole Loan more severely than assumed in the underwriting of the Agellan Portfolio Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the DSCR and Debt Yield metrics presented above. The appraised value was determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all LTV metrics were calculated based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(11)	Payoff Existing Debt represents the refinance of 42 of the Agellan Properties that were previously securitized in the MSC 2019-AGLN transaction and the balance sheet financing associated with the borrower sponsors’ recent acquisition of four of the Agellan Properties.

(12)	Fitch, KBRA and S&P have confirmed that the Agellan Portfolio Loan, in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

The Loan. The Agellan Portfolio mortgage loan (the “Agellan Portfolio Loan”) is part of a fixed rate whole loan secured by first mortgages encumbering the Borrowers’ fee simple interests in a 46-property portfolio of industrial and office properties in the aggregate comprising approximately 6,094,177 square feet located throughout nine states (“Agellan Portfolio” or the “Agellan Properties”). The Agellan Portfolio Loan is evidenced by the non-controlling fixed rate Note A-5 and Note A-7 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $35.0 million. The Agellan Portfolio Loan is part of a $403.0 million whole loan (the “Agellan Portfolio Whole Loan”) that is evidenced by seven pari passu notes with an aggregate Cut-off Date principal balance of $231.0 million (the “Agellan Portfolio Senior Notes”) and a controlling subordinate fixed rate note (the “Agellan Portfolio Subordinate Note”), with a Cut-off Date principal balance of $172.0 million. The Agellan Portfolio Senior Notes are senior to the Agellan Portfolio Subordinate Note. The relationship between the holders of the Agellan Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Agellan Portfolio Whole Loan” in the Preliminary Prospectus. The Agellan Portfolio Whole Loan has a five-year term and will be interest-only for the entire term of the loan. 42 of the Agellan Properties were previously securitized in the MSC 2019-AGLN transaction and the balance sheet financing associated with the Sponsors’ recent acquisition of four of the Agellan Properties.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$75,000,000	$75,000,000	Benchmark 2020-B18	No
Note A-2, Note A-6	$61,000,000	$61,000,000	DBJPM 2020-C9	No
Note A-3, Note A-4	$60,000,000	$60,000,000	Benchmark 2020-B19	No
Note A-5, Note A-7	$35,000,000	$35,000,000	Benchmark 2020-B20	No
Total Senior Notes	$231,000,000	$231,000,000
Note B	$172,000,000	$172,000,000	Benchmark 2020-B18	Yes(2)
Whole Loan	$403,000,000	$403,000,000
(1)	The Agellan Portfolio Subordinate Note will be subordinate in right of payment to the Agellan Portfolio Senior Notes.
(2)	The initial controlling note is Note B, for so long as no control appraisal period with respect to Note B is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Agellan Portfolio Whole Loan” in the Preliminary Prospectus. The Agellan Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2020-B18 transaction.

The Borrowers. The borrowers are Chicago Industrial Properties 1 LP, Corridor Park LP, Norcross Springs LP, 6100 McIntosh LP, 6100 McIntosh Vacant LP, Agellan Commercial REIT U.S. L.P., Continental Drive LP, 9385 Washington Blvd. L.P., Agellan Warrenville L.P., 1300 Cox Avenue LP and San Antonio Industrial One LP, each a Delaware limited partnership and single purpose entity with two independent directors in its organizational structure (collectively, the “Borrowers”). Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Agellan Portfolio Whole Loan.

The Loan Sponsor. The sponsor is Elad Canada Realty Inc. (the “Borrower Sponsor” or ELAD Canada”), and the non-recourse carveout guarantor is Elad Genesis Limited Partnership a subsidiary of the Borrower Sponsor. ELAD Canada is a privately held, commercial real estate company specializing in the acquisition and development of commercial and residential properties. ELAD Canada was founded in 1997 and is based in Toronto, Canada. The firm operates as a subsidiary of Elad US Holding, Inc. ELAD Canada has focused its business in central Canada, acquiring income producing properties, as well as development sites. As of 2020, ELAD Canada has 7.4 million square feet of income producing space, as well as 4.4 million square feet of construction in the pipeline and over 6,000 residential units under development. Elad Genesis Limited Partnership is required to maintain a minimum net worth of $100 million during the term of the Agellan Portfolio Whole Loan. ELAD Canada is a part of the ELAD Group. Founded in 1992, ELAD Group is a real estate conglomerate with development projects in North America, Europe and Israel. ELAD Group has developed successful condominiums, hotels and mixed-use projects making its mark as a significant developer of ultra-luxury properties in New York City, like the Plaza Hotel. ELAD Group is focused on the acquisition, development and conversion of architecturally significant residential and commercial properties in key markets throughout North America.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The aggregate liability of the guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Agellan Portfolio Whole Loan documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Agellan Portfolio Whole Loan as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third-party costs incurred by the lender (including reasonable and out-of-pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

The Borrower Sponsor has notified JPMCB that Elad Canada Operations Inc., the controlling shareholder of the entities that own ELAD Canada, has entered into a binding offer letter to sell 100% of ELAD Canada, reflecting holdings of ELAD Canada’s properties, including, among other properties, the Agellan Properties, but excluding certain assets of ELAD Canada (the “Excluded Properties”), to Rester Management Group (“Rester”). Rester is expected to pay approximately CAD 508 million, which, in addition to the value allotted to the Excluded Properties of approximately CAD 275 million, results in the total value of ELAD Canada of approximately CAD 783 million. By contrast, ELAD Canada’s equity value according to its financial statements as of the end of the first quarter was CAD 605 million. The transaction is still under negotiation and the transaction is expected to close within 45 days following the execution of such acquisition agreement. In the event the transaction moves forward, Rester is expected to continue to employ ELAD Canada’s current senior officers and key personnel. Rester Management is a Canadian family-owned real estate company that was established in early 1900s and owns, develops and manages office, retail and residential properties primarily in the greater Montreal area. Rester Management’s current portfolio includes residential, office, retail and industrial properties in Eastern Canada and the United States.

See “Risk Factors—Risks Related to the Mortgage Loans—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in the Preliminary Prospectus.

The Properties. The Agellan Portfolio consists of the fee simple interests in a 46 property portfolio of industrial and office properties comprising approximately 6,094,177 square feet in the aggregate, located throughout nine states and 12 distinct markets. The Agellan Portfolio is comprised of 42 industrial properties (5,248,373 square feet; 86.1% of net rentable area; 71.3% of underwritten base rent) and four office properties (845,804 square feet, 13.9% of net rentable area; 28.7% of underwritten base rent). The tenancy spans a variety of industries including health care, food services, automotive parts, insurance and technology.

As of June 1, 2020, the Agellan Portfolio is 93.4% leased (90.4% leased excluding dark tenants and known vacates) to 250 unique tenants with no single tenant accounting for more than 6.9% of underwritten base rent. Four of the top 10 tenants (Health Care Service Corp., General Motors LLC, Life Technologies Corporation and  Allstate Insurance Co.) have investment grade credit ratings by one or more of Moody’s, Fitch or S&P and account for approximately 12.4% and 18.2% of net rentable area and underwritten base rent, respectively. The Agellan Properties have a weighted average remaining lease term of approximately 2.6 years.

COVID-19 Update. As of October 1, 2020, the Agellan Properties have remained open; however, in many instances office tenants have opted to work remotely. For May, June, July, August and September of 2020, the Borrower Sponsor collected approximately 98.9%, 98.5%, 98.3%, 98.0% and 97.8% of underwritten base rent, respectively. The top 10 tenants, representing 38.6% of net rentable area and 41.0% of underwritten rent, experienced no disruption with respect to contractual rent obligations. 32 tenants representing approximately 5.5% of the underwritten base rent and 5.4% of the net rentable area have requested rent relief or have made partial and/or no rental payments for the months of May, June, July, August and September. The five largest tenants that have put in formal requests for relief in aggregate represent approximately 2.0% of net rentable area and approximately 1.8% of underwritten base rent. As of September 2020, one of the tenants representing 0.1% of net rentable area and 0.1% of underwritten base rent has been granted a two month rent deferral agreement to be paid back in six installments from September 2020 to February 2021. 24 tenants (totaling 5.3% of NRA) are in discussions with the Borrowers for rent relief. The Agellan Portfolio Whole Loan is current as of the October 2020 payment date. As of October 1, 2020, there have been no loan modification or forbearance requests on the Agellan Portfolio Whole Loan. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Portfolio Summary
No.	Property Name	City, State	Property Type	Net Rentable Area	Allocated Loan Amount	% Allocated Loan Amount	UW Base Rent(1)	% of UW Base Rent	Appraised Value	% of Appraised Value
1	Sarasota Distribution Hub	Sarasota, FL	Industrial	906,449	$4,411,042	12.6%	$4,804,386	11.7%	$70,200,000	12.7%
2	Naperville Woods Office Center	Naperville, IL	Office	482,497	$4,380,645	12.5%	$7,480,569	18.2%	$68,800,000	12.5%
3	Southpark Business Park FOP	Austin, TX	Industrial	187,075	$2,222,457	6.3%	$2,478,202	6.0%	$34,900,000	6.3%
4	Supervalu	Fort Worth, TX	Industrial	253,800	$1,677,047	4.8%	$1,573,560	3.8%	$26,720,000	4.8%
5	Plainfield Business Center IV	Plainfield, IN	Industrial	434,354	$1,534,615	4.4%	$1,385,853	3.4%	$24,100,000	4.4%
6	Beltway III	Houston, TX	Office	130,566	$1,280,149	3.7%	$2,347,444	5.7%	$20,100,000	3.6%
7	4405 Continental Dr	Flint, MI	Industrial	400,000	$1,194,169	3.4%	$2,097,244	5.1%	$18,750,000	3.4%
8	Beltway IV	Houston, TX	Office	131,702	$1,095,161	3.1%	$1,714,514	4.2%	$17,200,000	3.1%
9	Sandy Plains Business Park	Marietta, GA	Industrial	167,329	$1,012,655	2.9%	$1,141,184	2.8%	$15,700,000	2.8%
10	Silber Industrial Park	Houston, TX	Industrial	198,970	$898,015	2.6%	$882,818	2.2%	$14,100,000	2.6%
11	Southpark Business Park M	Austin, TX	Industrial	72,550	$833,747	2.4%	$958,626	2.3%	$13,100,000	2.4%
12	Coliseum Distribution Center #1	San Antonio, TX	Industrial	208,000	$999,628	2.9%	$942,656	2.3%	$15,900,000	2.9%
13	West by Northwest Business Blvd	Houston, TX	Industrial	122,750	$814,640	2.3%	$835,905	2.0%	$12,800,000	2.3%
14	Norcross Center	Norcross, GA	Industrial	169,951	$783,375	2.2%	$942,051	2.3%	$12,300,000	2.2%
15	Goshen Springs	Norcross, GA	Industrial	152,319	$680,893	1.9%	$718,035	1.7%	$10,700,000	1.9%
16	Long Point Center	Houston, TX	Industrial	189,680	$661,787	1.9%	$741,097	1.8%	$10,400,000	1.9%
17	Corridor Park D	Austin, TX	Industrial	56,100	$655,707	1.9%	$674,322	1.6%	$10,300,000	1.9%
18	Southport 1-4	Houston, TX	Industrial	149,401	$636,600	1.8%	$684,408	1.7%	$10,000,000	1.8%
19	Jameel	Houston, TX	Industrial	94,900	$636,600	1.8%	$664,060	1.6%	$10,000,000	1.8%
20	Beltway II	Houston, TX	Office	101,039	$617,494	1.8%	$214,432	0.5%	$9,700,000	1.8%
21	Braker Center 4	Austin, TX	Industrial	45,913	$598,387	1.7%	$579,872	1.4%	$9,400,000	1.7%
22	Northgreen 1-4	Houston, TX	Industrial	118,736	$547,146	1.6%	$474,118	1.2%	$8,600,000	1.6%
23	Minimax	Houston, TX	Industrial	119,821	$515,881	1.5%	$568,098	1.4%	$8,100,000	1.5%
24	Southpark Business Park E	Austin, TX	Industrial	49,966	$477,667	1.4%	$587,600	1.4%	$7,500,000	1.4%
25	9385 Washington Blvd	Laurel, MD	Industrial	57,590	$464,640	1.3%	$426,784	1.0%	$7,300,000	1.3%
26	Rothway	Houston, TX	Industrial	75,460	$458,561	1.3%	$297,597	0.7%	$7,200,000	1.3%
27	2730 Pinnacle	Elgin, IL	Industrial	44,990	$388,213	1.1%	$454,404	1.1%	$6,100,000	1.1%
28	Columbus West - Interchange Rd	Columbus, OH	Industrial	91,200	$359,553	1.0%	$404,218	1.0%	$5,650,000	1.0%
29	1346 Oakbrook Drive	Norcross, GA	Industrial	71,591	$343,921	1.0%	$441,662	1.1%	$5,400,000	1.0%
30	1230-1236 Hardt Circle	Bartlett, IL	Industrial	60,080	$330,893	0.9%	$287,187	0.7%	$5,200,000	0.9%
31	Pine Forest Business Park	Houston, TX	Industrial	80,091	$311,787	0.9%	$106,122	0.3%	$4,900,000	0.9%
32	1351 Oakbrook Drive	Norcross, GA	Industrial	36,489	$244,913	0.7%	$188,866	0.5%	$3,850,000	0.7%
33	1325 Oakbrook Drive	Norcross, GA	Industrial	53,120	$242,308	0.7%	$299,472	0.7%	$3,800,000	0.7%
34	490 Heartland Drive	Sugar Grove, IL	Industrial	39,520	$238,834	0.7%	$304,704	0.7%	$3,750,000	0.7%
35	1265 Oakbrook Drive	Norcross, GA	Industrial	51,200	$232,754	0.7%	$287,275	0.7%	$3,650,000	0.7%
36	Columbus West - Business Park(2)	Columbus, OH	Industrial	92,618	$223,201	0.6%	$0	0.0%	$3,500,000	0.6%
37	1155 Bowes Road(3)	Elgin, IL	Industrial	34,400	$219,727	0.6%	$0	0.0%	$3,450,000	0.6%
38	1280 Oakbrook Drive	Norcross, GA	Industrial	46,400	$216,253	0.6%	$261,118	0.6%	$3,400,000	0.6%
39	Rittiman East Industrial Park #23 & 24	San Antonio, TX	Industrial	50,806	$246,650	0.7%	$308,606	0.8%	$3,870,000	0.7%
40	2002 Bloomingdale	Glendale Heights, IL	Industrial	31,919	$194,541	0.6%	$194,877	0.5%	$3,050,000	0.6%
41	333 Charles Court	West Chicago, IL	Industrial	36,623	$191,067	0.5%	$277,441	0.7%	$3,000,000	0.5%
42	483 Heartland Drive	Sugar Grove, IL	Industrial	36,426	$191,067	0.5%	$172,234	0.4%	$3,000,000	0.5%
43	Cox Business Center	Erlanger, KY	Industrial	52,040	$213,648	0.6%	$247,686	0.6%	$3,350,000	0.6%
44	1256 Oakbrook Drive	Norcross, GA	Industrial	40,392	$187,593	0.5%	$191,411	0.5%	$2,950,000	0.5%
45	550 Heartland	Sugar Grove, IL	Industrial	30,328	$168,486	0.5%	$203,700	0.5%	$2,650,000	0.5%
46	Rittiman East Industrial Park #22	San Antonio, TX	Industrial	37,026	$165,881	0.5%	$184,961	0.5%	$2,610,000	0.5%
Total				6,094,177	$35,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%
(1)	UW Base Rent has been further adjusted to account for a 10.0% stress to tenants having missed full or partial rent payments in April, May and/or June and/or have requested rent relief during the COVID-19 pandemic. The total stress to UW Base Rent is $223,074.
(2)	The Columbus West – Business Park property is 100.0% vacant as of October 7, 2020 and has been underwritten as such.
(3)	The 1155 Bowes Road property is leased to a single tenant that is currently dark. The tenant is underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Portfolio Summary (continued)
					Net
			Property		Rentable	Property	Year	Year	Ceiling	Percent	Appraisal
No.	Property Name	Market	Type	Property Sub-Type	Area	Occupancy	Built	Renovated	Height	Office	Cap Rate(1)
1	Sarasota Distribution Hub	Tampa	Industrial	Warehouse/Distribution	906,449	100.0%	1981	2007	28'	5.0%	6.75%
2	Naperville Woods Office Center	Chicago	Office	Suburban	482,497	95.4%	1981, 1988	2007	NAP	100.0%	8.25%
3	Southpark Business Park FOP	Austin	Industrial	Flex	187,075	100.0%	1982	NAP	16'	96.0%	6.25%
4	Supervalu	Dallas	Industrial	Warehouse/Distribution	253,800	100.0%	1996	NAP	32'	7.0%	6.50%
5	Plainfield Business Center IV	Indianapolis	Industrial	Warehouse/Distribution	434,354	100.0%	1999	NAP	30'	3.5%	5.75%
6	Beltway III	Houston	Office	CBD	130,566	100.0%	2005	NAP	NAP	100.0%	8.00%
7	4405 Continental Dr	Flint	Industrial	Warehouse/Distribution	400,000	100.0%	1999	2006	30'	2.0%	9.50%
8	Beltway IV	Houston	Office	CBD	131,702	72.6%	2006	NAP	NAP	100.0%	8.50%
9	Sandy Plains Business Park	Atlanta	Industrial	Flex	167,329	94.3%	1986	NAP	20'	40.0% -95.0%	7.00%
10	Silber Industrial Park	Houston	Industrial	Warehouse/Distribution	198,970	90.4%	1978	NAP	21' - 24'	13.0%	6.50%
11	Southpark Business Park M	Austin	Industrial	Flex	72,550	100.0%	1983	NAP	16'	96.0%	6.75%
12	Coliseum Distribution Center #1	San Antonio	Industrial	Warehouse/Distribution	208,000	100.0%	1978	NAP	26.5'	5.0%	6.00%
13	West by Northwest Business Blvd	Houston	Industrial	Flex	122,750	91.5%	1983	NAP	19'	34.0%	7.00%
14	Norcross Center	Atlanta	Industrial	Flex	169,951	100.0%	1988	NAP	20'	33.0%	7.00%
15	Goshen Springs	Atlanta	Industrial	Flex	152,319	95.3%	1986	NAP	26'	33.0%	6.25% / 6.75%
16	Long Point Center	Houston	Industrial	Warehouse/Distribution	189,680	94.3%	1979	NAP	24'	11.0%	7.50% / 7.25%
17	Corridor Park D	Austin	Industrial	Flex	56,100	100.0%	1999	2016	24'	100.0%	6.50%
18	Southport 1-4	Houston	Industrial	Flex	149,401	77.7%	1980	NAP	16'	33.0%	8.00%
19	Jameel	Houston	Industrial	Flex	94,900	87.5%	1983	NAP	19'	50.0%	6.75%
20	Beltway II	Houston	Office	CBD	101,039	13.3%	2003	NAP	NAP	100.0%	9.00%
21	Braker Center 4	Austin	Industrial	Flex	45,913	90.3%	1984	1999	16'	95.0%	6.50%
22	Northgreen 1-4	Houston	Industrial	Flex	118,736	61.7%	1982	NAP	12’ - 18’	35.0%	8.00%
23	Minimax	Houston	Industrial	Warehouse/Distribution	119,821	100.0%	1967	NAP	20'	13.0%	6.50%
24	Southpark Business Park E	Austin	Industrial	Flex	49,966	100.0%	1982	1992	16'	100.0%	6.75%
25	9385 Washington Blvd	Baltimore	Industrial	Flex	57,590	92.2%	1988	2007	18'	20.0%	6.00%
26	Rothway	Houston	Industrial	Flex	75,460	43.8%	1983	NAP	14'	90.0%	7.00%
27	2730 Pinnacle	Chicago	Industrial	Warehouse/Distribution	44,990	100.0%	2005	2007	20'	45.0%	7.50%
28	Columbus West - Interchange Rd	Columbus	Industrial	Flex	91,200	89.5%	1974	NAP	22'	20.0%	8.00%
29	1346 Oakbrook Drive	Atlanta	Industrial	Flex	71,591	100.0%	1985	NAP	14'	85.0%	7.25%
30	1230-1236 Hardt Circle	Chicago	Industrial	Warehouse/Distribution	60,080	75.1%	2008	NAP	24'	10.0%	6.25%
31	Pine Forest Business Park	Houston	Industrial	Warehouse/Distribution	80,091	30.9%	1980	NAP	20' - 22'	14.0%	7.00%
32	1351 Oakbrook Drive	Atlanta	Industrial	Flex	36,489	68.5%	1985	NAP	12'	72.0%	7.00%
33	1325 Oakbrook Drive	Atlanta	Industrial	Flex	53,120	100.0%	1986	NAP	20'	21.0%	7.00%
34	490 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	39,520	100.0%	2002	NAP	20'	20.0%	7.50%
35	1265 Oakbrook Drive	Atlanta	Industrial	Flex	51,200	100.0%	1985	NAP	18'	21.0%	7.00%
36	Columbus West - Business Park	Columbus	Industrial	Flex	92,618	0.0%	1996	2005	25'	20.0%	8.00%
37	1155 Bowes Road	Chicago	Industrial	Warehouse/Distribution	34,400	0.0%	2006	NAP	26'	20.0%	6.50%
38	1280 Oakbrook Drive	Atlanta	Industrial	Flex	46,400	100.0%	1986	NAP	19'	27.0%	7.25%
39	Rittiman East Industrial Park #23 & 24 San	Antonio	Industrial	Flex	50,806	90.6%	1983	NAP	16’ - 18'	19.0%	7.50%
40	2002 Bloomingdale	Chicago	Industrial	Warehouse/Distribution	31,919	100.0%	1998	NAP	23'	15.0%	6.00%
41	333 Charles Court	Chicago	Industrial	Warehouse/Distribution	36,623	100.0%	2007	NAP	20'	20.0%	7.25%
42	483 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	36,426	84.1%	2010	NAP	24'	10.0%	6.50%
43	Cox Business Center	Cincinnati	Industrial	Warehouse/Distribution	52,040	100.0%	1987	NAP	15' - 19'	10.0%	7.25%
44	1256 Oakbrook Drive	Atlanta	Industrial	Flex	40,392	87.5%	1985	NAP	20'	28.0%	7.00%
45	550 Heartland	Chicago	Industrial	Warehouse	30,328	100.0%	2000	2007	20'	15.0%	6.50%
46	Rittiman East Industrial Park #22	San Antonio	Industrial	Warehouse/Distribution	37,026	83.8%	1983	NAP	18'	14.0%	7.50%

(1)       Each of Naperville Woods Office Center, Goshen Spring and Long Point Center have multiple buildings that were appraised separately.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Property Distribution
Property Type	No. of Properties	Total Sq. Ft.	% of Total Sq. Ft.	Allocated Loan Amount	(%) Allocated Loan Amount	UW Base Rent	% of UW Base Rent	Appraised Value	% of Appraised Value
Industrial	42	5,248,373	86.1%	$27,626,551	78.9%	$29,274,423	71.3%	$435,200,000	79.0%
Warehouse / Distribution	18	3,164,189	51.9%	$14,337,841	41.0%	$15,225,330	37.1%	$226,680,000	41.1%
Flex	23	2,053,856	33.7%	$13,120,223	37.5%	$13,845,394	33.7%	$205,870,000	37.4%
Warehouse	1	30,328	0.5%	$168,486	0.5%	$203,700	0.5%	$2,650,000	0.5%
Office	4	845,804	13.9%	$7,373,449	21.1%	$11,756,958	28.7%	$115,800,000	21.0%
Suburban	1	482,497	7.9%	$4,380,645	12.5%	$7,480,569	18.2%	$68,800,000	12.5%
CBD	3	363,307	6.0%	$2,992,804	8.6%	$4,276,389	10.4%	$47,000,000	8.5%
Portfolio Total	46	6,094,177	100.0%	$35,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Since May 2019, the Borrower Sponsor has executed 38 new, renewal and expansion leases for approximately 470,218 square feet. Renewal leases totaled approximately 342,447 square feet and had weighted average rent increases of approximately 8.7%. Renewal and expansion leases totaled approximately 43,983 square feet and had weighted average rent increases of 16.1%. New leases accounted for approximately 78,344 square feet and had weighted average rent increases of 8.3%.

Portfolio Leasing Spreads(1)
Lease Type	Expiring sq. ft.	Expiring Rent per sq. ft.	New sq. ft.	Rent per sq. ft.	Leasing Spread $	Leasing Spread %
Renew	342,447	$8.58	342,447	$9.32(2)	$0.75	8.7%
Renew & Expansion	28,284	$6.23	43,983	$7.24	$1.01	16.1%
Expansion	11,252	$6.00	5,444	$5.84	($0.16)(3)	(2.7%)(3)
New	109,848	$6.71	78,344	$7.27	$0.56	8.3%
(1)	Represents new and renewal leasing since May 2019.
(2)	The leasing spread for Dish Network, Inc. is calculated based on a gross renewal rent of $8.70 per square foot.
(3)	International Valve at the 483 Heartland Drive property expanded and took 5,444 square feet of the 11,252 square feet of vacated space. The expansion increased the tenant’s footprint to 11,032 square feet and the rent for the net rentable area occupied prior to the expansion (5,588 square feet) also increased $0.16 per square foot or 2.4%.

The top five tenants occupying the Agellan Properties by underwritten base rent are Health Care Service Corp. (177,114 square feet; 2.9% of net rentable area; 6.9% of underwritten base rent), United Natural Foods, Inc. (463,172 square feet; 7.6% of net rentable area; 6.4% of underwritten base rent), ALDI, Inc. (137,986 square feet; 2.3% of net rentable area; 5.4% of underwritten base rent), General Motors LLC (400,000 square feet.; 6.6% of net rentable area; 5.1% of underwritten base rent) and Moran Foods LLC (253,800 square feet; 4.2% of net rentable area; 3.8% of underwritten base rent).

The largest tenant, Health Care Service Corp (“HCSC”) (177,114 square feet; 2.9% of net rentable area; 6.9% of underwritten base rent), is an independent licensee of the Blue Cross and Blue Shield Association. HCSC is the largest customer-owned health insurer in the United States and fifth largest overall. Health Care Service Corp operates through Blue Cross and Blue Shield Plans in Illinois, Montana, New Mexico, Oklahoma and Texas. HCSC affiliates and subsidiaries such as Dearborn National, Medecision and Dental Network of America offer group life, disability and dental solutions, as well as a range of other individual solutions. The company, founded in 1936, serves more than 16 million members across five states and employs more than 23,000 people in over 60 local offices. A portion of the space occupied by HCSC will be relocated within the Naperville Wood Office Center property in conjunction with the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 square feet to 177,114 square feet. The expansion and relocation are estimated to occur in June/July 2021. Health Care Service Corp. has one, five-year renewal option at market rent.

The second largest tenant, United Natural Foods, Inc. (463,172 square feet; 7.6% of net rentable area; 6.4% of underwritten base rent), engages in the distribution of natural, organic, and specialty foods and non-food products. The company is headquartered in Providence, Rhode Island. United Natural Foods, Inc. has one, five-year renewal option at market rent.

The third largest tenant, ALDI, Inc. (137,986 square feet; 2.3% of net rentable area; 5.4% of underwritten base rent), owns and operates grocery stores throughout the U.S. ALDI, Inc. offers grocery, meat, fresh produce, wine and beer, beverages, and other home products. ALDI, Inc. is located in Batavia, Illinois. ALDI, Inc. has approximately 3,000 total employees across all of its locations and generates approximately $4.32 billion in sales annually. ALDI, Inc. operated more than 1,900 stores in across 36 states. In February 2020, ALDI, Inc. exercised an expansion option for an additional 24,597 square feet. ALDI, Inc. has one, five-year renewal option at market rent.

The fourth largest tenant, General Motors LLC (400,000 square feet; 6.6% of net rentable area; 5.1% of underwritten base rent), is the fourth largest automaker globally and the largest in the U.S. with approximately $246.6 billion in total assets as of March 31, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Headquartered in Detroit, Michigan, General Motors LLC’s brands include Chevrolet, Buick, GMC and Cadillac. General Motors LLC has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent.

The fifth largest tenant, Moran Foods LLC (253,800 square feet; 4.2% of net rentable area; 3.8% of underwritten base rent), is the parent company of Save-A-Lot Holdings, LLC (“Save-A-Lot”). Save-A-Lot is an American discount grocery store chain with approximately 1,300 stores across 36 states with over $4.0 billion in annual sales. Headquartered in St. Louis, Missouri, Save-A-Lot’s stores carry most grocery products, including an assortment of fresh, canned and frozen produce as well as meat, meal products, household items and everyday groceries. Moran Foods LLC has two, seven-year renewal options at $6.75 per square foot and market rent, respectively.

The Agellan Portfolio is geographically diverse with properties located across nine states including Texas (46.7% of allocated loan amount (“ALA”); 43.4% of underwritten base rent), Illinois (18.0% of ALA; 22.8% of underwritten base rent), Florida (12.6% of ALA; 11.7% of underwritten base rent), Georgia (11.3% of ALA; 10.9% of underwritten base rent) and Michigan (3.4% of ALA; 5.1% of underwritten base rent).

Geographic Distribution
State	Number of Properties	Total Sq. Ft.	% of Total Sq. Ft.	Allocated Loan Amount	(%) Allocated Loan Amount	UW Base Rent	% of UW Base Rent	Appraised Value	% of Appraised Value
Texas	21	2,474,352	40.6%	$16,350,993	46.7%	$17,819,019	43.4%	$257,400,000	46.7%
Illinois	9	796,783	13.1%	$6,303,474	18.0%	9,375,116	22.8%	99,000,000	18.0%
Florida	1	906,449	14.9%	$4,411,042	12.6%	4,804,386	11.7%	70,200,000	12.7%
Georgia	9	788,791	12.9%	$3,944,665	11.3%	4,471,074	10.9%	61,750,000	11.2%
Michigan	1	400,000	6.6%	$1,194,169	3.4%	2,097,244	5.1%	18,750,000	3.4%
Indiana	1	434,354	7.1%	$1,534,615	4.4%	1,385,853	3.4%	24,100,000	4.4%
Ohio	2	183,818	3.0%	$582,754	1.7%	404,218	1.0%	9,150,000	1.7%
Maryland	1	57,590	0.9%	$464,640	1.3%	426,784	1.0%	7,300,000	1.3%
Kentucky	1	52,040	0.9%	$213,648	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$35,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

The Agellan Portfolio is located across 12 U.S. markets including Houston (24.2% of ALA; 23.2% of underwritten base rent), Chicago (18.0% of ALA; 22.8% of underwritten base rent), Austin (13.7% of ALA; 12.9% of underwritten base rent), Tampa (12.6% of ALA; 11.7% of underwritten base rent) and Atlanta (11.3% of ALA; 10.9% of underwritten base rent).

Market Overview
Market	Number of Properties	Total Sq. Ft.	% of Total Sq. Ft.	Allocated Loan Amount	(%) Allocated Loan Amount	UW Base Rent	% of UW Base Rent	Appraised Value	% of Appraised Value
Houston	12	1,513,116	24.8%	$8,473,821	24.2%	$9,530,614	23.2%	$133,100,000	24.2%
Chicago	9	796,783	13.1%	$6,303,474	18.0%	9,375,116	22.8%	99,000,000	18.0%
Austin	5	411,604	6.8%	$4,787,965	13.7%	5,278,622	12.9%	75,200,000	13.6%
Tampa	1	906,449	14.9%	$4,411,042	12.6%	4,804,386	11.7%	70,200,000	12.7%
Atlanta	9	788,791	12.9%	$3,944,665	11.3%	4,471,074	10.9%	61,750,000	11.2%
Flint	1	400,000	6.6%	$1,194,169	3.4%	2,097,244	5.1%	18,750,000	3.4%
Dallas	1	253,800	4.2%	$1,677,047	4.8%	1,573,560	3.8%	26,720,000	4.8%
San Antonio	3	295,832	4.9%	$1,412,159	4.0%	1,436,224	3.5%	22,380,000	4.1%
Indianapolis	1	434,354	7.1%	$1,534,615	4.4%	1,385,853	3.4%	24,100,000	4.4%
Baltimore	1	57,590	0.9%	$464,640	1.3%	426,784	1.0%	7,300,000	1.3%
Columbus	2	183,818	3.0%	$582,754	1.7%	404,218	1.0%	9,150,000	1.7%
Cincinnati	1	52,040	0.9%	$213,648	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$35,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Major Markets.

Houston. According to a third party report, the Houston Industrial market ended the first quarter 2020 with a vacancy rate of 7.6%. The reported market vacancy rates for logistics and flex properties were 8.4% and 10.0%, respectively. The existing market inventory is made up of 74.6% logistics properties and 8.1% flex properties based on total square feet. Rental rates ended the first quarter of 2020 at $7.42 per square feet. The average quoted rates for logistics and flex properties were $6.91 per square foot and $10.61 per square foot, respectively. The 12-month net absorption ending in the first quarter 2020 was 8,621,259 square feet for logistics properties and -49,931 square feet for flex properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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According to a third party report, the Houston Office market ended the first quarter 2020 with a vacancy rate of 16.8%. The reported vacancy rates for Class A and Class B buildings were 19.6% and 17.1%, respectively. The existing market inventory is comprised of 44.5% Class A, 42.8% Class B, and 12.6% Class C based on total square feet. The average quoted rental rate in the first quarter 2020 for all classes was $28.36 per square foot. The average quoted rental rate for Class A and B was $34.07 per square foot and $24.25 per square foot, respectively. The 12-month net absorption ending in the first quarter 2020 for Class A & B in the market was 1,251,779 square feet and -1,448,622 square feet, respectively.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
93.9%	93.1%	93.7%	94.3%	95.0%	94.5%	95.1%	94.9%	94.6%	94.8%	94.3%	93.3%
(1)	Source: Third party report.

Historical Market Occupancy - Office(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
88.4%	86.7%	86.9%	87.2%	88.4%	88.6%	89.4%	87.1%	85.5%	84.0%	83.8%	83.4%

(1) Source: Third party report.

Chicago. According to a third party report, the Chicago Industrial market ended the first quarter 2020 with a vacancy rate of 6.2%. The reported market vacancy rates for logistics and flex properties were 7.1% and 7.6%, respectively. The existing market inventory is made up of 66.1% logistics properties and 5.8% flex properties based on total square feet. Rental rates ended the first quarter of 2020 at $7.36 per square foot. The average quoted rates for logistics and flex properties were $6.87 per square foot and $12.24 per square foot, respectively. The 12-month net absorption ending in the first quarter 2020 was 535,853 square feet for flex properties and 14,631,591 square feet for logistics properties.

According to a third party report, the Chicago Office market ended the first quarter 2020 with a vacancy rate of 12.2%. The reported vacancy rates for Class A and Class B buildings were 15.2% and 11.7%, respectively. The existing market inventory is comprised of 39.0% Class A, 44.2% Class B, and 16.7% Class C based on total square feet. The average quoted rental rate in the first quarter 2020 for all classes was $29.44 per square foot. The average quoted rental rate for Class A and B was $37.39 per square foot and $25.20 per square foot, respectively. The 12-month net absorption ending in the first quarter 2020 for Class A and B in the market was 3,566,358 square feet and -457,122 square foot, respectively.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
89.8%	88.1%	88.2%	89.1%	90.6%	91.3%	92.6%	93.2%	93.8%	93.7%	94.2%	94.1%

(1) Source: Third party report.

Historical Market Occupancy - Office(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.4%	85.0%	85.2%	85.6%	86.1%	86.6%	87.3%	88.0%	87.7%	88.0%	88.4%	87.9%

(1) Source: Third party report.

Austin. According to a third party report, the market vacancy rates for logistics and flex properties were 9.8% and 7.3%, respectively. The existing market inventory is made up of 60.5% logistics properties and 20.9% flex properties based on total square feet, Rental rates ended the first quarter of 2020 at $11.30 per square foot. The average quoted rates for logistics and flex properties were $9.93 per square foot and $14.31 per square foot, respectively. The 12-month net absorption ending in the first quarter 2020 was 1,113,224 square feet for logistics properties and 744,867 square feet for flex properties. According to a third party report, Austin is expected to outperform the state of Texas and the United States in 2020, with a high number of technology companies and housing at the forefront. Long term, Austin is viewed as a market with a well-educated labor force, high concentration of technology businesses and a relatively low cost of living compared to other high technology based industries which is anticipated to fuel a high population growth for the market.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
90.2%	87.8%	88.5%	89.6%	91.3%	93.5%	93.5%	95.6%	95.6%	93.6%	93.6%	92.8%

(1) Source: Third party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tampa. According to a third party report, the Tampa Bay Industrial market ended the first quarter 2020 with a vacancy rate of 5.0%. The reported market vacancy rates for logistics properties was 5.4%. The existing market inventory is made up of 66.3% logistics properties based on total square feet. Rental rates ended the first quarter at $7.72 per square foot. The average quoted rates for logistics properties was $7.11 per square foot. The 12-month net absorption ending in the first quarter 2020 for logistics properties was 2,025,279 square foot. According to a third party report, as of year-end 2019, Tampa’s industrial sector outpaced the industrial sectors in the state of Florida in relation to demand growth at approximately 2.8 million square feet of absorbed space. Tampa was the only market in the state that saw improved growth from approximately 2.7 million square feet of positive net absorption year over year.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
92.3%	89.4%	89.3%	89.8%	90.2%	91.6%	92.3%	93.8%	95.0%	95.1%	95.3%	95.1%
(1)	Source: Third party report.

Atlanta. According to a third party report, the Atlanta Industrial market ended the first quarter 2020 with a vacancy rate of 6.1%. The reported market vacancy rates for logistics and flex properties were 6.7% and 5.5%, respectively. The existing market inventory is made up of 77.4% logistics properties and 9.1% flex properties based on total square feet. Rental rates ended the first quarter at $6.17 per square foot. The average quoted rates for logistics and flex properties were $5.52 per square foot and $11.03 per square foot, respectively. The 12-month net absorption ending in the first quarter 2020 was 11,337,139 square feet for logistics properties and -202,543 square feet for flex properties. According to a third party report, the Atlanta market is seen as Georgia’s main growth engine and one of the strongest economies in the nation. Job growth in the Atlanta market has averaged approximately 2.0% as of year-end 2019, which has been one of the best in the nation for nine consecutive years.

Historical Market Occupancy - Industrial(1)
2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.5%	86.4%	85.6%	86.9%	87.5%	88.7%	91.5%	93.1%	93.0%	94.1%	94.6%	94.4%
(1)	Source: Third party report.

Historical and Current Portfolio Occupancy(1)(2)(3)
	2013	2014	2015	2016	2017	2018	2019	Current(4)	Current With Dark Tenants(5)	Current With Dark Tenants and Known Vacates(6)
# of Assets(7)	21	21	28	31	40	42	42	46	46	46
Portfolio NRA Sq. ft. (millions)	3,224	3,224	3,689	4,917	5,631	5,745	5,745	6,094	6,094	6,094
% Occupancy	91.8%	91.0%	94.4%	93.3%	94.7%	96.1%	96.2%	90.4%	92.1%	93.4%
(1)	Historical occupancy data for the four most recent acquisitions is not available.
(2)	Historical occupancy for 2013 – 2019 is reflective of quarterly averages for each respective year.
(3)	Historical occupancy for 2013 – 2019 includes any applicable leased dark space.
(4)	Current occupancy is based on the underwritten rent roll and excludes dark, known vacate, and bankrupt tenants.
(5)	Current With Dark Tenants occupancy is inclusive of dark tenants.
(6)	Current With Dark Tenants and Known Vacates occupancy is inclusive of dark and known vacate tenants.
(7)	# of Assets may vary from the “Portfolio Operating History” below as certain properties have not provided occupancy history.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Agellan Portfolio

		Tenant Summary(1)
		Ratings	Net Rentable	% of Total	Base Rent	% of Total	Lease
Tenant	Type	Moody’s/Fitch/S&P(2)	Area (SF)	NRA	PSF(3)	Base Rent(3)	Expiration Date
Health Care Service Corp.(4)(5)	Office	A3 / A- / AA-	177,114	2.9%	$16.00	6.9%	11/30/2025
United Natural Foods, Inc.(6)	Industrial	B2 / NR / B	463,172	7.6	$5.66	6.4%	7/31/2022
ALDI, Inc.(4)(7)	Office	NR / NR / NR	137,986	2.3	$16.09	5.4%	12/31/2028
General Motors LLC(8)	Industrial	Baa3 / BBB- / BBB	400,000	6.6	$5.24	5.1%	8/31/2021
Moran Foods LLC(9)	Industrial	NR / NR / B-	253,800	4.2	$6.20	3.8%	9/30/2025
Life Technologies Corporation(10)	Industrial	Baa1 / BBB / BBB+	103,645	1.7	$13.00	3.3%	6/30/2025
Allstate Insurance Co.(11)	Office	Aa3 / A+ / AA-	75,623	1.2	$16.00	2.9%	5/31/2024
Ceva Freight LLC(12)	Industrial	B1 / NR / B+	333,397	5.5	$3.09	2.5%	8/31/2022
Beall’s, Inc.(13)	Industrial	NR / NR / NR	200,000	3.3	$4.80	2.3%	9/30/2021
VTech Communications, Inc.(14)	Industrial	NR / NR / NR	208,000	3.4	$4.53	2.3%	7/31/2022
Total Major Tenants			2,352,737	38.6%	$7.16	41.0%
Other Tenants			3,156,625	51.8	$7.67	59.0
Total Occupied			5,509,362	90.4%	$7.45	100.0%
Vacant			584,815	9.6
Total / Wtd. Avg.			6,094,177	100.0%

(1)	Based on the underwritten rent roll.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Base Rent PSF and % of Total Base Rent is inclusive of contractual rent steps taken through June 1, 2021.
(4)	ALDI, Inc. reflects an expansion option for 24,597 square feet that was exercised in February 2020. The expansion space is currently occupied by HCSC. HCSC will be relocated within the Naperville Wood Office Center property as part of the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 square feet to 177,114 square feet. The expansion and relocation are estimated to occur in June/July 2021.
(5)	Health Care Service Corp. has one, five-year renewal option at market rent.
(6)	United Natural Foods, Inc. has one, five-year renewal option at market rent.
(7)	ALDI, Inc. has one, five-year renewal option at market rent.
(8)	General Motors LLC has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent.
(9)	Moran Foods LLC has two, seven-year renewal options at $6.75 per square foot and market rent, respectively.
(10)	Life Technologies Corporation has one, five-year renewal option beginning at $13.00 per square foot.
(11)	Allstate Insurance Co. has two, five-year renewal options upon nine months’ notice at 95% of market rent. Allstate Insurance Co. also has a one-time termination option as of any month end between May 2022 and May 2023.
(12)	Ceva Freight LLC has two, five-year renewal options at market rent.
(13)	In May 2018 Beall’s, Inc. vacated and subleased their space to United Natural Foods Inc. Beall’s, Inc. has one, three-year renewal option at $5.30 per square foot.
(14)	VTech Communications, Inc. has one, five-year renewal option at market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

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Lease Rollover Schedule(1)(2)
						Cumulative
		Net				Net			Cumulative
	Number	Rentable			% of Base	Rentable	Cumulative	Cumulative %	of Base
	of Leases	Area	% of NRA	Base Rent	Rent	Area	% of NRA	Base Rent	Rent
Year	Expiring	Expiring	Expiring	Expiring(3)	Expiring(3)	Expiring	Expiring	Expiring	Expiring
Vacant	NAP	584,815	9.6%	NAP	NAP	584,815	9.60%	NAP	NAP
2020 & MTM	43	460,033	7.5	$2,699,461	6.6%	1,044,848	17.1%	$2,699,461	6.6%
2021(4)	61	1,264,748	20.8	7,900,783	19.3	2,309,596	37.9%	$10,600,244	25.8%
2022(5)	45	1,523,829	25.0	8,589,113	20.9	3,833,425	62.9%	$19,189,357	46.8%
2023	38	470,932	7.7	4,123,559	10.0	4,304,357	70.6%	$23,312,916	56.8%
2024	33	633,520	10.4	4,505,835	11.0	4,937,877	81.0%	$27,818,751	67.8%
2025	18	786,447	12.9	7,935,153	19.3	5,724,324	93.9%	$35,753,904	87.1%
2026	3	50,301	0.8	453,559	1.1	5,774,625	94.8%	$36,207,462	88.2%
2027	5	112,643	1.8	1,750,362	4.3	5,887,268	96.6%	$37,957,824	92.5%
2028	3	202,643	3.3	2,958,461	7.2	6,089,911	99.9%	$40,916,285	99.7%
2029	0	0	0.0	$0	0.0	6,089,911	99.9%	$40,916,285	99.7%
2030 & Thereafter	1	4,266	0.1	115,097	0.3	6,094,177	100.0%	$41,031,381	100.0%
Total	250	6,094,177	100.0%	$41,031,381	100.0%
(1)	Based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Base Rent Expiring and % of Base Rent Expiring is inclusive of (i) contractual rent steps taken through June 1, 2021 and (ii) the ALDI, Inc. expansion of approximately 24,597 square feet and HCSC relocation at the Naperville Woods Office Center property. Base Rent Expiring has been further adjusted to account for a 10.0% stress to tenants having missed full or partial April and/or May rent payments and/or requested rent relief during the COVID-19 pandemic. The total stress to underwritten base rent is $223,074.
(4)	General Motors LLC leases will expire in 2021 and has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent. General Motors LLC has occupied the property since 1998. General Motors LLC has expressed interest to renew and is expecting to receive a formal proposal with renewal terms from the Borrower Sponsor.
(5)	Both United Natural Foods, Inc. and Ceva Freight LLC leases will expire in 2022. United Natural Foods, Inc. has one, five-year renewal option at market rent. Ceva Freight LLC has two, five-year renewal options at market rent. United Natural Foods Inc. and Ceva Freight LLC have both engaged the Borrower Sponsor about potentially expanding at expiration if any space were to become vacant at the respective properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Portfolio Operating History
	2015	2016	2017	2018	2019	2020 Budget
2015 Reporting Assets
Number of Properties	27	27	27	27	27	27
Effective Gross Revenue	$40,377,590	$41,938,945	$40,607,440	$42,687,111	$43,265,751	$44,216,063
Operating Expenses	$15,493,935	$15,426,605	$15,832,843	$16,065,442	$16,124,634	$16,800,898
Net Operating Income	$24,883,655	$26,512,341	$24,774,596	$26,621,670	$27,141,118	$27,415,165
Year-over-Year Change	-	6.5%	-6.6%	7.5%	2.0%	1.0%
2016 Reporting Assets
Number of Properties		31	31	31	31	31
Effective Gross Revenue		$43,483,706	$50,440,354	$52,850,050	$54,478,273	$55,355,348
Operating Expenses		$15,881,067	$19,253,268	$19,685,230	$20,636,890	$20,967,544
Net Operating Income		$27,602,639	$31,187,086	$33,164,820	$33,841,384	$34,387,804
Year-over-Year Change		-	13.0%	6.3%	2.0%	1.6%
2017 Reporting Assets
Number of Properties			41	41	41	41
Effective Gross Revenue			$53,679,748	$58,304,052	$60,181,340	$61,115,986
Operating Expenses			$19,917,149	$20,981,732	$22,007,429	$22,423,094
Net Operating Income			$33,762,598	$37,322,320	$38,173,911	$38,692,892
Year-over-Year Change			-	10.5%	2.3%	1.4%
2018 Reporting Assets
Number of Properties				46	46	46
Effective Gross Revenue				$60,700,041	$63,486,372	$64,626,262
Operating Expenses				$21,738,754	$23,013,221	$23,452,522
Net Operating Income				$38,961,287	$40,473,151	$41,173,740
Year-over-Year Change				-	3.9%	1.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Agellan Portfolio

Underwritten Net Cash Flow

	2016	2017	2018	2019	Underwritten	Per Square Foot	%(1)
Agellan Properties Included	31	41	46	46	46

Base Rent(2)	$30,444,923	$36,778,978	$40,209,368	$42,047,666	$41,031,381	$6.73	61.3%
Vacant Income(3)	0	0	0	0	5,221,640	0.86	7.8
Gross Potential Rent	$30,444,923	$36,778,978	$40,209,368	$42,047,666	$46,253,021	$7.59	69.1%
Total Reimbursements(4)	12,782,653	16,793,058	19,551,436	21,118,949	20,640,034	3.39	30.9
Gross Potential Income	$43,227,576	$53,572,036	$59,760,803	$63,166,615	$66,893,055	$10.98	100.0%
(Vacancy / Credit Loss)(5)	(53,002)	(16,561)	(50,095)	(101,504)	(7,113,805)	(1.17)	(10.6)
Other Income	309,133	124,273	989,333	421,261	571,000	0.09	0.9
Effective Gross Income	$43,483,706	$53,679,748	$60,700,041	$63,486,372	$60,350,250	$9.90	90.2%
Total Fixed Expenses	7,331,761	8,981,519	10,147,809	10,478,429	11,650,648	1.91	19.3
Total Operating Expenses	8,549,306	10,935,630	11,590,945	12,534,792	12,509,178	2.05	20.7
Total Expenses	$15,881,067	$19,917,149	$21,738,754	$23,013,221	$24,159,826	$3.96	40.0%
Net Operating Income(6)(7)	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$36,190,424	$5.94	60.0%
TI/LC	0	0	0	0	2,623,997	0.43	4.3
Capital Expenditures	0	0	0	0	693,998	0.11	1.1
Net Cash Flow	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$32,872,429	$5.39	54.5%
(1)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Underwritten Base Rent is inclusive of contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 square feet and HCSC relocation at the Naperville Woods Office Center property. Underwritten Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to Underwritten Base Rent is $223,074.
(3)	Vacant Income includes all applicable dark tenants as well as known vacates.
(4)	Total Reimbursements include reimbursements to lease terms of each tenant. An additional stress loss adjustment of 10.0% was applied to any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $79,032.
(5)	Vacancy is underwritten to 10.6%, which represents the sum of economic vacancy of the Agellan Portfolio, inclusive of a minimum vacancy of 5.0% for all Agellan Properties.
(6)	The increase from 2018 NOI and 2017 NOI is due to the increase of assets in the Agellan Portfolio from 41 to 46 properties.
(7)	The change from 2019 Net Operating Income to Underwritten Net Operating Income is largely attributable to adjustments made in relation to dark and known to be vacating tenants.

Property Management. The Agellan Portfolio is managed by 11 individual managers which include Agellan Management LP, Colliers International Management - Atlanta, LLC, Adena Commercial LLC d/b/a Colliers International Greater Columbus Region, PCR Property Services, LLC d/b/a NAI Partners, Jones Lang LaSalle Americas, Inc., NAI Hiffman Asset Management, LLC, Stream Realty Partners-Austin, L.P., Stream Realty Partners-Houston, L.P., Stream Realty-Illinois, L.L.C., Hiffman Asset Management, LLC d/b/a Hiffman National, LLC, and Stream Realty Partners - Central TX, L.P.

Escrows and Reserves. At loan origination, the Borrowers deposited (i) $6,410,963 for outstanding TI/LC obligations and free rent, (ii) $2,985,266 into the required repair reserve for deferred maintenance, (iii) $2,000,000 into a working capital reserve for shortfalls in debt service and operating expenses and the payment of any replacements, leasing costs, taxes, other charges and/or insurance premiums and (iv) $172,050 into the gap rent reserve.

Tax Reserve. The Borrowers are required to deposit into a tax reserve, on a monthly basis, 1/12 of the estimated (a) annual real estate taxes, and (b) during a Cash Sweep Period, annual maintenance charges, impositions and any other charges levied or assessed against the Agellan Portfolio Properties, unless the Borrowers deliver evidence reasonably acceptable to lender that such amounts required for real estate taxes and maintenance charges, impositions and any other charges have or will be paid directly by a tenant. As of the origination date, the requirement for the payment of monthly real estate taxes for tenants have been paid directly by the Borrowers, with the exception of a small portion of the Supervalu property which was paid directly by the tenant.

Insurance Reserve. The Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy that complies with the requirements of the Agellan Portfolio Whole Loan documents, the requirement for monthly deposits into the insurance reserve will be waived. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve. The Borrowers are required to deposit into the replacement reserve, on a monthly basis, approximately $101,570 (1/12 of $0.20 per square foot), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $3,656,506).

TI/LC Reserve. The Borrowers are required to deposit into the TI/LC reserve, on a monthly basis, approximately $431,671 (1/12 of $0.85 per square foot), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $15,540,151).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Working Capital Reserve. Provided no event of default exists, the lender will make disbursements from the working capital reserve for (i) the payment of shortfalls in the payment of debt service of mezzanine debt service, (ii) the payment of shortfalls for any documented operating expenses, (iii) the payment of any replacements at any Agellan Portfolio Property, (iv) the payment of any leasing costs at any Agellan Portfolio Property to the extent amounts in the TI/LC reserve are insufficient to pay such amounts and (v) the payment of taxes, other charges and insurance premiums at any Agellan Portfolio Property to the extent amounts in the taxes and insurance reserves are insufficient to pay such amounts.

Common Charges Funds Reserve. During the continuance of a Cash Sweep Period, the Borrowers are required to deposit into the common charges reserve, on a monthly basis, an amount equal to 1/12 of the fees, dues, charges and assessments payable under the condominium documents (the “Common Charges”) that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such Common Charges at least 30 days prior to their respective due dates.

Lockbox / Cash Management. The Agellan Portfolio Whole Loan documents require a hard lockbox and in-place cash management. At loan origination, the Borrowers were required to deliver tenant direction letters within 30 days following the loan origination date to the existing tenants at the Agellan Portfolio Properties, directing each tenant to remit its rent checks directly to the lender-controlled lockbox. All funds in the lockbox account are required to be swept to a lender-controlled cash management account every business day. Provided no Cash Sweep Period (as defined below) is continuing, all funds in the cash management account will be transferred into the Borrowers’ operating account. During a Cash Sweep Period, all excess cash in the cash management account after payment of debt service, required reserves, operating expenses, approved extraordinary expenses and mezzanine debt service will be retained by the lender as additional collateral for the Agellan Portfolio Whole Loan and disbursed to the Borrowers for payment of certain permitted amounts, including the payment of shortfalls in debt service and mezzanine debt service and payment of capital expenditure work.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default under the Agellan Portfolio Whole Loan documents, (ii) a bankruptcy action of any individual Borrower or any general partner or managing member, as applicable, of an individual Borrower, (iii) the date that is 30 days following any bankruptcy action of any property manager (unless as of such date the manager has been replaced in accordance with the Agellan Portfolio Whole Loan documents), (iv) the debt service coverage ratio for any calendar quarter (based upon Agellan Portfolio Whole Loan and Agellan Portfolio Mezzanine Loan (as defined below) assuming a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter) being less than 1.15x, or (v) an event of default under the Agellan Portfolio Mezzanine Loan documents.

A Cash Sweep Period will cease to exist upon the following events (each, a “Cash Sweep Event Cure”): with respect to (a) clause (i) or (v) above, a cure of such event of default, (b) clause (iii) above, the replacement of the property manager with a qualified manager under a replacement management agreement in accordance with the Agellan Portfolio Whole Loan documents, or (c) clause (iv) above, the achievement of a debt service coverage ratio of 1.15x or greater for any calendar quarter based upon a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter; provided (1) no other event of default is continuing under any Agellan Portfolio Whole Loan documents or Agellan Portfolio Mezzanine Loan documents, and (2) the Borrowers have paid all of the lender’s reasonable and actual out-of-pocket costs and expenses and the mezzanine borrowers have paid all of Mezzanine Lender’s (as defined below) reasonable and actual out-of-pocket costs and expenses, in each case, incurred by the lender or Mezzanine Lender, as applicable, in connection with such Cash Sweep Event Cure including, reasonable and actual out-of-pocket attorney’s fees and expenses.

Current Mezzanine or Secured Subordinate Indebtedness Permitted. Concurrently with the funding of the Agellan Portfolio Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $31.0 million (the “Agellan Portfolio Mezzanine Loan”). The Agellan Portfolio Mezzanine Loan is secured by the pledge of the direct or indirect equity interest in the Borrowers and is coterminous with the Agellan Portfolio Whole Loan. The Agellan Portfolio Mezzanine Loan accrues interest at a rate of 9.00000% per annum. Based on the Agellan Portfolio Whole Loan and the Agellan Portfolio Mezzanine Loan, the cumulative Cut-off Date LTV is 78.8%, the cumulative underwritten NCF DSCR is 1.54x and the cumulative underwritten NOI Debt Yield is 8.3%. The rights of the Mezzanine Lender under the Agellan Portfolio Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Other Indebtedness. Each of Agellan Commercial REIT U.S. L.P., 9385 Washington Blvd LP, 6100 McIntosh LP, Agellan Warrenville LP, Continental Drive LP, Norcross Springs LP, Corridor Park LP and Chicago Industrial Properties 1 LP (collectively, the “Intercompany Loan Lenders”) is a lender under an intercompany loan (each, an “Intercompany Loan”) to Piper Commercial Holdings LLC, an indirect parent company of the Intercompany Loan Lenders. The Intercompany Loans are fully funded, non-interest bearing, and collectively have an aggregate outstanding amount of $152,880,751. Each Intercompany Loan is unsecured and subject and subordinate to the Agellan Portfolio Loan in all respects. The borrower under each Intercompany Loan has agreed that so long as the Agellan Portfolio Loan remains outstanding, it will not (i) commence any legal or equitable proceedings against an Intercompany Loan Lender or otherwise in connection

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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with such Intercompany Loan or (ii) assert any claims or demands whatsoever under applicable law against the Intercompany Loan Lender. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity and Preferred Return Arrangements” in the Preliminary Prospectus.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Releases. Under the Agellan Portfolio Whole Loan documents, the Borrowers have the right to the release of an individual Agellan Portfolio property (each, an “Individual Property”) from the lien of the mortgage, provided that the Borrowers satisfy certain terms and conditions set forth in the Agellan Portfolio Whole Loan documents (the “Individual Loan Repayment Conditions”), including among other things (i) no event of default under the Agellan Portfolio Whole Loan documents has occurred and is continuing (other than an event of default that would be cured by the release of such Individual Property); (ii) the applicable individual Borrower (each such Borrower, an “Individual Borrower”) will make a voluntary prepayment of the Agellan Portfolio Whole Loan in an amount equal to the Release Price (as defined below) for the Individual Property; (iii) after giving effect to the release of the applicable Individual Property (including the portion of the Agellan Portfolio Whole Loan prepaid pursuant to the terms of the Agellan Portfolio Whole Loan documents), the debt service coverage ratio for the Agellan Portfolio properties then remaining subject to the liens of the mortgages (excluding the Individual Property requested to be released) based on the trailing 12-month period immediately preceding the release of the applicable Individual Property will be equal to or greater than the greater of (A) the Release Debt Service Coverage Ratio (as defined below), and (B) the debt service coverage ratio for all of the Agellan Portfolio properties then remaining subject to the liens of the mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property based on the trailing 12 month period immediately preceding the release of the applicable Individual Property (such greater amount, the “Required Release DSCR”), provided that the Borrowers will have the right to do any one or a combination of the following to achieve the Required Release DSCR in accordance with the Agellan Portfolio Whole Loan documents make a prepayment of the Agellan Portfolio Whole Loan, deliver a letter of credit or deposit cash collateral with the lender; and (iv) subsequent to such release, each Individual Borrower will continue to be a special purpose entity. The Agellan Portfolio Whole Loan documents also provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Agellan Portfolio Whole Loan is prepaid by an amount set forth in the Agellan Portfolio Whole Loan documents or the Borrower delivers a REMIC opinion.

“Release Debt Service Coverage Ratio” means the debt service coverage of 1.70x.

“Release Price” means, with respect to any Individual Property being released, (i) until an amount equal to $60,450,000 has been prepaid in connection with partial releases in accordance with the Agellan Portfolio Whole Loan documents, 110% of the Agellan Portfolio Whole Loan amount allocated to such Individual Property and (ii) thereafter, 115% of the Agellan Portfolio Whole Loan amount allocated to such Individual Property.

Outparcel Release. In addition, the Agellan Portfolio Whole Loan documents provide that the Borrowers may release certain non-income producing parcels comprising a portion of Sarasota Distribution Hub, Supervalu and Naperville Woods Office Center properties upon satisfaction of certain conditions set forth in the Agellan Portfolio Whole Loan documents, including, without limitation, the payment of a release price set forth herein.

Condominium Structure. One of the Agellan Properties, owned by Chicago Industrial Properties 1 LP (the “Chicago Industrial Borrower”), is subject to a condominium declaration. The Chicago Industrial Borrower has an approximately 81.15% ownership in common elements, and controls the condominium association’s board of directors. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

2010 South Lamar

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

2010 South Lamar

2010 South Lamar
2010 South Lamar Boulevard
Austin, TX 78704
Austin
Leander
Hutto
Round Rock
Jonestown
Jollyville
Pflugerville
Manor
Bee Cave
West Lake Hills
Sunset Valley
San Leanna
Buda
Seton Medical Center Austin
Heart Hospital of Austin
Hancock Golf Course
WINDSOR ROAD
NORTH UNIVERSITY
St David's Medical Center
Lions Municipal Golf Course
WEST UNIVERSITY
University of Texas at Austin
Texas Memorial Stadium
Pease District Park
Brackenridge Field Laboratory
OLD WEST AUSTIN
Frank Erwin Center
Oakwood Cemetery
EAST AUSTIN
University Medical Center-Brackenridge
Plaza de Las Lomas
Shops at Mira Vista
Zilker Metropolitan Park
Keeling Park & Pool
Huston-Tillotson University
Austin Convention Center
Intel
Synopsys Inc
American Express
Barton Creek Square Mall
Mexican American Cultural Center
EAST CESAR CHAVEZ
BARTON HILLS
BOULDIN
Broadcom Corporation
Fiesta Gardens
SOUTH RIVER CITY
ARM
Gus Fruth Park
RIVERSIDE
GALINDO
SOUTH LAMAR
Brodie Oaks Shopping Center
Lakehills Plaza
Sunset Valley Homestead
St. Edward's University
WEST GATE
St David South Austin Hospital
PARKER LANE
SOUTH MANCHACA
SAINT EDWARDS
Mabel Davis District Park
WEST CONGRESS
Sunset Valley
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

2010 South Lamar

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,100,000	Title:	Fee
Cut-off Date Principal Balance:	$32,100,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	3.6%	Net Rentable Area (SF):	80,067
Loan Purpose:	Refinance	Location:	Austin, TX
Borrower:	2010 South Lamar, LLC	Year Built / Renovated:	2019 / N/A
Loan Sponsors:	Alan Sackman, Carter F. Sackman,	Occupancy:	100.0%
	Sr., Carter F. Sackman, Jr.	Occupancy Date:	10/6/2020
Interest Rate:	4.13000%	Number of Tenants:	1
Note Date:	9/22/2020	2017 NOI(1):	N/A
Maturity Date:	10/6/2027	2018 NOI(1):	N/A
Interest-only Period:	84 months	2019 NOI(1):	N/A
Original Term:	84 months	TTM NOI(1):	N/A
Original Amortization:	None	UW Economic Occupancy(2):	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,487,441
Call Protection:	L(24),Grtr1%orYM(56),O(4)	UW Expenses:	$1,424,863
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$3,062,579
Additional Debt:	N/A	UW NCF(2):	$2,910,609
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$53,600,000 / $669
Additional Debt Type:	N/A	Appraisal Date:	6/18/2020

Escrows and Reserves(3)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$401
Taxes:	$525,330	$47,757	N/A	Maturity Date Loan / SF:	$401
Insurance:	$30,715	$3,072	N/A	Cut-off Date LTV:	59.9%
Replacement Reserves:	$0	$1,334	N/A	Maturity Date LTV:	59.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.17x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,100,000	100.0%	Payoff Existing Debt	$21,322,076	66.4%
			TI Disbursement(4)	5,608,717	17.5
			Return of Equity	4,200,676	13.1
			Upfront Reserves	556,045	1.7
			Closing Costs	412,486	1.3
Total Sources	$32,100,000	100.0%	Total Uses	$32,100,000	100.0%
(1)	Historical financial information is not available for the 2010 South Lamar Property (as defined below) because it was constructed in 2019.

(2)	While the 2010 South Lamar Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 2010 South Lamar Loan more severely than assumed in the underwriting of the 2010 South Lamar Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.

(4)	Represents an outstanding TI allowance paid directly to Juul Labs Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

2010 South Lamar

The Loan. The 2010 South Lamar mortgage loan is a $32.1 million loan (“2010 South Lamar Loan”) secured by the borrower’s fee simple interest in an 80,067 square foot office building in Austin, Texas (the “2010 South Lamar Property”). The 2010 South Lamar Loan has a seven-year term and will be interest-only for its entire term. The 2010 South Lamar Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on September 22, 2020.

The Borrower. The borrower is 2010 South Lamar, LLC (the “2010 South Lamar Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2010 South Lamar Loan.

The Loan Sponsors. The loan sponsors are Alan Sackman, Carter F. Sackman, Sr., and Carter F. Sackman, Jr. Alan Sackman is the founder and current chairman of Sackman Enterprises, Inc. (“Sackman”), a multi-generational real estate family firm based in New York City. Founded in 1969, Sackman began operations by focusing on the restoration of historic brownstones on Manhattan’s Upper West Side. Today, Sackman continues to rehabilitate historic buildings and holdings include both residential and commercial properties, which are managed directly by Sackman. Sackman’s portfolio includes properties in Manhattan, Brooklyn, Bronx, New Jersey, North and South Carolina, Colorado, Texas, and Turks and Caicos. The company is led by Alan Sackman, James Hefelfinger, and Carter F. Sackman, Sr. In New York City, the Sackman family own and operate more than 25 properties. In Austin, Texas, the loan sponsors own the 2010 South Lamar Property and also recently developed 70 Rainey, a luxury residential condo building containing 164 units and 20,000 square feet of amenity space. The glass condo tower spans 35 stories in Austin’s Rainey Street neighborhood. Alan Sackman is the guarantor of the 2010 South Lamar Loan. Alan Sackman owns 27.33% of the 2010 South Lamar Borrower and is the manager of Frontier Realty LLC, which is the managing member of the 2010 South Lamar Borrower.

The Property. The 2010 South Lamar Property consists of a three-story, newly-constructed Class A office building located in Austin, Texas. The building consists of 13,992 square feet of grade level space that functions as a lobby and security greeting area, employee cafeteria, coffee bar, and tenant lounge and gaming space. The remaining 66,075 square feet is spread across the second and third-floors and is arranged as traditional luxury office space with open bullpen-style desks, glass conference and breakout rooms, and multiple terrace areas to accommodate an outdoor working environment. All floors of the 2010 South Lamar Property feature glass and black metal construction, exposed finished concrete, and floor-to-ceiling glass windows with views of South Lamar and downtown Austin from the upper floors. The building also features a two-story atrium and green wall spanning from the second-floor landing to the roof. The 2010 South Lamar Property is situated on approximately 45,011 square feet of land with grade and two sub levels of parking totaling 206 parking spaces.

As of October 6, 2020, the 2010 South Lamar Property was 100.0% leased to one tenant.

The sole tenant, Juul Labs Inc. (“Juul”) (80,067 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent) is an American electronic cigarette company founded in 2015 that is headquartered in San Francisco, California. Juul recently raised $700 million of convertible debt and has underwritten its internal valuation at approximately $12 billion. Altria Group (Moody’s: A3; Fitch: BBB; S&P: BBB), Juul’s largest investor with a 35% stake, took a $12.8 billion stake in the company in December 2018, and has two of the nine seats on the company’s board. Other prominent investors in Juul include Tiger Global Management, LLC (approximately $41 billion in assets under management) and D1 Capital Partners LP (led by Dan Sundheim, former CIO of Viking).

The Market. The 2010 South Lamar Property is located in Austin’s South-Central submarket, which according to the appraisal, has been undergoing revitalization for the past few years. Historically, older one- and two-story commercial buildings were located along the major roadways, however, recently there has been a significant increase in the number of luxury residential, commercial and mixed-use developments along South Lamar Boulevard, South Congress Avenue and Barton Springs Road. Over the past ten years, the appeal of centrally located areas just south of the Austin central business district has increased substantially. A recent example of the push southward is Lamar Union at 1100 South Lamar (0.5 miles north of the 2010 South Lamar Property), a newly built nine-acre mixed-use development including 440 apartment units, 86,377 square feet of retail space (including seven restaurants and Shake Shack’s first Texas location), and a more than 1,300-space parking garage. Revitalization along the South Lamar Boulevard Corridor has provided amenity-rich housing and employment options for residents who are attracted to urban-style living and the mix of shopping, restaurants, atmosphere and quality of life that the location has to offer.

According to the appraisal, as of the second quarter of 2020, the South office submarket consists of approximately 6,357,647 square feet of office space and reports a 92.6% occupancy with average asking rents of $37.91 per square foot. The greater overall Austin office market comprises approximately 115,175,063 square feet of office space and reports an occupancy rate of 90.1% with average asking rents of $39.20 per square foot gross.

When determining market rent for the 2010 South Lamar Property, the appraiser cited five comparable leases that ranged from $33.00 to $41.00 per square foot triple net and all were executed no earlier than March 2018. The appraiser concluded that the current $40.00 per square foot net rental rate is at market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2010 South Lamar

COVID-19 Update. The loan sponsors have confirmed that Juul has not requested any form of rent relief. Juul has completed their buildout and the office is open to employees with limited utilization, currently at 25%. As of October 6, 2020, there have been no loan modification or forbearance requests on the 2010 South Lamar Loan. The first payment date of the 2010 South Lamar Loan is November 2020. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Historical and Current Occupancy
2017(1)	2018(1)	2019(2)	Current(3)
N/A	N/A	100.0%	100.0%
(1)	There is no historical occupancy available, as the property was recently constructed in 2019.

(2)	2019 Occupancy is as of December 31, 2019.

(3)	Current Occupancy is as of October 6, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Juul Labs Inc.	NR/NR/NR	80,067	100.0%	$40.00	100.0%	3/1/2030
Total Occupied		80,067	100.0%	$40.00	100.0%
Vacant		0	0.0
Total		80,067	100.0%
(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	1	80,067	100.0	3,202,680	100.0	80,067	100.0%	$3,202,680	100.0%
2031 and Thereafter	0	0	0.0	0	0.0	80,067	100.0%	$3,202,680	100.0%
Total	1	80,067	100.0%	$3,202,680	100.0%
(1)	Based on the underwritten rent roll.

(2)	Lease rollover schedule is based on the lease expiration date of the direct lease in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

2010 South Lamar

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$3,202,680	$40.00	67.8%
Rent Steps(3)	96,080	1.20	2.0
Gross Potential Rent	$3,298,760	$41.20	69.8%
Total Reimbursements	1,424,863	17.80	30.2
Total Other Income	0	0.00	0.0
Net Rental Income	$4,723,623	$59.00	100.0%
(Vacancy/Credit Loss)	(236,181)	(2.95)	(5.0)
Effective Gross Income	$4,487,441	$56.05	95.0%
Total Expenses	1,424,863	17.80	31.8
Net Operating Income	$3,062,579	$38.25	68.2%
Total TI/LC, Capex/RR	151,970	1.90	3.4
Net Cash Flow	$2,910,609	$36.35	64.9%
(1)	Historical financial information is not available for the 2010 South Lamar Property because it was constructed in 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rent steps taken through October 2020.

Property Management. The 2010 South Lamar Property is managed by Sackman Enterprises, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination of the 2010 South Lamar Loan, the 2010 South Lamar Borrower deposited (i) approximately $525,330 into a real estate tax reserve and (ii) approximately $30,715 into an insurance reserve.

Tax Reserve – The 2010 South Lamar Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated to be approximately $47,757). Notwithstanding the foregoing, the borrower will not be required to make the monthly tax reserve deposit on any monthly payment date during which the Reserve Waiver Conditions (as defined below) are satisfied in full.

Insurance Reserve – At the option of the lender, the 2010 South Lamar Borrower will be required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of estimated insurance premiums (initially estimated to be approximately $3,072). Notwithstanding the foregoing, the borrower will not be required to make the monthly insurance reserve deposit on any monthly payment date during which the Reserve Waiver Conditions are satisfied in full.

Replacement Reserve – The 2010 South Lamar Borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $1,334 for replacement reserves.

“Reserve Waiver Conditions” means each of the following: (i) no event of default has occurred and is continuing, (ii) the Specified Tenant (as defined below) lease is in full force and effect with no defaults thereunder, (iii) the Specified Tenant continues to make the payments and perform the obligations required under the Specified Tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than five days prior to the same were due, (iv) the Specified Tenant is not bankrupt or insolvent, and (v) the Specified Tenant has not expressed its intention in writing to terminate, cancel or default under the Specified Tenant lease (including, without limitation, in connection with any rejection in any bankruptcy or similar insolvency proceeding).

Lockbox / Cash Management. The 2010 South Lamar Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to Juul, the sole tenant at the 2010 South Lamar Property directing it to remit its rent checks directly to the lender-controlled lockbox. The 2010 South Lamar Borrower is required to cause revenue received by the property manager from the 2010 South Lamar Property to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the 2010 South Lamar Borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 2010 South Lamar Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 2010 South Lamar Loan documents are required to be held by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2010 South Lamar

lender in an excess cash flow reserve account as additional collateral for the 2010 South Lamar Loan. Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow account will be disbursed to the borrower upon the expiration of any Trigger Period. Upon an event of default under the 2010 South Lamar Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, the satisfaction of the Specified Tenant Cure Conditions (as defined below).

A “Specified Tenant” means, as applicable, (i) Juul, and (ii) any other tenants of the Specified Tenant space (or any portion thereof) and any guarantors of the applicable related Specified Tenant lease.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) except for permitted subleasing and permitted assignments under the existing Specified Tenant lease, the Specified Tenant’s failure to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and/or failing to utilize the Specified Tenant space (or applicable portion thereof) for the intended use set forth in the Specified Tenant lease, except as required by local, state or federal health ordinances (provided in such instance, such closure shall not exceed ninety (90) days), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the Specified Tenant, (vi) the occurrence of a Quick Ratio Trigger Event (as defined below), or (vii) the occurrence of a Cash & Cash Equivalents Trigger Event (as defined below) and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the 2010 South Lamar Borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the 2010 South Lamar Loan documents, the applicable tenant being in actual, physical possession of the space demised under its lease, utilizing the premises (or applicable portion thereof) for the intended use as set forth in the lease and paying the full amount of rent due.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the lender’s receipt of satisfactory evidence that the Specified Tenant has cured all defaults under the Specified Tenant lease, (ii) the lender’s receipt of satisfactory evidence that the Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and utilizing the Specified Tenant space (or applicable portion thereof) for the intended use set forth in the Specified Tenant lease, (iii) the Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the Specified Tenant lease and has reaffirmed the Specified Tenant lease as being in full force and effect, (iv) with respect to a Quick Ratio Trigger Event, the earlier to occur of (a) the date that the Quick Ratio (as defined below) of the Specified Tenant is equal to or greater than 1.50x for at least two consecutive calendar quarters or (b) a Specified Tenant Financial Trigger Cure (as defined below), (v) with respect to a Cash & Cash Equivalents Trigger Event, the earlier to occur of (a) the date that the cash and cash equivalents of the Specified Tenant are equal to or greater than $150,000,000 for two consecutive calendar quarters or (b) a Specified Tenant Financial Trigger Cure, (vi) with respect to any applicable bankruptcy or insolvency proceedings involving the Specified Tenant and/or the Specified Tenant lease, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the Specified Tenant lease pursuant to final, nonappealable order of a court of competent jurisdiction, and (vii) the Specified Tenant is paying full, unabated rent under the Specified Tenant lease.

“Specified Tenant Financial Trigger Cure” means that the 2010 South Lamar Borrower has delivered or caused to be delivered to the lender either (i) a letter of credit acceptable to lender in its sole and absolute discretion or (ii) cash, in each case, in an amount equal to $2,001,675.

“Quick Ratio” means the ratio calculated by the lender of (i) current assets, less inventory and prepaid expenses to (ii) current liabilities, each as determined in accordance with GAAP.

“Quick Ratio Trigger Event” means the Quick Ratio of the Specified Tenant being less than 1.50 to 1.00 for two consecutive calendar quarters.

“Cash & Cash Equivalents Trigger Event” means that the cash and cash equivalents of the Specified Tenant, as reported pursuant to 2010 South Lamar Loan documents, are less than $150,000,000 for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness. None.

Partial Release. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

333 South Wabash

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	1,207,380
Loan Purpose:	Acquisition	Location:	Chicago, IL
Borrower:	DF 333 Wabash PropCo LLC	Year Built / Renovated:	1972 / 2019
Loan Sponsors:	Michael Shvo, Deutsche Finance	Occupancy:	90.5%
	America LLC	Occupancy Date:	8/1/2020
Interest Rate:	3.53000%	Number of Tenants:	13
Note Date:	8/12/2020	2017 NOI:	$14,833,810
Maturity Date:	9/1/2028	2018 NOI(3):	$3,939,112
Interest-only Period:	96 months	2019 NOI(3):	($1,283,489)
Original Term:	96 months	TTM NOI (as of 5/2020)(3):	($4,874,145)
Original Amortization:	None	UW Economic Occupancy(6):	91.7%
Amortization Type:	Interest Only	UW Revenues:	$41,578,718
Call Protection(2):	L(47),Def(43),O(6)	UW Expenses:	$17,347,570
Lockbox / Cash Management:	Hard / Springing	UW NOI(3)(6):	$24,231,148
Additional Debt(1):	Yes	UW NCF(6):	$23,327,488
Additional Debt Balance(1):	$210,000,000	Appraised Value / Per SF(6):	$382,000,000 / $316
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/1/2020

Escrows and Reserves				Financial Information(1)(6)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$199
Taxes:	$1,582,185	$527,395	N/A	Maturity Date Loan / SF:	$199
Insurance:	$94,591	$47,296	N/A	Cut-off Date LTV:	62.8%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	62.8%
TI/LC:	$8,513,554	$0	N/A	UW NCF DSCR:	2.75x
Other(4):	$23,921,811	Springing	$3,000,000	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	57.2%	Purchase Price(5)	$376,000,000	89.6%
Sponsor Equity	179,786,770	42.8	Upfront Reserves	34,112,141	8.1
			Closing Costs	9,674,629	2.3
Total Sources	$419,786,770	100.0%	Total Uses	$419,786,770	100.0%
(1)	The 333 South Wabash Loan is part of a whole loan evidenced by nine pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $240.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $240.0 million 333 South Wabash Whole Loan (as defined below).

(2)	The defeasance lockout period will be at least 47 payment dates beginning with and including the first payment date of October 2020. At any time on or after September 1, 2024, the borrower has the right to voluntarily prepay, and defease, as applicable, the 333 South Wabash Whole Loan in full provided that (i) in respect of a prepayment of (a) note AGL, (b) note AGL-Fortitude, (c) note VALIC, (d) note NUFI-Fortitude, (e) note AHAC and (f) note AHAC-Fortitude (collectively, “Tranche A-1 Notes”), the borrower pays a prepayment premium equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance evidenced by the Tranche A-1 Notes as of the prepayment date, and (ii) the borrower defeases the portion of the 333 South Wabash Whole Loan evidenced by the (x) note Tranche A-2-A, (y) note Tranche A-2-B and (z) note Tranche A-2-C (collectively, “Tranche A-2 Notes”). For the avoidance of doubt, the Tranche A-1 Notes must be prepaid simultaneously as the Tranche A-2 Notes are defeased.

(3)	The decrease from 2018 NOI to 2019 NOI was due to the 2019 renovation and CNA vacating a majority of its space at the 333 South Wabash Property. The renovation included a new tenant build out for Northern Trust, which now occupies 45.4% of the net rentable square footage. Northern Trust began to occupy their space in February of 2020. The increase in UW NOI from TTM NOI is due to the recently completed $167.5 million renovation and execution of a new lease with Northern Trust at the 333 South Wabash Property. The 333 South Wabash Property is 90.5% leased as of August 1, 2020, compared to 38.3% leased as of December 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

333 South Wabash

(4)	At origination, the borrower reserved approximately $23.2 million for gap rent and rent concessions associated with Chicago Housing Authority, Akuna Capital LLC, Bright Horizons, The Northern Trust and Millhouse Engineering & Construction, Inc. Additionally, the borrower reserved $750,000 to be utilized in the re-tenanting of the 55 E. Jackson sublease space.

(5)	The Purchase Price includes seller credits totaling approximately $34.1 million, which was escrowed at origination, for outstanding obligations, including tenant improvements and leasing commissions, gap rent, rent concessions, and sublease rent.

(6)	While the 333 South Wabash Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 333 South Wabash Loan more severely than assumed in the underwriting of the 333 South Wabash Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The mortgage loan (the “333 South Wabash Loan”) is part of a whole loan (the “333 South Wabash Whole Loan”) consisting of nine pari passu promissory notes with an aggregate original principal balance of $240,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an approximately 1.2 million square foot office tower located in downtown Chicago, Illinois (the “333 South Wabash Property”).

The 333 South Wabash Loan is evidenced by the non-controlling note Tranche A-2-A and has an outstanding principal balance as of the Cut-off Date of $30,000,000, representing approximately 3.3% of the Initial Pool Balance. The controlling note, Tranche A-2-B, with an outstanding principal balance as of the Cut-off Date of $50,000,000, was contributed to the Benchmark 2020-B19 Trust. However, American International Group, Inc. (“AIG”) has been appointed as the controlling noteholder representative so long as certain AIG affiliates continue to hold notes aggregating at least $75,000,000 in outstanding principal balance of the 333 South Wabash Whole Loan and, accordingly, AIG will exercise control and consultation rights on behalf of the directing holder for the 333 South Wabash Whole Loan. The related pari passu companion loans, evidenced by the non-controlling notes AGL, AGL-Fortitude, VALIC, NUFI-Fortitude, AHAC, AHAC-Fortitude (the “Tranche A-1 Notes”), Tranche A-2-B (controlling note) and Tranche A-2-C (together with Tranche A-2-A, the “Tranche A-2 Notes”), have an aggregate outstanding principal balance as of the Cut-off Date of $210,000,000.

The 333 South Wabash Whole Loan was co-originated by Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA., and American Home Assurance Company on August 12, 2020. Each note of the 333 South Wabash Whole Loan has an interest rate per annum of 3.53000%. The borrower utilized the proceeds of the 333 South Wabash Whole Loan to finance the acquisition of the 333 South Wabash Property, fund reserves and pay closing costs.

The 333 South Wabash Whole Loan had an initial term of 96 months and has a remaining term of 95 months as of the Cut-Off Date. The 333 South Wabash Whole Loan requires interest-only payments during its term; provided that, under the terms of the 333 South Wabash Whole Loan documents, principal and interest payments based on a 30-year amortization schedule may be triggered, commencing on the August 2026 payment date and the August payment date of each subsequent year, in the event that (i) net operating income (as calculated under the loan documents) for the preceding 12 calendar months does not exceed $21.0 million or (ii) the amount of aggregate square feet of the 333 South Wabash Property that is subject to leases expiring in the following 36 month period exceeds 241,348 square feet (an “Amortization Trigger Event”). The borrower can prevent the occurrence of an Amortization Trigger Event for 12 months by depositing cash or letter of credit in an amount equal to $4,582,500. The scheduled maturity date of the 333 South Wabash Whole Loan is September 1, 2028.

The borrower may obtain the release of the 333 South Wabash Property on or after the due date in September 2024 by defeasing the Tranche A-2 Notes and prepaying the Tranche A-1 Notes. Any such release prior to the due date in April 2028 requires a (i) prepayment of the Tranche A-1 Notes together with a premium payment equal to the greater of (x) 1% of the aggregate outstanding balance as of the prepayment date of the Tranche A-1 Notes and (y) the present value of the remaining 333 South Wabash Whole Loan debt service payments, less the aggregate outstanding balance of the Tranche A-1 Notes, each as of the prepayment date, and (ii) defeasance of the Tranche A-2 Notes with certain direct full faith and credit obligations of the United States of America of the entire outstanding balance of the Tranche A-2 Notes in accordance with the 333 South Wabash Whole Loan documents.

The table below summarizes the promissory notes that comprise the 333 South Wabash Whole Loan. The relationship between the holders of the 333 South Wabash Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

333 South Wabash

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
AGL	$75,600,000	$75,600,000	AGL(1)	No
AGL-Fortitude	15,400,000	15,400,000	AGL(1)	No
VALIC	35,000,000	35,000,000	VALIC(1)	No
Tranche A-2-A	30,000,000	30,000,000	Benchmark 2020-B20	No
Tranche A-2-B	50,000,000	50,000,000	Benchmark 2020-B19	Yes(2)
Tranche A-2-C	20,000,000	20,000,000	DBJPM 2020-C9	No
AHAC	8,400,000	8,400,000	AHAC(1)	No
AHAC-Fortitude	2,800,000	2,800,000	AHAC(1)	No
NUFI-Fortitude	2,800,000	2,800,000	NUFIC(1)	No
Total	$240,000,000	$240,000,000
(1)	Expected to be contributed to a future securitization.

(2)	The controlling note is Tranche A-2-B; however, so long as certain AIG affiliates continue to hold notes aggregating at least $75,000,000 in outstanding principal balance of the 333 South Wabash Whole Loan, an AIG affiliate has been irrevocably appointed as the controlling note holder representative entitled to exercise all control rights.

The Borrower. The borrower is DF 333 Wabash PropCo LLC, a Delaware limited liability company and single purpose entity with two independent directors (the “333 South Wabash Borrower”). Legal counsel to the 333 South Wabash Borrower delivered a non-consolidation opinion in connection with the origination of the 333 South Wabash Whole Loan.

The borrower is affiliated with the borrower of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as 711 Fifth Avenue, which has a Cut-off Date Balance of $15.0 million.

The Loan Sponsors. The borrower sponsors and non-recourse carveout guarantors are Michael Shvo and Deutsche Finance America LLC (“DFA”). The non-recourse carveout guarantors have provided a limited non-recourse carveout guaranty that covers only certain existing litigation in which the borrower, the related borrower sponsors and several entities in the borrower’s ownership structure are defendants (the “Existing Litigation”) and, among other things, any voluntary bankruptcy as a result of such Existing Litigation. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus. Michael Shvo is the founder, chairman, and CEO of SHVO, a New York-based commercial real estate development firm with a portfolio valued at over $7 billion. DFA is the US real estate private equity platform of the Munich-based Deutsche Finance Group, a global investment management firm active since 2005 with over €6.5 billion of assets under management and investments across 49 markets as of September 2020. The partnership between SHVO and DFA has acquired seven other assets located in New York, Miami Beach, and Beverly Hills.

The Property. The 333 South Wabash Property consists of a 45-story central business district office building totaling 1,207,380 square feet located in Chicago, Illinois. The 333 South Wabash Property was built in 1972 on a 0.94-acre site, located at the intersection of South Wabash Avenue and East Van Buren Street in Chicago’s East Loop office submarket. In 2019, the prior owner completed a $167.5 million renovation and opened a new food hall, Hayden Hall, including eight quick-service restaurants plus two full-service dining experiences. Based on the underwritten rent roll dated August 1, 2020, the 333 South Wabash Property is currently 90.5% leased.

The Northern Trust Company (547,719 square feet; 45.4% of net rentable area; 48.9% of underwritten base rent) is the largest office tenant based on NRA at the 333 South Wabash Property, executing its lease in July 2017 to relocate its headquarters to the 333 South Wabash Property from the existing headquarters location at 50 South LaSalle Street, approximately a half mile west of the 333 South Wabash Property. The lease commenced on September 1, 2020 with The Northern Trust Company (“Northern Trust”) taking early occupancy of its space in phases beginning in February 2020 with an additional 56,932 square feet expected to commence on two floors in 2023. Founded in Chicago in 1889, Northern Trust is a provider of wealth management, asset servicing, and banking to corporations, institutions, affluent families, and individuals. Northern Trust has a global presence with offices in 21 US states and Washington, DC, and across 22 locations in Canada, Europe, the Middle East, and the Asia-Pacific.

Chicago Housing Authority (222,141 square feet; 18.4% of net rentable area; 17.0% of underwritten base rent ) is the second largest office tenant based on NRA at the 333 South Wabash Property and has occupied space in the 333 South Wabash Property since December 2006. The Chicago Housing Authority (“CHA”) is the third largest public housing agency in the nation in terms of households served and provides housing opportunities across Chicago. Through the provision of public housing apartments and the management of Housing Choice Vouchers, CHA serves more than 63,000 low-income families and individuals.

Continental Casualty Company (56,638 square feet; 4.7% of net rentable area; 4.3% of underwritten base rent ) is the third largest office tenant based on NRA at the 333 South Wabash Property with the 333 South Wabash Property serving as the company’s headquarters from 1972 to 2018. Continental Casualty Company (“CNA”) is one of the largest commercial property and casualty insurance companies

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

333 South Wabash

in the United States. CNA provides a range of standard and specialized property and casualty insurance products for businesses and professionals in the United States, Canada, and Europe.

COVID-19 Update. As of September 30, 2020, the 333 South Wabash Property is open, however most tenants have implemented a work from home policy for their employees, with a small group of employees coming to the 333 South Wabash Property daily. For August and September 2020, tenants occupying 98.3% and 89.8%, respectively, of the occupied square feet paid rent, and 97.8% and 87.4%, respectively, of the underwritten base rent was collected. As of September 30, 2020, the 333 South Wabash Whole Loan was not subject to any modification or forbearance requests. As of October 9, 2020, the 333 South Wabash Whole Loan is current. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The 333 South Wabash Property is located at 333 South Wabash Avenue in Chicago, Illinois. According to a third party market research report, the 333 South Wabash Property is located within Chicago’s Loop/central business district where there is a significant corporate and governmental presence. The 333 South Wabash Property is considered a Class A Office Building in this market whereas, the bulk of traditional office development in the subject neighborhood is Class C.

The 333 South Wabash Property is located in the East Loop submarket. During the first quarter of 2020, asking rents in the East Loop submarket declined by 0.3% to an average of $35.22, higher than eight of the metro area’s 13 submarkets. Since the same reporting period last year, asking rents have increased by 1.7%, up from $34.63. The East Loop submarket's current asking rent levels are higher than the metro area average of $32.38, while asking rent growth in the first quarter compares unfavorably to the metro area average of 0.7%. Effective rents, which exclude the value of concessions offered to prospective tenants, declined by 0.2% during the first quarter to an average of $26.38.

A comprehensive overview of the Chicago office market suggests that the primary concentrations of competitive office space are located in the West Loop submarket, amounting to 46.4 million square feet and 18.1% of the metropolitan inventory, followed by West, with a 15.7% share, and Northwest Suburbs with 15.1%. Since the beginning of the second quarter of 2010, the fastest growing area has been the West Loop submarket, adding 3.5 million square feet over that period, or 29.7% of total metropolitan office completions. The East Loop submarket, one of thirteen distinct geographic concentrations within Chicago, contains 20.0 million market rate rental square feet, or 7.8% of the metro area’s total inventory of office space.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
92.1%	69.2%	38.3%	90.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 1, 2020. The increase in occupancy between 2019 and Current is primarily due to the new lease executed with Northern Trust.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration
Northern Trust(4)	A2/A+/A+	547,719	45.4%	$21.03	48.9%	8/31/2035
CHA(5)	NR/NR/NR	222,141	18.4	18.00	17.0	12/31/2037
Akuna Capital LLC(6)	NR/NR/NR	56,382	4.7	27.53	6.6	Various
CNA(7)	NR/NR/NR	56,638	4.7	18.01	4.3	11/30/2024
Hayden Hall	NR/NR/NR	26,137	2.2	38.26	4.2	8/31/2030
Hellmuth, Obata & Kassabaum	NR/NR/NR	27,034	2.2	32.40	3.7	1/31/2025
United Way of Metro Chicago(8)	NR/NR/NR	28,892	2.4	30.21	3.7	4/30/2028
IFF	NR/NR/NR	27,928	2.3	29.75	3.5	9/30/2030
Milhouse Engineering & Construction, Inc.(9)	NR/NR/NR	28,466	2.4	27.90	3.4	6/30/2030
Signature Office Centers, LLC(10)	NR/NR/NR	18,927	1.6	30.00	2.4	6/30/2030
Ten Largest Owned Tenants		1,040,264	86.2%	$22.14	97.7%
Remaining Owned Tenants(11)		52,325	4.3	$10.38	2.3
Total Occupied		1,092,589	90.5%	$21.58	100.0%
Vacant Spaces (Owned Space)		114,791	9.5
Total / Wtd. Avg.		1,207,380	100.0%

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent are based on the underwritten rent roll dated August 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

333 South Wabash

(4)	Northern Trust includes 56,932 square feet on floors 20 and 21, commencing July 1, 2023. The Northern Trust lease provides for contraction options effective on August 31, 2027, August 31, 2030, and August 31, 2032, allowing for the contraction of up to two full floors on either the bottom of the high-rise portion or any of its floors within the mid-rise portion of the 333 South Wabash Property. Each contraction option requires (i) (a) 12 months’ notice with respect to the options exercisable in 2027 and 2032 and (b) 18 months’ notice with respect to the option exercisable in 2030, and (ii) payment of a termination fee equal to the product of (x) any unamortized leasing costs, multiplied by (y) a fraction, the numerator of which is the rentable area of the applicable contraction space, the denominator of which is the rentable area of the premises, amortized at a rate of 8.0% per annum. Northern Trust has two extension options for periods of not less than five and not more than 10 years.

(5)	CHA has a one-time right to terminate its lease with respect to the entire premises effective December 31, 2031, with 18 months’ prior notice and payment of a termination fee. In addition, CHA has a free rent period until December 31, 2020 that is offset by distributions from the rent concessions reserve.

(6)	Akuna Capital LLC (“Akuna”) has 27,916 square feet expiring on December 31, 2025 and 28,466 square feet expiring on December 31, 2029. Akuna has a one-time right to terminate its lease with respect to the entire premises effective December 31, 2027, with prior notice on or before December 31, 2026 and payment of a termination fee. In addition, Akuna has a free rent period until December 31, 2020 that is offset by distributions from the rent concessions reserve. Akuna has one option to extend the lease on the 27,916 square feet space for four years.

(7)	CNA has a one-time right to terminate its lease with respect to suite 400 (28,172 square feet) effective May 31, 2023, with prior notice on or before May 31, 2022 and payment of a termination fee.

(8)	United Way of Metro Chicago has the right to terminate its lease beginning on April 30, 2023 with 12 months’ prior notice and payment of a termination fee.

(9)	Solely in the event that The Northern Trust exercises its expansion rights, the borrower has the right to terminate the lease of Milhouse Engineering & Construction, Inc. effective December 31, 2024, with prior notice on or before July 31, 2023.

(10)	Signature Office Centers, LLC has the option to terminate its lease effective June 30, 2027, with 12 months’ prior notice and payment of a termination fee.

(11)	Remaining Tenants is inclusive of 33,746 square feet used as amenity space and 238 square feet used as mechanical space, which has no attributable underwritten base rent.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	114,791	9.5%	NAP	NAP	114,791	9.5%	NAP	NAP
2020 & MTM	1	1,662	0.1	$44,043	0.2%	116,453	9.6%	$44,043	0.2%
2021	0	0	0.0	0	0.0	116,453	9.6%	$44,043	0.2%
2022	0	0	0.0	0	0.0	116,453	9.6%	$44,043	0.2%
2023	0	0	0.0	0	0.0	116,453	9.6%	$44,043	0.2%
2024	2	56,638	4.7	1,020,072	4.3	173,091	14.3%	$1,064,115	4.5%
2025	2	54,950	4.6	1,713,382	7.3	228,041	18.9%	$2,777,497	11.8%
2026	2	7,299	0.6	217,691	0.9	235,340	19.5%	$2,995,188	12.7%
2027	0	0	0.0	0	0.0	235,340	19.5%	$2,995,188	12.7%
2028	2	28,892	2.4	872,875	3.7	264,232	21.9%	$3,868,063	16.4%
2029	1	28,466	2.4	714,781	3.0	292,698	24.2%	$4,582,844	19.4%
2030	6	110,838	9.2	3,474,215	14.7	403,536	33.4%	$8,057,059	34.2%
2031 & Beyond(4)	9	803,844	66.6	15,518,782	65.8	1,207,380	100.0%	$23,575,841	100.0%
Total / Wtd. Avg.	25	1,207,380	100.0%	$23,575,841	100.0%
(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring are based on the underwritten rent roll dated August 1, 2020.

(4)	2031 & Beyond is inclusive of 33,746 square feet used as amenity space and 238 square feet used as mechanical space, which has no attributable underwritten base rent. This space was excluded from the Number of Expiring Leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

333 South Wabash

Operating History and Underwritten Net Cash Flow(1)
	2017	2018(2)	2019(2)	T-12 5/31/2020(2)	Underwritten(2)	Per Square Foot(2)	%(3)
Base Rent(4)	$19,249,428	$14,262,067	$9,974,877	$8,526,667	$26,666,957	$22.09	58.8%
Vacant Income	0	0	0	0	3,760,230	3.11	8.3
Reimbursements(5)	12,025,122	7,114,143	1,811,531	1,531,946	13,229,336	10.96	29.2
Other Income(6)	1,477,249	622,862	137,677	190,143	1,682,425	1.39	3.7
Gross Revenue	$32,751,800	$21,999,071	$11,924,085	$10,248,756	$45,338,948	$37.55	100.0%
Vacancy & Credit Loss	0	0	0	0	(3,760,230)	(3.11)	(8.3)
Effective Gross Income	$32,751,800	$21,999,071	$11,924,085	$10,248,756	$41,578,718	$34.44	91.7%
Total Operating Expenses	17,917,991	18,059,960	13,207,574	15,122,901	17,347,570	14.37	41.7
Net Operating Income	$14,833,810	$3,939,112	($1,283,489)	($4,874,145)	$24,231,148	$20.07	58.3%
TI/LC	0	0	0	0	662,184	0.55	1.6
Capital Expenditures	0	0	0	0	241,476	0.20	0.6
Net Cash Flow	$14,833,810	$3,939,112	($1,283,489)	($4,874,145)	$23,327,488	$19.32	56.1%
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The decrease from 2018 Net Operating Income and Net Cash Flow to 2019 Net Operating Income and Net Cash Flow was due to the 2019 renovation and CNA vacating a majority of its space at the 333 South Wabash Property. The renovation included a new tenant build out for Northern Trust, which now occupies 45.4% of the net rentable square feet. Northern Trust began to occupy their space in February of 2020. The increase in Underwritten Net Operating Income and Net Cash Flow from T-12 5/31/2020 Net Operating Income and Net Cash Flow is due to the recently completed $167.5 million renovation and execution of a new lease with Northern Trust at the 333 South Wabash Property. The 333 South Wabash Property is 90.5% leased as of August 1, 2020, compared to 38.3% leased as of December 31, 2019.

(3)	% column represents percent of Gross Revenue for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Base Rent is based on the underwritten rent roll dated as of August 1, 2020 inclusive of the rent steps through August 2021 for investment grade tenants (CHA, CNA, and Northern Trust) through the lease term, utilizing a 7.0% discount rate ($3,091,117).

(5)	Underwritten Reimbursements include afterhours HVAC billing.

(6)	Underwritten Other Income includes parking revenue, tenant service income, telecom and storage income excluded from rent, and amenity income.

Property Management. The 333 South Wabash Property is currently managed by SHVO Property Management LLC, an affiliate of Michael Shvo, one of the related borrower sponsors, and sub-managed by Jones Lang LaSalle Americas (Illinois), L.P. The 333 South Wabash Property is required to be managed by a property manager and if applicable, a sub-manager, pursuant to a property management agreement, in each case approved by the lender, such approval not to be unreasonably withheld, conditioned or delayed so long as no monetary default, material non-monetary default or event of default under the 333 South Wabash Whole Loan documents then exists. The lender pre-approved (i) SHVO Property Management LLC as the initial property manager, so long as Jones Lang LaSalle America Inc. or a replacement sub-manager appointed and approved in accordance with the terms of the 333 South Wabash Whole Loan documents, is the sub-manager, and (ii) DFA or an affiliate of DFA, as a substitute or replacement property manager, if the borrower elects to replace SHVO Property Management LLC as the property manager, so long as Jones Lang LaSalle America Inc., or a substitute or replacement sub-manager appointed and approved in accordance with the terms of the 333 South Wabash Whole Loan documents, is the sub-manager. Any substitute or replacement property manager or any other change in property manager are subject to, among other things, (a) the prior written approval of the lender, not to be unreasonably withheld, conditioned or delayed so long as no monetary default, material non-monetary default or event of default under the 333 South Wabash Whole Loan documents then exists, (b) receipt by the lender of a rating agency confirmation from each applicable rating agency with respect to the replacement property manager and its replacement property management agreement, and (c) if such property manager is an affiliate of the borrower, the borrower delivers a new non-consolidation opinion with respect to such property manager and the related property management agreement reasonably acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Redmond Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype:	Mixed Use - Retail/Office
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	386,415
Loan Purpose:	Recapitalization	Location:	Redmond, WA
Borrower:	FHR Main Retail Center, LLC	Year Built / Renovated:	1996, 1999, 2013 / N/A
Loan Sponsor:	Fairbourne Partners, LLC	Occupancy:	92.9%
Interest Rate:	3.85000%	Occupancy Date:	1/15/2020
Note Date:	2/21/2020	Number of Tenants:	100
Maturity Date:	3/6/2025	2017 NOI:	$8,728,590
Interest-only Period:	24 months	2018 NOI:	$9,030,971
Original Term:	60 months	2019 NOI:	N/A
Original Amortization:	360 months	TTM NOI (as of 11/2019)(3):	$9,701,409
Amortization Type:	IO-Balloon	UW Economic Occupancy(5):	94.0%
Call Protection(2):	L(31),Def(25),O(4)	UW Revenues:	$15,096,303
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$4,207,821
Additional Debt:	Yes	UW NOI(3)(5):	$10,888,482
Additional Debt Balance(1):	$71,500,000	UW NCF(5):	$10,193,431
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(5):	$151,000,000 / $391
		Appraisal Date:	8/4/2020

Escrows and Reserves				Financial Information(1)(5)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$263
Taxes:	$411,531	$68,589	N/A	Maturity Date Loan / SF:	$248
Insurance:	$130,585	$10,045	N/A	Cut-off Date LTV:	67.2%
Replacement Reserves:	$0	$4,830	N/A	Maturity Date LTV:	63.5%
TI/LC:	$0	$53,090	$2,750,000	UW NCF DSCR:	1.79x
Other(4):	$2,809,532	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$101,500,000	68.1%	Purchase Price	$144,882,040	97.1%
Sponsor Equity	47,641,961	31.9	Upfront Reserves	3,351,648	2.2
			Closing Costs	908,273	0.6
Total Sources	$149,141,961	100.0%	Total Uses	$149,141,961	100.0%
(1)	The Redmond Town Center Loan (as defined below) is evidenced by the non-controlling Notes A-3-1 and A-4, with an original principal balance and outstanding principal balance as of the Cut-off Date of $30.0 million. The related companion loans are evidenced by the controlling Note A-2, which has an outstanding principal balance as of the Cut-off Date of $25.0 million, and has been contributed to the Benchmark 2020-B19 transaction and four non-controlling Notes, A-1-1 (contributed to Benchmark 2020-B19), A-1-2-1, A-1-2-2, and A-3-2.
(2)	The defeasance lockout period will be at least 31 payment dates beginning with and including the first payment date in April 2020. Defeasance of the Redmond Town Center Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) February 21, 2023. The assumed defeasance lockout period of 31 payment dates is based on the expected Benchmark 2020-B20 securitization closing date in October 2020. The actual lockout period may be longer.
(3)	The increase from TTM NOI as of (11/2019) to UW NOI at the Redmond Town Center Property is primarily attributable to the inclusion of contractual rent steps through February 1, 2021.
(4)	The Initial Other reserve consists of a $2,809,532 unfunded obligations reserve.
(5)	While the Redmond Town Center Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Redmond Town Center Loan more severely than assumed in the underwriting of the Redmond Town Center Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Redmond Town Center

The Loan. The Redmond Town Center mortgage loan (the “Redmond Town Center Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee interest in a 386,415 square foot mixed use center located in Redmond, Washington. The Redmond Town Center Loan is part of a whole loan comprised of seven pari passu notes in the aggregate original principal balance of $101.5 million (the “Redmond Town Center Whole Loan”). The Redmond Town Center Loan is evidenced by the non-controlling Notes A-3-1 and A-4, with an original principal balance and outstanding principal balance as of the Cut-off Date of $30.0 million. The related companion loans are evidenced by the controlling Note A-2, which has an outstanding principal balance as of the Cut-off Date of $25.0 million, and has been contributed to the Benchmark 2020-B19 transaction and four non-controlling Notes, A-1-1 (contributed to Benchmark 2020-B19), A-1-2-1, A-1-2-2 and A-3-2. The Redmond Town Center Whole Loan has a five-year term with interest only payments during the first two years and will amortize on a 30-year schedule thereafter.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$5,000,000	$5,000,000	Benchmark 2020-B19	No
Note A-1-2-1	$5,000,000	$5,000,000	CREFI	No
Note A-1-2-2	$16,500,000	$16,500,000	CREFI	No
Note A-2	$25,000,000	$25,000,000	Benchmark 2020-B19	Yes
Note A-3-1	$5,000,000	$5,000,000	Benchmark 2020-B20	No
Note A-3-2	$20,000,000	$20,000,000	CREFI	No
Note A-4	$25,000,000	$25,000,000	Benchmark 2020-B20	No
Total	$101,500,000	$101,500,000

The Borrower. The borrowing entity for the Redmond Town Center Whole Loan is FHR Main Retail Center, LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Fairbourne Partners, LLC. Fairbourne Properties, LLC is 100% owned by Fairbourne Partners, LLC. Fairbourne Properties, LLC is a full-service real estate investment and property management company focusing on acquiring, managing and asset managing office, retail and mixed-use properties throughout the United States. Headquartered in Chicago, the firm’s operations are led by David W. Harvey, Vivian Fields, Zoran Urosevic and George Manojlovic each with more than 20 years of commercial real estate investment and operations experience. Fairbourne Properties, LLC has $1.47 billion total assets under management spanning approximately 6.1 million square feet.

The Property. The Redmond Town Center property (“Redmond Town Center Property”) is a mixed use retail and office center that comprises 386,415 square feet of net leasable area, located in Redmond, Washington, a suburb of the in Seattle-Tacoma-Bellevue metropolitan statistical area (“Seattle MSA”). The Seattle MSA is home to multiple Fortune 500 companies headquarters including Starbucks, Nordstrom, Costco, Microsoft, and Amazon. The Redmond Town Center Property is located on a site area of 20.47 acres and is comprised of nine different buildings. The Redmond Town Center Property is part of a large development project within Redmond, Washington that includes the Seattle Marriott Redmond Hotel, the Residence Inn by Marriott Seattle East/Redmond, and the Archer Hotel, as well as office buildings that contain Microsoft, and AT&T. A newly constructed apartment building that can be found adjacent to the Redmond Town Center Property is an expected demand driver to the Redmond Town Center Property.

The subject is 92.9% leased to a collection of 100 tenants that is partially composed of one theater and eight restaurants. The notable tenants include iPic Theaters, Guitar Center, Gap/Gap Kids, LensCrafters, and Chico’s. Additional retail line-up includes national tenants, including American Eagle Outfitters, Zumiez, Bath & Body Works, Claire's, and Sunglass Hut. Additionally, the Redmond Town Center Property includes one ground lease held by BJ's Restaurant & Brewhouse, which pays $247,500 per year. In addition, the rent roll at the Redmond Town Center Property is granular, with the top tenant representing 10.1% of net rentable area, and no other tenant exceeding over 4.0% of net rentable area. The rollover at the Redmond Town Center Property is granular, only 2021 (12.6% of net rentable area), and 2025 (26.0% of net rentable area) have net rentable area expirations above 9.6%.

The largest tenant at the Redmond Town Center Property is iPic Theaters (38,858 square feet; 10.1% of net rentable area; 5.5% of underwritten base rent), which has occupied its space since 2008.The original lease term expires on September 30, 2025 with three, five year extension options. Established in 2010, iPic Theaters is America's premier luxury restaurant-and-movie theater brand, iPic Theaters currently operates in 14 locations with seven luxury restaurants and 107 screens nationwide.

The second largest tenant at the Redmond Town Center Property is Guitar Center (15,393 square feet; 4.0% of net rentable area; 2.6% of underwritten base rent) which has occupied its space since January 2015. Guitar Center currently has a lease expiration date of May 31, 2025 with two, five-year extension options remaining, and no termination options. Guitar Center was founded in 1959 and is currently

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Redmond Town Center

headquartered in Westlake Village, California. The company operates a chain of retail stores that offer a variety of instruments and other musical equipment. The company operates 297 stores in 46 states.

The third largest tenant at the Redmond Town Center Property is Haiku Seafood & Sushi Buffet (11,381 square feet; 2.9% of net rentable area; 2.5% of underwritten base rent), which has occupied its space since August 2011, with a lease expiration date of September 30, 2021. Haiku Seafood & Sushi Buffet is a buffet style sushi and seafood restaurant that offers dine in or takeout and delivery options through DoorDash, UberEats, and Fantuan.

No other tenant at the Redmond Town Center Property accounts for over 2.8% of square feet or 4.4% of underwritten base rent at the property.

COVID-19 Update. As of October 2, 2020, the Redmond Town Center Property is open and operating under phase two of the King County safe start plan. Phase two of the reopening plan allows for the full operation of retail businesses and restaurants to operate at 50% capacity with no tables serving more than five people and indoor dining available only for members of the same household. The Redmond Town Center Loan is current as of the October 2020 payment date. Approximately 60.7% of the anticipated August rent was collected, representing approximately 55.1% of the net rentable area. Approximately 64.4% of the anticipated September rent was collected, representing approximately 59.5% of the net rentable area. As of October 2, 2020, the Redmond Town Center Loan is not subject to any modification or forbearance request. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The Redmond Town Center Property is located in Redmond, Washington, which is part of the Seattle MSA, approximately 10.0 miles from downtown Seattle. Major employers in the Seattle MSA consist of The Boeing Company, Joint Base Lewis-McChord, Microsoft Corporation, Amazon.com, and University of Washington. The Redmond Town Center Property benefits from regional linkages, State Route 50 and Interstate 405, which all converge in various locations within three-miles from the Redmond Town Center Property. Access to the Redmond Town Center Property is also provided via bus service through the King County Metro Transit, which has bus stops on Redmond Way and connecting street Bear Creek Parkway. An East Link Light Rail connecting Seattle and neighboring suburbs has been under construction since 2016 and is set to be complete by 2024.

According to the appraisal, the Redmond Town Center Property is located within the Seattle/Puget Sound retail market, which, as of the fourth quarter of 2019, consisted of approximately 179.6 million square feet of retail space with a market vacancy of rate of 3.0% and average gross asking rent of $20.46 per square foot. According to the appraisal, the Redmond Town Center Property is located in the Redmond retail submarket, which, as of the fourth quarter of 2019, consisted of approximately 3.1 million square feet of retail space representing roughly 1.74% of the total retail inventory in the Redmond submarket. The Redmond retail submarket experienced a lower vacancy rate than the Seattle/Puget Sound market, with a vacancy rate of 1.4% and a higher average gross asking rent per square foot of $33.78. The appraisals concluded a market asking rent of $35.37 per square foot for 2019, compared to the Redmond Town Center Property’s underwritten weighted average base rent of $28.80 per square foot. The concluded appraisal weighted average market rent per square foot is 22.8% higher than the underwritten weighted average contract rent of the Redmond Town Center Property.

According to the appraisal, the Seattle MSA 2019 number of households was 1,490,276, with a weighted average household size of 2.64, which was 1.71% larger than the U.S. average household size of 2.6 for 2019. The City of Redmond, however, has an estimated 2019 population of 65,860, which is a 38.0% increase from the population in 2000, and is expected to grow another 16% over the next five years. The median household income for the Seattle MSA in 2019 was estimated to be $82,030, while the median household income for the Seattle MSA is expected to grow 3.4% annually over the next five years, increasing it to $97,013.

Historical and Current Occupancy(1)
2017	2018	2019(2)	Current(3)
88.2%	89.1%	90.0%	92.9%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.
(2)	2019 historical occupancy is as of the trailing twelve months ending November 30, 2019.
(3)	Current Occupancy is as of January 15, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Redmond Town Center

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
iPic Theaters	NR / NR / NR	38,858	10.1%	$14.50	5.5%	9/30/2025
Guitar Center	NR / NR / NR	15,393	4.0	$17.36	2.6	5/31/2025
Haiku Seafood & Sushi Buffet	NR / NR / NR	11,381	2.9	$22.68	2.5	9/30/2021
Pediatric Associates, Inc. P.S.	NR / NR / NR	10,996	2.8	$41.50	4.4	9/30/2028
Gene Juarez Salon & Spa	NR / NR / NR	9,568	2.5	$39.14	3.6	5/31/2024
Gap/Gap Kids	Baa2 / BB / NR	9,043	2.3	$12.75	1.1	4/30/2021
Redmond Swimming LLC	NR / NR / NR	8,527	2.2	$21.50	1.8	11/30/2029
Apex Learning, Inc	NR / NR / NR	8,174	2.1	$30.67	2.4	2/28/2025
Overlake Medical Clinics	NR / NR / NR	8,167	2.1	$23.36	1.8	1/31/2022
Matt's Rotisserie & Oyster Lounge	NR / NR / NR	7,731	2.0	$36.88	2.8	1/31/2023
Subtotal / Weighted Average		127,838	33.1%	$23.04	28.5%
Remaining Tenants		231,023	59.8	$31.99	71.5
Total Occupied		358,861	92.9%	$28.80	100.0%
Vacant		27,554	7.1
Total / Weighted Average		386,415	100.0%
(1)	Based on the underwritten rent roll dated January 15, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Base Rent PSF and % of Total Base Rent includes $291,455 of contractual rent steps underwritten through February 1, 2021.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	27,554	7.1%	NAP	NAP	27,554	7.1%	NAP	NAP
MTM(4)	4	10,207	2.6	$143,500	1.4%	37,761	9.8%	$143,500	1.4%
2020	3	8,571	2.2	323,778	3.1	46,332	12.0%	$467,278	4.5%
2021	13	48,871	12.6	1,334,986	12.9	95,203	24.6%	$1,802,263	17.4%
2022	11	25,680	6.6	782,632	7.6	120,883	31.3%	$2,584,895	25.0%
2023	15	37,244	9.6	1,263,917	12.2	158,127	40.9%	$3,848,812	37.2%
2024	5	24,289	6.3	941,221	9.1	182,416	47.2%	$4,790,033	46.3%
2025	17	100,609	26.0	2,230,543	21.6	283,025	73.2%	$7,020,576	67.9%
2026	2	6,694	1.7	73,669	0.7	289,719	75.0%	$7,094,245	68.6%
2027	8	19,436	5.0	573,398	5.5	309,155	80.0%	$7,667,644	74.2%
2028	7	22,928	5.9	844,362	8.2	332,083	85.9%	$8,512,005	82.4%
2029	5	20,286	5.2	612,501	5.9	352,369	91.2%	$9,124,506	88.3%
2030	6	18,967	4.9	510,772	4.9	371,336	96.1%	$9,635,278	93.2%
2031 & Beyond	4	15,079	3.9	699,465	6.8	386,415	100.0%	$10,334,743	100.0%
Total	100	386,415	100.0%	$10,334,743	100.0%			$10,334,743
(1)	Based on the underwritten rent roll dated January 15, 2020.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $291,455 of contractual rent steps underwritten through February 1, 2021.
(4)	Includes RTC Storage which accounts for 1,867 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Redmond Town Center

Underwritten Net Cash Flow(1)(2)
	2016	2017	2018	TTM 11/30/2019	Underwritten	Per Square Foot	%(3)
Rents in Place	$8,149,147	$8,531,553	$8,889,675	$9,229,612	$10,043,287	$25.99	65.9%
Contractual Rent Steps(4)	0	0	0	0	291,455	0.75	1.9
Total Reimbursements	3,350,473	3,522,125	3,786,655	4,009,475	4,900,611	12.68	32.2
Net Rental Income	$11,499,620	$12,053,678	$12,676,330	$13,239,087	$15,235,354	$39.43	100.0%
(Vacancy/Credit Loss)	(65,626)	(122,637)	(246,425)	(225,456)	(914,121)	(2.37)	(6.0)
Other Income(5)	839,540	641,255	515,904	753,147	775,071	2.01	5.1
Effective Gross Income	$12,273,534	$12,572,296	$12,945,809	$13,766,778	$15,096,303	$39.07	99.1%
Total Expenses	$3,919,053	$3,843,706	$3,914,837	$4,065,369	$4,207,821	$10.89	27.9%
Net Operating Income(6)	$8,354,481	$8,728,590	$9,030,971	$9,701,409	$10,888,482	$28.18	72.1%
Total TI/LC, Capex/RR	0	0	0	0	695,051	1.80	4.6
Net Cash Flow	$8,354,481	$8,728,590	$9,030,971	$9,701,409	$10,193,431	$26.38	67.5%
(1)	Based on the underwritten rent roll dated January 15, 2020.
(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	% column represents percent of Net Rental Income for all revenue lines included in Net Rental Income and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Contractual Rent Steps includes the contractual rent steps through February 1, 2021.

(5)	Other Income includes water and sewer reimbursements, marketing income from booth rentals, skating rink income, holiday train and Santa income, license income, special rent income, percentage rent and storage income.

(6)	The increase from TTM 11/30/2019 NOI to Underwritten NOI at the Redmond Town Center Property is primarily attributable to the inclusion of contractual rent steps through February 1, 2021.

Property Management. The Redmond Town Center Property is managed by Fairbourne Properties, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Earhart Corporate Center

Mortgage Loan Information
Mortgage Loan Seller:	GSMC
Original Principal Balance:	$30,000,000
Cut-off Date Principal Balance:	$30,000,000
% of Pool by IPB:	3.3%
Loan Purpose:	Refinance
Borrower:	Integris Ventures ECC, LLC
Loan Sponsors:	Jason Fine, Richard O. Fine, David
Tomlinson, Jason Litwack,
Alex Cantu
Interest Rate:	3.57200%
Note Date:	10/2/2020
Maturity Date:	10/6/2030
Interest-only Period:	60 months
Original Term:	120 months
Original Amortization:	360 months
Amortization Type:	IO-Balloon
Call Protection:	L(24),Def(91),O(5)
Lockbox / Cash Management:	Springing / Springing
Additional Debt:	N/A
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Property Information
Single Asset / Portfolio:	Single Asset
Title:	Fee
Property Type - Subtype:	Office – Suburban
Net Rentable Area (SF):	203,056
Location:	Ann Arbor, MI
Year Built / Renovated:	2006 / N/A
Occupancy:	95.3%
Occupancy Date:	9/30/2020
Number of Tenants:	7
2017 NOI(1):	N/A
2018 NOI(1):	N/A
2019 NOI(1):	N/A
TTM NOI (as of 6/2020):	$2,281,162
UW Economic Occupancy(2):	94.6%
UW Revenues:	$5,503,407
UW Expenses:	$2,259,782
UW NOI(2):	$3,243,624
UW NCF(2):	$3,011,000
Appraised Value / Per SF(2):	$48,000,000 / $236
Appraisal Date:	8/17/2020

Escrows and Reserves
	Initial	Monthly	Initial Cap
Taxes:	$137,357	$68,678	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$0	$3,384	$160,000
TI/LC:	$0	$20,833	$1,000,000
Other(2):	$1,253,294	$0	N/A

Financial Information(3)
Cut-off Date Loan / SF:	$148
Maturity Date Loan / SF:	$133
Cut-off Date LTV:	62.5%
Maturity Date LTV:	56.3%
UW NCF DSCR:	1.85x
UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Payoff Existing Debt	$27,975,193	93.3%
			Upfront Reserves	1,390,651	4.6
			Closing Costs	420,441	1.4
			Return of Equity	213,716	0.7
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	The Earhart Corporate Center property was acquired by the borrower on May 21, 2019; therefore historical financials were not available.

(2)	While the Earhart Corporate Center Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Earhart Corporate Center Loan more severely than assumed in the underwriting of the Earhart Corporate Center Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	Other initial reserves includes a $747,325 unfunded obligations reserve and a $505,969 rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Earhart Corporate Center

The Loan. The Earhart Corporate Center mortgage loan, with a principal balance of $30.0 million as of the Cut-off Date (the “Earhart Corporate Center Loan”), is secured by a first mortgage lien on the borrower’s fee interest in a 203,056 square foot office building located in Ann Arbor, Michigan (the “Earhart Corporate Center Property”). The Earhart Corporate Center Loan has a 10-year term and, following a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity is Integris Ventures ECC, LLC, a Delaware limited liability company and special purpose entity structured to be bankruptcy remote with two independent directors (the “Earhart Corporate Center Borrower”).

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Jason Fine, Richard O. Fine, David Tomlinson, Jason Litwack and Alex Cantu, on a joint and several basis. Jason Fine, Richard O. Fine, David Tomlinson and Jason Litwack serve as the managing members of Integris Ventures – Management, LLC, a private real estate investment firm based in St. Louis, Missouri.

The Property. The Earhart Corporate Center Property consists of a three-story suburban office building totaling 203,056 square feet located in Ann Arbor, Michigan. The Earhart Corporate Center Property was built in 2006 on a 22.84-acre site, located at the intersection of Interstate 23 and Plymouth Road, in the Ann Arbor office submarket. The property was acquired by the Earhart Corporate Center Borrower on May 21, 2019. Based on the underwritten rent roll dated September 30, 2020, the Earhart Corporate Center Property is currently 95.3% leased.

XPO Logistics Freight, Inc. (138,438 square feet; 68.2% of net rentable area; 66.1% of underwritten base rent) is the largest office tenant based on net rentable area at the Earhart Corporate Center Property and executed its lease in June 2008. The original lease commenced on June 1, 2008, with an extension being executed as of June 1, 2019, resulting in a fully extended lease expiration date of June 30, 2030. The space was originally occupied by Con-way Freight, who was acquired by XPO Logistics Freight, Inc. in 2015. The Earhart Corporate Center Property serves as the headquarters for the less-than-truckload division. XPO Logistics Freight, Inc. has two five-year extension options, with 15 months’ notice.

Home Point Financial (33,309 square feet; 16.4% of net rentable area; 19.2% of underwritten base rent) is the second largest office tenant based on net rentable area at the Earhart Corporate Center Property and has occupied space in the Earhart Corporate Center Property since April 2018. Home Point Financial has a current lease expiration date of June 30, 2029 and has two five-year extension options, with nine to 12 months’ notice.

Infor Global (8,085 square feet; 4.0% of net rentable area; 5.5% of underwritten base rent) is the third largest office tenant based on net rentable area at the Earhart Corporate Center Property and has occupied space in the Earhart Corporate Center Property since May 2012. Infor Global has a current lease expiration date of January 31, 2023 and has one 5-year extension option, with nine to 12 months’ notice.

COVID-19 Update. As of October 2, 2020 the Earhart Corporate Center Property is open and most, if not all, office tenants are working remotely. For August and September 2020, 100% of the underwritten base rent payments were collected. As of October 2, 2020, the Earhart Corporate Center Loan is not subject to any modification or forbearance requests. The first payment date on the Earhart Corporate Center Loan is November 2020. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The Earhart Corporate Center Property is located within Ann Arbor and Washtenaw County, Michigan. It is part of the Ann Arbor metro area (“Ann Arbor MSA”). The Earhart Corporate Center Property is considered a Class A office building in the northeast Ann Arbor submarket. The Earhart Corporate Center Property’s neighborhood represents a major office pocket, with office uses dominating on both number of properties and size bases. However, multi-family uses are also present, with the Earhart Corporate Center Property located in a residential portion of the community.

The Ann Arbor MSA is projected to outperform the Midwest Region Metros in five of eight performance categories (gross metro product, unemployment rate, personal income growth, population, and multifamily permits) over the next five years. In the first quarter of 2020, the asking market office rent in the Ann Arbor submarket was $20.73 per square foot, a 1.71% decrease from the previous quarter. Rents quickly resurged to $21.45 per square foot in the second quarter. Occupancy rates in the Ann Arbor submarket have remained at a stable 93.7% in both quarters one and two of 2020.

The Earhart Corporate Center Property is located in the Ann Arbor MSA, which outperformed the greater metropolitan Detroit in terms of both occupancy and rental levels in the trailing four quarters. In the trailing four quarters, ending in the second quarter of 2020, Ann

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Earhart Corporate Center

Arbor’s vacancy rate was 6.3% with an office gross rent of $22.47 per square foot as compared to Detroit’s 10.0% and $20.07 per square foot, respectively. Ann Arbor has office space inventory of 11,918,298 square feet.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
82.0%	98.2%	93.4%	95.3%

(1)	Historical occupancies are as of December 31 of each year.

(2)	Current Occupancy is as of September 30, 2020.

Tenant Summary(1)(2)
Tenant	Ratings Moody’s/Fitch/S&P(3)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration
XPO Logistics Freight, Inc.(5)	Ba2/NR/BB	138,438	68.2%	$16.44	66.1%	6/30/2030
Home Point Financial	NR/NR/NR	33,309	16.4	$19.90	19.2	6/30/2029
Infor Global	NR/NR/NR	8,085	4.0	$23.49	5.5	1/31/2023
Ellis Porter PLC(6)	NR/NR/NR	6,698	3.3	$23.49	4.6	11/30/2027
U. Michigan Victors Care	NR/NR/NR	3,290	1.6	$22.95	2.2	6/30/2023
National Business Supply	NR/NR/NR	2,162	1.1	$23.00	1.4	3/31/2023
Vision Capital(7)	NR/NR/NR	1,504	0.7	$21.93	1.0	6/30/2027
Seven Largest Owned Tenants		193,486	95.3%	$17.80	100.0%
Vacant Spaces (Owned Space)		9,570	4.7
Total / Wtd. Avg.		203,056	100.0%

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Based on the underwritten rent roll dated September 30, 2020.

(3)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(4)	Base Rent PSF is inclusive of the rent steps through September 2021.

(5)	XPO Logistics Freight, Inc. has the right to contract its space by vacating the 8,673 square feet located on the first floor. XPO Logistics Freight, Inc. may retain the space by providing written notice no later than May 31, 2022. If the contraction option is exercised, the base rent will increase to $2,281,805. XPO Logistics Freight, Inc. is currently subleasing 5,280 square feet to RevSpring, Inc. through July 31, 2022 at a Base Rent PSF of $17.85.

(6)	Ellis Porter PLC has a one-time right to terminate its lease with respect to the entire premises effective February 2023, with 180 days’ prior notice and payment of a termination fee equal to any unamortized leasing costs. Ellis Porter PLC has one five-year extension option, with six months’ notice.

(7)	Vision Capital has a one-time right to terminate its lease with respect to the entire premises effective February 2025, with 180 days’ prior notice and payment of a termination fee equal to any unamortized leasing costs. Vision Capital has one five-year extension option, with six months’ notice.

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(4)	% of Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	9,570	4.7%	NAP	NAP	9,570	4.7%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	9,570	4.7%	$0	0.0%
2021	0	0	0.0	0	0.0	9,570	4.7%	$0	0.0%
2022	0	0	0.0	0	0.0	9,570	4.7%	$0	0.0%
2023	3	13,537	6.7	315,168	9.2	23,107	11.4%	$315,168	9.2%
2024	0	0	0.0	0	0.0	23,107	11.4%	$315,168	9.2%
2025	0	0	0.0	0	0.0	23,107	11.4%	$315,168	9.2%
2026	0	0	0.0	0	0.0	23,107	11.4%	$315,168	9.2%
2027	2	8,202	4.0	190,319	5.5	31,309	15.4%	$505,487	14.7%
2028	0	0	0.0	0	0.0	31,309	15.4%	$505,487	14.7%
2029	1	33,309	16.4	662,801	19.2	64,618	31.8%	$1,168,288	33.9%
2030	1	138,438	68.2	2,275,960	66.1	203,056	100.0%	$3,444,248	100.0%
2031 & Beyond	0	0	0.0	0	0.0	203,056	100.0%	$3,444,248	100.0%
Total / Wtd. Avg.	7	203,056	100.0%	$3,444,248	100.0%

(1)	Based on underwritten rent roll dated September 30, 2020.

(2)	Calculated based on the approximate square footage occupied by each owned tenant.

(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(4)	Base Rent Expiring and % of Base Rent Expiring are inclusive of the rent steps through September 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-B20

Earhart Corporate Center

Operating History and Underwritten Net Cash Flow(1)(2)
	TTM 6/30/2020	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$3,436,396	$3,444,248	$16.96	59.2%
Vacant Income	0	316,509	1.56	5.4
Reimbursements	1,769,881	2,050,927	10.10	35.2
Other Income	14,290	8,231	0.04	0.1
Gross Revenue	$5,220,566	$5,819,916	$28.66	100.0%
Vacancy & Credit Loss(5)	(711,375)	(316,509)	(1.56)	(5.4)
Effective Gross Income	$4,509,192	$5,503,407	$27.10	94.6%
Total Operating Expenses	2,228,029	2,259,782	11.13	41.1
Net Operating Income	$2,281,162	$3,243,624	$15.97	58.9%
TI/LC	0	192,013	0.95	3.5
Capital Expenditures	0	40,611	0.20	0.7
Net Cash Flow	$2,281,162	$3,011,000	$14.83	54.7%

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Earhart Corporate Center Property was acquired by the borrower on May 21, 2019; therefore historical financials were not available.

(3)	% column represents percent of Gross Revenue for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Base Rent is based on the underwritten rent roll dated as of September 30, 2020 and is inclusive of the rent steps through September 2021.

(5)	TTM 6/30/2020 Vacancy & Credit Loss consists of $711,375 of rent concessions.

Property Management. The Earhart Corporate Center Property is managed by Integris Ventures – Management, LLC, an affiliate of the loan sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

2665 North First

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,000,000	Title:	Fee
Cut-off Date Principal Balance:	$29,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	130,723
Loan Purpose:	Refinance	Location:	San Jose, CA
Borrower:	GZI First North 1, LLC	Year Built / Renovated:	1983 / 2014
Loan Sponsor:	Zhonghuan Investment USA, LLC	Occupancy:	82.9%
Interest Rate:	3.63000%	Occupancy Date:	8/28/2020
Note Date:	9/22/2020	Number of Tenants:	9
Maturity Date:	10/6/2030	2017 NOI:	$3,298,768
Interest-only Period:	120 months	2018 NOI(2):	$3,293,990
Original Term:	120 months	2019 NOI(3):	$2,878,815
Original Amortization:	None	TTM NOI (as of 6/2020):	$2,893,291
Amortization Type:	Interest Only	UW Occupancy(4):	83.4%
Call Protection(1):	L(11),Grtr1%orYM(106),O(3)	UW Revenues:	$4,747,771
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$1,653,713
Additional Debt:	N/A	UW NOI(4):	$3,094,058
Additional Debt Balance:	N/A	UW NCF(4):	$2,903,063
Additional Debt Type:	N/A	Appraised Value / Per SF(4):	$48,600,000 / $372
		Appraisal Date:	7/27/2020

Escrows and Reserves				Financial Information(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$222
Taxes:	$266,941	$44,490	N/A	Maturity Date Loan / SF:	$222
Insurance:	$29,765	$3,721	N/A	Cut-off Date LTV:	59.7%
FF&E Reserves:	$0	$2,179	$130,740	Maturity Date LTV:	59.7%
TI/LC:	$1,500,000	$16,340	$1,000,000	UW NCF DSCR:	2.72x
Other(5):	$0	Springing	$1,052,268	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,000,000	98.6%	Payoff Existing Debt	$27,118,482	92.2%
Sponsor Equity	407,715	1.4	Upfront Reserves	1,796,706	6.1%
			Closing Costs	492,527	1.7%
Total Sources	$29,407,715	100.0%	Total Uses	$29,407,715	100.0%
(1)	The 2665 North First Loan may be prepaid in whole (but not in part), at any time on or after the first anniversary of the closing date, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to August 6, 2030.

(2)	2018 NOI was based off six months of annualized operating financial statements because the loan sponsor acquired the 2665 North First Property (as defined below) in March 2019.

(3)	2019 NOI was based off 10 months of annualized operating financial statements because the loan sponsor acquired the 2665 North First Property (as defined below) in March 2019.

(4)	While the 2665 North First Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 2665 North First Loan more severely than assumed in the underwriting of the 2665 North First Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	At closing, and until the borrower delivers the letter of credit to collateralize the OneLin CREM Rent Reserve (as defined in the 2665 North First Loan documents), all excess cash flow must be deposited into the OneLin CREM Rent Reserve Account on each Monthly Payment Date, subject to a cap on the swept funds of $1,052,268 (the amount of the letter of credit to be delivered). After the letter of credit is delivered, swept funds will be released to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

164 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

2665 North First

The Loan. The 2665 North First loan (the “2665 North First Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 130,723 square foot CBD office building located at 2665 North First Street in San Jose, California (the “2665 North First Property”). The 2665 North First Loan has a 10-year term and requires payments of interest-only for the entire term.

The Borrower. The borrowing entity for the 2665 North First Loan is GZI First North 1, LLC, a Delaware limited liability company and special purpose entity, with at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 2665 North First Loan.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the 2665 North First loan is Zhonghuan Investment USA, LLC, which is managed by members of the Lin Family. The Lin Family manages OneLin Capital Corporation. OneLin Capital Corporation is a global multi-asset and investment management firm that manages across different asset classes, including real estate development, and venture capital who have offices in San Jose and Seattle.

The Property. The 2665 North First Property is a 130,723 square foot central business district office located in San Jose, California on North First Street, near the intersection of North First Street and Trimble. The 2665 North First Property is located in the city of San Jose in an area known as the Golden Triangle, which is bound by US Highway 101, State Highway 237 and Interstate 880. The neighborhood is accessible via the Santa Clara Valley Transportation Authority’s light rail system and has accessibility to the San Jose International Airport, as well as the downtown core area.

The largest tenant at the 2665 North First Property is the State of CA, DGS (the “State of California”) (31,849 square feet; 24.4% of net rentable area; 31.0% of underwritten base rent). The State of California has been at the property since 2009, and it further expanded its space, in the building in 2017. The State of California comprises 24.4% of NRA at the property and has leases expiring in August and November of 2025. This space is used specifically by the State Department of Employment Development (20,125 square feet) and the Department of Franchise Tax Board (11,724 square feet).

The second largest tenant at the 2665 North First Property is OneSpace (25,417 square feet; 19.4% of net rentable area; 23.6% of underwritten base rent). OneSpace positions consumer packaged goods brands on the digital shelf with a suite of tools and on-demand services for publishing content on multiple online retailers. OneSpace was founded in 2012 and has over 250 employees, they provide services for companies like Staples, Overstock, and eBay. OneSpace recently executed a lease that commenced in September 2020 and expires in September 2033.

The third largest tenant at the 2665 North First Property is Cloudgenix, Inc (“Cloudgenix”) (18,586 square feet; 14.2% of net rentable area; 16.6% of underwritten base rent). Cloudgenix provides a comprehensive end-to-end secure software-defined wide area network. Cloudgenix was recently acquired by Palo Alto Networks for approximately $420 million. Cloudgenix’s lease commenced in March 2016 and runs through July 2021.

COVID-19 Update. As of October 2, 2020, the 2665 North First Property is open and operating, however, most tenants are working remotely. All tenants at the 2665 North First Property have made their August and September rent payments. As of October 2, 2020, there have been no loan modification or forbearance requests on the 2665 North First Loan. The first payment date of the 2665 North First Loan is November 2020. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The 2665 North First Property is located in the City of San Jose in an area called the Golden Triangle. According to the appraisal, the Golden Triangle is bounded by US Highway 101, State Highway 237 and Interstate 880. The Golden Triangle is home to many established and start-up technology companies and is known as an area that is involved with technological innovation. The area provides access to the Santa Clara Valley Transportation Authority’s light rail system and has convenient accessibility to the San Jose International Airport.

According to the appraisal, the 2665 North First Property is located in the Greater Silicon Valley market. The Greater Silicon Valley market reported a 9.2% vacancy rate as of the first quarter 2020, which is 20 basis points lower year over year. Average asking rental rates in the Greater Silicon Valley market have increased 9.1% year over year to $5.18 per square foot, while Class A office rents have increased 10.2% year over year to $5.50 per square foot. The appraisal concluded an overall vacancy/credit loss of 10.0% in 2019.

The 2665 North First Property is located within the approved general plan area known as the (“San Jose 2020 General Plan”). The San Jose 2020 General Plan provides the growth of North San Jose as an employment center through a planned 26.7 million square feet of industrial development. Of the 26.7 million square feet, 16.0 million square feet is designed to be located along the North First Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

165 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

2665 North First

corridor, between Trimble Road and Montague Expressway. The plan also supports the conversion of specific sites from industrial use to high-density residential use, allowing for the development of up to 32,000 new residential units. Additionally, retail capacity for up to 1.7 million square feet of local retail use is provided within the policy to support the area’s new job and housing growth.

Historical Occupancy(1)
2017	2018	2019	Current(2)
97.0%	94.1%	88.1%	82.9%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of August 28, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
State of CA, DGS(3)(4)	Aa2 / AA- / AA	31,849	24.4%	$43.50	31.0%	8/31/2025
OneSpace	NR / NR / NR	25,417	19.4	$41.40	23.6	9/30/2033
Cloudgenix, Inc	NR / NR / NR	18,586	14.2	$39.78	16.6	7/31/2021
Beckhoff Automation	NR / NR / NR	13,859	10.6	$39.65	12.3	9/30/2025
HYC Technology Co.	NR / NR / NR	6,879	5.3	$45.60	7.0	12/31/2027
Prometric	NR / B- / NR	4,815	3.7	$41.40	4.5	9/30/2024
OneLin Capital Corp	NR / NR / NR	3,824	2.9	$36.00	3.1	9/30/2033
General Mortgage Capital Corp	NR / NR / NR	2,185	1.7	$37.50	1.8	1/31/2021
Subtotal / Weighted Average		107,414	82.2%	$41.52	99.9%
Remaining Tenants(5)		925	0.7	$3.65	0.1
Vacant		22,384	17.1	NAP
Total / Weighted Average		130,723	100.0%	$41.19	100.0%

(1)	Based on the underwritten rent roll dated August 28, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	State of CA, DGS, leases 20,125 square feet of space that expire on August 31, 2025 and 11,724 square feet of space that expire on November 30, 2025.

(4)	State of CA, DGS, has the right to terminate its lease with respect to approximately 20,125 square feet of its space at any time effective on or after August 31, 2017, and with respect to approximately 11,724 square feet of its space at any time effective on or after November 30, 2021, by giving written notice to the lessor at least 30 days prior to the date when such termination shall become effective.

(5)	Remaining Tenants includes a fitness center (925 square feet; 0.7% of net rentable area; 0.0% of underwritten base rent) and MCIMETRO ACCESS TRANSMISSION (0 square feet; 0.0% of net rentable area; 0.1% of underwritten base rent).

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	22,384	17.1%	NAP	NAP	22,384	17.1%	NAP	NAP
MTM	0	0	0.0	0	0.0%	22,384	17.1%	$0	0.0%
2020	0	0	0.0	0	0.0	22,384	17.1%	$0	0.0%
2021	2	20,771	15.9	$821,314	18.4	43,155	33.0%	$821,314	18.4%
2022	0	0	0.0	0	0.0	43,155	33.0%	$821,314	18.4%
2023	0	0	0.0	0	0.0	43,155	33.0%	$821,314	18.4%
2024	1	4,815	3.7	199,332	4.5	47,970	36.7%	$1,020,646	22.9%
2025	3	45,708	35.0	1,935,055	43.4	93,678	71.7%	$2,955,701	66.2%
2026	0	0	0.0	0	0.0	93,678	71.7%	$2,955,701	66.2%
2027	1	6,879	5.3	313,682	7.0	100,557	76.9%	$3,269,384	73.3%
2028	0	0	0.0	0	0.0	100,557	76.9%	$3,269,384	73.3%
2029	0	0	0.0	0	0.0	100,557	76.9%	$3,269,384	73.3%
2030	0	0	0.0	0	0.0	100,557	76.9%	$3,269,384	73.3%
2031 & Beyond(3)	3	30,166	23.1	1,193,309	26.7	130,723	100.0%	$4,462,692	100.0%
Total	10	130,723	100.0%	$4,462,692	100.0%
(1)	Based on the underwritten rent roll dated August 28, 2020.

(2)	Certain tenants may hold termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. Individual tenant termination options can be found in the footnotes under the Tenant Summary table.

(3)	2031 & Beyond is inclusive of the MCIMETRO ACCESS TRANSMISSION with 0 square feet and $3,377 in base rent that does not have a lease expiration date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

166 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

2665 North First

Underwritten Net Cash Flow
2017		2018(1)	2019(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Rents in Place	$4,524,544	$4,597,285	$4,181,585	$4,231,342	$4,462,692	$34.14	78.9%
Contractual Rent Steps(5)	0	0	0	0	148,321	1.13	2.6
Potential Income From Vacant Space	0	0	0	0	940,128	7.19	16.6
Total Reimbursements	148,343	188,578	147,478	124,514	107,066	0.82	1.9
Net Rental Income	$4,672,887	$4,785,863	$4,329,063	$4,355,856	$5,658,208	$43.28	100.0%
(Vacancy/Credit Loss)	(34,504)	(117,818)	0	0	(940,128)	(7.19)	(16.6)
Other Income	0	0	21,439	29,691	29,691	0.23	0.5
Effective Gross Income	$4,638,383	$4,668,045	$4,350,502	$4,385,547	$4,747,771	$36.32	83.9%
Total Expenses	$1,339,615	$1,374,055	$1,471,687	$1,492,256	$1,653,713	$12.65	34.8%
Net Operating Income	$3,298,768	$3,293,990	$2,878,815	$2,893,291	$3,094,058	$23.67	65.2%
Total TI/LC, Capex/RR	0	0	0	0	190,995	1.46	4.0
Net Cash Flow	$3,298,768	$3,293,990	$2,878,815	$2,893,291	$2,903,063	$22.21	61.1%

(1)	2018 NOI was based off six months of annualized operating financial statements because the loan sponsor acquired the 2665 North First Property in March 2019.

(2)	2019 NOI was based off 10 months of annualized operating financial statements because the loan sponsor acquired the 2665 North First Property in March 2019.

(3)	TTM represents the trailing 12-month period ending June 30, 2020.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(5)	Contractual Rent Steps represents of contractual rent steps underwritten through September 1, 2020.

Property Management. The 2665 North First Property is managed by R.N. Borelli, Inc., a California Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

KW Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$28,330,250	Title:	Fee
Cut-off Date Principal Balance:	$28,330,250	Property Type - Subtype:	Various - Various
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	137,412
Loan Purpose:	Acquisition	Location:	Various, CA
Borrowers:	Old Grove LLC, Dow Avenue LLC	Year Built / Renovated:	1982 / Various
Loan Sponsor:	Chandru H. Wadhwani	Occupancy:	100.0%
Interest Rate:	3.61000%	Occupancy Date:	10/6/2020
Note Date:	9/24/2020	Number of Tenants:	2
Maturity Date:	10/6/2030	2017 NOI(1):	N/A
Interest-only Period:	None	2018 NOI(1):	N/A
Original Term:	120 months	2019 NOI(1):	N/A
Original Amortization:	360 months	TTM NOI(1):	N/A
Amortization Type:	Balloon	UW Economic Occupancy(3):	95.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$3,398,183
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$823,130
Additional Debt:	N/A	UW NOI(3):	$2,575,053
Additional Debt Balance:	N/A	UW NCF(3):	$2,422,334
Additional Debt Type:	N/A	Appraised Value / Per SF(3):	$43,570,000 / $317
		Appraisal Date:	Various

Escrows and Reserves				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$206
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$161
Insurance:	$4,695	$2,347	N/A	Cut-off Date LTV:	65.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.9%
TI/LC:	$0	$0	$250,000	UW NCF DSCR:	1.57x
Other(2):	$1,224,111	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,330,250	62.2%	Purchase Price	$43,564,241	95.7%
Sponsor Equity	15,742,448	34.6	Upfront Reserves	1,228,806	2.7
Other Sources	1,470,961	3.2	Closing Costs	750,612	1.6
Total Sources	$45,543,659	100.0%	Total Uses	$45,543,659	100.0%
(1)	Historical Financial Information was not provided due to this being an acquisition of single tenant properties.

(2)	The Initial Other reserve consists of an unfunded obligations reserve equal to $824,111 and a free rent reserve equal to $400,000.

(3)	While the KW Portfolio Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the KW Portfolio Loan more severely than assumed in the underwriting of the KW Portfolio Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The KW Portfolio mortgage loan (the “KW Portfolio Loan”) has an outstanding balance as of the Cut-off Date of $28,330,250 million and is secured by the borrowers’ fee interest in a 137,412 square foot portfolio, comprised of two properties located in two locations in California, one property is located at 10054 Old Grove Road in San Diego, California, (the “10054 Old Grove Road Property”) and the other property is located at 2742 Dow Avenue in Tustin, California, (the “2742 Dow Avenue Property”, collectively the “KW Portfolio Properties”). The KW Portfolio Loan has a 10-year term and 360-month amortization schedule.

The Borrowers. The borrowing entities for the KW Portfolio Loan are Old Grove LLC and Dow Avenue LLC, each a single-purpose, single-asset entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the KW Portfolio Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

168 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

KW Portfolio

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor for the KW Portfolio is Chandru H. Wadhwani. Mr. Wadhwani is the co-founder and CEO of Amrapur Overseas Inc. Amrapur Overseas Inc. supplies home decor products. The company offers products such as textile and felt goods, duvets, comforters, sheets, throws and blankets, and window coverings.

The Property. The 10054 Old Grove Road Property is an 85,824 square foot industrial flex and R&D space located in San Diego, California. The 10054 Old Grove Road Property was built in 1982 and renovated in 2018, it consists of a two-story building and 137 parking spaces for a parking ratio of 1.60 spaces per 1,000 square feet. The building features a 30-foot clear height, eight loading doors and three drive-in doors. The 10054 Old Grove Property is 21.0% office and flex, while the remaining 79.0% of the property is used as R&D space. The sole tenant at the 10054 Old Grove Property is Manscaped, Inc. (“Manscaped”). Manscaped was founded in 2017 and is headquartered in San Diego. Manscaped manufactures and sells male grooming and hygiene products while offering direct to-consumer shipping as well as in-store options across the United States. The lease to Manscaped commenced in June 2020 on a 7.5-year term expiring at the end of November 2027. Manscaped was given a $1,000,000 tenant improvement allowance, while it is estimated by the loan sponsor that Manscaped will spend an additional $1,000,000 to $2,000,000 in completing the space.

The 2742 Dow Avenue Property is a 51,588 square foot office located in Tustin, California. The 2742 Dow Avenue Property is located in Tustin on the west side of Dow Avenue, approximately one mile west of the 5 freeway. The property was built in 1982 and renovated in 2007 and 2020, it also has 215 parking spaces giving it an overall parking ratio of 4.17 per 1,000 square feet. The sole tenant at the 2742 Dow Avenue Property is Memorial Health Services. Memorial Health Services is a tax-exempt California public benefit corporation that is the parent corporation to a multi-hospital, integrated health care system headquartered in Fountain Valley, California. Memorial Health Services has been at the property since 2007 and has triple net lease that runs through December 2029 with no termination options. In February of 2020 Memorial Health Services came to an agreement to sublease the 2742 Dow Avenue Property to Doctor’s Best Inc. (“Doctor’s Best”). The sublease is set to expire on December 29, 2029 and Doctor’s Best is set to invest approximately $5,400,000 into this space. Doctor's Best manufactures and distributes dietary and nutritional supplements for anti-aging, antioxidant, blood sugar support, bone health, brain and memory, circulation, digestion, energy, eye health, and heart health.

COVID-19 Update. As of October 2, 2020, the KW Portfolio Properties are open and operating. All tenants at the KW Portfolio Properties have made their August and September rent payments. As of October 2, 2020, there have been no loan modification or forbearance requests on the KW Portfolio Loan. The first payment date of the KW Portfolio Loan is November 2020. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. According to the appraisal, the 10054 Old Grove Property is located in the San Diego flex/industrial market. The San Diego market reported a 5.8% vacancy rate in the second quarter of 2020, with average asking rental rate of $15.69 per square foot for flex/industrial properties. There is a total inventory of 197,710,639 square feet of flex/industrial space in the San Diego market with a net absorption of negative 68,581 square feet. There has been 1,785,539 square feet of construction completed in the last year within the San Diego market. The 10054 Old Grove Property is more specifically located in the Scripps Ranch flex/industrial submarket. The Scripps Ranch submarket reported a 6.6% vacancy rate in the second quarter of 2020, with an average asking rental rate of $14.64 per square foot. There is a total inventory of 1,467,849 square feet of flex/industrial in the Scripps Ranch submarket with a net absorption of 18,570 square feet. There has been zero construction completed in the last year within the Scripps Ranch Flex/Industrial submarket.

According to the appraisal, the 2742 Dow Avenue Property is located in the Orange County office market. The Orange County market reported a 9.7% vacancy rate in the second quarter of 2020, with average asking rental rate of $32.76 per square foot for office properties. There is a total inventory of 159,059,898 square feet of office space in the Orange County market with a net absorption of negative 154,953 square feet. There has been 1,295,053 square feet of construction completed in the last year within the Orange County office market. The 2742 Dow Avenue Property is more specifically located in the Central County office submarket. The Central County submarket reported a 10.5% vacancy rate in the second quarter of 2020, with an average asking rental rate of $28.97 per square foot for office properties. There is a total inventory of 32,721,655 square feet of office in the Central County submarket with a net absorption of negative 226,315 square feet. There has been zero construction completed in the last year within the Central County office submarket.

The below chart displays the historical and current occupancy for the 10054 Old Grove Road Property:

Current Occupancy(1)(2)
100.0%
(1)	Historical occupancy was not provided due to this being an acquisition of single tenant properties.

(2)	Current Occupancy is as of October 6, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

169 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

KW Portfolio

The below chart displays the historical and current occupancy for the 2742 Dow Avenue Property:

Current Occupancy(1)(2)
100.0%
(1)	Historical occupancy was not provided due to this being an acquisition of single tenant properties.

(2)	Current Occupancy is as of October 6, 2020.

The below chart displays the tenant summary for the 10054 Old Grove Road Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Manscaped, Inc.	NR / NR / NR	85,824	100.0%	$15.15	100.0%	11/30/2027
Total Occupied		85,824	100.0%	$15.15	100.0%
Vacant		0	0.0	NAP
Total		85,824	100.0%	$15.15

(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent guarantees the lease.

The below chart displays the tenant summary for the 2742 Dow Avenue Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Memorial Health Services(3)	NR / AA- / NR	51,588	100.0%	$24.69	100.0%	12/31/2029
Total Occupied		51,588	100.0%	$24.69	100.0%
Vacant		0	0.0	NAP
Total		51,588	100.0%	$24.69

(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent guarantees the lease.

(3)	In February 2020 Memorial Health Services came to an agreement on a sublease to Doctor’s Best that expires on December 29, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

170 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

KW Portfolio

The below chart displays the Lease Rollover for the KW Portfolio:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	1	85,824	62.5	1,300,000	50.5	85,824	62.5%	$1,300,000	50.5%
2028	0	0	0.0	0	0.0	85,824	62.5%	$1,300,000	50.5%
2029	1	51,588	37.5	1,273,779	49.5	137,412	100.0%	$2,573,779	100.0%
2030 & Thereafter	0	0	0.0	0	0.0	137,412	100.0%	$2,573,779	100.0%
Total	2	137,412	100.0%	$2,573,779	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may hold termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. Individual tenant termination options can be found in the footnotes under the ‘Tenant Summary’ table.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,573,779	$18.73	72.0%
Contractual Rent Steps(3)	189,612	1.38	5.3
Total Reimbursements	813,644	5.92	22.7
Net Rental Income	$3,577,035	$26.03	100.0%
(Vacancy/Credit Loss)	(178,852)	(1.30)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$3,398,183	$24.73	95.0%
Total Expenses	$823,130	$5.99	24.2%
Net Operating Income	$2,575,053	$18.74	75.8%
Total TI/LC, Capex/RR	152,719	1.11	4.5
Net Cash Flow	$2,422,334	$17.63	71.3%
(1)	Historical Financial Information was not provided due to this being an acquisition of single tenant properties.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Contractual Rent Steps were underwritten through June 1, 2021.

Property Management. The 10054 Old Grove Road Property is managed by Caprock Property Management, Inc. and the 2742 Dow Avenue Property is managed by 2.0 Realty Partners, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Dwayne McNicholas Executive Director	dwayne.p.mcnicholas@jpmorgan.com	(212) 834-9328

Harris Rendelstein Vice President	harris.rendelstein@jpmorgan.com	(212) 834-6737

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Avinash Sharma Managing Director	avinash.sharma@jpmorgan.com	(212) 834-3111

Derrick Fetzer Vice President	derrick.e.fetzer@jpmchase.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Jennifer Kornblau Executive Director	jennifer.l.kornblau@jpmorgan.com	(212) 834-4154

Kailin Twomey Associate	kailin.e.twomey@jpmchase.com	(212) 834-4154

Deutsche Bank CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Lainie Kaye Managing Director	lainie.kaye@db.com	(212) 250-5270

Natalie Grainger Director	natalie.grainger@db.com	(212) 250-1254

Deutsche Bank CMBS Trading
Contact	E-mail	Phone Number

Ryan Horvath Director	ryan.horvath@db.com	(212) 250-5149

Deutsche Bank CMBS Structuring
Contact	E-mail	Phone Number
Shaishav Agarwal Managing Director	shaishav.agarwal@db.com	(212) 250-6290

Dan Penn Director	daniel.penn@db.com	(212) 250-5149
Citigroup CMBS Capital Markets & Securitization

Contact	E-mail	Phone Number
Rick Simpson Director	richard.simpson@citi.com	(212) 816-5343

Sana Petersen Director	sana.petersen@citi.com	(212) 816-3852
Citigroup Structuring, Trading & Syndicate

Contact	E-mail	Phone Number
Raul Orozco Director	raul.d.orozco@citi.com	(212) 723-1295

Mattison Perry Vice President	mattison.perry@citi.com	(212) 723-1295

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

172 of 173

Structural and Collateral Term Sheet	Benchmark 2020-B20

Contacts

Goldman Sachs & Co. LLC Banking
Contact	E-mail	Phone Number
Leah Nivison Managing Director	leah.nivison@gs.com	(212) 357-2702

Scott Epperson Managing Director	scott.epperson@gs.com	(212) 934-2882

Justin Peterson Vice President	justin.peterson@gs.com	(212) 902-4283

Goldman Sachs & Co. LLC Capital Markets
Contact	E-mail	Phone Number
Mark Romanczuk Managing Director	mark.romanczuk@gs.com	(212) 902-0290

Nitin Jagga Vice President	nitin.jagga@gs.com	(212) 855-9035

Goldman Sachs & Co. LLC Syndicate
Contact	E-mail	Phone Number
Scott Walter Managing Director	scott.walter@gs.com	(212) 357-8910

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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